SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)


      Filed by the Registrant  |X|
      Filed by a Party other than the Registrant


      Check the appropriate box:

      |X|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

      |_|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_|   Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12


                                MLX CORP.
--------------------------------------------------------------------------------
            (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            O-11

            (1) Title of each class of securities to which transaction applies

             COMMON STOCK (WHICH WILL BE RECLASSIFIED INTO CLASS A COMMON STOCK)
--------------------------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies
                 1,332,323

--------------------------------------------------------------------------------
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $16.125 (average of bid and asked price of MLX Corp. COMMON STOCK ON OCTOBER 14, 1997)

--------------------------------------------------------------------------------
             (4) Proposed maximum aggregate value of transaction: $21,483,708.39

--------------------------------------------------------------------------------
             (5) Total fee paid: $4,296.74
--------------------------------------------------------------------------------

      |X|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:



      ----------------------------------------------------------------
            (2)   Form, Schedule or Registration Statement No.:



      ----------------------------------------------------------------
            (3)   Filing Party:



      ----------------------------------------------------------------
            (4)   Date Filed:



      ----------------------------------------------------------------

                                MLX Corp.
                            1000 Center Place
                         Norcross, Georgia 30093


                                                    December __, 1997

Dear Shareholder:

            You are cordially invited to attend a Special Meeting of Shareholders (the "MLX Special Meeting") of MLX Corp., a Georgia corporation ("MLX"), to be held on December __, 1997 at 11:00 A.M., local time, at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia.

            At the MLX Special Meeting, you will be asked to consider and vote upon the following:

      (1) an amendment (the "Recapitalization Amendment") to MLX's Articles of Incorporation (the "Amended Articles") to (i) provide for the reclassification of the existing common stock of MLX, par value $.01 per share (the "Existing Common Stock"), as Class A Common Stock of MLX, par value $.01 per share (the "MLX Class A Common Stock"), (ii) establish a class of 200,000 shares of Class B Common Stock of MLX, par value $.01 per share (the "MLX Class B Common Stock" and, together with the MLX Class A Common Stock, the "MLX Common Stock") and (iii) establish the rights of the MLX Class B Common Stock. Following implementation of the Recapitalization Amendment, the MLX Class A Common Stock will continue to have the rights of the Existing Common Stock. The rights of the MLX Class B Common Stock will, upon issuance, differ from the MLX Class A Common Stock with respect to voting and convertibility, but will otherwise have the same rights as the MLX Class A Common Stock. Each share of MLX Class A Common Stock will be entitled to one vote. Each share of MLX Class B Common Stock will be entitled to such number of votes, which number will fluctuate from time to time, as will be required to ensure that the aggregate votes available to be cast by each Affiliated Group (as defined below) that is the holder of MLX Class B Common Stock (with respect to such Affiliated Group's MLX Class B Common Stock together with certain shares of MLX Class A Common Stock held by such Affiliated Group) will be equal to 24% of the total votes available to be cast by all holders of MLX Common Stock, regardless of class. Following approval of the Recapitalization Amendment, it is expected that an aggregate of 100,000 shares of MLX Class B Common Stock will be issued to certain affiliates of Three Cities Research, Inc. (the "TCR Affiliated Group") in exchange for 100,000 shares of MLX Class A Common Stock owned by the TCR Affiliated Group. Immediately following the Merger referred to below, the shares of MLX Class B Common Stock will be held by the TCR Affiliated Group and by

      Mr. William D. Morton and certain of his affiliates (the "Morton Affiliated Group"), resulting in such persons holding in the aggregate at least 48% of the voting power of all MLX Common Stock by virtue of the special voting rights of the MLX Class B Common Stock. Each of the TCR Affiliated Group and the Morton Affiliated Group are sometimes referred to herein as an Affiliated Group. The voting power of the individual shares of MLX Class B Common Stock with respect to each Affiliated Group will be determined as of the record date for each shareholders meeting. Upon the issuance of the MLX Class B Common Stock, each share of MLX Class B Common Stock initially will have approximately .72 votes per share. While shares of MLX Class A Common Stock are not convertible into any other securities of MLX, shares of MLX Class B Common Stock will be convertible into shares of MLX Class A Common Stock in certain circumstances. The foregoing is sometimes hereinafter collectively referred to as the "Recapitalization Proposal" or "Proposal 1."


      (2) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 20, 1997 ("Merger Agreement") between MLX and Morton Metalcraft Holding Co., a Delaware corporation ("Morton"), pursuant to which, among other things: (i) Morton will be merged (the "Merger") with and into MLX (as the surviving corporation in the Merger, the "Surviving Company"); and (ii) the Articles of Incorporation of MLX will be amended to change the name of MLX to "Morton Industrial Group, Inc." Upon consummation of the Merger, each share of the Class A Common Stock, par value $.01 per share, of Morton ("Morton Class A Common Stock") will be converted into the right to receive one share of MLX Class A Common Stock, and each share of Class B Common Stock, par value $.01 per share, of Morton ("Morton Class B Common Stock") will be converted into the right to receive one share of MLX Class B Common Stock. In addition, each outstanding option to acquire a share of Morton Class A Common Stock will be converted into the right to receive an option to acquire one share of MLX Class A Common Stock. The MLX Class A Common Stock and the MLX Class B Common Stock are sometimes referred to, where appropriate (I.E., when referring to such shares after the Merger), as the "Surviving Company Class A Common Stock" and the "Surviving Company Class B Common Stock", respectively, and together as the "Surviving Company Common Stock." Prior to the Merger, it is expected that Morton shareholders will effectuate (i) a recapitalization of Morton's existing common stock into Morton Class A Common Stock and Morton Class B Common Stock and (ii) a 9.259 to 1.0 stock split of Morton's common stock (the "Morton Stock Split") in order to provide for the one-for-one stock exchange rate in the Merger. The foregoing is sometimes hereinafter collectively referred to as the "Merger Proposal" or "Proposal 2." Following the effective date of the Merger, the Morton Affiliated Group will control approximately 56.7% of the voting power of the outstanding shares of the Surviving Company Common Stock by virtue of its stock ownership and a shareholders agreement entered into between Mr. William D. Morton and members of the TCR Affiliated Group.

      In connection with the Merger, the Board of Directors of MLX has approved a $350,000 severance package for MLX's President. In addition, prior to the Merger, Morton intends to pay bonuses aggregating $4,000,000 to certain members of Morton management to compensate such persons for their present and prior contribution to the growth and success of Morton for which they have not previously been adequately compensated.

      (3) a proposal to approve and adopt the MLX Corp. 1997 Stock Option Plan (the "1997 Stock Plan"). Under the 1997 Stock Plan, a maximum of 1,166,896 shares of MLX Class A Common Stock, subject to adjustment as described in the 1997 Stock Plan, would be authorized to be delivered to MLX's officers, other key employees, directors and consultants by MLX, in the sole discretion of a stock plan committee, pursuant to either nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to specified aggregate limits and annual limits. The foregoing is sometimes referred to as the "Stock Option Plan Proposal" or "Proposal 3"; and

      (4) the transaction of such other business as may properly come before the MLX Special Meeting or any adjournment thereof that is incidental to the conduct thereof.

            Proposals 1 and 2 are contingent upon the approval of each other.

            It is intended that the Merger be structured as a tax-free reorganization in which neither MLX nor its shareholders will recognize taxable gain, and the Merger will be treated as a purchase of MLX by Morton for accounting purposes.

            In connection with the Merger, MLX and certain holders, including Mr. William D. Morton, of Morton Class A Common Stock and options and warrants to acquire shares of Morton Class A Common Stock have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which MLX has agreed to purchase 612,121 shares of Morton Class A Common Stock and 721,211 options and warrants to acquire shares of Morton Class A Common Stock for an aggregate purchase price of $19,991,196 immediately prior to the consummation of the Merger. These shares, warrants and options will be canceled when the Merger becomes effective.

            The MLX Board of Directors has unanimously approved Proposal 1, Proposal 2 and Proposal 3 (together, the "Proposals") and has determined that the Proposals are in the best interests of MLX and its shareholders. The MLX Board of Directors recommends that the shareholders of MLX vote "FOR" each of the Proposals. However, you are urged to carefully consider all aspects of the Merger discussed in the attached Proxy Statement, as the Merger will result in the issuance to the Morton shareholders, and to the holders of certain options for shares of Morton common stock, shares of MLX Common Stock representing approximately 42.8% of the Surviving Company Common Stock to be outstanding immediately after the Merger, calculated on a fully-diluted basis, but not including any options to be issued pursuant to the 1997 Stock Plan. In addition, certain directors of MLX are also officers of Three Cities Research, Inc., certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

            Under the Georgia Business Corporation Code, as amended (the "GBCC"), approval and adoption of Proposals 1 and 2 requires the affirmative vote of the holders of at least a majority of the shares of Existing Common Stock outstanding as of the record date, and the 1997 Stock Plan will be approved if votes cast in favor of the plan exceed the votes cast opposing the plan. The TCR Affiliated Group, which as of the date hereof owns in the aggregate approximately 38% of the outstanding shares of Existing Common Stock, has entered into a voting agreement, dated as of October 17, 1997 (the "Voting Agreement"), with Morton, pursuant to which the TCR Affiliated Group has agreed to vote all shares of Existing Common Stock owned by it in favor of each of the Proposals.

            Pursuant to Section 14-2-1302 of the GBCC, holders of Existing Common Stock are not entitled to appraisal rights in connection with the Recapitalization or Merger. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Shareholder Vote Required; No Dissenters' Rights" and "Proposal 2--The Merger--Dissenters' Rights of Appraisal."

            In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to, among other things, the actions to be taken by the MLX shareholders at the MLX Special Meeting, and a proxy card. The Proxy Statement more fully describes the Proposals and includes information about MLX and Morton. Shareholders are urged to review carefully the information contained in the accompanying Proxy Statement, including in particular the information under the captions "Risk Factors" and "Proposal 2--The Merger", prior to making any voting decision in connection with their MLX Common Stock.

            The MLX Board of Directors believes that the best way to maximize prospects of enhancing shareholder value over the long-term is to merge MLX with another entity that (i) is profitable, (ii) has significant prospects for future growth and (iii) has the potential to increase MLX's market capitalization to a level that will permit the Surviving Company Class A Common Stock to be listed for trading on the Nasdaq National Market. In the opinion of the Board of Directors of MLX, the proposed Merger, which is the culmination of a two-year search by the MLX Board of Directors to find such a partner, fulfills these objectives. However, there are also substantial risks associated with the proposed Merger. See the section captioned "Risk Factors" in the Proxy Statement for a discussion of these risks.

            All shareholders are cordially invited to attend the MLX Special Meeting in person. However, whether or not you plan to attend the MLX Special Meeting, it is very important that you sign, date and return the completed and signed proxy card as soon as possible; please use the enclosed postage prepaid envelope to return the executed proxy card. If you attend the MLX Special Meeting, you may revoke the proxy at that time by voting in person.

                              Sincerely,


                              Alfred R. Glancy III
                              Chairman of the Board of Directors

Your vote is important. Please complete and return your proxy promptly.

                               MLX Corp.
                           1000 Center Place
                        Norcross, Georgia 30093
                         ---------------------

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON DECEMBER __, 1997
                               11:00 A.M.
                                   AT
          the offices of Kilpatrick Stockton LLP, 27th Floor,
                1100 Peachtree Street, Atlanta, Georgia
                          -------------------

            NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "MLX Special Meeting") of MLX Corp., a Georgia corporation ("MLX"), will be held on December __, 1997 at 11:00 a.m., local time, at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia to consider and vote upon the following matters described in the accompanying Proxy Statement.

            At the MLX Special Meeting, you will be asked to consider and vote upon the following:

      (1) an amendment (the "Recapitalization Amendment") to MLX's Articles of Incorporation (the "Amended Articles") to (i) provide for the reclassification of the existing common stock of MLX, par value $.01 per share (the "Existing Common Stock"), as Class A Common Stock of MLX, par value $.01 per share (the "MLX Class A Common Stock"), (ii) establish a class of 200,000 shares of Class B Common Stock of MLX, par value $.01 per share (the "MLX Class B Common Stock" and, together with the MLX Class A Common Stock, the "MLX Common Stock") and (iii) establish the rights of the MLX Class B Common Stock. Following implementation of the Recapitalization Amendment, the MLX Class A Common Stock will continue to have the rights of the Existing Common Stock. The rights of the MLX Class B Common Stock will, upon issuance, differ from the MLX Class A Common Stock with respect to voting and convertibility, but will otherwise have the same rights as the MLX Class A Common Stock. Each share of MLX Class A Common Stock will be entitled to one vote. Each share of MLX Class B Common Stock will be entitled to such number of votes, which number will fluctuate from time to time, as will be required to ensure that the aggregate votes available to be cast by each Affiliated Group (as defined below) that is the holder of MLX Class B Common Stock (with respect to such Affiliated Group's MLX Class B Common Stock together with certain shares of MLX Class A Common Stock held by such Affiliated Group) will be equal to 24% of the total votes available to be cast by all holders of MLX Common

      Stock, regardless of class. Following implementation of the Recapitalization Amendment, the MLX Class A Common Stock will continue to have the rights of the Existing Common Stock. Following approval of the Recapitalization Amendment, it is expected that an aggregate of 100,000 shares of MLX Class B Common Stock will be issued to certain affiliates of Three Cities Research, Inc. (the "TCR Affiliated Group") in exchange for 100,000 shares of MLX Class A Common Stock owned by the TCR Affiliated Group. Immediately following the Merger referred to below, the shares of MLX Class B Common Stock will be held by the TCR Affiliated Group and by Mr. William D. Morton and certain of his affiliates (the "Morton Affiliated Group"), resulting in such persons holding in the aggregate at least 48% of the voting power of all MLX Common Stock by virtue of the special voting rights of the MLX Class B Common Stock. Each of the TCR Affiliated Group and the Morton Affiliated Group are sometimes referred to herein as an Affiliated Group. The voting power of the individual shares of MLX Class B Common Stock with respect to each Affiliated Group will be determined as of the record date for each shareholders meeting. Upon the issuance of the MLX Class B Common Stock, each share of MLX Class B Common Stock initially will have approximately .72 votes per share. While shares of MLX Class A Common Stock are not convertible into any other securities of MLX, shares of MLX Class B Common Stock will be convertible into shares of MLX Class A Common Stock in certain circumstances. The foregoing is sometimes hereinafter collectively referred to as the "Recapitalization Proposal" or "Proposal 1";


      (2) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 20, 1997 ("Merger Agreement") between MLX and Morton Metalcraft Holding Co., a Delaware corporation ("Morton"), pursuant to which, among other things: (i) Morton will be merged (the "Merger") with and into MLX (as the surviving corporation in the Merger, the "Surviving Company"); and (ii) the Articles of Incorporation of MLX will be amended to change the name of MLX to "Morton Industrial Group, Inc." Upon consummation of the Merger, each share of the Class A Common Stock, par value $.01 per share, of Morton ("Morton Class A Common Stock") will be converted into the right to receive one share of MLX Class A Common Stock, and each share of Class B Common Stock, par value $.01 per share, of Morton ("Morton Class B Common Stock") will be converted into the right to receive one share of MLX Class B Common Stock. In addition, each outstanding option to acquire a share of Morton Class A Common Stock will be converted into the right to receive an option to acquire one share of MLX Class A Common Stock. The MLX Class A Common Stock and the MLX Class B Common Stock are sometimes referred to, where appropriate (I.E., when referring to such shares after the Merger), as the "Surviving Company Class A Common Stock" and the "Surviving Company Class B Common Stock", respectively, and together as the "Surviving Company Common Stock." Prior to the Merger, it is expected that Morton shareholders will effectuate (i) a recapitalization of Morton's existing common stock into Morton

      Class A Common Stock and Morton Class B Common Stock and (ii) a 9.259 to
      1.0 stock split of Morton's common stock (the "Morton Stock Split") in order to provide for the one-for-one stock exchange rate in the Merger. The foregoing is sometimes hereinafter collectively referred to as the "Merger Proposal" or "Proposal 2." Following the effective date of the Merger, the Morton Affiliated Group will control approximately 56.7% of the voting power of the outstanding shares of the Surviving Company Common Stock by virtue of its stock ownership and a shareholders agreement entered into between Mr. William D. Morton and members of the TCR Affiliated Group. In connection with the Merger, the Board of Directors of MLX has approved a $350,000 severance package for MLX's President. In addition, prior to the Merger, Morton intends to pay bonuses aggregating $4,000,000 to certain members of Morton management to compensate such persons for their present and prior contribution to the growth and success of Morton for which they have not previously been adequately compensated.

      (3) a proposal to approve and adopt the MLX Corp. 1997 Stock Option Plan (the "1997 Stock Plan"). Under the 1997 Stock Plan, a maximum of 1,166,896 shares of MLX Class A Common Stock, subject to adjustment as described in the 1997 Stock Plan, would be authorized to be delivered to MLX's officers, other key employees, directors and consultants by MLX, in the sole discretion of a stock plan committee, pursuant to either nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to specified aggregate limits and annual limits. The foregoing is sometimes referred to as the "Stock Option Plan Proposal" or "Proposal 3"; and

      (4) the transaction of such other business as may properly come before the MLX Special Meeting or any adjournment thereof that is incidental to the conduct thereof.

            Proposals 1 and 2 are contingent upon the approval of each other.

            In connection with the Merger, MLX and certain holders, including Mr. William D. Morton, of Morton Class A Common Stock and options and warrants to acquire shares of Morton Class A Common Stock have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which MLX has agreed to purchase 612,121 shares of Morton Class A Common Stock and 721,211 options and warrants to acquire shares of Morton Class A Common Stock for an aggregate purchase price of $19,991,196 immediately prior to the consummation of the Merger. These shares, warrants and options will be cancelled when the Merger becomes effective.

            Copies of (i) the proposed form of Amended Articles of Incorporation for the Surviving Company, (ii) the Merger Agreement, and (iii) the proposed form of 1997 Stock Plan are attached to the accompanying Proxy Statement as Annexes A, B and C, respectively.

            The Board of Directors has fixed the close of business on November 25, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the MLX Special Meeting, or at any adjournment or postponement thereof. A list of shareholders entitled to vote at the MLX Special Meeting, or at any adjournment or postponement thereof, will be available for examination by any shareholder, for any purpose relevant to the MLX Special Meeting, at the time and place of the MLX Special Meeting.

            Under the Georgia Business Corporation Code, as amended (the "GBCC"), approval and adoption of Proposals 1 and 2 requires the affirmative vote of the holders of at least a majority of the shares of Existing Common Stock outstanding as of the record date and the 1997 Stock Plan will be approved if votes cast in favor of the plan exceed the votes cast opposing the plan. The TCR Affiliated Group, which as of the date hereof owns in the aggregate approximately 38% of the outstanding shares of Existing Common Stock, has entered into a voting agreement, dated as of October 17, 1997 (the "Voting Agreement"), with Morton, pursuant to which the TCR Affiliated Group has agreed to vote all shares of Existing Common Stock owned by it in favor of each of the Proposals.

            The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Existing Common Stock is necessary to constitute a quorum at the MLX Special Meeting. If, however, a majority of shares of Existing Common Stock is not present or represented at the MLX Special Meeting, the MLX shareholders entitled to vote thereat, present in person or by proxy, can adjourn the meeting from time to time, until a quorum is present. Because Proposals 1 and 2 must be approved by holders of a majority of the outstanding shares entitled to vote on such matters, a shareholder or broker who abstains from voting on the resolution to authorize and approve Proposals 1 and 2 will have the effect of a vote against such proposals because the shares would be recorded as having abstained and could not be counted in determining whether the necessary majority vote had been obtained. Proposal 3 will be approved if votes cast in favor of the 1997 Stock Plan exceed the votes cast opposing the plan; accordingly such an abstention would have no effect on the adoption of Proposal 3. See "General Information; The Meeting, Voting and Proxies."

            Pursuant to Section 14-2-1302 of the GBCC, holders of Existing Common Stock are not entitled to appraisal rights in connection with the MLX-Morton Merger. See "Proposal 1--Proposed Amendment to MLX's Articles of

Incorporation--Shareholder Vote Required; No Dissenters' Rights" and "Proposal 2--The Merger--Dissenters' Rights of Appraisal."


                              By Order of the Board of Directors,



                              Mary M. McCulley
                              Secretary


December __, 1997

            Whether or not you plan to attend the MLX Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the MLX Special Meeting, you may vote in person if you wish to do so even if you have previously sent in your proxy.

                            PROXY STATEMENT
                                   OF
                               MLX CORP.

                           DECEMBER __, 1997
                          --------------------

      This Proxy Statement (the "Proxy Statement") relates to: (i) a proposed amendment (the "Recapitalization Amendment") to the Articles of Incorporation (the "Amended Articles") of MLX Corp., a Georgia corporation ("MLX") to provide for the reclassification of the outstanding common stock of MLX, par value $.01 per share (the "Existing Common Stock"), as Class A Common Stock of MLX, par value $.01 per share (the "MLX Class A Common Stock") and to provide for the authorization of 200,000 shares of Class B Common Stock of MLX, par value $.01 per share (the "MLX Class B Common Stock" and, together with the MLX Class A Common Stock, the "MLX Common Stock"). In general, MLX Class B Common Stock will be entitled to the same rights as MLX Class A Common Stock, except MLX Class B Common Stock will, upon issuance, differ from the MLX Class A Common Stock with respect to voting and convertibility (sometimes hereinafter collectively referred to as the "Recapitalization Proposal" or "Proposal 1"); (ii) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 20, 1997 (the "Merger Agreement") between MLX and Morton Metalcraft Holding Co., a Delaware corporation ("Morton"), pursuant to which, among other things: (a) Morton will be merged (the "Merger") with and into MLX (as the surviving corporation in the Merger, the "Surviving Company"), and (b) the name of MLX will be changed to "Morton Industrial Group, Inc." and the Articles of Incorporation of MLX as so amended (the "MLX Articles of Incorporation") will become the Articles of Incorporation of the Surviving Company (the "Surviving Company Articles of Incorporation") at the Effective Time (as defined) of the Merger (sometimes hereinafter collectively referred to as the "Merger Proposal" or "Proposal 2"); and (iii) a proposal to approve and adopt the MLX 1997 Stock Option Plan (the "1997 Stock Plan"), pursuant to which options representing a maximum of 1,166,896 shares of MLX Class A Common Stock (the "Shares") are to be authorized to be granted to officers, other key employees, directors and consultants of MLX (sometimes hereinafter referred to as the "Stock Option Plan Proposal" or "Proposal 3"). Collectively, Proposals 1, 2 and 3 are referred to as the "Proposals."

      This Proxy Statement is first being mailed to shareholders of MLX on or about December __, 1997. As of September 30, 1997 there were 2,617,584 shares of Existing Common Stock outstanding, and 50,000 shares of Existing Common Stock issuable upon exercise of options to purchase Existing Common Stock.

      In connection with the Recapitalization Amendment, it is expected that an aggregate of 100,000 shares of MLX Class B Common Stock will be issued to certain companies affiliated with Three Cities Research, Inc. (the "TCR Affiliated Group") in exchange for 100,000 shares of MLX Class A Common Stock owned by the TCR Affiliated Group.

      The MLX Class A Common Stock and the MLX Class B Common Stock are sometimes referred to, where appropriate (I.E., when referring to such shares after the Merger), as the "Surviving Company Class A Common Stock" and the "Surviving Company Class B Common Stock", respectively, and together as the "Surviving Company Common Stock."

      Proposals 1 and 2 are contingent upon the approval of each other.

      This Proxy Statement is being furnished to the holders of the Existing Common Stock in connection with the solicitation of proxies by the MLX Board of Directors (the "Board") for use at the Special Meeting of Shareholders of MLX (the "MLX Special Meeting") to be held on December __, 1997 at 11:00 A.M., local time, at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia, and at any adjournment or postponement thereof. At the MLX Special Meeting, holders of Existing Common Stock will be asked to consider and vote upon the Recapitalization Proposal, the Merger Proposal and the Stock Option Plan Proposal.

      Accompanying this Proxy Statement is a proxy card, which shareholders are requested to sign, date and return, using the enclosed postage prepaid envelope. A shareholder giving a proxy may revoke it at anytime before it is exercised by filing with the Secretary of MLX a revoking instrument or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Shares cannot be voted at the meeting unless the holder is present or represented by proxy.

      As a result of the Merger, Morton will cease to exist as a separate corporate entity and the Surviving Company will succeed to and assume all of the rights and obligations of Morton in accordance with the Georgia Business Corporation Code, as amended (the "GBCC"). In connection with the Merger, each share of Morton Class A Common Stock will be converted into the right to receive one share of Surviving Company Class A Common Stock and each share of Morton Class B Common Stock will be converted into the right to receive one share of Surviving Company Class B Common Stock. In addition, upon consummation of the Merger, all outstanding options to purchase Morton Class A Common Stock ("Morton Options") and all outstanding options to purchase MLX Common Stock ("MLX Options") will be converted into options to receive an equal number of shares of Surviving Company Class A Common Stock. See "Proposal 2--The Merger--Terms of the Merger Agreement."

      In connection with the Merger, MLX and certain holders, including Mr. William D. Morton, of Morton Class A Common Stock and options and warrants to acquire shares of Morton Class A Common Stock have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which MLX has agreed to purchase 612,121 shares of Morton Class A Common Stock and 721,211 options and warrants to acquire shares of Morton Class A Common Stock (the "Morton Securities") for an aggregate purchase price of $19,991,196 immediately prior to the consummation of the Merger. These shares, warrants and options will be cancelled when the Merger becomes effective. See "Related Transactions--Securities Purchase Agreement."

      As of September 30, 1997, there were 210,000 shares of Morton Common Stock outstanding and 150,000 shares of Morton Common Stock issuable upon exercise of the Morton Options and warrants to purchase Morton Common Stock ("Morton Warrants"). Prior to the effective date of the Merger it is expected that Morton shareholders will effectuate (i) a recapitalization of Morton's existing common stock into Morton Class A Common Stock and Morton Class B Common Stock and (ii) a 9.259 to 1.0 stock split of Morton's Common Stock (the "Morton Stock Split") in order to provide the one-for-one stock exchange rate in the Merger. As a result of the Morton recapitalization and the acquisition of Morton Securities by MLX pursuant to the Securities Purchase Agreement, immediately prior to the Effective Time there will be 1,232,323 shares of Morton Class A Common Stock issued and outstanding, 667,677 shares of Morton Class A Common Stock reserved for issuance upon exercise of options and 100,000 shares of Morton Class B Common Stock outstanding. As a result of the Merger, and assuming exercise of all of the MLX Options and Morton Options, the purchase of Morton Class A Common Stock, Morton Options and Morton Warrants by MLX pursuant to the Securities Purchase Agreement and the Morton Stock Split, the current holders of Existing Common Stock will collectively own 2,617,584 shares of Surviving Company Common Stock and the current holders of options to purchase Existing Common Stock will own options to acquire 50,000 shares of Surviving Company Common Stock, which will constitute 57.2% of the Surviving Company Common Stock on a fully diluted basis (but without including the options to acquire 1,166,896 shares of Surviving Company Common Stock proposed under the 1997 Stock Plan (the "Plan Shares")), and the current holders of Morton Common Stock will collectively own 2,000,000 shares of Surviving Company Common Stock and options to acquire shares of Surviving Company Common Stock, which together will constitute 42.8% of the Surviving Company Common Stock on a fully diluted basis (but without including the Plan Shares). By virtue of its ownership of MLX Class B Common Stock and the Shareholders Agreement (as defined herein), however, the Morton Affiliated Group will control 56.7% of the voting power of the Surviving Company immediately after the Effective Time.

      The costs and expenses incurred by this proxy solicitation will be borne by MLX Corp.

      All information herein with respect to Morton has been furnished by Morton.

                         ----------------------

SEE "RISK FACTORS" BEGINNING ON PAGE ___ FOR A DISCUSSION OF
CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY MLX
SHAREHOLDERS BEFORE VOTING ON THE MATTERS MORE FULLY
DESCRIBED HEREIN.
                         ----------------------

            The date of this Proxy Statement is December __, 1997

                                TABLE OF CONTENTS


                                                                            Page

AVAILABLE INFORMATION..........................................................8
CAUTIONARY STATEMENT REGARDING
         FORWARD LOOKING INFORMATION...........................................8
SUMMARY  .....................................................................10
         The Companies........................................................10
         Operations of the Surviving Company..................................11
         The MLX Special Meeting..............................................11
         Recommendation of the Board of Directors.............................12
         Proposal 1--Recapitalization Proposal................................14
         Proposal 2--Merger Proposal..........................................17
         Related Transactions.................................................24
         Proposal 3--1997 Stock Option Plan...................................27
         Summary Historical and Pro Forma Financial Information ..............30
RISK FACTORS..................................................................35
GENERAL INFORMATION;
         THE MEETING, VOTING AND PROXIES......................................42
         Special Meeting of Shareholders of MLX...............................42
PROPOSAL 1--PROPOSED AMENDMENT TO MLX'S
         ARTICLES OF INCORPORATION............................................44
         General .............................................................44
         Shareholder Vote Required; No Dissenters Rights......................45
         Recommendation of the Board of Directors.............................45
         Background and Reasons for the Recapitalization Amendment............45
         Certain Potential Disadvantages of the Recapitalization Amendment....46
         Description of the MLX Class A and MLX Class B Common Stock..........47
         Relative Ownership Interest and Voting Power.........................50
         Book Value and Earnings Per Share....................................50
         Employee Stock Option Plan...........................................50
         Federal Income Tax Consequences......................................51
         Securities Act of 1933...............................................51
         Effect on Preferred Stock............................................51
         Subsequent Amendments................................................52
         Interest of Certain Persons..........................................52
         Surrender and Distribution of Common Stock Certificates..............52
         Recommendation of Board of Directors.................................53
PROPOSAL 2--THE MERGER........................................................54
         The Merger...........................................................54
         Background of the Merger.............................................55
         Reasons for the Merger; Recommendations
           of the MLX Board of Directors......................................62
         Interests of Certain Persons in the Merger...........................63
         Accounting Treatment.................................................65
         Certain Federal Income Tax Consequences..............................66
         Dissenters' Rights of Appraisal......................................69
         Management of the Surviving Company after the Merger.................69
         Operations of the Surviving Company..................................69
         Terms of the Merger Agreement........................................69
RELATED TRANSACTIONS..........................................................74

                                                                            Page


         Shareholders Agreement...............................................74
         Voting Agreement.....................................................76
         New Employment Agreements............................................76
         Securities Purchase Agreement........................................77
         Note Redemption Agreement............................................78
         Limited Indemnification Agreement....................................78
         Consent Letter from the Board of Directors of MLX....................79
         Credit Facility Commitment Letter....................................80
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
         (UNAUDITED)..........................................................81
SELECTED HISTORICAL FINANCIAL DATA OF MLX.....................................88
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS OF MLX.....................................90
SELECTED HISTORICAL FINANCIAL DATA
         OF MORTON METALCRAFT CO. AND SUBSIDIARIES............................95
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS OF MORTON..................................97
MARKET DATA..................................................................102
         Price Range of MLX Common Stock ....................................102
         Dividends...........................................................102
BUSINESS OF MLX..............................................................103
BUSINESS OF MORTON...........................................................103
         General ............................................................103
         Customers...........................................................105
         Industry Overview...................................................105
         Products and Services...............................................106
         Operations..........................................................107
         Sales and Engineering...............................................107
         Systems and Controls................................................108
         Purchasing, Raw Materials and Suppliers.............................109
         Competition.........................................................110
         Facilities and Equipment............................................110
         Employees...........................................................111
         Environmental Regulation............................................111
         Legal Proceedings...................................................111
         Insurance...........................................................111
MANAGEMENT OF SURVIVING COMPANY..............................................112
INFORMATION CONCERNING DIRECTORS AND
         EXECUTIVE OFFICERS OF MLX ..........................................114
SECTION 16(a) BENEFICIAL OWNERSHIP
         REPORTING COMPLIANCE................................................124
PROPOSAL 3--1997 STOCK OPTION PLAN...........................................125
         Introduction........................................................125
         Purposes............................................................125
         Administration/Eligible Participants................................125
         Number of Shares Authorized Under the 1997 Stock Plan...............125
         Substitute Awards...................................................126
         Terms and Conditions of Awards Under the 1997 Stock Plan............126
         Transferability.....................................................127
         Change of Control...................................................127
         Amendment...........................................................127

                                                                            Page


         Federal Income Tax Consequences Relating to Stock Options...........127
         Anticipated Awards..................................................129
SHAREHOLDER PROPOSALS........................................................130
INDEPENDENT PUBLIC ACCOUNTANTS...............................................131
AVAILABLE INFORMATION........................................................132
Index to Consolidated Financial Statements of Morton and MLX.................F-1


ANNEXES


Annex A  --  Articles of Amendment of Articles of Incorporation of MLX Corp.
Annex B  --  Merger Agreement
Annex C  --  1997 Option Plan
Annex D  --  Tax Opinion of Paul, Weiss, Wharton & Garrison

                          AVAILABLE INFORMATION

      MLX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by MLX can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding MLX and other registrants that file electronically with the Commission. The address for such site is http://www.sec.gov.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR IN THE AFFAIRS OF MLX SINCE THE DATE OF THIS PROXY STATEMENT.


                     CAUTIONARY STATEMENT REGARDING
                       FORWARD LOOKING INFORMATION


      Certain statements contained in this Proxy Statement that are not related to historical results are "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act and involve risks and uncertainties. Although MLX believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed herein under "Summary--Proposal 2--Merger Proposal--Conversion of Morton Common Stock", "Risk Factors", "Proposal 2--The Merger--Background of the Merger", "--Terms of the Merger", "Management's Discussion and Analysis of Financial Condition and Results of Operations of MLX", and "Business of Morton", as well as those discussed elsewhere in this Proxy Statement. All forward-looking statements contained in this Proxy Statement are qualified in their entirety by this cautionary statement. MLX does not intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

      Certain significant matters discussed in this Proxy Statement are summarized below. The following summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Proxy Statement, in the documents incorporated by reference in this Proxy Statement and in the exhibits hereto. Shareholders of MLX are urged to review the entire Proxy Statement and to carefully review the matters set forth under "Risk Factors" before voting upon the matters to be considered by such shareholders.

      UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, (I) THE TERM "MLX" REFERS TO MLX CORP. AND (II) THE TERM "MORTON" OR THE "COMPANY" REFERS TO MORTON METALCRAFT HOLDING CO. (INCLUDING ITS PREDECESSORS) AND ITS SUBSIDIARIES.

THE COMPANIES

      MLX. Prior to June 30, 1995, MLX owned and managed businesses in a variety of industries. Since the sale of its S.K. Wellman industrial friction materials business on June 30, 1995, MLX no longer has recurring revenues or operations. MLX is engaged in the active search for acquisition opportunities which meet its financial acquisition criteria. These criteria generally focus MLX's search on mid-sized entities which are involved in manufacturing, distribution or assembly of non-consumer products and which offer continuing management. MLX's principal executive offices are located at 1000 Center Place, Norcross, Georgia 30093. Its telephone number at that address is (770) 798-0677.

      MORTON. Morton Metalcraft Holding Co. ("Morton" or the "Company"), headquartered in Morton, Illinois, through its subsidiaries is a contract manufacturer and supplier of high-quality fabricated sheet metal components and subassemblies for construction, agricultural and industrial equipment manufacturers located primarily in the Midwestern and Southeastern United States. Morton provides large original equipment manufacturers ("OEMs") with a wide range of services including design, prototype fabrication, precision tool making and fabrication of component parts. Additional services provided by Morton include welding, painting, subassembly, packaging, warehousing and just-in-time delivery to customers' production lines. Morton believes that its investments in modern equipment systems have allowed it to produce a broad line of high-quality products and services.

      The predecessor of Morton was founded in 1963 by four individuals who wanted to provide high-quality, fabricated sheet metal products for customers located in Central Illinois. Operations began in early 1964 in a 9,000-square-foot facility in Morton, Illinois, and Morton quickly developed into a custom sheet metal fabricator specializing in fast turnarounds.

      Morton is a Delaware corporation that was formed in 1990. Morton's principal executive offices are located at 1021 West Birchwood Street, Morton, Illinois 61550. Its telephone number at that address is (309) 266-7176.

OPERATIONS OF THE SURVIVING COMPANY

      Management of both MLX and Morton believe and expect that the business and operation of the Surviving Company will be substantially the same as the business and operation of Morton prior to the Merger.

THE MLX SPECIAL MEETING

      The MLX Special Meeting will be held on December __, 1997 at 11:00 A.M. local time, at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia. The purpose of the MLX Special Meeting is to consider and vote upon the approval and adoption of the Recapitalization Proposal, the Merger, the 1997 Stock Plan and such other business as may properly come before the MLX Special Meeting.

      Only holders of record of MLX Common Stock at the close of business on [date], 1997 (the "MLX Record Date") are entitled to notice of, and to vote at, the MLX Special Meeting, or at any adjournment or postponement thereof. Under the GBCC, approval of Proposals 1 and 2 requires the affirmative vote of the holders of a majority of the outstanding shares of MLX Common Stock entitled to vote thereon and the 1997 Stock Plan will be approved if votes cast in favor of the plan exceed the votes cast opposing the plan.

      The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Existing Common Stock is necessary to constitute a quorum at the MLX Special Meeting. If, however, a majority of shares of Existing Common Stock is not present or represented at the MLX Special Meeting, the MLX shareholders entitled to vote thereat, present in person or by proxy, can adjourn the meeting from time to time, until a quorum is present. Because Proposals 1 and 2 must be approved by holders of a majority of the outstanding shares entitled to vote on such matters, a shareholder or broker who abstains from voting on the resolution to authorize and approve Proposals 1 and 2 will have the effect of a vote against such proposals because the shares would be recorded as having abstained and could not be counted in determining whether the necessary majority vote had been obtained. Proposal 3 will be approved if votes cast in favor of the 1997 Stock Plan exceed the votes cast opposing the plan; accordingly such an abstention would have no effect on the adoption of Proposal 3. See "General Information; The Meeting, Voting and Proxies."

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The proposed Merger and related transactions, if approved at the MLX Special Meeting, will be the culmination of MLX's two year search for a suitable partner with which it could combine its financial assets. These transactions, described in more detail in this proxy statement, are highly complicated, and require careful consideration in order to fully assess their potential benefits and risks to the MLX shareholders. After careful deliberation, your Board of Directors has determined that the proposed transactions are in the best interest of the MLX shareholders and recommend you vote in favor of each proposal. The Board's reasons for recommending the proposed transaction are described below:


1. HISTORICAL PERFORMANCE. The net sales of Morton have grown from $33 million in fiscal 1993 to $81 million in fiscal 1997, a compound annual growth rate of 25%. "Operating Cash Flow" as shown in the "Supplemental Disclosure" to the section herein entitled "Selected Historical Financial Data of Morton Metalcraft Co. and Subsidiaries", has increased from $3.9 million in 1993 to $9.1 million in 1997, a compound annual growth rate of 24%. There can be no assurance, however, that such rate of growth will be sustained going forward.

2. SOLE SOURCE SUPPLIER. On all of the major assemblies Morton produces, it is the only supplier of that part. Although there are other companies capable of manufacturing the same parts, the Company believes it will remain an important source of supply to these customers as long as historical quality and delivery performance is maintained.

3. PROSPECTS FOR INTERNAL GROWTH. Morton management believes that the industry in which it participates is currently undergoing a consolidation similar to the one experienced by suppliers to the automotive industry in the last several years. Management believes that, as in the automotive industry, equipment manufacturers will increasingly look to outsource what they consider non-core functions such as sheet metal component fabrication, and will look to establish close relationships with high quality, low cost producers of these services. Management believes that Morton has benefited and will continue to benefit from this trend and that there may be an opportunity to expand the types of products and services it provides to its current customers as they reduce the number of suppliers from whom they buy.

4. PROSPECTS FOR EXTERNAL GROWTH. Management also believes that the industry's consolidation may provide Morton with the opportunity to acquire smaller or less competitive businesses as equipment manufacturers reduce the number of suppliers from whom they buy products.

5. STRONG MANAGEMENT TEAM. Mr. William D. Morton has assembled a strong management team which has proved itself capable of creating significant long- term shareholder value.

6. REASONABLE VALUATION. The MLX Board of Directors believes the proposed merger represents a reasonable valuation of Morton. The Board believes Morton's valuation in the Merger is $81.1 million on an enterprise value basis as shown below:

                                                      $ MILLIONS
                                                      ----------
      Cash purchase of Morton Securities                   $20.0

      MLX Stock and In-the-Money Options issued             33.5
      to Morton Security holders

      Debt of Morton to be assumed or repaid                27.6
      (as of June 30, 1997)                                -----

      Total                                                $81.1

      This valuation assumes that the Existing Common Stock is valued at $16.75, the last bid price on the day before the transaction was announced. The Board took into consideration the fact that the price of the Existing Common Stock has historically been volatile, and that $16.75 is at the upper end of its trading range over the past few months.

      The Board of Directors believes this a reasonable valuation based on Morton's historical performance, and prospects for future growth.

The Board of Directors also considered a variety of risk factors involved in the transaction, any one of which could have a material adverse effect on the Surviving Company and/or the value of the Surviving Company Common Stock. See "Proposal 2--The Merger--Reasons the Merger; Recommendations of the MLX Board of Directors." The risks considered most significant by the Board of Directors in its evaluation were the following:

1. CONTROL BY MR. WILLIAM D. MORTON. Upon consummation of the Merger, Mr. William D. Morton, by virtue of his stock ownership and the proxy granted to him by the TCR Affiliated Group in the Shareholders Agreement, will be able to control 56.7% of the voting power of all voting securities of the Surviving Company. Thus, Mr. Morton will be able to direct the affairs of the Surviving Company and determine the outcome of most matters required to be submitted to the stockholders for approval, including the election of all directors and amendments of the Surviving Company Articles of Incorporation. See "Risk Factors--Control by Mr. William D. Morton."

2. CONCENTRATION OF SALES TO TOP CUSTOMERS. Sales to Morton's two largest customers accounted for 88% of total revenues in fiscal 1997. There can be no assurance that Morton will not lose one or both of its largest customers. Losing either of Morton's two largest customers would have a material adverse effect on the Surviving Company's business and results of operations. See "Risk Factors--Concentration of Sales to Top Customers."

3. SUBSTANTIAL COMPETITION. The fabricated sheet metal business is fragmented and highly competitive. There can be no assurance that Morton will not lose some or all of its business to its competitors, some of which have significantly greater financial and other resources than Morton and the Surviving Company.
      See "Risk Factors--Substantial Competition."


4. RISKS ASSOCIATED WITH ACQUISITION STRATEGY. Part of Morton's stated business strategy is to grow through acquisition of complementary businesses. Acquisitions involve unusual risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, potential increased interest costs, the issuance of additional securities and difficulties integrating acquired businesses with existing operations. There can be no assurance that the Surviving Company will be able to identify and complete or successfully integrate the acquisition of a sufficient number of businesses to successfully implement its growth strategy. In addition, there can be no assurance that future acquisitions will not have an adverse effect upon the Surviving Company's operating results. See "Risk Factors--Risks Associated with Acquisition Strategy."


Certain directors of MLX are also officers of Three Cities Research, Inc. an investment management and advisory firm ("TCR"), certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

PROPOSAL 1--RECAPITALIZATION PROPOSAL

      Shareholders will consider an amendment (the "Recapitalization Amendment") to MLX's Articles of Incorporation (the "Amended Articles") to (i) provide for the reclassification of the existing common stock of MLX, par value $.01 per share (the "Existing Common Stock"), as Class A Common Stock of MLX, par value $.01 per share (the "MLX Class A Common Stock"), (ii) establish a class of 200,000 shares of Class B Common Stock of MLX, par value $.01 per share (the "MLX Class B Common Stock" and together with the MLX Class A Common Stock, the "MLX Common Stock") and (iii) establish the rights of the MLX Class B Common Stock. Following approval of the Recapitalization Amendment, the MLX Class A Common Stock will continue to have the rights of the Existing Common Stock. Assuming that the Merger is consummated as expected, 100,000 shares of MLX Class B Common Stock will be held by Mr. Morton and certain of his affiliates (the "Morton Affiliated Group") and 100,000 shares of MLX Class B Common Stock will be held by certain affiliates of TCR (the "TCR Affiliated Group and, together with the Morton Affiliated Group, the "Affiliated Groups"), which currently own approximately 39% of MLX. Accordingly, all 200,000 authorized shares of MLX Class B Common Stock will be held by the Affiliated Groups. Shares of MLX Class A Common Stock and MLX Class B Common Stock will have equal rights with respect to dividends and liquidation participation. Each share of MLX Class B Common Stock also will be convertible, at the option of its holder, into one share of MLX Class A Common Stock at any time. Each share of MLX Class B Common Stock will convert automatically and without the requirement of any further action into one share of MLX Class A Common Stock upon its sale or other transfer to a party unaffiliated with the Morton Affiliated Group or the TCR Affiliated Group, respectively, and each share of MLX Class B Common Stock will convert automatically and without the requirement of any further action into one share of MLX Class A Common Stock on the tenth anniversary of the effective date of the Merger. Holders of shares of MLX Class A Common Stock and MLX Class B Common Stock will vote as a single class on all matters submitted to a vote of the shareholders, with each share of MLX Class A Common Stock entitled to one vote and each share of MLX Class B Common Stock entitled initially to approximately
 .72 votes per share but with increasing votes per share as the holder disposes of certain shares of MLX Class A Common Stock as described below.

      Following the recapitalization and the Merger and related transactions, it is expected that the Morton Affiliated Group will own 1,218,990 shares of MLX Class A Common Stock and 100,000 of MLX Class B Common Stock, aggregating approximately 32.7% of the voting power of all shares. The TCR Affiliated Group will own 888,178 shares of MLX Class A Common Stock and 100,000 shares of MLX Class B Common Stock, aggregating 24% of the voting power of all shares of MLX Common Stock. At such time as either the Morton Affiliated Group or the TCR Affiliated Group sells any shares of MLX Class A Common Stock, the special voting rights of the MLX Class B Common stock will operate so as to insure that the aggregate voting power of all shares held by the TCR Affiliated Group is not reduced below 24% and that the aggregate voting power of all shares held by the Morton Affiliated Group is not reduced below 24%. This is accomplished by designating a certain number of MLX Class A Common Stock shares held by each Affiliated Group at the Effective Time as "Designated Shares," which, together with the respective Affiliated Group's shares of MLX Class B Common Stock, shall give such Affiliated Group 24% of the voting power. (See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Description of the MLX Class A and MLX Class B Common Stock--Voting Rights") Thus, immediately after the recapitalization and the Merger, the Morton Affiliated Group and the TCR Affiliated Group together will have 56.7% of the voting power of MLX Common Stock, which by virtue of their holdings of MLX Class B Common Stock cannot, in any event, be reduced to less than 48% of the aggregate voting power of MLX Common Stock, even if the Morton

Affiliated Group and the TCR Affiliated Group dispose of all their shares of MLX Class A Common Stock. It is expected that the Designated Shares of each Affiliated Group will be 880,000 shares of MLX Class A Common Stock immediately after the Effective Time. Certain directors of MLX are also officers of TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger." Upon the issuance of the MLX Class B Common Stock, each share of MLX Class B Common Stock initially will have approximately .72 votes per share. The foregoing is sometimes hereinafter collectively referred to as the "Recapitalization Proposal" or "Proposal 1."


      GENERAL. The MLX Board of Directors has unanimously approved an amendment to the Articles of Incorporation of MLX, a copy of which is attached hereto as Annex A. In addition, the MLX Board of Directors has unanimously approved the terms of the Merger. Certain directors of MLX are also officers of TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger." Pursuant to the terms of the Merger Agreement, Morton has agreed to recapitalize its existing common stock. Prior to the Effective Time (as defined in the Merger Agreement), Morton common stock will be recapitalized to create Class A Common Stock and Class B Common Stock of Morton and Morton shareholders will effectuate a 9.259 to 1.0 stock split of Morton's common stock in order to provide for the one-for-one stock exchange rate in the Merger (the "Morton Stock Split"). All shares of Morton Class B Common Stock will be held by the Morton Affiliated Group and at the Effective Time such shares will be converted into the right to receive an equal number of shares of MLX Class B Common Stock. In addition, the Morton Affiliated Group has entered into the Shareholders Agreement with the TCR Affiliated Group pursuant to which, among other things, the TCR Affiliated Group has granted to the Morton Affiliated Group, subject to the terms of the Shareholders Agreement, a proxy to vote its shares of MLX Common Stock in connection with most matters to be voted on by the MLX Shareholders. Therefore, the Recapitalization Proposal, together with the Shareholders Agreement, satisfy the requirement expressed by Mr. Morton during negotiations that he obtain voting control of the Surviving Company after the Merger, since Mr. Morton will possess the voting power of his own shares of Surviving Company Common Stock as well as the voting power inherent in the TCR Affiliated Group's shares of Surviving Company Common Stock.

      RECLASSIFICATION/ISSUANCE. If the Recapitalization Proposal is approved, each outstanding share of Existing Common Stock will, as of the filing of the Articles of Amendment of Articles of Incorporation of MLX with the Secretary of State of the State of Georgia, and without any further action by MLX, be automatically reclassified into one share of MLX Class A Common Stock. In addition, 200,000 shares of MLX Class B Common Stock will be authorized, and an aggregate of

100,000 shares of such MLX Class B Common Stock will be issued to the TCR Affiliated Group in exchange for 100,000 shares of MLX Class A Common Stock then owned by the TCR Affiliated Group, and in connection with the Merger, 100,000 shares of MLX Class B Common Stock will be issued to the Morton Affiliated Group.

      RIGHTS/PREFERENCES OF THE MLX CLASS A AND MLX CLASS B COMMON STOCK. The MLX Class A and MLX Class B Common Stock will be identical in all respects other than voting rights and conversion features.

      VOTING. Holders of shares of MLX Class A and MLX Class B Common Stock will vote as a single class on all matters submitted to a vote of the shareholders, with each share of MLX Class A Common Stock entitled to one vote and each share of MLX Class B Common Stock entitled to the number of votes, which will fluctuate from time to time, required to ensure that the aggregate votes available to be cast by each Affiliated Group that is the holder of shares of MLX Class B Common Stock (with respect to such Affiliated Group's MLX Class B Common Stock together with the Designated Shares of MLX Class A Common Stock held by such Affiliated Group) equals 24% of the total number of votes available to be cast by all shareholders of MLX. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Description of the MLX Class A and MLX Class B Common Stock--Voting Rights."

      CONVERSION. The shares of MLX Class A Common Stock are not convertible into shares of MLX Class B Common Stock or any other securities of MLX. Each share of MLX Class B Common Stock will be convertible, at the option of its holder, into one share of MLX Class A Common Stock at any time. Each share of MLX Class B Common Stock will convert automatically and without the requirement of any further action into one share of MLX Class A Common Stock upon its sale or other transfer to a party unaffiliated with the Affiliated Group of the transferor, and on the tenth anniversary of the Effective Date.

      The Board of Directors has unanimously approved the Recapitalization Proposal and recommends that shareholders vote "FOR" the Recapitalization Proposal.

PROPOSAL 2--MERGER PROPOSAL

      GENERAL. Pursuant to the terms of the Merger Agreement, a copy of which is attached hereto as Annex B, Morton will merge with and into MLX, with MLX being the surviving corporation in the Merger. As a result of the Merger, Morton will cease to exist as a separate corporate entity and the Surviving Company will succeed to and assume all of the rights and obligations of Morton in accordance with the GBCC. The terms of the Merger are the result of arm's-length negotiations between the respective Board of Directors of MLX and Morton. Although certain members of the MLX Board of Directors have affiliations with TCR, an affiliate of the members of the TCR Affiliated Group (see "Proposal 2--The Merger--Interests of Certain Persons in the Merger"), the MLX Board formed a Transaction Committee, consisting of three members of the Board who are unaffiliated with the TCR Affiliated Group, to consider issues related to the Merger. The members of the Transaction Committee voted unanimously in favor of the Merger. In connection with the Merger, the Board of Directors of MLX has approved a $350,000 severance package for MLX's President.


      CONVERSION OF MORTON COMMON STOCK. Upon consummation of the Merger, each share of Morton Class A Common Stock will be converted into the right to receive one share of the MLX Class A Common Stock, and each share of Morton Class B Common Stock will be converted into the right to receive one share of MLX Class B Common Stock. The only holder of Morton Class B Common Stock who will obtain MLX Class B Common Stock is William D. Morton.


      As of September 30, 1997, there were 2,617,584 shares of Existing Common Stock outstanding and 50,000 shares of Existing Common Stock issuable upon exercise of the MLX Options. As of September 30, 1997, there were 210,000 shares of Morton Common Stock outstanding and 150,000 shares of Morton Common Stock issuable upon exercise of the Morton Options and warrants to purchase Morton Common Stock ("Morton Warrants"). Prior to the Effective Time, Morton will be recapitalized to create Class A Common Stock and Class B Common Stock of Morton, and Morton shareholders will effectuate the Morton Stock Split in order to provide for the one-for-one stock exchange rate in the Merger. As a result of the Morton recapitalization and the acquisition of Morton Securities by MLX pursuant to the Securities Purchase Agreement, immediately prior to the Effective Time there will be 1,232,323 shares of Morton Class A Common Stock issued and outstanding, 667,677 shares of Morton Class A Common Stock reserved for issuance upon exercise of options and 100,000 shares of Morton Class B Common Stock. As a result of the Merger, and assuming exercise of all of the MLX Options and Morton Options, the purchase of Morton Class A Common Stock, Morton Options and Morton Warrants by MLX pursuant to the Securities Purchase Agreement and the Morton Stock Split, the current holders of Existing Common Stock will collectively own 2,617,584 shares of Surviving Company Common Stock and the current holders of options to purchase Existing Common Stock will own options to acquire 50,000 shares of Surviving Company Common Stock, which will constitute 57.2% of the Surviving Company Common Stock on a fully diluted basis (but without including the Plan Options), and the current holders of Morton Common Stock will collectively own 2,000,000 shares and options on shares of Surviving Company Common Stock, which will constitute 42.8% of the Surviving Company Common Stock on a fully diluted basis (but without including Plan Options). By virtue of its ownership of MLX Class A Common Stock (including 338,990 shares of MLX Class A Common Stock not included as Designated Shares of the Morton Affiliated Group), MLX Class B Common Stock and the Shareholders Agreement, however, the Morton Affiliated Group will control 56.7% of the voting power of the Surviving Company immediately after the Effective Time.

      RECOMMENDATION OF THE MLX BOARD OF DIRECTORS. The MLX Board of Directors has unanimously approved the Merger and has determined that the Merger Proposal is in the best interests of MLX and its shareholders. The Board of Directors considered, among other things, that the terms of the Merger Agreement are fair from a financial point of view to the shareholders of MLX. In determining that the transaction was fair from a financial point of view, the Board of Directors of MLX considered the following factors: (i) the historical growth rate of Morton, (ii) Morton's prospects for internal and external growth, and (iii) Morton's management team, in which the Board of Directors of MLX has confidence. In light of these factors, the MLX Board of Directors believes that the valuation of Morton at $81.1 million on an enterprise value basis is fair from a financial point of view. See "Summary--Recommendation of the Board of Directors." This valuation attributes no additional value to the Class B Common Stock being issued to the TCR Affiliated Group and the Morton Affiliated Group, despite the fact that such shares have special voting rights. The MLX Board of Directors believes that any premium which may be attributable to the shares of Class B Common Stock is offset by the facts that (i) the shares of Class B Common Stock are only transferable upon the earlier of ten years after the Effective Time (as defined below) of the Merger or the termination of the Proxy (as defined below) granted to Mr. Morton by the TCR Affiliated Group and (ii) upon sale or transfer of any share of Class B Common Stock to a party unaffiliated with the Affiliated Group of the transferor, such share will automatically convert into one share of Class A Common Stock. Accordingly, shares of the Class B Common Stock were valued at the same amount as shares of Class A Common Stock. The Board of Directors' recommendation is also based upon a number of other factors discussed in this Proxy Statement including the Board of Directors' belief that the best way to maximize the prospects of enhancing shareholder value over the long-term would be for MLX to acquire a business that
(i) is profitable, (ii) has significant prospects for future growth and (iii) has the potential to increase MLX's market capitalization to a level that will permit the Surviving Company Class A Common Stock to be listed for trading on the Nasdaq National Market. See "Proposal 2--The Merger--Reasons for the Merger; Recommendations of the MLX Board of Directors." The Board also considered numerous risk factors involved in the transaction. Those risks include control by Mr. William D. Morton, concentration of sales to top customers, substantial competition and risks associated with an acquisition strategy. See "Summary--Recommendation of the Board of Directors." In the opinion of the MLX Board of Directors, the proposed Merger, which is the culmination of a two and one-half year search by the Board for an appropriate financial partner, satisfies these objectives. The MLX Board of Directors recommends that the shareholders of MLX vote "FOR" the Merger Proposal. See "Proposal 2--The Merger--Reasons for the Merger; Recommendations of the MLX Board of Directors." Certain directors of MLX serve as principals in TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

      EFFECTIVE TIME. The Merger will become effective on the date the respective Certificates of Merger (the "Certificates of Merger") are filed with the Secretaries of State of the States of Georgia and Delaware (or at such other time as specified in each Certificate of Merger) and the time and date of such filing is referred to herein as the "Effective Time" and the "Effective Date", respectively. Assuming all conditions to the Merger are satisfied or waived, it is anticipated that the Effective Time will occur on or about [date], 1997.

      PROCEDURE FOR CONVERTING SHARES. CERTIFICATES REPRESENTING SHARES OF MLX COMMON STOCK WILL CONTINUE TO REPRESENT SHARES OF SURVIVING COMPANY COMMON STOCK AND HOLDERS OF MLX COMMON STOCK WILL NOT BE REQUIRED TO SURRENDER SUCH SHARE CERTIFICATES TO MLX FOR CANCELLATION OR EXCHANGE. SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES REPRESENTING EXISTING COMMON STOCK TO MLX WITH THEIR
PROXY.

      INTERESTS OF CERTAIN PERSONS IN THE MERGER. After consummation of the Merger, the Board of Directors of MLX will be comprised of five (5) members--William D. Morton, Fred W. Broling, Mark W. Mealy, Alfred R.
Glancy, III and Willem F.P. de Vogel. Messrs. Morton, Broling and Mealy are currently directors of Morton, and Messrs. Glancy and de Vogel are currently directors of MLX. See "Proposal 2--The Merger--Terms of the Merger Agreement; --Management of the Surviving Company after the Merger."

      In connection with the Merger, MLX and certain holders of Morton Class A Common Stock options and warrants to acquire shares of Morton Class A Common Stock have entered into the Securities Purchase Agreement. See "Related Transactions--Securities Purchase Agreement."

      The TCR Affiliated Group, after the Recapitalization Amendment and the Merger, will have an economic interest in the Surviving Company of 25% and its holdings of MLX Class B Common Stock will guarantee it at least 24% of the outstanding voting power of the Surviving Company. Consequently, the TCR Affiliated Group may be deemed to have an interest in the Merger because the MLX Class B Common Stock will allow it to retain a significant voting interest in the Surviving Company, even if it disposes of a substantial portion of its MLX Class A Common Stock. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

      The entities comprising the TCR Affiliated Group have entered into the Voting Agreement with Morton pursuant to which they have agreed that at any meeting of shareholders of MLX, each member will vote all shares of MLX Existing Stock owned by them in favor of (i) the Recapitalization, (ii) the Merger and
(iii) the 1997 Stock Plan and each of the other actions contemplated by or required in furtherance of such transactions. See "Related Transactions--Voting Agreement."

      Certain directors of MLX are also officers in TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."


      Each member of the TCR Affiliated Group other than Quilvest American Equity (I.E., Terbem Limited, TCRI Offshore Partners CV, Bobst Investment Corp., and TCR International Partners, LP, and together, the "Investor Group") has given Three Cities Holdings Limited sole and irrevocable power to vote and dispose of its shares of Existing Common Stock. Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Existing Common Stock as participants in an equity portfolio fund managed by Three Cities Holding Limited. Three Cities Holdings Limited is the parent company of TCR. Two of the directors of Quilvest and members of their extended families are significant shareholders of Three Cities Holdings Limited. In addition, one of the directors of Quilvest is the chief executive officer of Three Cities Holdings Limited. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."


      In addition, in connection with the Merger, the Board of Directors has approved a $350,000 severance package to be granted to the President of MLX. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

      CONDITIONS TO THE MERGER; TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT. In addition to approval by the shareholders of MLX, the obligations of the parties to consummate the Merger are subject to the satisfaction, or where permitted, waiver of certain conditions, including without limitation, (i) the receipt of all required regulatory approvals or exemptions; (ii) absence of injunction against the Merger; (iii) the receipt of all required consents; (iv) the availability to the Surviving Company of a $50,000,000 credit facility; (v) the performance by both parties to the Merger Agreement of all obligations under the Merger Agreement; (vi) the continuing accuracy at the Effective Time of the representations and warranties of the parties to the Merger Agreement; and (vii) the execution and delivery of the Limited Indemnification Agreement (as defined herein), the Securities Purchase Agreement and the Shareholders Agreement. In addition, MLX has agreed to provide to Morton an opinion of counsel that the Merger will not result in the Surviving Company being required to register under the Investment Company Act of 1940, as amended.

      The Merger Agreement may be terminated by either MLX or Morton upon certain events, including but not limited to (i) mutual action by MLX and Morton; (ii) a breach by either party of any representations and warranties or any material covenants or agreements contained in the Merger Agreement; (iii) if the Merger has not been consummated on or before December 31, 1997 provided that neither party may terminate the Merger Agreement under this provision if the failure to consummate has been caused by such party's material breach of the Merger Agreement, provided further that the termination date may be extended by either party by notice to the other party to a date no later than to January 30, 1998, and provided further that MLX may only deliver such notice to Morton if such notice is accompanied by written evidence reasonably satisfactory to Morton that MLX will, in making such extension, continue to not be required to register under the Investment Company Act of 1940, as amended; (iv) by either party if a court has issued an order restraining the Merger; or (v) by Morton for 10 days following the signing of the Merger Agreement if Morton determines that MLX's environmental representations and warranties are not true and correct; this 10-day period has expired without termination of the Merger Agreement by Morton. See "Proposal 2--The Merger--Terms of the Merger Agreement--Conditions to the Merger; Termination and Amendment of the Merger Agreement."

      REPRESENTATIONS, WARRANTIES. Each of MLX and Morton has provided in the Merger Agreement customary representations, warranties and covenants. See "Proposal 2--The Merger--Terms of the Merger Agreement--Representations and Warranties."

      MANAGEMENT OF THE SURVIVING COMPANY AFTER THE MERGER. Pursuant to the Merger Agreement, at the Effective Time, the Board of Directors of the Surviving Company would be comprised of five (5) members, Messrs. Morton, Broling and Mealy, who are currently directors of Morton, and Messrs. Glancy and de Vogel, who are currently directors of MLX. The directors' terms will expire at the 1998 annual meeting of shareholders of the Surviving Company when their successors are duly elected and qualified. For biographical information with respect to the proposed directors of the Surviving Company, see "Management of Surviving Company."

      Upon consummation of the Merger, certain of the officers of Morton will become officers of the Surviving Company. William D. Morton will serve as Chairman and Chief Executive Officer. Daryl R. Lindemann will serve as Vice President (Finance), Treasurer and Secretary. In accordance with the Surviving Company By-Laws, the officers of the Surviving Company will be appointed by the Board of Directors of the Surviving Company and will hold their offices until their respective successors are appointed and qualified, or until their earlier resignation or removal. Each officer serves at the discretion of the Board of Directors of the Surviving Company. For biographical information with respect to the proposed officers of the Surviving Company, see "Management of Surviving Company."

      LISTING OF SURVIVING COMPANY COMMON STOCK. At the Effective Time of the Merger, shares of Surviving Company Common Stock will not be listed on any national securities exchange or traded in another organized securities market. Promptly after the consummation of the Merger, it is expected that the Surviving Company will file an application to list the Surviving Company Class A Common Stock on the Nasdaq National Market or the Nasdaq Small Cap Market, depending on the market capitalization of the Surviving Company at such time.

      ACCOUNTING TREATMENT. For accounting purposes, the Merger will be treated as a purchase with Morton being deemed to be the acquiring party and MLX being deemed to be the acquired party. See "Proposal 2--The Merger--Accounting Treatment."

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is structured to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      Because MLX is the surviving corporation in the Merger and therefore MLX shareholders will not be transferring or exchanging shares of MLX pursuant to the Merger, the Merger will not have any immediate Federal income tax consequences to the then holders of MLX Common Stock.

      Because certain shareholders of Morton will acquire a significant number of shares of MLX stock pursuant to the Merger, as well as certain other rights, the Merger might have an adverse impact on the availability of MLX's net operating loss carryforwards to offset future taxable income of the Surviving Company under Sections 382 and 269 of the Code.

      The Merger has been structured to avoid an ownership change within the meaning of Section 382, and accordingly, it is expected that the limitations of
Section 382 will not apply to limit the Surviving Company's utilization of pre-Merger NOLs. Similarly, the Merger has been structured so as to avoid the application of Section 269 of the Code. However, the determination that the Merger will not cause an ownership change of the Surviving Company or trigger the operation of Section 269 is based on certain key legal and factual assumptions, for which there is no controlling interpretive authority beyond the relevant statute and regulations. Accordingly, it is possible that the IRS may challenge the Surviving Company's future utilization of its net operating loss carry-forwards.

      No rulings have been or will be requested from the Internal Revenue Service with respect to any tax matters. Each MLX shareholder should consult his or her own tax advisor concerning the tax consequences of the Merger in his or her particular individual circumstances. For a discussion of the Federal income tax consequences of the Merger to the holders of MLX Common Stock, see "Proposal 2--The Merger--Certain Federal Income Tax Consequences."

      MARKET PRICE DATA. The Existing Common Stock is not listed on any national securities exchange but it is regularly traded in the over-the-counter market and quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., and quotations are available from brokers through National Quotation Bureau, Inc. Morton Common Stock is not publicly traded. On October 17, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement, the high sale price for Existing Common Stock was $17.375 per share and the low sale price for Existing Common Stock was $17.00 per share.

      RISK FACTORS. In considering whether to approve the Proposals 1 and 2, MLX shareholders should consider, among other things, the specific risk factors discussed beginning on page ___.

      Although the transactions have been structured so as to avoid any adverse impact on the availability of MLX's net operating loss carryforwards for Federal income tax purposes, there is a risk that the availability of the NOL could be limited under Section 382 or 269 of the Code. See "Proposal 2--The Merger--Certain Federal Income Tax Consequences."

RELATED TRANSACTIONS

      SEVERANCE PACKAGE. In connection with the Merger, MLX's President will be granted a $350,000 severance package.

      SECURITIES PURCHASE AGREEMENT. Because of the stated desire of Mr. Morton from the onset of negotiations to receive a substantial amount of cash rather than receiving consideration entirely in the form of MLX Common Stock, which would be somewhat restricted in its liquidity due to Mr. Morton's status as an affiliate, and also due to a general desire by all Selling Securityholders (as defined below) to receive cash as consideration for their shares, options and/or warrants, MLX and certain holders (the "Selling Securityholders") of Morton common stock and options and warrants to acquire shares of Morton Common Stock have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement, immediately prior to the Effective Time, MLX will purchase 612,121 shares of Morton Class A Common Stock and options and warrants to purchase 721,211 shares of Morton Class A Common Stock from the Selling Securityholders for an aggregate purchase price of $19,991,196. The Morton securities purchased by MLX pursuant to the Securities Purchase Agreement will be canceled by virtue of the Merger. Certain anticipated officers and directors of the Surviving Corporation are also parties to the Securities Purchase Agreement. Specifically, Mr. William D. Morton will become Chairman of the Board, President, Chief Executive Officer and Director of the Surviving Company, Mr. Daryl R. Lindemann will become Vice President (Finance), Treasurer and Secretary of the Surviving Company and Mr. Mark W. Mealy will become a Director of the Surviving Company. See "Related Transactions--Securities Purchase Agreement."

      NOTE REDEMPTION AGREEMENT. In connection with the Securities Purchase Agreement, MLX and Morton have entered into a Note Redemption Agreement ("Note Redemption Agreement") with Connecticut General Life Insurance Company ("CGLIC") and CIGNA Mezzanine Partners III, L.P. ("CMP", and together with CGLIC, "CIGNA"). The Note Redemption Agreement provides that MLX and Morton will agree to pay to CIGNA $25,000,000 (such amount being the aggregate outstanding principal amount of Morton's 11.50% Senior Notes due January 25, 2005 (the "Notes")) and a prepayment premium of $250,000, such payments to be made immediately after the consummation of the Merger. See "Related Transactions-- Note Redemption Agreement."


      LIMITED INDEMNIFICATION AGREEMENT. In connection with the Merger Agreement and as an inducement for MLX to enter into the Merger Agreement, certain holders of Morton Common Stock and options to acquire shares of Morton Common Stock (the "Indemnitors") have entered into a Limited Indemnification Agreement (the "Indemnification Agreement") with MLX. The Indemnification Agreement provides that each Indemnitor severally agrees to indemnify MLX against any loss, cost, damage or expense based upon or arising out of or otherwise resulting from a breach by Morton of any of its representations, warranties, covenants or obligations contained in the Merger Agreement up to an aggregate of $1.6 million for all such Indemnitors. No Indemnitor is obligated to make payments until such losses exceed $500,000 and the Indemnitors are not obligated to make payments in excess of $1,600,000 in the aggregate. The Indemnitors under the Limited Indemnification Agreement include Mr. William D. Morton, who will become Chairman of the Board, President, Chief Executive Officer and a Director of the Surviving Company, Mr. Daryl R. Lindemann, who will become Vice President (Finance), Treasurer and Secretary of the Surviving Company, Mr. Fred W. Broling, who will become a Director of the Surviving Company and Mr. Mark W. Mealy, who will become a Director of the Surviving Company. As a result, a majority of the Board of Directors of the Surviving Company will be comprised of persons who are Indemnitors under the Limited Indemnification Agreement and such persons will have conflicts of interest in taking action with respect to such agreement, including any decision to pursue claims on behalf of the Surviving Company against one or more of the Indemnitors. However, each of such persons will have fiduciary duties to the Surviving Company and two of the Directors of the Surviving Company immediately following the Merger will be persons who do not have any such conflicts of interest. See "Related Transactions--Limited Indemnification Agreement."


      SHAREHOLDERS AGREEMENT. In connection with the Merger, the TCR Affiliated Group and Mr. William D. Morton have entered into the Shareholders Agreement, under which members of the TCR Affiliated Group will grant Mr. William D. Morton a proxy (the "Proxy") to vote all of the Surviving Company Class A Common Stock and all of the Surviving Company Class B Common Stock owned by them after the Effective Time of the Merger. The Proxy will cover all matters to be voted upon by the shareholders of the Surviving Company except for: (i) the liquidation of the Surviving Company; (ii) any sale of all, or substantially all, of the assets of the Surviving Company; and (iii) any merger or consolidation involving the Surviving Company if immediately thereafter, the shareholders of the Surviving Company (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect the directors of the company surviving such merger or consolidation.

      The Proxy will terminate on specific events described in the Shareholders Agreement. The Shareholders Agreement also provides that upon the occurrence of certain events, Mr. Morton shall have the right to require members of the TCR Affiliated Group to purchase all of the Class A Common Stock and Class B Common Stock then owned by Mr. Morton and his affiliates. In addition, the Shareholders Agreement includes restrictions on the TCR Affiliated Group's and Mr. Morton's, and their respective affiliates', ability to transfer stock of the Surviving Company. See "Related Transactions--Shareholders Agreement."

      VOTING AGREEMENT. In connection with the Merger Agreement, the TCR Affiliated Group and Morton have also entered into a voting agreement (the "Voting Agreement") pursuant to which the TCR Affiliated Group has agreed that at any meeting of the shareholders of MLX, it will vote all of the 988,178 shares of Existing Common Stock owned by the TCR Affiliated Group, representing approximately 38% of the current voting power, in favor of (i) the Recapitalization Proposal; (ii) the Merger and (iii) the 1997 Stock Plan, and each of the other actions contemplated by or required in furtherance of such transactions. See "Related Transactions--Voting Agreement."

      NEW EMPLOYMENT AGREEMENTS. In order to insure the participation of various members of the management of Morton, the Surviving Company intends to enter into new employment agreements with Messrs. William D. Morton and Daryl R. Lindemann and subsidiaries of the Surviving Company will enter into employment agreements with four of their officers.

      The new employment agreement with Mr. Morton (the "Morton Agreement") will provide that Mr. Morton will serve as Chairman and Chief Executive Officer of the Surviving Company for an initial term of ten years, which term will continue thereafter unless and until either party gives the other six months advance written notice of termination. Mr. Morton's annual salary will be $280,000 with a minimum increase of 5% annually. Mr. Morton will participate in the Surviving Company's incentive compensation plans and will participate in all employee benefit, retirement and welfare plans that are generally applicable to executives of the Surviving Company. Mr. Morton will be entitled to continue to receive his base salary and certain benefits for the period specified in the Morton Agreement if he is terminated for certain specific reasons as specified in the Morton Agreement. See "Related Transactions--New Employment Agreements."

      The new employment agreement between the Surviving Company and Mr. Lindemann (the "Lindemann Employment Agreement") is for a three year term which term will continue thereafter unless and until either party gives the other six months advance written notice of termination. Mr. Lindemann's annual base salary will be $95,000, with annual raises of not less than $5,000 and an annual bonus in an amount to be determined based on the attainment of certain performance targets. Mr. Lindemann will be entitled to participate in all employee benefit plans, incentive plans and fringe benefits offered to the employees of the Surviving Company. Mr. Lindemann will be entitled to continue to receive his base salary and certain benefits for the period specified in the Lindemann Employment Agreement if he is terminated for certain specific reasons as specified in the Lindemann Employment Agreement. See "Related Transactions--New Employment Agreements."

      CONSENT LETTER FROM THE BOARD OF DIRECTORS OF MLX. The Board of Directors of MLX has provided a letter (the "Consent Letter") to the TCR Affiliated Group granting the TCR Affiliated Group consent to transfer to any person all or any MLX Common Stock owned by the TCR Affiliated Group under certain circumstances. Under the Consent Letter, the Board of Directors consented to the sale by the members of the TCR Affiliated Group of shares that they will be allowed to sell after the expiration of the restrictions contained in the Shareholders Agreement. Obtaining this consent was a condition to the TCR Affiliated Group agreeing to the restrictions on transfer requested by Mr. Morton. Before agreeing to the proposed Merger, Morton's shareholders wanted assurance that the TCR Affiliated Group would not sell their Surviving Company Common Stock and thus precipitate a change in ownership that would jeopardize the Surviving Company's net operating loss carryforwards. The TCR Affiliated Group agreed to facilitate the transaction by agreeing with Mr. Morton in the Shareholders Agreement not to sell any shares for three years after the Merger is consummated and also that sales subsequent to three years will be restricted, but asked MLX, in exchange for so facilitating the transaction, for the right to sell shares without the Board of Directors' approval, so that when it is allowed to sell shares under the Shareholders Agreement, it will not then be prohibited from selling by the Board of Directors. The Shareholders Agreement prohibits the TCR Affiliated Group from selling any Class A or Class B Common Shares within three years of the Merger. After three years, the TCR Affiliated Group will be allowed to sell shares based on a formula that allows both the TCR Affiliated Group and the Morton Affiliated Group to sell, in aggregate, the number of shares that is just fewer than the number required to cause a "change in ownership" as defined in section 382 of the Internal Revenue Code of 1986. Under the terms of the Amended Articles, any sale of Surviving Company Class B Common Stock causes its automatic conversion into Surviving Company Class A Common Stock. See "Related Transactions--Consent Letter from the Board of Directors of MLX" and "Related Transactions--Shareholders Agreement."

PROPOSAL 3--1997 STOCK OPTION PLAN

      GENERAL. On October __, 1997, the MLX Board adopted the MLX Corp. 1997 Stock Option Plan (the "1997 Stock Plan"), subject to (i) the approval of MLX's shareholders, (ii) the approval of the persons who owned, immediately before the Merger (as described below), more than 75% of the voting power of all outstanding stock of Morton, determined without regard to stock owned or constructively owned by any "disqualified individuals" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) who will be receiving compensation that, absent satisfying certain shareholder approval requirements, would constitute "parachute payments" under Section 280G of the Code, and (iii) consum mation of the Merger. See "Proposal 3--1997 Stock Option Plan."

      PURPOSES. The purposes of the 1997 Stock Plan are to promote the interests of MLX and its stockholders by (i) attracting and retaining exceptional officers, other key employees, directors and consultants of MLX and its subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of MLX.

      ADMINISTRATION. The 1997 Stock Plan will be administered by a committee (the "Stock Plan Committee") of two or more members of the MLX Board designated by the MLX Board to administer the 1997 Stock Plan, each of whom is expected, but not required, to be a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and an "outside director" (within the meaning of Code Section 162(m)) to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to MLX and the 1997 Stock Plan. If at any time such a committee has not been so designated, the Board shall constitute the Stock Plan Committee.

      ELIGIBILITY. Any officer, other key employee, director or consultant of MLX or any of its subsidiaries shall be eligible to be designated a participant under the 1997 Stock Plan. The Stock Plan Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the 1997 Stock Plan.

      NUMBER OF SHARES AUTHORIZED. The 1997 Stock Plan authorizes the grant of awards to participants with respect to a maximum of 1,166,896 shares of MLX's Class A Common Stock ("Shares"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options, or (ii) stock options intended to qualify as incentive stock options under
Section 422 of the Code; PROVIDED that the maximum number of Shares with respect to which stock options may be granted to any participant in the 1997 Stock Plan in any fiscal year may not exceed 615,000.

      TERMS AND CONDITIONS OF AWARDS. Non-qualified and incentive stock options granted under the 1997 Stock Plan shall be subject to such terms, including exercise price and conditions and timing of exercise, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; PROVIDED that the exercise price shall not be less than 100% of the fair market value of the Shares on the date of grant and all awards of stock options under the 1997 Stock Plan shall vest ratably over a three-year period, and further provided that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code.

      CHANGE OF CONTROL. In the event of a "Change of Control" (as defined in the 1997 Stock Plan), any outstanding awards then held by a participant which are unexercisable or otherwise unvested will automatically be deemed vested and exercisable as of immediately prior to such Change of Control.

      AMENDMENT. The MLX Board may amend, alter, suspend, discontinue, or terminate the 1997 Stock Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 1997 Stock Plan and no such action that would adversely affect the rights of any participant with respect to awards previously granted under the 1997 Stock Plan shall not to that extent be effective without the participant's consent.

      See "Proxy Proposal 3--1997 Stock Option Plan" for a more complete description of the 1997 Stock Plan.

            SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

      The following tables set forth selected financial data for Morton and MLX. Such information should be read in conjunction with Morton's and MLX's audited consolidated financial statements and unaudited interim financial statements and the notes thereto and the Management's Discussion and Analysis of Financial Condition and Results of Operations of both Morton and MLX included elsewhere in this Proxy Statement. Information for Morton and MLX for each of their years is derived from the Morton and MLX audited financial statements. Unaudited interim financial data for Morton and MLX includes all adjustments that Morton or MLX considers necessary for a fair presentation of the operating results for such interim periods (all of which were of a normal recurring nature). Results for the interim periods are not necessarily indicative of results for a full year.

                    (In thousands except per share amounts)

  SELECTED HISTORICAL FINANCIAL DATA OF MORTON METALCRAFT CO. AND SUBSIDIARIES


                                 THREE MONTHS ENDED
                                    SEPTEMBER 30,                         FOR THE FISCAL YEAR ENDED JUNE 30,
                                ----------------------     -------------------------------------------------------------
MORTON                            1997         1996           1997          1996         1995        1994         1993
METALCRAFT:                     ---------   ----------     ----------    ---------    ---------    --------    ---------
                                                                         (IN 000'S EXCEPT FOR PER SHARE DATA)
OPERATING DATA:
    Net sales                     $20,222       $15,021       $80,762      $59,006      $48,568     $39,602      $32,774
    Cost of sales                  16,848        13,391      (70,541)      (50,049)     (40,730)   (32,673)      (27,544)
    General and admin.
    expenses                        1,918         1,214       (7,003)       (4,900)      (3,951)    (3,806)       (2,949)
    Interest income                    40            15            15            7            9          15           15
    Interest expense                  847           818       (3,266)       (3,297)      (2,434)    (1,172)       (1,434)
    Other income (expense)              -             -            45          194         (378)         50           26
    (Provision) benefit for
    income taxes                    (259)           140           (5)         (424)        (522)      (878)         (368)
                                ---------   ----------     ----------    ---------    ---------    --------    ---------
    Net Earnings (Loss)         $     390   $     (247)    $        7    $     537    $     562    $  1,138    $     520
                                =========   ==========     ==========    =========    =========    ========    =========



SUPPLEMENTAL DISCLOSURE:
    Operating Cash Flow (1)                                    $9,141       $6,513       $5,415      $4,973       $3,911
    Cash Flows From Operations                                 $5,144       $3,783       $2,510      $1,771       $2,647
    Cash Flows Used in Investing
       Activities                                            ($5,592)      ($2,853)     ($4,282)   ($1,323)      ($  998)
    Cash Flows From Financing
       Activities                                             $   323      ($  726)      $1,865    ($  530)      ($1,830)

(1) "Operating Cash Flow" as shown in the Supplemental Disclosure is defined as EBIT (earnings before interest and taxes) before any non-cash charges including depreciation, amortization and inventory write-downs. The amount for 1997 also excludes $969 in startup costs related to the North Carolina facility which produced no revenues in fiscal 1997 but is expected to produce revenue in fiscal 1998. The Company has presented "Operating Cash Flow" in addition to the other selected financial data of Morton because the Board of Directors of MLX considered Morton's operating cash flow (as defined) as a more accurate measure of Morton's ability to generate cash from its operations than "cash flows from operations" as determined in accordance with generally accepted accounting principles.

      "Operating Cash Flow" is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Company's audited consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles.

                                  THREE MONTHS ENDED
                                     SEPTEMBER 30,                        FOR THE FISCAL YEAR ENDED JUNE 30,
                                 ---------------------       ----------------------------------------------------------
MORTON                            1997          1996           1997         1996        1995        1994          1993
METALCRAFT:                      -------       -------       -------      -------      -------     -------      -------
                                                                         (IN 000'S EXCEPT FOR PER SHARE DATA)
PER SHARE DATA:
    Weighted average
       outstanding
       common shares and
       dilutive options and
       warrants                   359,342       357,460       359,342      357,460      381,781     510,000      510,000
    Earnings (loss)
       per share                    $0.01        $(0.01)        $0.02        $1.50        $1.47       $2.23        $1.02

FINANCIAL POSITION (AT END
OF PERIOD)
    Working capital               $   379                     $ 2,147      $ 4,078      $ 4,548     $   528     $    177
    Total assets                   37,426                      34,362       29,576       27,550      23,576       21,209
    Long-term liabilities          27,757                      27,861       27,673       27,456       9,168       10,390
    Stockholders' equity
    (deficit)                     $(8,709)                    $(9,099)     $(9,106)     $(9,644)    $ 2,564     $  1,426
Book value per common
share                             $(41.47)                    $(43.33)     $(43.36)     $(45.92)    $  5.03     $   2.80
                                  =======                     =======      =======      =======     =======     ========

                    SELECTED HISTORICAL FINANCIAL DATA OF MLX
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                            NINE MONTHS ENDED
                                               SEPTEMBER 30                              YEAR ENDED DECEMBER 31
                                     ----------------------------------     -----------------------------------------------
                                       1997         1996         1996         1995         1994         1993         1992
                                     --------     --------     --------     --------     --------     --------     --------
Operating Data:
  Net sales .....................    $   --       $   --       $   --       $   --       $   --       $   --       $   --
  General and administrative
    expenses ....................      (2,923)(1)     (806)        (997)      (1,015)        (827)      (1,342)      (1,363)
  Interest income ...............       1,397        1,396        1,876        1,074           17           12         --
  Interest expense ..............        --           --           --           (114)        (202)        (366)      (1,313)
  Other (expense) income ........        --           --           --            (18)         (94)          81          327
  Benefit (provisions) for
    income taxes ................        --           (213)        (317)          18          376          549          799
                                     --------     --------     --------     --------     --------     --------     --------
  Earnings (loss) from
    continuing operations .......      (1,526)         377          562          (55)        (730)      (1,066)      (1,550)
  Discontinued operations (net of
    income taxes) ...............        --           --           --         20,593        3,477        3,105        2,935
  Extraordinary gain on early
    retirement of debt
     (net of income taxes) ......        --           --           --            272         --          3,627        4,124
                                     --------     --------     --------     --------     --------     --------     --------
  Net earnings ..................    $ (1,526)    $    377     $    562     $ 20,810     $  2,747     $  5,666     $  5,509
                                     ========     ========     ========     ========     ========     ========     ========
  Earnings applicable to common
    stock .......................    $ (1,526)    $    377     $    562     $ 20,158     $  1,689     $  4,793     $  5,509
                                     ========     ========     ========     ========     ========     ========     ========
Per Share Data:
  Average outstanding common
    shares and dilutive options .       2,618        2,751        2,755        2,676        2,613        2,620        2,541
  Earnings (loss) per share:
    Continuing operations (net of
    dividends and accretion on
    preferred stock) ............    $  (0.58)    $   0.14     $   0.20     $  (0.26)    $  (0.68)    $  (0.74)    $  (0.73)
    Discontinued operations (net
      of income  taxes) .........        --           --           --           7.69         1.33         1.19         1.28
    Extraordinary gain on early
      retirement of debt
      (net of income taxes) .....        --           --           --           0.10         --           1.38         1.62
                                     --------     --------     --------     --------     --------     --------     --------
   Total ........................    $  (0.58)    $   0.14     $   0.20     $   7.53     $   0.65     $   1.83     $   2.17
                                     ========     ========     ========     ========     ========     ========     ========
Financial Position (at end of
period):
  Working capital (deficit) .....    $ 35,757     $ 37,028     $ 37,304     $ 36,445     $    (42)    $ (1,181)    $ (1,224)
  Total assets ..................      38,020       39,214       39,431       38,509       13,874       11,603       15,065
  Long-term liabilities .........       2,030     $  1,987        1,998        1,957        2,463        2,403       15,158
  Shareholders' equity (deficit)       35,238       36,481       36,764       35,878       10,729     $  7,324     $ (1,844)
  Book value per common share ...    $  13.45     $  13.99     $  14.04     $  13.76     $   1.15           (2)          (2)
                                     ========     ========     ========     ========     ========           ==           ==

(1) Includes $2,225 of Stock Appreciation Rights compensation to the former Chief Executive Officer.

(2) Deficiency in net assets available to common shareholders was $476 in 1993 and $7,844 in 1992.


               SUMMARY PRO FORMA FINANCIAL DATA (UNAUDITED)

     The following tables set forth certain unaudited pro forma condensed combined financial data regarding the financial position and results of operations of Morton and MLX upon completion of the Merger, which will be accounted for as a purchase by Morton of MLX in accordance with generally accepted accounting principles.

     This pro forma condensed combined financial data is based on various assumptions and estimates in arriving at the pro forma adjustments which give effect to the Merger as if the Merger had occurred as of the beginning of the period presented or as of the balance sheet date, should be read in conjunction with the Pro Forma Condensed Combined Financial Data and the notes thereto included in this Proxy Statement as required by the rules and regulations of the SEC, and is provided for comparative purposes only. This pro forma financial information does not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of results which may be obtained in the future.


                                                  (IN THOUSANDS EXCEPT
                                                    PER SHARE AMOUNTS)
                                        ---------------------------------------

                                        THREE MONTHS ENDED      YEAR ENDED
                                        SEPTEMBER 30, 199       JUNE 30, 1997
                                        ---------------------------------------

STATEMENT OF OPERATIONS DATA:
Net sales                                       $20,222         $80,762
Net income (loss)                                   492         (1,540)
Net income (loss) per common share                 0.11          (0.39)

BALANCE SHEET DATA (AT END OF PERIOD)
Total assets                                    $45,039
Long-term liabilities                            17,987
Shareholders' equity                              1,312
Book value per share                                .31



See "Pro Forma Condensed Combined Financial Statements" and the notes thereto.

                               RISK FACTORS

     MLX shareholders should carefully consider the following factors, in conjunction with the other information included in this Proxy Statement (including the documents incorporated by reference herein), in evaluating the matters presented herein.

IMMEDIATE AND SUBSTANTIAL DILUTION

     Pursuant to the Merger, all MLX shareholders (assuming the exercise of all outstanding MLX stock options) will own, in aggregate, 2,667,584 shares of Surviving Company Common Stock. Morton's shareholders will own 1,332,323 shares of Surviving Company Common Stock. In addition, certain managers and shareholders of Morton will convert options on Morton Common Stock into new options to acquire shares of Surviving Company Common Stock, and may also receive options granted under the new 1997 Stock Option Plan. (See "Proposal 3--1997 Stock Option Plan.") After giving effect to the exercise of all such options (but not including options authorized under the 1997 Stock Option Plan), management will own an aggregate of 2,000,000 shares of Surviving Company Common Stock, or 42.8% of the Surviving Company Common Stock outstanding, and the percentage ownership of all existing MLX shareholders and optionholders of the Surviving Company Common Stock, in aggregate, will be 57.2% as a result of the dilution caused by such options. Prior to the Merger, shares of Existing Common Stock had a book value per share of $13.37 at June 30, 1997, assuming the exercise of all outstanding options; after giving effect to the Merger, each share of MLX Common Stock will be converted into one share of the Surviving Company Common Stock which will have a pro forma book deficit of $0.15 at June 30, 1997. As a result of the Merger, holders of MLX Common Stock will experience immediate and substantial dilution in their aggregate percentage ownership of the Surviving Company as well as in the book value of their share ownership. See "Pro Forma Condensed Combined Financial Statements."

RISKS RELATED TO UNUSUAL CAPITAL STRUCTURE


     Pursuant to the Recapitalization Amendment, holders of MLX Class A Common Stock may be subject to new risks due to the creation of MLX Class B Common Stock. Because MLX Class B Common Stock will be entitled to a fluctuating number of votes per share, holders of MLX Class A Common Stock will not know the actual voting power their share ownership represents. The ability of Mr. Morton to control a minimum of 48% of the voting power of the Surviving Company may also cause the market price of the MLX Class A Common Stock to reflect a discount due to the absence of a possible hostile change of control. In addition, the Surviving Company may be subject to higher costs of raising capital by reason of its relatively unusual capital structure. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Certain Potential Disadvantages of the Recapitalization Amendment."

CONTROL BY MR. WILLIAM D. MORTON

     Upon consummation of the Merger, Mr. William D. Morton will own 1,218,990 shares of Surviving Company Class A Common Stock and 100,000 shares of Surviving Company Class B Common Stock representing in the aggregate approximately 32.7% of the total votes associated with issued and outstanding Surviving Company Common Stock. Mr. Morton will also own options on 64,815 shares of Surviving Company Class A Common Stock which will be issued in exchange for Mr. Morton's current options on Morton Common Stock, and will be eligible to receive additional options on shares of the Surviving Company Class A Common Stock issued pursuant to a new stock option plan. (See "Proposal 3--1997 Stock Option Plan.") Assuming the exercise of all options to acquire shares of the Surviving Company's Common Stock to be outstanding upon consummation of the Merger, Mr. Morton will directly control 37.6% of the total votes associated with the Surviving Company's securities. Further, pursuant to the Shareholders Agreement and subject to the terms thereof, the members of the TCR Affiliated Group have agreed to grant Mr. Morton an irrevocable ten year proxy to vote their shares of Surviving Company Common Stock on all matters except with regard to: (i) the liquidation of the Surviving Company; (ii) any sale of all, or substantially all, of the assets of the Surviving Company; and (iii) any merger or consolidation involving the Surviving Company if immediately thereafter, the shareholders of the Surviving Company (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect the directors of the company surviving such merger or consolidation. As a result of this proxy and Mr. Morton's stock ownership, Mr. Morton will be able to cast 56.7% of the total votes of all voting securities of the Surviving Company immediately following the Merger. By virtue of such stock ownership and proxy, Mr. Morton will be able to direct the affairs of the Surviving Company and determine the outcome of most matters required to be submitted to the stockholders for approval, including the election of all directors and amendments of the Surviving Company Articles of Incorporation. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Description of the MLX Class A and MLX Class B Common Stock--Voting Rights."


RISK OF UNAVAILABILITY OF NET OPERATING LOSS CARRYFORWARDS

   There is a risk that the availability of MLX's net operating loss carryforwards could be limited or eliminated under Section 382 or 269 of the Code as a result of the recapitalization and the Merger. See "Proposal 2--The Merger--Certain Federal Income Tax Consequences." The elimination of, or substantial unavailability of, MLX's net operating loss carryforwards could have a material adverse effect on the results of operations and cash flow from operations of the Surviving Company.


ANTI-TAKEOVER CONSIDERATIONS

     The anti-takeover effects of certain provisions in the proposed Articles of Incorporation and By-Laws of the Surviving Company may have the effect of delaying, deferring or preventing a change of control of the Surviving Company, even if a change of control were in the best interests of the shareholders. In addition, Mr. William D. Morton, as a result of ownership of Surviving Company Common Stock following the Merger and in conjunction with the grant to him by members of the TCR Affiliated Group of an irrevocable ten year proxy to vote their shares of Surviving Company except certain circumstances, will be able to cast 56.7% of the votes of all total voting securities of the Surviving Company immediately following the Merger. See "--Control by Mr. William D. Morton." This could have the further effect of decreasing the market value of the Surviving Company Common Stock.

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to the Merger, there has been no public market for the Surviving Company Class A Common Stock. The Surviving Company intends to apply for listing of the Class A Common Stock on the Nasdaq National Market or the Nasdaq Small Cap Market as soon as practicable subsequent to the Merger, but there can be no assurance that its application will be approved or that any trading market will develop for the Surviving Company Class A Common Stock. In particular, listing on the Nasdaq National Market will depend on whether or not the total market capitalization of the Surviving Company Common Stock exceeds $75 million, as to which there can be no assurance. In addition, there can be no assurance that MLX shareholders will be able to sell their shares of Surviving Company Common Stock at prices equal to the price of Existing Common Stock prevailing prior to the Merger.

VOLATILITY OF MARKET PRICE

     After completion of the Merger, the Surviving Company Class A Common Stock could be subject to significant fluctuations due to variations in quarterly operating results and other factors, such as changes in general conditions in the economy or the financial markets, natural disasters, changes in the purchasing patterns of its principal customers or other developments affecting the Surviving Company or its competitors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance, and these broad fluctuations may adversely affect the market price of the Surviving Company Class A Common Stock.

LIMITED TRADING VOLUME OF COMMON STOCK

     Historically, the shares of the Existing Common Stock have had relatively low trading volume in the public markets. During the four week period ended August 31, 1997, for example, the weekly trading volume averaged 2,953 shares. There can be no assurance that the trading volume for the Surviving Company Class A Common Stock will increase or remain constant after the Merger. Low trading volume can influence the trading price of a security, hamper the liquidity of an investment in a security and result in volatility of the price of a security.

NO DIVIDENDS ON COMMON STOCK

     Following consummation of the Merger, it is anticipated that all earnings, if any, of the Surviving Company for the foreseeable future will be retained for ongoing operations and general corporate purposes. In addition, the Surviving Company will be restricted in its ability to declare or pay dividends on its common stock by its credit arrangements that are anticipated to be in effect immediately following consummation of the Merger. Accordingly, management does not expect the Surviving Company to pay any dividends on the Surviving Company's Common Stock for the foreseeable future.

CONCENTRATION OF SALES TO TOP CUSTOMERS

     Sales to Morton's two largest customers accounted for 88% of total revenues in fiscal 1997. Each of these two customers purchases Morton's products at several different manufacturing plants and purchasing decisions are made separately at each such customer plant. In view of the decentralization of purchasing and component part outsourcing decisions at these various plants, as well as the unique and specific services each plant requires, management of Morton considers each plant a distinct and separate customer. Counting each plant as a separate customer, including six plants of its largest customer and five plants of its next largest customer, Morton had 14 customers in fiscal 1997 that accounted for 97% of its total revenues. There can be no assurance that Morton will not lose one or both of its largest customers or some or all of their manufacturing plants as customers. Losing either of Morton's two largest customers or any of their manufacturing plants as customers would have a material adverse affect on Morton's business and results of operations. See "Business of Morton--Customers."

SUBSTANTIAL COMPETITION

     The fabricated sheet metal business is fragmented and highly competitive. Morton's primary competitors include national and regional sheet metal fabricators as well as original equipment manufacturers. Certain of Morton's competitors have significantly greater financial resources than Morton, and there can be no assurance that other large industrial companies will not enter Morton's markets. Many of the products made by Morton were formerly produced by its customers at their own plants. There can be no assurance that these customers will not return to in-house production of Morton's products, or that they will not begin sourcing these products from other competitors of Morton. In addition, some of Morton's customers have begun replacing certain of Morton's steel products with similar products fabricated with plastic. There is no assurance that this trend will not continue or that other replacement materials will not displace Morton's metal-based products. Any of these developments could have a material adverse effect on Morton's business and results of operations.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     Part of Morton's stated business strategy is to grow through the acquisition of complementary businesses. As a result, the Surviving Company's future success will be dependent, in part, upon whether it can identify, finance and acquire suitable acquisition candidates on favorable terms and then integrate and manage such acquired businesses successfully. Acquisitions involve unusual risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, potential increased interest costs, the issuance of additional securities and difficulties of integrating acquired businesses with existing operations. There can be no assurance that the Surviving Company will be able to identify and complete or successfully integrate the acquisition of a sufficient number of businesses to successfully implement its growth strategy. In addition, there can be no assurance that future acquisitions will not have an adverse effect upon the Surviving Company's operating results, particularly during periods in which the operations of acquired businesses are being integrated into the Surviving Company's operations. Morton has no present agreements, commitments or understandings to acquire any other business. Existing or future competitors may also seek to compete with the Surviving Company for acquisition candidates, which could have the effect of increasing the price for acquisitions or reducing the number of suitable acquisition candidates.

     In order to implement its acquisition strategy, the Surviving Company may require additional funding. Future acquisitions could be financed by incurring additional indebtedness or by the issuance of additional equity securities, which could result in dilution to the holders of Surviving Company Common Stock. In addition, significant acquisitions and the financing thereof will most likely require the consent of the Surviving Company's existing lenders, and there can be no assurance that such consent will be granted.

SEASONALITY AND CYCLICALITY OF SALES

     Morton's operating results vary significantly from quarter to quarter due to, among other things, the purchasing schedules of its significant customers. Morton's sales and profits historically have been higher in the first half of the calendar year due to its customers' preparation in the first two quarters for increased demand during the warmer months of the year. Morton's net revenues during the first two quarters of the calendar year accounted for 59% and 55%, respectively, of total net revenues for the fiscal years ended June 30, 1997 and June 30, 1996. Net income during the first two quarters of the calendar years accounted for 71% and 80%, respectively, of total net income for fiscal years 1997 and 1996. A significant adverse trend in operating results during the first two quarters of any calendar year would have a material adverse effect on Morton's business and results of operations for the full year.

     In addition, end users' demand for construction and agricultural equipment is cyclical; demand for construction equipment, for example, depends heavily on new construction. This demand is influenced by many international, national and regional economic and demographic factors, including interest rates, availability of financing, population growth, employment trends and general economic conditions. There can be no assurance that the Surviving Company will not experience future declines in sales due to an economic downturn or that such declines will not have a material adverse effect on the Surviving Company's business and results of operations.

DEPENDENCE ON INFORMATION SYSTEMS

     Morton believes that its computer systems are an integral part of its business and growth strategies. Morton depends on its information systems to design products, process orders, manage inventory and accounts receivable collections, purchase products, ship products on a timely basis, and schedule manufacturing operations. There can be no assurance that a disruption in the operation of Morton's information systems will not occur. Any such disruption could have a material adverse effect on the Surviving Company's business and results of operations. See "Business of Morton--Systems and Controls."

DEPENDENCE ON SUPPLIERS OF RAW MATERIALS

     Raw materials, other than steel, required for Morton's products are generally purchased directly from suppliers on a purchase order basis rather than on a contract basis. Morton places purchase orders once annually which cover its requirements for such year, thus fixing price, quality and availability of steel for a year at a time. There can be no assurance that, absent contracts with firm price and delivery terms, suppliers will not increase their prices, change their credit terms or impose other conditions of sale that may be unfavorable to the Surviving Company. If the Surviving Company experienced difficulty in obtaining raw materials from alternative sources on comparable terms, there could be no assurance that such supplies could be obtained on price and delivery terms favorable to the Surviving Company.

DEPENDENCE ON KEY EMPLOYEES; NEED FOR ADDITIONAL EMPLOYEES

     The Surviving Company's future performance will depend to a significant extent upon the continued contributions of members of Morton's key management, especially Mr. William D. Morton. The loss of the service of any key management employee could have a material adverse effect on the Surviving Company's business and results of operations.

     Management also believes that the Surviving Company's future success will depend, in part, on its ability to identify, attract, train and retain highly skilled managers, engineers, salespeople and manufacturing personnel. Competition for such personnel is intense and there can be no assurance that the Surviving Company will be successful in attracting and assimilating new employees. The inability of the Surviving Company to attract and retain new employees could have a material adverse effect on the Surviving Company's business and results of operations.

RISKS OF BORROWING

     Following the Merger, the Surviving Company will have substantial borrowings. In addition, Morton has signed a commitment letter with a bank agreeing to establish a $50 million credit facility, which, if established, would be available to the Surviving Company after the Merger. See "Related Transactions--Credit Facility Commitment Letter." In the future, the Surviving Company will incur additional indebtedness under existing borrowing facilities or under additional facilities for working capital, capital expenditures or to finance the acquisition of other businesses. Borrowing will increase the risk to the Surviving Company of any variations in the results of operations or any other factors affecting its cash flow or liquidity. In addition, Morton's existing borrowing facilities bear, and future facilities may bear, interest at variable interest rates. Accordingly, increases in applicable interest rates may adversely affect the Surviving Company's business and results of operations.

GOVERNMENT AND ENVIRONMENTAL REGULATIONS

     Morton's facilities and operations are required to comply with and are subject to Federal, state and local environmental and worker health and safety laws, regulations and ordinances, including those relating to air emissions, wastewater discharges and the management and disposal of certain materials, substances and wastes. The nature of Morton's operations and the history of uses at some of its facilities will expose the Surviving Company to the risk of liabilities or claims with respect to environmental and worker health safety matters. There can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

     Future events, such as changes in existing laws and regulations or their interpretations, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Surviving Company's business and results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Surviving Company which may be material.

                           GENERAL INFORMATION;
                      THE MEETING, VOTING AND PROXIES

SPECIAL MEETING OF SHAREHOLDERS OF MLX

     DATE, TIME AND PLACE OF MLX SPECIAL MEETING. The MLX Special Meeting will be held at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia at 11:00 A.M., local time, on December ___, 1997.

     PURPOSE OF THE MEETING. The purpose of the MLX Special Meeting is to consider and vote upon the Proposals and to transact such other business as may properly come before the MLX Special Meeting that are incidental to the conduct of the MLX Special Meeting.

     RECORD DATE AND OUTSTANDING SHARES. Shareholders of record of outstanding shares of Existing Common Stock at the close of business on November 25, 1997 (the "MLX Record Date") are entitled to notice of, and to vote at, the MLX Special Meeting, or at any adjournment or postponement thereof. As of November 21, there were approximately 8,302 beneficial holders of Existing Common Stock, 6,100 record holders of Existing Common Stock, approximately 2,617,584 shares of Existing Common Stock issued and outstanding and 50,000 shares of Existing Common Stock issuable upon exercise of MLX options. The holders of Existing Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders.

     VOTING OF PROXIES. All properly executed proxies that are not revoked will be voted at the MLX Special Meeting in accordance with the instructions contained therein. Proxies returned and containing no instructions will be voted "FOR" approval and adoption of the Proposals, in accordance with the recommendation of the Board of Directors. An MLX shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the MLX Special Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of MLX stating that the proxy is revoked or by attending the MLX Special Meeting and voting in person. Other than approval and adoption of the matters described herein, MLX does not know of any matters that are to come before the MLX Special Meeting. Should any other business properly come before the MLX Special Meeting, the proxy holders will have discretionary authority to vote the shares of MLX Common Stock represented thereby on such matters in accordance with their best judgment.

     VOTE REQUIRED. Under the GBCC, approval of Proposals 1 and 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock, and Proposal 3 will be approved if the votes cast in favor of approving the 1997 Stock Plan exceed the votes cast against the 1997 Stock Plan. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Existing Common Stock is necessary to constitute a quorum at the MLX Special Meeting. If, however, a majority of shares of Existing Common Stock is not present or represented at the MLX Special Meeting, the MLX shareholders entitled to vote thereat, present in person or by proxy, can adjourn the meeting from time to time, until a quorum is present. The persons named in the proxies will vote in favor of such adjournment those proxies which direct them to vote in favor of the Merger Proposal and will vote against any such adjournment those proxies to be voted against such proposals. Proposals 1 and 2 are contingent upon the approval of each other.

     Abstentions and broker non-votes (I.E., shares of Existing Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable Securities and Exchange Commission rules or the instrument under which it serves in such capacity or (iii) the record holder has indicated on the proxy card or otherwise notified MLX that such record holder does not have authority to vote on that matter) are counted for purposes of determining the existence of a quorum for the transaction of business and will have the effect of a vote against Proposals 1 and 2 because a shareholder or broker who abstains from voting on the resolution to authorize and approve such proposals would be recorded as having abstained and could not be counted in determining whether the necessary majority vote had been obtained. Proposal 3 will be approved if votes cast in favor of the 1997 Stock Plan exceed the votes cast opposing the plan; accordingly such an abstention would have no effect on the adoption of Proposal 3.

     As of the MLX Record Date, the executive officers and directors of MLX (and their affiliates) holding an aggregate of 27,576 shares of Existing Common Stock, representing approximately 1.1% of the outstanding shares of Existing Common Stock, have indicated an intention to vote in favor of Proposals 1, 2 and 3 at the MLX Special Meeting. In addition, members of the TCR Affiliated Group, which as of the date hereof owns in the aggregate approximately 37.8% of the outstanding shares of Existing Common Stock, has entered into a voting agreement, dated as of October 20, 1997 (the "Voting Agreement"), with Morton, pursuant to which the TCR Affiliated Group has agreed to vote all shares of Existing Common Stock owned by it in favor of each of the Proposals.

     EXPENSES; SOLICITATION OF PROXIES. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of MLX in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and MLX will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                  PROPOSAL 1--PROPOSED AMENDMENT TO MLX'S
                        ARTICLES OF INCORPORATION

GENERAL

     For the reasons set forth herein, and recognizing the potential advantages, disadvantages and other effects described below, the Board of Directors unanimously recommends that the shareholders approve an amendment (the "Recapitalization Amendment") to MLX's Articles of Incorporation (the "Amended Articles") which would (i) reclassify each outstanding share of the existing MLX Common Stock (the "Existing Common Stock") as one share of Class A Common Stock (the "MLX Class A Common Stock"); (ii) establish a new class of common stock known as Class B Common Stock (the "MLX Class B Common Stock"); and (iii) establish the rights of each class of such stock. The MLX Class A Common Stock and the MLX Class B Common Stock are sometimes referred to collectively herein as the "MLX Common Stock." Upon the effectiveness of the Recapitalization Amendment, the number of authorized shares of MLX Common Stock would be 20,200,000, consisting of 20,000,000 shares of MLX Class A Common Stock and 200,000 shares of MLX Class B Common Stock.

     If the Recapitalization Amendment is approved, each outstanding share of Existing Common Stock will, as of the filing by MLX of the Recapitalization Amendment with the Secretary of State of Georgia (the "Effective Time") and without any further action by MLX or any shareholder, be automatically reclassified into one share of MLX Class A Common Stock. Although MLX presently intends to file the Recapitalization Amendment on the day it is approved by the shareholders, the Board reserves the right to delay or abandon the Recapitalization Amendment.


     If the Recapitalization Amendment is approved, an aggregate of 100,000 shares of MLX Class B Common Stock will be issued to Terbem Limited, Quilvest American Equity, TCR International Partners, L.P., TCRI Offshore Partners CV and Bobst Investment Corp., affiliates of TCR which together own approximately 37.8% of the issued and outstanding shares of Existing Common Stock (the "TCR Affiliated Group") in exchange for 100,000 shares of Class A Common Stock then owned by the TCR Affiliated Group. In addition, in connection with the consummation of the Merger, an additional 100,000 shares will be issued to Mr. William D. Morton and his affiliates (the "Morton Affiliated Group"). No other specific transactions involving the issuance of additional shares of MLX Class B Common Stock are presently contemplated, and other than in connection with the consummation of the Merger and in connection with the 1997 Stock Plan, no specific transactions involving the issuance of additional shares of MLX Class A Common Stock are presently contemplated. Accordingly, all 200,000 authorized shares of MLX Class B Common Stock will be held by the TCR Affiliated Group and the Morton Affiliated Group.


     Following implementation of the Recapitalization Amendment, the Class A Common Stock will continue to have the rights of the Existing Common Stock. The rights of the MLX Class B Common Stock will, upon issuance, differ from the MLX Class A Common Stock with respect to voting and convertibility, but otherwise will be substantially the same as the Class A Common Stock. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Description of the MLX Class A and MLX Class B Common Stock."

     Certain of the advantages, disadvantages and other effects of the Recapitalization Amendment are described below. MLX URGES EACH SHAREHOLDER TO READ CAREFULLY THE DESCRIPTION OF THE RECAPITALIZATION AMENDMENT HEREIN AND THE TEXT THEREOF AS SET FORTH IN FULL IN ANNEX A TO THIS PROXY STATEMENT.

SHAREHOLDER VOTE REQUIRED; NO DISSENTERS RIGHTS

     The affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock is required to approve the Recapitalization Amendment. Shareholders will have no dissenters rights with respect to the Recapitalization Amendment. The combined beneficial ownership of the outstanding Existing Common Stock by the TCR Affiliated Group and the directors of MLX as of September 30, 1997 was 1,010,754 shares (approximately 38.6% of the outstanding shares). The TCR Affiliated Group and its affiliates and the directors have agreed to vote in favor of the Recapitalization Amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth below, and recognizing the potential disadvantages and other effects discussed in the remaining Sections of this Proposal 1, the Board believes that the Recapitalization Amendment is in the best interests of MLX and its shareholders and recommends a vote "FOR" the Recapitalization Amendment. The enclosed proxy will be so voted unless the shareholder executing it specifically votes against the Recapitalization Amendment or abstains from voting by marking the appropriately designated block on the proxy.

     Certain directors of MLX are also officers of TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

BACKGROUND AND REASONS FOR THE RECAPITALIZATION AMENDMENT

     As described elsewhere herein, MLX has been actively engaged in the search for a suitable acquisition candidate since its sale of S.K. Wellman, its last remaining operating business, in 1995. Since such sale, MLX and other interested persons have examined over 150 potential candidates, but, with the exception of the Merger Agreement, MLX has entered into a binding agreement with none of them. For a variety of reasons discussed elsewhere herein, following discussions with Morton and its representatives, the MLX Board determined that the Recapitalization Amendment and the Merger is desirable and in the best interests of the MLX shareholders.

     From the outset of discussions with Morton and its representatives, Mr. William D. Morton, President and Chief Executive Officer of Morton and the holder of approximately 83% of the issued and outstanding shares of Common Stock of Morton, made it clear to MLX and its representatives that Morton would only consider a transaction in which Mr. Morton would obtain voting control of the entity resulting from any such transaction. Throughout the negotiation of the terms of the proposed Merger, Mr. Morton continued to require such voting control as a condition to Morton's participation in any transaction with MLX.

     Prior to the Effective Date, Morton will be recapitalized to create a Class A Common Stock and Class B Common Stock of Morton, and the Morton shareholders will effectuate the Morton's Stock Split in order to provide for the one-for-one exchange rate in the Merger. All shares of Morton Class B Common Stock will be held by the Morton Affiliated Group, and at the Effective Time such shares will be converted into the right to receive an equal number of shares of MLX Class B Common Stock. In addition, at the Effective Time the Morton Affiliated Group will enter into the Shareholders Agreement (as defined herein) with the TCR Affiliated Group pursuant to which, among other things, the members of the TCR Affiliated Group will grant, subject to the terms of the Shareholders Agreement, to the Morton Affiliated Group a proxy to vote all their shares of Surviving Company Common Stock in connection with most matters to be voted on by the MLX Shareholders. See "Related Transactions--Shareholders Agreement."


     MLX, with advice from legal counsel and the approval of the Transaction Committee consisting only of members of the Board of Directors who are not affiliated with the TCR Affiliated Group (see Proposal 2--The Merger--Background of the Merger"), concluded that the creation of the MLX Class B Common Stock and the issuance of such shares to the TCR Affiliated Group, and, in connection with the Merger, to the Morton Affiliated Group, together with the Shareholders Agreement, were an appropriate way to satisfy Mr. Morton's requirement to maintain voting control of the Surviving Company.


CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION AMENDMENT

     While the MLX Board has unanimously determined that the Recapitalization Amendment is in the best interests of MLX and its shareholders, the MLX Board recognizes that the Recapitalization Amendment may result in certain disadvantages. For example, the Recapitalization Amendment, in combination with the proxy and other provisions of the Shareholders Agreement will permit Mr. Morton to elect all of the directors of the Surviving Company and therefore control and direct the policies of the Board. In addition, Mr. Morton will be able to control the vote on almost all matters submitted to a vote of the Surviving Company's shareholders, but not with respect to certain extraordinary transactions, such as mergers and sales of all or substantially all of the Surviving Company's assets. In the event, however, that the TCR Affiliated Group votes against any such transaction that is approved by the Board of Directors of the Surviving Company and such transaction is not approved, the Morton Affiliated Group will have the right to put their shares of Surviving Company Common Stock to the TCR Affiliated Group.

     In addition, the overall effect of the Recapitalization Amendment and the Shareholders Agreement may be to deter the acquisition of control of the Surviving Company through a tender offer or proxy contest that a majority of shareholders might view to be in their best interests. As a result, together they may deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace directors. While the Board believes that this may be true, it also believes that the advantages of the Recapitalization Amendment significantly outweigh this disadvantage. Making the Surviving Company less vulnerable to a hostile takeover also means that any proposed acquisition of the Surviving Company would have to be negotiated with Mr. Morton, and this could result in a potentially greater premium. Moreover, with the exception of voting to approve such a transaction (and the voting rights of any shares to be issued in such a transaction), the Recapitalization Amendment also requires the holders of the Class A Common Stock to be treated equally with the holders of the Class B Common Stock with respect to mergers, consolidations, share exchanges or any liquidation or dissolution. See "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Description of the MLX Class A and MLX Class B Common Stock." MLX is not aware of any interest by any person in acquiring any significant amount of the common stock or otherwise acquiring control of MLX.

DESCRIPTION OF THE MLX CLASS A AND MLX CLASS B COMMON STOCK

     The Recapitalization Amendment will reclassify the Existing Common Stock into Class A Common Stock, par value $.01 per share, create a series of Class B Common Stock, par value of $.01 per share, and retain the authority of MLX to issue preferred stock. The rights of each class are set forth in Article II of MLX's Articles of Incorporation, as proposed to be amended (the "Amended Articles"). The following summary, which describes the material characteristics of the MLX Class A and MLX Class B Common Stock, should be read in conjunction with, and is qualified in its entirety by reference to, the Amended Articles as set forth in Annex A to this Proxy Statement.

     DIVIDENDS. Subject to the rights of the holders of any class of preferred stock, holders of record of shares of MLX Common Stock on the record date fixed by MLX's Board will be entitled to receive such dividends as may be declared by the Board out of funds legally available for such purpose. No dividends may be declared or paid in cash or property on any share of either class of MLX Common Stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of MLX Common Stock. In the case of any stock dividend, holders of MLX Class A Common Stock are entitled to receive the same MLX dividend (payable in shares of

Class A Common Stock) as the holders of Class B Common Stock receive (payable in shares of Class B Common Stock).


     VOTING RIGHTS. Holders of shares of MLX Class A Common Stock and MLX Class B Common Stock will vote as a single class on all matters submitted to a vote of the shareholders, with each share of MLX Class A Common Stock entitled to one vote and each share of MLX Class B Common Stock entitled to the number of votes determined as described below. Each share of MLX Class B Common Stock will be entitled to such number of votes, which number will fluctuate from time to time, as will be required to ensure that the aggregate votes available to be cast by each Affiliated Group that is the holder of MLX Class B Common Stock (with respect to such Affiliated Group's MLX Class B Common Stock together with certain shares of MLX Class A Common Stock held by such Affiliated Group) will be equal to 24% of the total votes available to be cast by all holders of MLX Common Stock, regardless of class. The shares of MLX Class B Common Stock will be held immediately following the Merger by two separate Affiliated Groups resulting in a total of 48% of the voting power of all MLX Common Stock being controlled by these Affiliated Groups by virtue of the special voting rights of the MLX Class B Common Stock. The Shares of MLX Class B Common Stock will be convertible into shares of MLX Class A Common Stock in certain circumstances. The Affiliated Groups are defined in the Amended Articles as (i) the TCR Affiliated Group and (ii) William D. Morton and/or members of his immediate family. The voting power of the individual shares of MLX Class B Common Stock with respect to each Affiliated Group will be determined as of the record date for each shareholders meeting. Upon the issuance of the MLX Class B Common Stock, each share of MLX Class B Common Stock initially will have approximately
 .72 votes per share.


     For purposes of calculating the number of votes per share attributable to the MLX Class B Common Stock, certain shares of MLX Class A Common Stock (the "Designated Shares") owned by each Affiliated Group on the Effective Date, other than approximately 338,990 shares of MLX Class A Common Stock held by Mr. Morton, will be aggregated with the votes attributable to the MLX Class B Common Stock in order to ensure that such Affiliated Group has 24% of MLX's outstanding voting power with respect to such Designated Shares and such MLX Class B Common Stock. If an Affiliated Group owns MLX Class A Common Stock in addition to its Designated Shares, such Affiliated Group will also vote such additional MLX Class A Voting Stock, thus having voting power in excess of 24%. Based on the current ownership of Existing Common Stock by the TCR Affiliated Group and the transactions contemplated by the Merger Agreement, each Affiliated Group will own 880,000 Designated Shares at the Effective Time.

     If any Designated Shares of an Affiliated Group are sold or transferred to persons outside such Affiliated Group, this will have the effect of increasing the votes per share of the MLX Class B Common Stock with respect to such Affiliated Group. Any shares of MLX Class A Common Stock which are transferred by a member of an Affiliated Group will generally be deemed to reduce Designated Shares, thus increasing the votes per share attributable to the MLX Class B Common Stock by an amount sufficient to maintain the voting power of the Affiliated Group at 24% of the votes eligible to be cast at any meeting of shareholders. In general, if an Affiliated Group acquires additional shares of MLX Class A Common Stock after the Effective Time, such shares will not be considered Designated Shares, unless Designated Shares have previously been transferred, in which case such newly acquired shares will be deemed to be Designated Shares until the Affiliated Group's Designated Shares equals 888,000.

     Conversions of shares of MLX Class B Common Stock into shares of MLX Class A Common Stock and transfers of MLX Class B Common Stock, although prohibited by the terms of the Shareholders Agreement, will reduce, on a pro rata basis, the guaranteed percentage vote to which the selling Affiliated Group is entitled by reason of its ownership of its then remaining shares of MLX Class B Common Stock.

     LIQUIDATION RIGHTS. Upon liquidation, dissolution or winding-up of MLX, the holders of the MLX Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and payment in full to any holders of preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.

     MERGERS, CONSOLIDATIONS AND SHARE EXCHANGES. Each holder of MLX Class A Common Stock will be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of MLX Class B Common Stock in a merger or consolidation of the Surviving Company or statutory share exchange involving the Surviving Company Common Stock, provided that in any such event, if shares of common stock are issued in the transaction, holders of the MLX Class B Common Stock may be entitled to receive shares with voting rights substantially equivalent to those provided in the Amended Articles.

     OTHER PROVISIONS. Each share of MLX Class B Common Stock will be convertible, at the option of its holder, into one share of MLX Class A Common Stock at any time. Each share of MLX Class B Common Stock will convert automatically and without the requirement of any further action into one share of MLX Class A Common Stock upon its sale or other transfer to a party unaffiliated with the Affiliated Group of the transferor, and each share of MLX Class B Common Stock will convert automatically and without the requirement of any further action into one share of MLX Class A Common Stock on the tenth anniversary of the Effective Date. No class of MLX Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other class of MLX Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

     PREEMPTIVE RIGHTS. The Existing Common Stock does not, and the MLX Class A Common Stock and MLX Class B Common Stock will not, have preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Surviving Company or any other securities convertible into shares of any class of stock of the Surviving Company.

     TRANSFERABILITY; TRADING MARKET. The MLX Class A Common Stock will be freely transferable, and, subject to applicable securities laws, shareholders of the Surviving Company generally will not be restricted in their ability to sell shares of MLX Class A Common Stock. The MLX Class B Common Stock will not be registered under the Securities Act of 1933 (the "Securities Act"), as amended, and will be subject to restrictions on transferability under such Securities Act as well as pursuant to the Shareholders Agreement. It is expected that, as soon as practicable after the Merger, the Surviving Company will file an application to list the Surviving Company Class A Common Stock on the Nasdaq National Market or the Nasdaq Small Cap Market, depending on the market capitalization of the Surviving Company at such time.

RELATIVE OWNERSHIP INTEREST AND VOTING POWER

     The Recapitalization Amendment will reclassify each share of Existing Common Stock into one share of MLX Class A Common Stock and 100,000 shares of the MLX Class B Common Stock, then having one vote per share, will be issued to TCR Affiliated Group in exchange for 100,000 shares of their Class A Common Stock. As a result, the relative ownership interest and voting power of each holder of Existing Common Stock will be the same immediately after implementation of the Recapitalization Amendment as it was immediately prior thereto. However, upon consummation of the Merger and execution of the Shareholders Agreement, 200,000 shares of MLX Class B Common Stock will be outstanding, all of which will be voted by Mr. Morton, resulting in Mr. Morton controlling directly and by virtue of the Shareholders Agreement, approximately 56.7% of the voting power of all shares of MLX.

BOOK VALUE AND EARNINGS PER SHARE

     The percentage interest of each shareholder in the total equity of MLX will remain unchanged immediately after the Recapitalization Amendment.

     As with any issuance of equity securities, a subsequent issuance of either class of MLX Common Stock, such as the issuance of MLX Common Stock in the Merger, may cause dilution of the economic interest that each outstanding share represents. Because each class of MLX Common Stock is entitled to share equally with the other class as to all economic benefits, issuances of either class of MLX Common Stock may have a dilutive effect on the economic interest of each outstanding share of both classes.

EMPLOYEE STOCK OPTION PLAN

     MLX has outstanding options to purchase 50,000 shares of Existing Common Stock pursuant to its Employee Stock Option Plan (the "Plan"). The Board has approved amendments to the Plan designed to conform it and the options granted thereunder to the Surviving Company's capital structure after the Recapitalization Amendment.

     The amendments to the Plan provide that each option outstanding on the Effective Date of the Recapitalization Amendment will be converted into an option to purchase an equal number of shares of MLX Class A Common Stock. The exercise price per share for each option will remain the same immediately following the Recapitalization Amendment. Votes cast "For" approval of the Recapitalization Amendment will constitute votes for approval of the amendments to the Plan. The amendments will be effective on the effective date of the Recapitalization Amendment.

FEDERAL INCOME TAX CONSEQUENCES

     MLX has been advised by outside legal counsel that, in general, for Federal income tax purposes (i) the reclassification of Existing Common Stock into the MLX Class A Common Stock will not result in the recognition of taxable income by any shareholder of MLX, (ii) neither the MLX Class A Common Stock nor the MLX Class B Common Stock will constitute "Section 306 stock" within the meaning of
Section 306(c) of the Internal Revenue Code of 1986, as amended (the "Code"),
(iii) the cost or other basis of each share of MLX Class A Common Stock will be the same as shares of Existing Common Stock on the effective date of the Recapitalization Amendment, (iv) if shares of Existing Common Stock were held as capital assets immediately before the effective date of the Recapitalization Amendment, the holding period for each share of MLX Class A Common Stock will include such shareholder's holding period for the share of Existing Common Stock, and (v) no gain or loss will be recognized on any subsequent conversion of MLX Class B Common Stock into MLX Class A Common Stock.

SECURITIES ACT OF 1933

     Both the Recapitalization Amendment and the issuance of the Class B Common Stock to the TCR Affiliated Group will also be exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Consequently, MLX is not required to register and has not registered the MLX Class A Common Stock nor MLX Class B Common Stock under the Securities Act. Shares of MLX Class A Common Stock held by shareholders, other than affiliates of MLX, may be sold in the same manner as the Existing Common Stock. Affiliates of MLX will continue to be subject to the restrictions on such sales specified in Rule 144 under the Securities Act.

EFFECT ON PREFERRED STOCK

     The Recapitalization Amendment will not have any effect on the number of authorized shares of the MLX's preferred stock or the ability of the Board to issue shares of preferred stock and to fix the rights, powers or limitations thereof. No shares of preferred stock are outstanding, and MLX has no current plans to issue any such preferred stock.

SUBSEQUENT AMENDMENTS

     The Recapitalization Amendment will not prevent MLX from taking any action, or otherwise affect MLX's ability, with the requisite approval of its Board of Directors, shareholders and any national securities exchange in which securities of MLX may be listed, as applicable, to adopt any future amendments to its Articles of Incorporation for the purpose of further changing MLX's capital structure or for any other lawful purpose.

INTEREST OF CERTAIN PERSONS

     The TCR Affiliated Group beneficially owns in the aggregate 988,178 shares (approximately 37.8%) of the Existing Common Stock. Following the Recapitalization Amendment and the Merger, the TCR Affiliated Group and such affiliates will beneficially own an aggregate of 888,178 shares (approximately 24%) of the MLX Class A Common Stock and 100,000 shares (50%) of the MLX Class B Common Stock. The TCR Affiliated Group's economic interest in the Surviving Company immediately after the Effective Time of the Merger will be 25%. However, even if it disposes of a substantial portion of its MLX Class A Common Stock, its holdings of MLX Class B Common Stock will guarantee it at least 24% of the outstanding voting power of the Surviving Company for the foreseeable future. Consequently, the TCR Affiliated Group may be deemed to have an interest in the Recapitalization Amendment because it will allow it to retain a significant voting interest in the Surviving Company, even if it disposes of a substantial portion of its MLX Class A Common Stock. The TCR Affiliated Group, however, has entered into a Shareholders Agreement with Mr. William D. Morton pursuant to which Mr. Morton will be granted a proxy to vote all of the Surviving Company Common Stock owned by the TCR Affiliated Group after the Effective Time of the Merger, subject to certain exceptions. The Shareholders Agreement also restricts transfer by the TCR Affiliated Group of Surviving Company Common Stock for ten years. See "Related Transactions--Shareholders Agreement."

     The Board of Directors of MLX has provided a letter to the TCR Affiliated Group granting the TCR Affiliated Group consent to transfer to any person all or any MLX Common Stock owned by them under certain circumstances. Without the Board's consent, some sales would be prohibited by MLX's Articles of Incorporation. See "Related Transactions--Consent Letter from the Board of Directors of MLX."

     Certain directors of MLX are also officers of TCR, certain affiliates of which comprise the TCR Affiliated Group. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

SURRENDER AND DISTRIBUTION OF COMMON STOCK CERTIFICATES

     As soon as practicable after the Recapitalization Amendment, American Stock Transfer and Trust Co., as transfer agent, will deliver to each record holder of Existing Common Stock on the Effective Date (i) an executed transmittal letter requesting each such record holder to surrender all certificates representing shares of Existing Common Stock to the transfer agent so new certificates representing the same number of shares of MLX Class A Common Stock may be issued to such record holder, and (ii) upon receipt of such a letter of transmittal properly completed and such certificates representing Existing Common Stock, a certificate representing that number of shares of MLX Class A Common Stock which is equal to the number of shares of Existing Common Stock then registered in each shareholder's name. Although the Existing Common Stock certificates will no longer specify the correct designation of shares, the Existing Common Stock certificates will, until surrendered as provided in the transmittal letter, represent that number of shares of MLX Class A Common Stock which is equal to the number of shares represented by Existing Common Stock certificates.

SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO MLX WITH
THE ENCLOSED PROXY.

RECOMMENDATION OF BOARD OF DIRECTORS

     The MLX Board of Directors has unanimously approved Proposal 1 and recommends that its shareholders vote "FOR" Proposal 1. Notwithstanding the foregoing, approval of Proposal 1 is contingent upon approval of Proposal 2.

     Certain directors of MLX are officers of TCR, certain affiliates of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

                           PROPOSAL 2--THE MERGER

THE MERGER

     Pursuant to the Merger Agreement, Morton will merge with and into MLX, with MLX being the surviving corporation. As a result of the Merger, Morton will cease to exist as a separate corporate entity and the Surviving Company will succeed to and assume all the rights and obligations of Morton in accordance with the GBCC. In connection with the Merger, (i) each outstanding share of Morton Class A Common Stock will be converted into the right to receive one share of Surviving Company Class A Common Stock and each outstanding share of Morton Class B Common Stock will be converted into the right to receive one share of Surviving Company Class B Common Stock, and (ii) each outstanding option to acquire a share of Morton Class A Common Stock will be converted into the right to receive an option to acquire one share of Surviving Company Class A Common Stock. Prior to the Effective Date, Morton will be recapitalized to create Class A Common Stock and Class B Common Stock of Morton. As a result of the Morton recapitalization, the Morton Stock Split and the acquisition of Morton Common Stock by MLX pursuant to the Securities Purchase Agreement, at the Effective Time there will be 1,232,323 shares of Morton Class A Common Stock issued and outstanding, 667,677 shares of Morton Class A Common Stock reserved for issuance upon exercise of Morton Options and 100,000 shares of Morton Class B Common Stock issued and outstanding. The only holder of Morton Class B Common Stock who will obtain MLX Class B Common Stock is William D. Morton. See "--Terms of the Merger Agreement." As majority shareholder of Morton, Mr. Morton has approved the Merger on behalf of Morton shareholders.

     In connection with the Merger, MLX and certain holders, including Mr. Morton, of Morton Class A Common Stock, Morton Options and Morton Warrants have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which MLX has agreed to purchase a certain number of shares of Morton Class A Common Stock, Morton Options and Morton Warrants for cash immediately prior to consummation of the Merger. See "Related Transactions--Securities Purchase Agreement."

     In connection with the Securities Purchase Agreement, MLX and Morton have entered into a Note Redemption Agreement ("Note Redemption Agreement") with Connecticut General Life Insurance Company ("CGLIC") and CIGNA Mezzanine Partners III, L.P. ("CMP", and together with CGLIC, "CIGNA") pursuant to which MLX and Morton have agreed to prepay the Note. See "Related Transactions--Note Redemption Agreement."

     In addition, in connection with the Merger, the TCR Affiliated Group and Mr. Morton intend to enter into the Shareholders Agreement, pursuant to which the TCR Affiliated Group has agreed to grant Mr. Morton the Proxy and each of the TCR Affiliated Group and Mr. Morton have agreed to certain restrictions on transfer of the

Surviving Company Common Stock. See "Related Transactions--Shareholders Agreement."

BACKGROUND OF THE MERGER

     MLX was formed as a result of a reorganization of a predecessor corporation in 1984. On June 30, 1995, MLX completed the sale of all the common stock of its subsidiary, S.K. Wellman Limited, Inc., MLX's last remaining operating business. Since that date, MLX has been engaged in the active search for acquisition opportunities which meet its financial acquisition criteria.

     While MLX presently has no operating businesses, MLX considers its business to be that of seeking to acquire an operating business, and therefore believes that it is not an investment company as defined in the Investment Company Act of 1940 (the "1940 Act"). In 1996 MLX prepared and submitted an application to the SEC requesting an exemption from certain provisions of the 1940 Act until December 31, 1997. On May 19, 1997, the SEC issued an exemptive order pursuant to the 1940 Act which exempts MLX from most provisions of the 1940 Act through December 31, 1997. If MLX has not entered into a binding agreement to acquire an operating business by December 31, 1997, MLX will be required either to obtain an extension of such order or register under the 1940 Act, in which case it will become subject to regulation thereunder. Registration would add complexity to MLX's pursuit of its acquisition strategy, increase its administrative expenses and fundamentally alter the presentation of its financial statements.

     In addition to undertaking its own review of acquisition candidates and considering acquisition opportunities presented by shareholders and other interested third parties, MLX has reviewed various acquisition candidates brought to its attention by TCR, an investment advisor to certain shareholders of MLX who own approximately 37.8% of the issued and outstanding shares of MLX Common Stock. MLX has generally focused its search for acquisition candidates on mid-sized businesses involved in the manufacture, distribution or assembly of non-consumer products which offer continuing management. MLX has not formally engaged any investment banking firm or other person to represent it in connection with its search. As a result of its own efforts and those of TCR and other financial intermediaries, since June 1995 MLX has evaluated more than 150 potential acquisition opportunities in a wide array of industries, and has made offers or engaged in extensive valuation discussions in more than ten situations. Except for the Merger Agreement, MLX has not entered into any binding acquisition agreements.

     In June 1997, Mark W. Mealy of Bowles Hollowell Conner & Co. ("BHC"), which had been retained by Morton to assist it in connection with a possible transaction involving Morton, contacted H. Whitney Wagner, a Managing Director of TCR (who is also a director of MLX), regarding a possible combination of MLX and Morton. Mr. Mealy and Mr. Wagner had conversations regarding the possibility of such an acquisition on several occasions during June and July 1997.

     On August 22, 1997, Mr. Wagner, in his capacity as Managing Director of TCR, executed a confidentiality agreement with Morton. Although the confidentiality agreement did not refer specifically to MLX, Mr. Wagner understood, on the basis of his prior conversations with Mr. Mealy, that Morton had consented to the disclosure of any information covered by the confidentiality agreement to MLX, and that the purpose of the letter was to enable information to be furnished by Morton for the purpose of enabling MLX to consider the acquisition of Morton. In undertaking to receive the information to be provided by Morton, Mr. Wagner was acting in his capacity as a director of MLX and it was understood by both Mr. Wagner and Mr. Mealy, the representative of Morton, that Mr. Wagner would convey information received pursuant to the confidentiality agreement to MLX's Board of Directors, officers and advisors in connection with MLX's evaluation of a potential transaction involving Morton. In connection with this evaluation, it was also understood that TCR would provide assistance to MLX and its Directors in performing such evaluation, in view of the fact that MLX had a total of only two employees and did not have the staff resources to assist the Directors in conducting such an evaluation. In the confidentiality agreement, TCR (and, by inference, MLX) agreed to retain in strict confidence all information conveyed to it by Morton or its agents, subject to customary exceptions, and agreed to use such information only in connection with MLX's consideration of whether to purchase Morton.


     Subsequently, Mr. Mealy and Mr. Wagner spoke in general terms about potential structures for a business combination, and Mr. Mealy expressed the concern of William Morton, President and Chief Executive Officer of Morton, that he retain control of the business of Morton following any transaction. Messrs. Mealy and Wagner agreed to a meeting on September 5, 1997 to be attended by Mr. Morton.


     During the period from late August until the September 5, 1997 meeting, BHC sent to TCR a draft of the executive summary portion of a private offering memorandum regarding Morton that BHC was in the process of preparing and certain other financial information regarding Morton. From the time of its receipt of these materials until the execution of the Merger Agreement, TCR assisted MLX in conducting an evaluation of Morton. TCR has received and will receive no fees or any other compensation for providing such services to MLX.


     On September 5, 1997, Messrs. Morton and Mealy met with Mr. Wagner and J. William Uhrig, both directors of MLX and Managing Directors of TCR, at TCR's offices in New York City. At this meeting Mr. Morton made a presentation to TCR which provided an overview of the business, operations and management of Morton. The specific terms of a potential transaction were not discussed, but Mr. Morton reiterated his position that he retain control following any transaction.

     On September 9, 1997, Mr. Mealy telephoned Mr. Wagner to discuss Morton's general objectives with respect to a transaction with MLX. Also on September 9, MLX held a meeting of its Board of Directors in Detroit, Michigan to discuss the status of MLX's search for suitable acquisition candidates and, in particular, four such candidates that were being evaluated by management and TCR. Also present at this meeting was Thomas C. Waggoner, President and Chief Executive Officer of MLX. The potential acquisition of Morton was not presented to the Board of Directors at this time, however, because the discussions with Morton to that date were of a preliminary nature and, unlike the transactions that were discussed, execution of a definitive agreement, or a non-binding agreement in principle, with Morton was not yet imminent. The MLX Board decided that Mr. Waggoner should focus on one of the four candidates and defer action on the other three. This decision was based on the Board of Directors' judgment at such time that the selected business had the best growth prospects of the four, was most likely to result in a completed transaction, and could be purchased at a reasonable valuation. The Board also approved the formation of a Transaction Committee to consider issues relating to the proposed transaction. The members of the Transaction Committee are: Alfred R. Glancy III, S. Sterling McMillian, III, and W. John Roberts, each of whom is unaffiliated with the TCR Affiliated Group.

     Talks with this candidate ended during the week of September 10, 1997 because the management of such candidate, who owned a portion of the business, were dissatisfied with the valuation offered by MLX. Thereafter, Mr. Waggoner resumed his review of and/or discussions with the other three potential candidates referred to above. Discussions with each of these three potential candidates were ultimately discontinued as described below:

            1) A PRODUCER OF INDUSTRIAL MATERIALS. MLX ceased pursuing this opportunity when it determined that the industry segment was mature, growth prospects were limited, and the asking price for the company was relatively high.

            2) A PRODUCER OF INDUSTRIAL EQUIPMENT. MLX ceased pursuing this acquisition candidate when MLX's analysis of the industry segment suggested that growth possibilities were limited, and the asking price for the company was relatively high.

            3) A PRODUCER OF CONSUMER PRODUCTS. MLX ceased pursuing this acquisition when it could not come to acceptable terms regarding the valuation of the business.

     Subsequent to the September 9, 1997 Board Meeting, representatives of TCR expressed to Mr. Morton interest in a possible transaction and arranged to meet with Mr. Morton in Illinois on September 16, 1997.

     On September 16, 1997, Mr. Waggoner spoke with representatives of TCR regarding the progress of discussions with Morton. Also on September 16, Mr.

Wagner, Mr. Uhrig and Willem F.P. de Vogel, a partner of TCR and also a director of MLX, had dinner with Mr. Morton and Mr. John J. Ross, II of BHC in Illinois during which the terms of a potential transaction were discussed. On September 17, 1997, Messrs. de Vogel, Wagner and Uhrig toured Morton's facilities and met with other managers of Morton.

     On September 18, 1997, TCR updated Mr. Waggoner regarding the status of the discussions with Morton and forwarded to him the materials previously provided to TCR by BHC described above.

     On September 22, 1997, Mr. Mealy telephoned Mr. Wagner to inform him that Morton was evaluating other potential financial partners and that Morton intended to decide by October 3, 1997 on how it would proceed. In response to Mr. Mealy's call, on September 22, Mr. Uhrig telephoned Mr. Morton to suggest that a transaction structure which satisfied Morton's objectives could be achieved. Also during this call, Messrs. Uhrig and Morton arranged to meet at TCR's offices in New York on September 24.

     During the week of September 22, representatives of TCR consulted legal counsel regarding the structure of the proposed transaction. On September 24, 1997, Mr. Morton and John J. Ross, II of BHC met with Mr. Uhrig in New York to continue the negotiation of an acceptable transaction structure.

     On September 26, 1997, TCR sent to Gene Petersen of Husch & Eppenberger, counsel to Morton, a letter outlining proposed arrangements for Morton's management and a draft of a letter of intent.

     On September 29, 1997, Mr. Morton telephoned Mr. Uhrig to inform him that Morton had suspended discussions with other potential financial partners and that he was prepared to meet with representatives of TCR and MLX in New York on October 1 and 2 to negotiate and, if possible, sign a letter of intent.

     Over the course of October 1 and 2, 1997, Messrs. Morton, Petersen, Mealy, Ross, de Vogel, Uhrig and other representatives of TCR met to negotiate the letter of intent, which was signed on October 2, 1997.


     During the weeks of October 6 and October 13, 1997, drafts of the Merger Agreement, Securities Purchase Agreement, Indemnification Agreement and Shareholders Agreement (as each is defined herein) were prepared and negotiated by MLX, TCR and their legal advisors on the one hand, and Morton and its legal advisors on the other. During this period, the parties conducted due diligence intended to confirm the accuracy of representations about Morton and MLX made by each party to the other. MLX, TCR and their advisors received various non-public information about Morton, its operating results, its customer relationships and its operations. Most of this information was not considered material and was examined in order to confirm the accuracy of disclosure about Morton included in this Proxy Statement.

     The information received about Morton included, among other things, certain financial projections for Morton's fiscal years ending June 30, 1998 through June 30, 2007 prepared by management of Morton in conjunction with BHC (the "Projections"). The Projections, as noted below, were not prepared with a view to inclusion in this Proxy Statement and the Projections do not take into account any of the potential effects of the transactions contemplated by the Merger Agreement. Morton did not make any representations or warranties to MLX in the Merger Agreement with respect to the Projections.

     Set forth below is a summary of the Projections.



                       MORTON METALCRAFT HOLDING CO.
           PROJECTIONS FOR FISCAL YEARS ENDED JUNE 30, 1998-2007
                          (dollars in thousands)

                 1998        1999        2000        2001        2002        2003        2004        2005        2006        2007
               --------    --------    --------    --------    --------    --------    --------    --------    --------    --------
NET SALES      $101,185    $114,000    $132,000    $147,840    $165,581    $185,451    $207,705    $232,630    $260,546    $291,812
GROSS PROFIT     19,861      22,544      26,796      30,712      35,817      40,115      44,929      50,320      56,359      63,122
EBITDA (1)       12,822      14,630      17,606      20,453      23,727      26,568      29,751      33,315      37,306      41,777
NET INCOME        3,606       4,863       6,598       8,385      10,476      12,718      14,619      16,668      18,971      21,556

(1) Earnings before interest, taxes, depreciation and amortization.

     The Projections were predicated upon a number of general assumptions many of which were beyond the control of management of Morton and some of which have not materialized since the time the Projections were prepared. In particular, the Projections were based on the following assumptions:

     (a) Morton's capital structure consists of its current capital stock, $24 million of senior term debt and revolving bank loans of approximately $7.4 million.

     (b)    Morton does not make any acquisitions during the period.

     (c) Morton's sales grow at the rates of 25.3% per annum in fiscal 1998, 12.7% in fiscal 1999, 15.8% in fiscal 2000 and 12% in each year thereafter.

     (d) Morton's gross margin as a percentage of sales increases by varying amounts from 17.2% in fiscal 1998 to 18.7% in fiscal 2002 and is 18.6% in each year thereafter.

     (e) Morton's selling, general and administrative expenses are 7.0% of sales in fiscal years 1998-2001 and 7.3% in fiscal years 2002-2007.

     (f) Depreciation expense increases at various rates from $2.4 million in fiscal 1998 to $4.9 million in fiscal 2002 and to $8.8 million in fiscal 2007.

     (g) Accounts receivable and inventories represent 34.8 days and 42.1 days of sales, respectively, and accounts payable represent 58.3% of sales, during all periods.

     THE PROJECTIONS SET FORTH ABOVE WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED IN THIS PROXY STATEMENT ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO MLX AND ITS ADVISORS. THE PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY OF THE POTENTIAL EFFECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. NONE OF MLX OR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS (CERTAIN OF WHICH ARE SET FORTH ABOVE) RELATING TO THE BUSINESS OF MORTON. ALTHOUGH SUCH PROJECTIONS AND ASSUMPTIONS WERE CONSIDERED REASONABLE BY MORTON AT THE TIME THEY WERE PREPARED, THE PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MORTON. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS HAVE VARIED AND ARE EXPECTED TO CONTINUE TO VARY MATERIALLY FROM THOSE SHOWN. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT MLX OR ANY OTHER PERSON WHO RECEIVED ANY SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS. STOCKHOLDERS SHOULD NOT RELY ON THESE PROJECTIONS AS AN INDICATION OF FUTURE PERFORMANCE OF MLX. NONE OF MLX OR ANY OTHER PARTY INTENDS PUBLICLY TO UPDATE OR OTHERWISE PUBLICLY REVISE THE PROJECTIONS SET FORTH ABOVE.

     THE INDEPENDENT ACCOUNTANTS FOR MORTON AND MLX HAVE NOT EXAMINED OR COMPILED THESE PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THEM.

     THE PROJECTED FINANCIAL INFORMATION SET FORTH ABOVE CONSTITUTES A "FORWARD LOOKING STATEMENT" WITHIN THE

MEANING OF THE REFORM ACT. FOR A DISCUSSION OF FACTORS REGARDING SUCH FORWARD LOOKING STATEMENTS, SEE "CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS" ON PAGE 8.


     Also during the week of October 6, 1997, materials, including the letter of intent and the other information prepared by BHC described above, were sent to each member of the MLX Board of Directors and Mr. Waggoner and representatives of TCR briefed the members of the Board about the terms of the proposed transaction with Morton. In addition, on October 8, 1997, the MLX Board of Directors held a telephonic Board meeting in which Mr. Waggoner and representatives of TCR discussed Morton and the terms of the proposed transaction.

     On October 14, 1997, the Transaction Committee met to consider the proposed transaction with Morton. On October 15, 1997, the Board of Directors met with Mr. Morton at a dinner in Peoria, Illinois, during which the proposed transaction was further discussed. On the following day, the Board of Directors, including all of the members of the Transaction Committee, toured various Morton facilities in Peoria and in Morton, Illinois. During these excursions, the Board and the Transaction Committee met with certain executive officers and other members of Morton's management. On October 16, 1997 the Transaction Committee unanimously voted to approve the proposed Merger and related transactions.

     The Board of Directors of MLX met on October 16, 1997 to consider the proposed form of the Merger Agreement and the related agreements. At this meeting, management and counsel reviewed the financial and other terms of the proposed Merger Agreement, Shareholders Agreement, Securities Purchase Agreement and Indemnification Agreement. The Board then approved the Merger Agreement, the Securities Purchase Agreement, the Shareholders Agreement and the Indemnification Agreement and the transactions contemplated thereby, and determined that the proposed MLX transactions are in the best interests of stockholders of MLX, and recommended that stockholders vote in favor of the Merger and related transactions.

     The Merger Agreement, the Securities Purchase Agreement, the Voting Agreement, the Shareholders Agreement and the Indemnification Agreement were signed on October 20, 1997 by the parties thereto. On October 20, 1997, MLX issued a press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE MLX BOARD OF DIRECTORS

     MLX REASONS FOR THE MERGER. The MLX Board of Directors believes that the best way to maximize the prospects of enhancing shareholder value over the long-term is to merge MLX with another entity that (i) is profitable, (ii) has significant prospects for future growth, and (iii) has the potential to increase MLX's market capitalization such that it may permit the Surviving Company Common Stock to be listed for trading on the




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Nasdaq National Market. In the opinion of the MLX Board of Directors, the proposed Merger satisfies these objectives.


     In reaching its decision to approve the Merger, the MLX Board of Directors considered the following factors: (i) Morton's growth prospects (ii) Morton's quality of, and recent performance by, management; (iii) that the valuation of Morton reflected in the terms of the Merger was a reasonable one; and (iv) the nearing expiration of MLX's exemption from the provisions of the 1940 Act. In determining that the transaction was fair from a financial point of view, the Board of Directors of MLX considered the following factors: (i) the historical growth rate of Morton, (ii) Morton's prospects for internal and external growth, and (iii) Morton's management team, in which the Board of Directors of MLX has confidence. In light of these factors, the MLX Board of Directors believes that the valuation of Morton at $81.1 million on an enterprise value basis is fair from a financial point of view. See "Summary--Recommendation of the Board of Directors." This valuation attributes no additional value to the Class B Common Stock being issued to the TCR Affiliated Group and the Morton Affiliated Group, despite the fact that such shares have special voting rights. The MLX Board of Directors believes that any premium which may be attributable to the shares of Class B Common Stock is offset by the facts that (i) the shares of Class B Common Stock are only transferable upon the earlier of ten years after the Effective Time (as defined below) of the Merger or the termination of the Proxy (as defined below) granted to Mr. Morton by the TCR Affiliated Group and (ii) upon sale or transfer of any share of Class B Common Stock to a party unaffiliated with the Affiliated Group of the transferor, such share will automatically convert into one share of Class A Common Stock. Accordingly, shares of the Class B Common Stock were valued at the same amount as shares of Class A Common Stock.

     In addition to considering the foregoing benefits of the proposed Merger, the MLX Board of Directors also considered certain risks associated with the proposed Merger. Such risks include the incurrence of certain fees and expenses in connection with pursuing the proposed Merger, including legal, accounting and other fees. If the Merger is not consummated, payment of such fees and expenses could reduce MLX's capital resources. The Board also considered other risk factors involved in the transaction. Those risks included (i) control by William
D. Morton who will be able to direct the affairs of the Surviving Company; (ii) concentration of sales to top customers; (iii) substantial competition in the fabricated sheet metal business; and (iv) the risks associated with Morton's strategy to grow-through acquisitions. The MLX Board of Directors has determined that the benefits to shareholders of the proposed Merger outweigh such risks. See "Summary--Recommendation of the Board of Directors--Background of the Merger."


     MLX'S BOARD RECOMMENDATION. The MLX Board of Directors has unanimously approved Proposal 2 and has determined that Proposal 2 is in the best interests of MLX and its shareholders. After careful consideration, the MLX Board of Directors recommends that the shareholders of MLX vote "FOR" approval and adoption of Proposal 2. Certain directors of MLX are also officers of TCR, Inc., certain affiliates




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of which comprise the TCR Affiliated Group. The TCR Affiliated Group will be receiving shares of MLX Class B Common Stock and will enter into certain other agreements in connection with the Merger. See "Proposal 2--The Merger--Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In connection with the Merger, MLX and certain holders of Morton Class A Common Stock, options and warrants to acquire shares of Morton Class A Common Stock have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which MLX has agreed to purchase 612,121 shares of Morton Class A Common Stock and 721,211 options and warrants for shares of Morton Class A Common Stock for an aggregate purchase price of $19,991,196.

     The TCR Affiliated Group beneficially owns 988,178 shares (approximately 37.8%) of the Existing Common Stock. Following the Recapitalization Amendment and the Merger, the TCR Affiliated Group and such affiliates will beneficially own an aggregate of 888,178 shares (approximately 24%) of the MLX Class A Common Stock and 100,000 shares (approximately 50%) of the MLX Class B Common Stock. The TCR Affiliated Group's economic interest in the Surviving Company immediately after the Effective Time of the Merger will be 25%, and its holdings of MLX Class B Common Stock will guarantee it at least 24% of the outstanding voting power of the Surviving Company for the foreseeable future. Consequently, the TCR Affiliated Group may be deemed to have an interest in the Merger because the MLX Class B Common Stock will allow it to retain a significant voting interest in the Surviving Company, even if it disposes of a substantial portion of its MLX Class A Common Stock. The TCR Affiliated Group, however, has entered into a Shareholders Agreement with Mr. Morton pursuant to which Mr. Morton will be granted a proxy to vote all of the Surviving Company Common Stock owned by the TCR Affiliated Group after the Effective Time of the Merger. The Shareholders Agreement also restricts transfer by members of the TCR Affiliated Group of Surviving Company Common Stock for ten years. Neither TCR nor the members of the TCR Affiliated Group are receiving any fees as part of the Merger.

     The members of TCR Affiliated Group have entered into the Voting Agreement with Morton pursuant to which they have each agreed that at any meeting of shareholders of MLX, such member will vote all of MLX Existing Stock owned by them in favor of (i) the Recapitalization, (ii) the Merger and (iii) the 1997 Stock Plan and each of the other actions contemplated by or required in furtherance of such transactions. See "Related Transactions--Voting Agreement."

     Three of the directors of MLX are also officers of TCR, a firm engaged in the investment and management of private capital and which is affiliated with each of the members of the TCR Affiliated Group. These individuals are Mr. de Vogel, who serves as President of TCR, Mr. Uhrig, who serves as a managing director of TCR, and Mr. Wagner, who also serves as a managing director of TCR. None of Messrs.




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Uhrig, de Vogel or Wagner served on the Transaction Committee. TCR is a wholly-owned subsidiary of Three Cities Holdings Limited and an affiliate of Quilvest, a public company listed on the Luxembourg and Paris Stock Exchanges which indirectly owns Quilvest American Equity, a member of the TCR Affiliated Group. Each member of the TCR Affiliated Group other than Quilvest American Equity (Terbem Limited, TCRI Offshore Partners CV, Bobst Investment Corp., and TCR International Partners, LP, together, the "Investor Group") has given Three Cities Holdings Limited sole and irrevocable power to vote and dispose of their shares of Existing Common Stock. Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Existing Common Stock as participants in an equity portfolio fund managed by Three Cities Holding Limited. Two of the directors of Quilvest and members of their extended families are significant shareholders of Three Cities Holdings Limited. In addition, one of the directors of Quilvest is the chief executive officer of Three Cities Holdings Limited. Under the partnership agreements of Three Cities International Partners, LP and TCRI Offshore Partners CV, each of Willem F.P. de Vogel, J. William Uhrig and H. Whitney Wagner are entitled to share in the increase in value of MLX Common Stock held by those partnerships after January 1, 1997.

     Mr. Uhrig, a Managing Director of TCR, led the negotiations with Morton on behalf of MLX. Neither Mr. de Vogel nor Mr. Wagner were active in negotiating the Merger and related transactions. With respect to the issuance to the TCR Affiliated Group of one-half of the MLX Class B Common Stock, Mr. Uhrig negotiated this provision with Morton (in Mr. Uhrig's capacity as a director of MLX) along with the terms of the Shareholders Agreement which grants Mr. Morton a proxy to vote all TCR Affiliated Group shares as a way to satisfy Mr. Morton's demand that he retain voting control of the Surviving Company even though his ownership of Surviving Company Common Stock based on the negotiated one-to-one exchange ratio was to be less than 50%. In negotiating the structure of the Merger and related transactions, and in particular the dual class voting structure of the Surviving Company, Mr. Uhrig consulted regularly with the other directors, including the directors on the Transaction Committee, and the officers of MLX. For further discussion of the background of the MLX Class B Common Stock, see "Proposal 1--Proposed Amendment to MLX's Articles of Incorporation--Background and Reasons for the Recapitalization Amendment." The Transaction Committee of the MLX Board of Directors, consisting only of the directors unaffiliated with TCR, considered this issuance of MLX Class B Common Stock to the TCR Affiliated Group and concluded that such issuance, together with the Shareholders Agreement, was an appropriate way to satisfy Mr. Morton's requirement to maintain voting control of the Surviving Company. For this purpose, the shares of Class B Common Stock to be issued to the TCR Affiliated Group were considered to have the same value as the shares of Class A Common Stock. No additional value was attributed to the shares of Class B Common Stock being issued to the TCR Affiliated Group in respect of the special voting rights of the Class B Common Stock. The MLX Board of Directors believes that any additional value that may be attributable to the shares of Class B Common Stock on account of such voting rights is offset by the fact that (i) the shares of Class B Common Stock are transferrable only upon the earlier of ten years after the Effective Time of the Merger or the termination





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of the Proxy granted to Mr. Morton by the TCR Affiliated Group and (ii) upon the sale or transfer of any share of Class B Common Stock to a party unaffiliated with the Affiliated Group of the transferor, such share will automatically convert into one share of Class A Common Stock.


     In addition, in order to insure the participation of various members of the management of Morton, on an ongoing basis after the effective date of the Merger, the Surviving Company intends to enter into new Employment Agreements with Messrs. William D. Morton and Daryl R. Lindemann, and certain other employees of the Surviving Company.


     In connection with the Merger, the Board of Directors has approved a $350,000 severance package to be granted to Mr. Waggoner. The severance package also calls for the Surviving Company to provide Mr. Waggoner with an office until the end of 1998. In addition, prior to the Merger, Morton intends to pay bonuses aggregating $4,000,000 to certain members of Morton management to compensate such persons for their present and prior contribution to the growth and success of Morton for which they have not previously been adequately compensated.


ACCOUNTING TREATMENT


     If consummated as proposed, for accounting and financial reporting purposes, the Merger will be treated as a purchase in accordance with generally accepted accounting principles. The Merger will be accounted for as though Morton purchased MLX because (i) the Chairman and Chief Executive Officer of Morton through his common stock ownership in the merged companies, together with the right to vote certain shares pursuant to the Shareholders Agreement (see "Related Transactions--Shareholders Agreement") will have over 50% of the votes of all classes of stock of the Surviving Company, (ii) the Chairman of the Board of Directors, Chief Executive Officer and directors of the Surviving Company will consist of individuals appointed by the Chairman and Chief Executive Officer of Morton, (iii) the revenues, net earnings and current market value of Morton exceeds those of MLX and (iv) the market value of the consideration received by the former shareholders of Morton common stock and former holders of options and warrants for Morton common stock, including MLX Common Stock, MLX Options and cash, exceeds the market value of the securities to be retained by the shareholders of Existing Common Stock. After the consummation of the Merger, the results of operations of MLX will be included in the consolidated financial statements of Morton, which consolidated financial statements will be the consolidated financial statements for the Surviving Company. For this purpose, the shares of Class B Common Stock to be issued to the TCR Affiliated Group were considered to have the same value as the shares of Class A Common Stock. No additional value was attributed to the shares of Class B Common Stock being issued to the TCR Affiliated Group in respect of the special voting rights of the Class B Common Stock. The MLX Board of Directors believes that any additional value that may be attributable to the shares of Class B Common Stock on account of such voting rights is offset by the fact that (i) the shares of Class B Common Stock are transferrable only upon the earlier of ten years





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after the Effective Time of the Merger or the termination of the Proxy granted to Mr. Morton by the TCR Affiliated Group and (ii) upon the sale or transfer of any share of Class B Common Stock to a party unaffiliated with the Affiliated Group of the transferor, such share will automatically convert into one share of Class A Common Stock.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     REORGANIZATION. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, based on the assumptions and subject to the qualifications and limitations set forth herein, the material Federal income tax consequences of the Merger to holders of MLX Common Stock and to the Surviving Corporation are as set forth below. The following discussion does not address the tax consequences to shareholders of Morton resulting from the Merger. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to MLX or the holders of MLX Common Stock as described herein.


     The Merger is structured to qualify as a reorganization under Section 368(a) of the Code. Because MLX is the surviving corporation in the Merger and therefore MLX shareholders will not be transferring or exchanging shares of MLX Common Stock pursuant to the Merger, the Merger will not have any immediate Federal income tax consequences to the current holders of MLX Common Stock.


     Pre-Merger NOLs as of December 31, 1996, MLX had approximately $278.5 million of net operating loss carryforwards for Federal income tax purposes, $144.3 million of which are due to expire at the end of the 1997 fiscal year. Because certain shareholders of Morton will acquire a significant number of shares of MLX stock pursuant to the Merger, as well as certain other rights, the Merger might have an impact on the availability of MLX's net operating loss carryforwards to offset future taxable income of the Surviving Company. A description of the potentially applicable provisions and their effects is set forth below. It is expected that the Merger will not trigger the limitations set forth in these provisions. As set forth below, however, if these provisions were to apply as a result of the Merger, the Surviving Company could be prevented from utilizing the pre-Merger NOLs in their entirety.


     Section 382 of the Code provides in general that when a corporation with certain tax attributes such as NOLs undergoes an "ownership change" (as defined in Section 382(g) of the Code), the corporation's ability to utilize such NOLs and other tax attributes to offset income incurred following such change may be subject to limitations. Generally, an ownership change occurs when the percentage of stock (determined on the basis of fair market value) owned by one or more holders of at least 5% of such stock increases by more than 50 percentage points (in relationship to the corporation's total stock considered to be outstanding for this purpose) from the lowest percentage of stock that was owned by such 5% shareholders at any time during the applicable "testing




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period." The testing period is ordinarily the shorter of (i) the three-year period preceding the date of testing or (ii) the period of time since the most recent ownership change of the corporation. In general, for purposes of determining stock ownership, all persons holding less than 5% of the value of the corporation's stock are treated as a single 5% shareholder.

     If an ownership change occurs, a corporation may use pre-change NOLs in any taxable year following an ownership change only to the extent of its "Section 382 limitation" for such taxable year. The Section 382 limitation for a taxable year equals, in general and subject to adjustments, the product of (i) the long-term tax-exempt bond rate as determined at the time of the ownership change and (ii) the equity value of the corporation immediately before the ownership change. However, in determining the equity value of a corporation immediately before the ownership change, the value of non-business assets may be disregarded. For purposes of this provision "non-business assets" are assets held for reinvestment.


     Section 269 of the Code provides, in relevant part, that if either: (a) a person or persons (including a corporation or corporations) acquire, directly or indirectly, control of a corporation or (b) any corporation acquires, directly or indirectly, property of another corporation not controlled by the acquiring corporation prior to the acquisition, the basis of which property in the hands of the acquiring corporation is determined by reference to the basis of the property in the hands of the transferor corporation for the principal purpose of the avoidance or evasion of Federal income tax by securing the benefit of a deduction, credit or other allowance which such person or corporation would not otherwise enjoy, the Internal Revenue Service may disallow such deduction, credit or other allowance. For purposes of Section 269, "control" is defined as the acquisition of stock representing 50% of the voting power or value of all classes of stock in a corporation.


     In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, the Merger should not result in an ownership change within the meaning of Section 382(g), nor should it result in an acquisition of control of MLX by the former shareholders of Morton for purposes of Section 269. The shares of MLX Common Stock acquired by the former shareholders of Morton pursuant to the Merger do not represent a sufficient shift in ownership to trigger the operation of these provisions. Although Mr. Morton will, pursuant to the Shareholders Agreement, have the right to cast 56.7% of the total votes immediately following the Merger, he should not be considered the owner of shares of the TCR Affiliated Group that are subject to the Shareholders Agreement. The members of the TCR Affiliated Group have retained all economic rights with respect to such shares as well as retaining certain key voting rights. Moreover, Mr. Morton's rights to vote such shares will terminate upon his ceasing to be employed by the Surviving Company (whether upon death or disability, resignation or termination for cause) or upon a reduction in his investment in the Surviving Company. Accordingly such shares should not be taken into account in applying the tests of Sections 382 and 269. However, there is no controlling interpretive authority on this issue, and it is possible that the IRS will take the position





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








that all shares subject to the Shareholders Agreement should be treated as owned by Mr. Morton for purposes of applying the Section 382 and Section 269 tests. If the IRS were to take such position and such position were sustained, the Merger would cause an ownership change within the meaning of Section 382(g) and, because substantially all of the assets of MLX constitute non-business assets, the Section 382 limitation with respect to the pre-Merger NOLs would be zero. Moreover, if such position were sustained the Merger would also result in an acquisition of control of MLX for purposes of Section 269, and if it were determined that such acquisition of control was for the principal purpose of avoiding or evading Federal income tax , the Surviving Company would lose the benefit of deductions with respect to the pre-Merger NOLs.

     Finally, even without regard to the share ownership issue described above, the Merger technically falls within the purview of Section 269 because it constitutes the acquisition by MLX of the assets of Morton in a carry-over basis transaction. The question of whether the principal purpose of this acquisition is the avoidance or evasion of Federal income tax by securing the benefit of a deduction which MLX would not otherwise have enjoyed is one of fact. In this regard, management of MLX believes that the principal purpose of the acquisition is to enable MLX, which has profitably disposed of the assets and operations of its prior business, to utilize its cash resources to acquire and provide working capital for a new business venture for the benefit of its public shareholders. It is possible, however, that the IRS could contend that the principal purpose of the acquisition was utilization of MLX's pre-merger NOLs. Although management of MLX do not believe that this would accurately characterize MLX's principal purpose in undertaking the acquisition, in the event of an IRS challenge, the determination would ultimately have to be made by a court. If such a challenge by the IRS were sustained, the Surviving Company could lose the benefit of deductions with respect to the pre-Merger NOLs.


     The foregoing discussion of material Federal income tax consequences does not discuss tax consequences under the laws of foreign, state or local governments or of any other jurisdiction or tax consequences to categories of shareholders that may be subject to special rules, such as foreign persons, tax-exempt entities, insurance companies, financial institutions and dealers in stocks and securities. In addition, the foregoing may not be applicable to a holder of shares of MLX Common Stock who received such shares as employee compensation or pursuant to the exercise of an employee stock option. Each holder of MLX Common Stock is urged to consult his or her own tax advisor as to the specific consequences of the Merger, including the applicable Federal, state, local and foreign tax consequences to them of the Merger in light of his or her particular circumstances.

DISSENTERS' RIGHTS OF APPRAISAL

     Holders of Existing Common Stock are not entitled to appraisal rights in connection with the Merger pursuant to Section 14-2-1302 of the GBCC.




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MANAGEMENT OF THE SURVIVING COMPANY AFTER THE MERGER


     BOARD OF DIRECTORS AFTER THE MERGER. Pursuant to the Merger Agreement, at the Effective Time, the Board of Directors of the Surviving Company would be comprised of five (5) members: Messrs. Morton, Broling, Mealy, Glancy and de Vogel. Of these five, Messrs. Morton, Broling and Mealy are currently directors of Morton and Messrs. Glancy and de Vogel are currently directors of MLX. The term of office of all directors will expire at the 1998 annual meeting of stockholders of the Surviving Company when their successors are duly elected and qualified. For biographical information with respect to the proposed directors of the Surviving Company, see "Management of Surviving Company."


     OFFICERS AFTER THE MERGER. Upon consummation of the Merger, certain of the officers of Morton will become officers of the Surviving Company. William D. Morton will serve as Chairman and Chief Executive Officer. Daryl R. Lindemann will serve as Vice President (Finance), Treasurer and Secretary. In accordance with the By-Laws of the Surviving Company, the officers of the Surviving Company will be appointed by the Board of Directors of the Surviving Company and will hold their offices until their respective successors are appointed and qualify, or until their earlier resignation or removal. Each officer will serve at the discretion of the Board of Directors of the Surviving Company. For biographical information with respect to the proposed officers of the Surviving Company, see "Management of Surviving Company."

OPERATIONS OF THE SURVIVING COMPANY

     Management of both MLX and Morton believe and expect that the business and operation of the Surviving Company will be substantially the same as the business and operation of Morton prior to the Merger.

TERMS OF THE MERGER AGREEMENT

     GENERAL. The Merger Agreement provides that, subject to the requisite approval of the shareholders of MLX and of Morton, the receipt of all required regulatory approvals and the satisfaction or, where permitted, waiver of certain other conditions, Morton will be merged with and into MLX with MLX being the surviving corporation. As a result of the Merger, Morton will cease to exist as a separate corporate entity and the Surviving Company will succeed to and assume all of the rights and obligations of MLX in accordance with the GBCC. Pursuant to the Merger Agreement, the MLX Articles of Incorporation, as amended and restated at the Effective Time, and the MLX By-Laws in effect immediately prior to the Effective Time will become the Articles of Incorporation and By-Laws of the Surviving Company, respectively.

     The descriptions of the terms and conditions of the Merger and the Merger Agreement included in this Proxy Statement are qualified in their entirety by reference




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to the Merger Agreement, a copy of which is attached hereto as Appendix B and incorporated by reference herein.

     MERGER CONSIDERATION. At the Effective Time, (i) each outstanding share of MLX common stock issued and outstanding will remain outstanding, (ii) except for the securities of Morton held by MLX, each share of common stock of Morton issued and outstanding will, by virtue of the Merger, be converted into the right to receive one share of the same class of common stock of MLX and (iii) each share of Morton Common Stock and all Morton Options and Warrants held by MLX will be cancelled.

     MORTON OPTIONS. Pursuant to the Merger Agreement, the Morton Options not purchased by MLX under the Securities Purchase Agreement will be assumed by the Surviving Company. At the Effective Time, each holder of an issued and outstanding Morton Option will receive options exercisable for shares of the same class of Surviving Company Stock.

     TREASURY SHARES. Each share of Morton Class A Stock held in treasury by Morton immediately prior to the Effective Time will be canceled and retired.

     EFFECTIVE TIME OF THE MERGER. The Merger will become effective on the date the Certificates of Merger are filed with the Secretaries of State of the States of Delaware and Georgia, respectively (or such other time as specified in the Certificates of Merger). It is presently anticipated that such filing will be made as soon as practicable after the requisite approval of the stockholders of MLX has been obtained and all required regulatory approvals or exemptions have been received. Such filing will be made, however, only upon the satisfaction of or, where permitted, waiver of all of the conditions contained in the Merger Agreement and provided that the Merger Agreement has not been terminated in accordance with its terms.

     CONDITIONS TO THE MERGER; TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT. In addition to the requisite approval of the stockholders of MLX, the obligations of MLX and Morton to consummate the Merger are subject to the satisfaction of, or where permitted, waiver of various conditions which, if not fulfilled or waived, permit termination of the Merger Agreement including, without limitation, the following: (a) the absence of any injunction or other legal prohibition against the Merger; (b) the receipt by MLX and Morton of all approvals of any governmental body, agency or official required to be obtained for the consummation of the Merger; (c) the receipt by MLX and Morton of any consents or approvals of any person to the Merger required for the consummation of the Merger; (d) the availability to the Surviving Company of a $50 million credit facility; (e) the performance by each of MLX and Morton of all obligations under the Merger Agreement required to be performed by them at or prior to the Effective Time; (f) the continuing accuracy in all material respects at the Effective Time of the representations and warranties of each of MLX and Morton contained in the Merger Agreement; (g) the delivery by each of MLX and Morton to the other of certificates of officers respective corporations that the conditions set forth in the Merger Agreement have been satisfied; (h) the execution and delivery of the Limited




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Indemnification Agreement, the Securities Purchase Agreement and the
Shareholders Agreement and (i) the delivery by MLX to Morton of an opinion of counsel to the effect that the consummation of the Merger will not result in the Surviving Company being required to be registered under the Investment Company Act of 1940, as amended.

     Any one or more of such conditions, other than the requisite stockholder approval, the absence of any injunction restraining the Merger, the receipt of all required regulatory approvals, the expiration of the waiting period under the HSR Act and the delivery of the Certificates of Merger for filing, may be waived by the party entitled to the benefits thereof. Neither MLX nor Morton presently intends to waive any condition to its obligations to consummate the Merger if such waiver would adversely affect its stockholders.

     The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after the approval of the Proxy Statement by the stockholders of MLX, (a) by mutual action of MLX and Morton;
(b) by MLX or Morton if the Merger shall not have been consummated on or before December 31, 1997 (or such later date as may be agreed to by MLX and Morton), provided that neither party may terminate the Merger Agreement under this provision if the failure to consummate has been caused by such party's material breach of the Merger Agreement, provided further that the termination date may be extended by either party by notice to the other party to a date no later than to January 30, 1998, and provided further that MLX may only deliver such notice to Morton if such notice is accompanied by written evidence reasonably satisfactory to Morton that MLX will, in making such extension, continue to not be required to register under the Investment Company Act of 1940, as amended;
(c) by MLX or Morton if (i) there has been a breach by the other party of any of its representations or warranties and (ii) or either party has breached or failed to perform any of its material covenants and agreements contained in the Merger Agreement; (d) by either party if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (e) by Morton for a period of ten (10) business days following the signing of the Merger Agreement, if during such period Morton determines in good faith that MLX's environmental representations and warranties are not true and correct; the 10-day period has expired without termination of the Merger Agreement by Morton.

     The Merger Agreement may be amended by written agreement of the parties thereto at any time before approval of matters presented in the Merger by the MLX shareholders. After such shareholder approval, no amendment shall be made which shall (i) alter or change the amount or kind of consideration to be delivered to the shareholders of MLX, (ii) alter or change any term of the Articles of Incorporation of the Surviving Company or (iii) alter or change any of the terms of conditions of the Merger Agreement if such alteration or change would adversely affect the stockholders of MLX.





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     REPRESENTATIONS AND WARRANTIES. MLX and Morton have made certain representations and warranties to each other including, without limitation, as to their respective: (i) organization, corporate existence and good standing;
(ii) corporate power and authority; (iii) enforceability; (iv) capital structure; (v) corporate names; (vi) title to properties and priority of liens;
(vii) accuracy of information in this Proxy Statement; (viii) financial statements; (ix) taxes; (x) patents, trademarks, copyrights and licences; (xi) governmental approvals related to the execution and delivery of the Merger Agreement; (xii) compliance with laws; (xiii) existence of restrictions with respect to the execution and delivery of the Merger Agreement; (xiv) litigation;
(xv) pension plans; (xvi) trade relations; (xvii) labor relations; (xviii) use of finders and investment bankers; (xix) affiliate transactions; (xx) liabilities; (xxi) environmental protection; and (xxii) material contracts. In addition, MLX has made certain representations and warranties to Morton regarding: (i) SEC filings; (ii) available cash and (iii) the lack of a requirement for MLX to register under the Investment Company Act of 1940, as amended, if the transaction is consummated before December 31, 1997. Morton has made certain representations and warranties to MLX regarding valuation of its inventories.

     COVENANTS. Each of MLX and Morton has made certain covenants with respect to the operation of its business in the ordinary course including, without limitation, that each of MLX and Morton will not, without the prior written consent of the other party, other than as otherwise contemplated in the Merger
Agreement: (i) amend or propose to amend its Articles of Incorporation and By-Laws; (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of, or securities convertible into or exchangeable for share of stock of any class of, MLX or Morton or its subsidiaries, respectively, except for the issuance of shares of common stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of the Merger Agreement; (iii) except as contemplated in the Merger Agreement split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or, in the case of Morton, any of its subsidiaries; (iv) in the case of Morton, incur additional debt in excess of $3,000,000 in the aggregate, become liable or responsible for the obligations of any other person except wholly-owned subsidiaries of Morton, make any loans to any other person or incur any material liability or obligation other than in the ordinary course of business; (v) in the case of Morton, except for annual bonuses made in the ordinary course of business, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit plan or increase the compensation or fringe benefits of any director, officer or employee, except for bonuses to officers of Morton and its subsidiaries in an aggregate amount not exceeding $4.0 million as determined by Morton's Board of Directors and except for payments in the aggregate of $350,000 for severance payments to an MLX executive as determined by MLX's Board of Directors; or (vi) except in the ordinary course of business, dispose of or agree to dispose of any assets or properties. In addition, each of MLX and Morton covenant to (i) notify the other party of the receipt of any communications that would adversely affect the Merger or of any material adverse change in its business, including, in the case of Morton, any subsidiaries; (ii) provide access to the other party to its facilities and books and records; (iii) use its best efforts to take all action necessary to consummate the Merger; (iv) refrain from issuing public announcements with respect to the Merger, except as required under applicable laws; (v) comply with the Exchange Act and the Securities Act; (vi) direct their officers and directors not to participate in discussions or negotiations regarding the acquisition of shares of stock of MLX and Morton, respectively; (vii) recapitalize as provided for in the Merger Agreement; and (viii) limit costs incurred in connection with the Merger to not more than an aggregate of $600,000 in the case of MLX and not more than an aggregate of $2,300,000 in the case of Morton.

                           RELATED TRANSACTIONS

SHAREHOLDERS AGREEMENT

     In connection with the Merger, the TCR Affiliated Group and Mr. William D. Morton have entered into a shareholders agreement (the "Shareholders Agreement"). Under the Shareholders Agreement, the TCR Affiliated Group will grant Mr. William D. Morton a proxy (the "Proxy") to vote all of the Surviving Company Class A Common Stock and all of the Surviving Company Class B Common Stock owned by the TCR Affiliated Group after the Effective Time of the Merger. The Proxy will cover all matters to be voted upon by the shareholders of the Surviving Company except the following matters: (i) the liquidation of the Surviving Company; (ii) any sale of all, or substantially all, of the assets of the Surviving Company or (iii) any merger or consolidation involving the Surviving Company if immediately thereafter, the shareholders of the Surviving Company (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect the directors of the company surviving such merger or consolidation. In the event that (a) the TCR Affiliated Group is entitled to vote for any such sale, merger or consolidation described immediately above; (b) any member of the TCR Affiliate Group fails to vote in favor of such transaction and (c) the transaction is not approved by the shareholders of the Surviving Company, Mr. Morton may elect to cause the TCR Affiliated Group to purchase all of (but not less than all) of the Surviving Company Class A Common Stock and Surviving Company Class B Common Stock then owned by him and his affiliates for a purchase price equal to fair market value of the assets he would have received in such proposed transaction. If Mr. Morton would have retained any stock in the proposed transaction, then the purchase price for such stock shall be equal to the fair market value of such stock.

     The Proxy will terminate upon the earliest of the following events: (i) ten years from the Effective Time; (ii) Mr. Morton's death or disability (each as set forth in the Morton Agreement); (iii) in the event Mr. Morton terminates his employment with the Surviving Company (other than a Constructive Termination as defined in the Morton Agreement); (iv) in the event of Mr. Morton's termination by the Surviving Company for Cause (as defined in the Morton Agreement) or (v) if Mr. Morton's ownership of Surviving Company Class A Common Stock falls below 1,096,425 shares, including for this purpose shares issuable upon conversion or exercise, as adjusted to reflect stock splits.

     The Shareholders Agreement also includes the following restrictions on transfers of the stock of the Surviving Company: (i) for three years after the Effective Time of the Merger, the TCR Affiliated Group and certain of their affiliates (the "TCR Group") and Mr. Morton and certain of his affiliates (the "Morton Group") will not transfer any shares of Surviving Company Class A Common Stock owned as of the Effective Time; (ii) the TCR Group and the Morton Group will not transfer, or convert into shares of Surviving Company Class A Common Stock, any shares of Surviving Company Class B Common Stock owned as of the Effective Time until the earlier of ten years after the Effective Time or the termination of the Proxy; and (iii) the TCR Group and the Morton Group will not purchase additional shares of Surviving Company Class A Common Stock or Surviving Company Class B Common Stock without the approval both of the other party and of the Board of Directors of the Surviving Company, provided that this limitation does not apply to the purchase of shares by the Morton Group pursuant to options owned by Morton immediately after the Merger or issued to Morton pursuant to the 1997 Stock Plan.

     The Shareholders Agreement also contains the following restrictions on transfers of Surviving Company Class A Common Stock: commencing three years after the Effective Time of the Merger, neither the Morton Group nor the TCR Group can transfer any shares of Surviving Company Class A Common Stock without complying with the following procedure and requirements: (i) prior to making any such transfer, the Morton Group and the TCR Group must give notice (the "Transfer Notice") to the other group of its intention to make such sale and state the amount of shares proposed to be transferred; (ii) if the recipient of the Transfer Notice does not notify the sender of the Transfer Notice of its intention to also sell shares of Surviving Company Class A Common Stock, the sender of the Transfer Notice can sell such shares in an amount up to its Fully Permitted Number. The Fully Permitted Number is calculated as follows for either group: (a) in the event that the Maximum Sale Number (which equals the number of shares of Surviving Company Class A Common Stock that can be sold without causing a "change in ownership," as defined in section 382 of the Internal Revenue Code of 1986, as amended) is less than the number of shares of Surviving Company Class A Common Stock owned by the TCR Group and the Morton Group, each group's Fully Permitted Number is its pro rata share of the Maximum Sale Number, based upon each group's ownership of the outstanding number of shares of Surviving Company Class A Common Stock at the time, and (b) in the event that the Maximum Sale Number is greater than the number of shares of Surviving Company Class A Common Stock owned by the TCR Group and the Morton Group (x) in the case of the TCR Group, the Fully Permitted Number equals the number of shares of Surviving Company Class A Common Stock owned by the TCR Group at such time and (y) in the case of the Morton Group, the Fully Permitted Number equals the Maximum Sale Number minus the number of shares of Surviving Company Class A Common Stock owned by the TCR Group at such time. For purposes of any calculation made under this provision, the number of shares of Surviving Company Class A Common Stock owned by the Morton Group is deemed to be 418,990 shares less any such shares sold by the Morton Group after the Effective Time, but not less than zero (the Morton Group's Fully Permitted Number may exceed 418,990 under this calculation); (iii) if the recipient of the Transfer Notice notifies the sender of the Transfer Notice that it also intends to transfer shares of Surviving Company Class A Common Stock, both groups can transfer Surviving Company Class A Common Stock up to each group's respective Fully Permitted Number (as defined above). Any transfers that are made pursuant to this provision must be made within 60 days of the date that the Transfer Notice is provided.

VOTING AGREEMENT

     In connection with the Merger, the TCR Affiliated Group and Morton have entered into a voting agreement (the "Voting Agreement") pursuant to which the TCR Affiliated Group agrees that at any meeting of the stockholders of MLX, it will vote all of the 988,178 shares of Existing Common Stock owned by the TCR Affiliated Group, representing approximately 38% of the current voting power, in favor of (i) the Recapitalization Proposal; (ii) the Merger and (iii) the 1997 Stock Plan, and each of the other actions contemplated by or required in furtherance of such transactions. The TCR Affiliated Group also agrees to vote against any action or agreement that would impede the Recapitalization Proposal, the Merger or the 1997 Stock Plan and to vote against (other than the Recapitalization Proposal, the Merger and the 1997 Stock Plan): (i) any extraordinary corporate transaction involving MLX; (ii) any sale, lease or transfer of a material amount of the assets of MLX or its subsidiaries, or any reorganization, recapitalization, special dividend, dissolution, liquidation or winding up of MLX or its subsidiaries; (iii) any change in the present capitalization of MLX and (iv) any election of new members of the Board of Directors of MLX except where the vote is cast in favor of the nominees of a majority of the existing directors of MLX. The TCR Affiliated Group also agrees not to transfer any shares of MLX Common Stock during the term of this Voting Agreement.

NEW EMPLOYMENT AGREEMENTS

     In order to insure the participation of various members of the management of Morton, on an ongoing basis after the effective date of the Merger, the Surviving Company or one of its subsidiaries intends to enter into new Employment Agreements with Messrs. William D. Morton and Daryl R. Lindemann, and subsidiaries of the Surviving Company intend to enter into employment agreements with certain other employees of the Surviving Company.

     The new Employment Agreement with Mr. Morton (the "Morton Agreement") provides that he will serve as Chairman and Chief Executive Officer of the Surviving Company for an initial term of ten years (the "Term") which shall continue thereafter unless and until either party gives the other six months advance written notice of termination of the Agreement. The Morton Agreement provides for an annual base salary in the amount of $280,000 (Mr. Morton's base salary in effect as of the date of the Merger) and provides for a minimum annual increase thereafter of 5% annually. Under the terms of the Morton Agreement, Mr. Morton will participate in incentive compensation plans of the Surviving Company as in effect from time to time, will be entitled to certain fringe benefits and will participate in all employee benefit, retirement and welfare plans that the Surviving Company maintains which are applicable generally to executives of the Surviving Company, subject to the generally applicable eligibility and other provisions. Mr. Morton's Employment Agreement also contains non-solicitation, confidentiality and non-supply provisions. In the event of termination by the Surviving Company for Cause (as defined in the Morton Agreement), by Mr. Morton (other than a Constructive Termination (as defined in the Morton

Agreement)) or due to death or Disability (as defined in the Morton Agreement), Mr. Morton will be entitled to receive his base salary and benefits through the date of termination. In the event Mr. Morton's employment is terminated by the Surviving Company for any other reason or by Mr. Morton due to a Constructive Termination, the Surviving Company will be required to pay Mr. Morton's salary, and Mr. Morton shall be eligible to continue participation in all medical, dental, hospitalization, disability and life insurance plans, through (x) December 31, 2007 if the termination occurs on or prior to June 30, 2007, or (y) six months from the date of termination if the termination occurs after June 30, 2007, subject to the terms of the Morton Agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

     The new employment agreement to be entered into between the Surviving Company and Mr. Lindemann (the "Lindemann Employment Agreement") provides for a three year term (the "Term") which shall continue thereafter unless and until either party gives the other six months advance written notice of termination. Mr. Lindemann will be entitled to an annual base salary of $95,000, annual raises of not less than $5,000 and an annual bonus in an amount to be determined, based on the attainment of certain performance targets. The Lindemann Employment Agreement entitles Mr. Lindemann to participate in all employee benefit plans, incentive plans and fringe benefits offered to employees of the Surviving Company which are applicable generally to the employees of the Surviving Company, subject to the generally applicable eligibility and other provisions. The Lindemann Employment Agreement also contains non-solicitation, confidentiality and non-supply provisions. The Lindemann Employment Agreement provides that if Mr. Lindemann's employment is terminated for Cause (as defined in the Lindemann Employment Agreement) or by the executive other than due to a Constructive Termination (as defined in the Lindemann Employment Agreement) or death or Disability (as defined in the Lindemann Employment Agreement), Mr. Lindemann shall be entitled to receive his base salary and benefits through the date of termination. If Mr. Lindemann is terminated by the Surviving Company without Cause, or by Mr. Lindemann due to a Constructive Termination, Mr. Lindemann is entitled to receive his base salary, and shall be eligible to continue participation in all medical, dental, hospitalization, disability and life insurance plans, for (x) one year from the date of termination if the termination occurs on or prior to June 30, 2000 or (y) six months if such termination occurs after June 30, 2000, subject to the terms of the Lindemann Employment Agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

SECURITIES PURCHASE AGREEMENT

     Because of the stated desire of Mr. Morton from the onset of negotiations to receive a substantial amount of cash rather than receiving consideration entirely in the form of MLX Common Stock, which would be somewhat restricted in its liquidity due to Mr. Morton's status as an affiliate, and also due to a general desire by all Selling Securityholders to receive cash as consideration for their shares, options and/or warrants, in connection with the Merger Agreement, MLX and the Selling

Securityholders of Morton Common Stock and options and warrants to acquire shares of Morton Common Stock entered into a Securities Purchase Agreement, dated October 17, 1997 (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement, MLX will purchase an aggregate of 612,121 shares of Morton Class A Common Stock and options and warrants to purchase 721,211 shares of Morton Class A Common Stock from the Selling Securityholders for an aggregate purchase price of $19,991,196. Morton securities purchased by MLX pursuant to the Securities Purchase Agreement will be canceled by virtue of the Merger. The Securities Purchase Agreement will terminate (i) on mutual written consent of the parties thereto, or (ii) with the termination of the Merger Agreement. Such termination will result in no liability for the parties to the Securities Purchase Agreement except for willful violation or willful misstatement in the representation and warranties contained in the Securities Purchase Agreement. As a condition to the Securities Purchase Agreement, MLX and Morton have entered into a Note Redemption Agreement (the "Note Redemption Agreement") with certain Selling Securityholders. Certain anticipated officers and directors of the Surviving Corporation are also parties to the Securities Purchase Agreement. Specifically, Mr. William D. Morton will become Chairman of the Board, President, Chief Executive Officer and Director of the Surviving Company, Mr. Daryl R. Lindemann will become Vice President (Finance), Treasurer and Secretary of the Surviving Company and Mr. Mark W. Mealy will become a Director of the Surviving Company.

NOTE REDEMPTION AGREEMENT

   In connection with the Securities Purchase Agreement, to induce two of the Selling Securityholders, Connecticut General Life Insurance Company ("CGLIC") and CIGNA Mezzanine Partners III, L.P. ("CMP", and together with CGLIC, "CIGNA"), to enter into the Securities Purchase Agreement, MLX and Morton have entered into a note redemption agreement (the "Note Redemption Agreement") dated October 20, 1997. Under the Note Redemption Agreement, MLX and Morton have jointly and severally agreed to pay to CIGNA $25,000,000 (such amount being the aggregate outstanding principal amount of Morton's 11.50% Senior Notes due January 25, 2005 (the "Notes")) and a prepayment premium of $250,000, such payments to be made immediately after the Effective Time. MLX and Morton also have jointly and severally agreed to pay all reasonable costs and expenses of CIGNA relating to the Note Redemption Agreement, including the transactions contemplated by the Securities Purchase Agreement and the fees of counsel to CIGNA. Under the Note Redemption Agreement, CIGNA agrees to waive its right to receive the make-whole amount which would otherwise be due in connection with the prepayment of the Notes, and will accept such prepayment in full and complete satisfaction of Morton's obligations under the Notes.

LIMITED INDEMNIFICATION AGREEMENT

   In connection with the Merger Agreement and as an inducement for MLX to enter into such Agreement, certain holders of Morton Common Stock and options and warrants (the "Indemnitors") entered into a Limited Indemnification Agreement, dated October 15, 1997 (the "Indemnification Agreement") with MLX. Under the Indemnification Agreement, each Indemnitor severally (but not jointly and severally) agrees to indemnify MLX against any loss, cost, damage or expense based upon or arising out of or otherwise resulting from a breach by Morton of any of its representations, warranties, covenants or obligations contained in the Merger Agreement. See "Proposal 2--The Merger--Terms of the Merger Agreement--Representations and Warranties;--Covenants." Each Indemnitor is liable only for those breaches of representations and warranties of Morton of which certain named executives of Morton had knowledge on or before the Effective Time of the Merger. No Indemnitor is obligated to make any payment for indemnification under the Indemnification Agreement unless the aggregate amount of losses to MLX exceeds $500,000, and the Indemnitors as a group have no obligation to make indemnification payments in excess of $1,600,000 in the aggregate. The Indemnification Agreement will become effective only upon the consummation of the Merger. William D. Morton and Mark W. Mealy, parties to the agreement, are shareholders of Morton. Also certain option and warrant holders, Daryl R. Lindemann, Fred W. Broling, Brian Doolittle, Brian Geiger, David Stratton and Robert Janeczko, are parties to the agreement. Mr. Morton will become Chairman of the Board, President, Chief Executive Officer and Director of the Surviving Company, Mr. Lindemann will become Vice President (Finance), Treasurer and Secretary of the Surviving Company, and Messrs. Broling and Mealy will become Directors of the Surviving Company. As a result, a majority of the Board of Directors of the Surviving Company will be comprised of persons who are Indemnitors under the Limited Indemnification Agreement and such persons will have conflicts of interest in taking action with respect to such agreement, including any decision to pursue claims on behalf of the Surviving Company against one or more of the Indemnitors. However, each of such persons will have fiduciary duties to the Surviving Company and two of the Directors of the Surviving Company immediately following the Merger will be persons who do not have any such conflicts of interest.


CONSENT LETTER FROM THE BOARD OF DIRECTORS OF MLX

   The Board of Directors of MLX has provided a letter to the TCR Affiliated Group granting the TCR Affiliated Group consent to transfer to any person all or any shares of the capital stock of MLX owned by the TCR Affiliated Group immediately after the Merger. Each such transfer can occur at any time, including times at which transfer would otherwise be restricted by Article X of the Articles of Incorporation of MLX, provided that the following conditions are met: (i) each such transfer is not in violation of the restrictions on transfer contained within the Shareholders Agreement entered into by the TCR Affiliated Group and William D. Morton and (ii) the Company receives prior to such transfer an opinion of Paul, Weiss, Rifkind, Wharton & Garrison or other counsel acceptable to the Company stating that the transfer will not result in a "change in ownership" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. Before agreeing to the proposed Merger, Morton's shareholders wanted assurance that the TCR Affiliated Group would not sell their Surviving Company

Common Stock and thus precipitate a change in ownership that would jeopardize the Surviving Company's net operating loss carryforwards. The TCR Affiliated Group agreed to facilitate the transaction by agreeing with Mr. Morton in the Shareholders Agreement not to sell any shares for three years after the Merger is consummated and also that sales subsequent to three years will be restricted, but asked MLX, in exchange for so facilitating the transaction, for the right to sell shares without the Board of Directors' approval, so that when it is allowed to sell shares under the Shareholders Agreement, it will not then be prohibited from selling by the Board of Directors.

CREDIT FACILITY COMMITMENT LETTER

   On October 20, 1997 Morton signed a commitment letter (the "Commitment Letter") with Harris Trust and Savings Bank ("Harris") under which Harris agreed to establish a $50 million credit facility (the "Credit Facility") for the benefit of Morton. The Commitment Letter is subject to negotiation of a definitive agreement satisfactory to Harris and Morton, and will terminate if
(i) the definitive agreement is not signed within 90 days of signing the Commitment Letter; (ii) any material adverse change occurs with respect to Morton's business, financial condition, or business prospects; or (iii) any statements, information or representations provided to Harris by Morton prove to be untrue. The Credit Facility is contingent upon the consummation of the Merger.

   It is anticipated that the Credit Facility will consist of a $35 million Revolving Credit Facility and a $15 million Term Loan. If during any quarter, borrowings under the Revolving Credit Facility exceed $15 million, $10 million of the Revolving Credit Facility will be converted into an additional Term Loan, and the Revolving Credit Facility will be reduced by $10 million. It is anticipated that the Credit Facility will bear interest at an adjustable rate based on LIBOR plus an applicable margin which will vary depending on certain financial ratios achieved by Morton. The Credit Facility will have a term of six years and will include some mandatory prepayment terms and customary financial and other covenants.

            PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               (UNAUDITED)

     The following unaudited pro forma condensed combined financial information accounts for the merger of Morton into MLX as a reverse purchase for financial reporting purposes as though Morton had acquired MLX. The Merger will be accounted for as though Morton purchased MLX because (i) the Chairman and Chief Executive Officer of Morton through his common stock ownership in the merged companies, together with the right to vote certain shares pursuant to the Shareholders Agreement (see "Related Transactions--Shareholders Agreement") will have over 50% of the votes of all class of stock of the merged companies, (ii) the Chairman of the Board of Directors, Chief Executive Officer and directors of the merged companies will consist of individuals appointed by the Chairman and Chief Executive Officer of Morton, (iii) the revenues, net earnings and current market value of Morton exceeds those of MLX and (iv) the market value of the consideration received by the former shareholders of Morton common stock and former holders of options and warrants for Morton common stock, including MLX Common Stock, MLX Options and cash, exceeds the market value of the securities to be retained by the shareholders of Existing Common Stock.

     The information contained herein has been derived from historical data included in the financial statements of MLX and Morton, and should be read in conjunction with the respective "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere herein.

     The pro forma financial information is not necessarily indicative of the results which actually would have occurred if the transaction had been completed on the date and for the period indicated or which may result in the future.

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

     The following unaudited pro forma condensed combined balance sheet combines the consolidated balance sheet of Morton at September 30, 1997 with the balance sheet of MLX at September 30, 1997, accounting for the merger as a reverse purchase, as though the Merger had occurred on September 30, 1997.

                                                                    (IN THOUSANDS)
                                                   HISTORICAL                              PRO FORMA
                                            ----------------------
                                             MORTON         MLX          ADJUSTMENTS        COMBINED
                                            --------      --------         --------         --------
ASSETS:
Current assets:
  Cash                                      $    110      $ 36,490         $(19,991)(1)     $  5,269
                                                                            (11,000)(3)
                                                                               (340)(4)
  Accounts receivable                          7,557          --               --              7,559
  Inventories                                  8,846          --               --              8,846
  Refundable income taxes                        959          --                800(5)         1,759
  Prepaid expenses and other
    current assets                             1,283            19             --              1,302
                                            --------      --------         --------         --------

Total current assets                          18,757        36,509          (30,531)          24,735
Notes receivable - stockholder                   263          --               --                263
Property, plant, and equipment, net           16,485             2             --             16,487
Other assets                                    --           1,509             --              1,509

                                                                               (552)(4)

Intangible assets                              1,921          --                676(4)         2,045
                                            --------      --------         --------         --------
                                            $ 37,426      $ 38,020         $(30,407)        $ 45,039
                                            ========      ========         ========         ========

LIABILITIES AND STOCKHOLDERS'
EQUITY (deficit)
Current liabilities:
    Notes payable, current installments
    under capital leases and covenants
    payable                                 $  6,210      $   --           $   --           $  6,210
                                                                              1,584(2)
    Accounts payable and accrued                                                676(4)
    expenses                                  12,168           752            4,350(5)        19,530
                                            --------      --------         --------         --------
Total current liabilities                     18,378           752            6,610           25,740
                                                                            (11,000)(3)
Long-term liabilities                         27,757         2,030             (800)(5)       17,987
                                                                            (19,991)(1)
                                                                             13,663(2)
                                                                               (892)(4)
                                                                             (2,750)(5)
  Stockholders' equity (deficit)              (8,709)       35,238          (15,247)(6)        1,312
                                            --------      --------         --------         --------

                                            $ 37,426      $ 38,020         ($30,407)        $ 45,039
                                            ========      ========         ========         ========

------------------------
Notes

(1) Represents cash paid for the purchase of 612,121 shares of Morton Common Stock for $9,182, options to purchase 54,545 shares of Morton Class A Common Stock for $810 and warrants to purchase 666,667 shares of Morton Class A Common Stock of $9,999.

(2) Represents the value assigned to 1,332,323 shares of Surviving Company Common Stock issued for 1,332,323 shares of Morton common stock. Such dollar amount




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







     was determined based on the net assets of MLX after the cash payment to Morton common shareholders referred to in (1) and after deducting expenses of the Merger estimated to be $1,584.

(3) Represents the repayment of $11,000 of Morton's Senior Notes Payable with cash from MLX. The balance of the Morton Senior Notes Payable will be repaid with a $50,000 credit facility to be available to the Surviving Corporation. Borrowing under the $50,000 credit facility and a corresponding repayment of the Senior Notes Payable has not been separately reflected in the pro forma balance sheet.

(4) Represents fees of $676 associated with the $50,000 credit facility and write off of $552 of unamortized fees associated with the existing indebtedness of Morton plus a prepayment penalty of $340.


(5) Represents the accrual of $4,000 bonus to Morton management net of estimated income tax benefit of $800 and a reduction of deferred income tax credits of $800. The bonuses, which Morton intends to pay prior to the Merger, are to compensate management for their present and prior contribution to the growth and success of Morton for which they have not been adequately compensated. Also included, in connection with the Merger, is a $350 severance package to be granted to the President of MLX, which has been approved by the Board of Directors.


(6) Elimination of remaining balance of stockholders' equity of MLX after cash payment to holders of Morton Common Stock.

            PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

     The following unaudited pro forma condensed combined statements of earnings combines the consolidated statement of earnings of Morton for the three months ended September 30, 1997 and the year ended June 30, 1997 and the statement of operations of MLX for the three months ended September 30, 1997 and the twelve months ended June 30, 1997, accounting for the Merger as a reverse purchase as though the Merger had occurred at the beginning of the respective period.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED SEPTEMBER 30, 1997
                                            -----------------------------------------------------
                                                   HISTORICAL                           PRO FORMA
                                            -----------------------
                                             MORTON         MLX(1)       ADJUSTMENTS     COMBINED
                                            --------       --------       --------       --------
Net sales                                   $ 20,222       $   --         $   --         $ 20,222


Cost of sales                                 16,848(2)(3)     --             --           16,848
                                            --------       --------       --------       --------
Gross profit                                   3,374           --                           3,374

Operating expenses:
  Selling expenses                               568           --             --              568
  Administrative expenses                      1,350            230           --            1,580
                                            --------       --------       --------       --------
Total operating expenses                       1,918            230           --            2,148
                                            --------       --------       --------       --------
Operating income (loss)                        1,456           (230)          --           (1,226)

Other income (expense):
  Interest income                                               484           (399)(6)         85
  Interest expense                              (847)          --              316(5)        (531)
  Other                                           40           --             --               40
                                            --------       --------       --------       --------
Total other income (expense)                    (807)           484            (83)          (406)
                                            --------       --------       --------       --------


Earnings before income taxes                     649            254            (83)           820
Income taxes                                     259             91            (22)(7)        328
                                            --------       --------       --------       --------
Net earnings                                $    390       $    163       $    (61)      $    492(8)
                                            ========       ========       ========       ========
Net earnings per common share               $   0.01       $   0.06                      $   0.11(9)
                                            ========       ========                      ========

Average number of common and
  common equivalent shares outstanding           359          2,645                         4,623(9)
                                            ========       ========                      ========


                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              YEAR ENDED JUNE 30, 1997
                                              -----------------------------------------------------
                                                     HISTORICAL                            PRO FORMA
                                              -----------------------
                                               MORTON         MLX(1)      ADJUSTMENTS      COMBINED
                                              --------       --------       --------       --------
Net sales                                     $ 80,762       $   --         $   --         $ 80,762

Cost of sales                                   70,541(2)(3)     --             --           70,541
                                              --------       --------       --------       --------
Gross profit                                    10,221           --                          10,221

Operating expenses:
  Selling expenses                               1,832           --             --            1,832
  Administrative expenses                        5,171            929           --            6,100
  Stock appreciation rights compensation          --            2,225(4)        --            2,225
                                              --------       --------       --------       --------
Total operating expenses                         7,003          3,154           --           10,157
                                              --------       --------       --------       --------
Operating income (loss)                          3,218         (3,154)          --             (216)

Other income (expense):
  Interest income                                   15          1,865         (1,528)(6)        352
  Interest expense                              (3,266)          --            1,265(5)      (2,001)
  Other                                             45           --             --               45
                                              --------       --------       --------       --------
Total other income (expense)                    (3,206)         1,865           (263)        (1,604)
                                              --------       --------       --------       --------

Earnings (loss) before income taxes                 12         (1,289)          (263)        (1,540)

Income taxes                                         5           --               (5)(7)       --
                                              --------       --------       --------       --------

Net earnings (loss)                           $      7       $ (1,289)      $   (258)      $ (1,540)(8)
                                              ========       ========       ========       ========

Net earnings (loss) per common share          $   0.02       $  (0.49)                     $  (0.39)(9)
                                              ========       ========                      ========

Average number of common and
  common equivalent shares outstanding             359          2,618                         3,936(9)
                                              ========       ========                      ========

------------------------

Notes

(1) Amounts for MLX for the twelve month period ended June 30, 1997 were determined by adding results for the six months ended December 31, 1996 and results for the six months ended June 30, 1997 adjusting the income tax provision to the estimated effective rate. The amounts for MLX for the three months ended September 30, 1997 were adjusted to reflect an income tax provision at the estimated effective rate.

(2) During the year ended June 30, 1997, intangible assets with a net value of approximately $1,854 were written off due to the determination that these intangible assets no longer had value.

(3) During the year ended June 30, 1997, the value of certain inventory items were written down by $1129.

(4) On February 12, 1997, MLX's Board of Directors approved the conversion of all the common stock options held by its former Chief Executive Officer to Stock Appreciation Rights (SAR's), and all such SAR's were exercised as of that date. The resulting liability under this agreement amounted to $2.2 million and was disbursed in February 1997. The non-recurring compensation expense from this transaction is reported in the accompanying statement of operations for the twelve months ended June 30, 1997. Pro forma operating results for the year ended June 30, 1997, without this nonrecurring compensation charge would be as follows:


         Net earnings:                               $ 411

         Net earnings per common share:              $0.09

(5) Represents adjustment to interest expense as a result of the assumed repayment of $11,000 of 11.5% Senior Notes Payable of Morton with cash from MLX.

(6) Represents adjustment of MLX interest income as the result of the use of funds for cash paid for the purchase of Morton Common Stock and the repayment of $11,000 of 11.5% Senior Notes Payable of Morton. The interest income adjustment was based on the average earnings on investments by MLX for the period (5.15% for the three months ended September 30, 1997 and 4.93% for the year ended June 30, 1997).

(7) Represents adjustment of the income tax provision to the estimated effective rate. Any tax benefits resulting from the utilization of MLX's Federal net operating loss or other carryforwards existing at December 11, 1984, the date of confirmation of the Plan of Reorganization (Confirmation
     Date), are excluded from operations and credited to capital in excess of par value in the year such tax benefits are realized.

(8) The pro forma condensed combined statement of earnings does not include the accrual or payment of a proposed $4,000 bonus to Morton management before the Merger or a $350 severance package granted to an officer of MLX. Such amounts will be charged to Morton's operations and MLX's operations, respectively, in the fiscal quarter when such amounts are awarded. The pro forma condensed combined statement of earnings also does not include an extraordinary loss of approximately $892 relating to unamortized fees and prepayment penalty associated with the anticipated retirement of existing indebtedness of Morton.

(9) Historical income per common shares was computed based on the weighted average number of shares of common and common equivalent shares outstanding, which assumes, if dilutive, the effect of stock options and warrants using the treasury stock method. Pro forma income (loss) per common share is computed using weighted average shares of Class A Common Stock and Class B Common Stock outstanding after the Merger (3,936,574 shares for the three months ended September 30, 1997 and the year ended June 30, 1997), and assumes, if dilutive, the effect of stock options and warrants using the treasury stock method (686,927 shares for the three months ended September 30, 1997). Shares with respect to options to be issued in connection with the 1997 Stock Option Plan have not been considered as such option will be issued at approximate fair value.

                 SELECTED HISTORICAL FINANCIAL DATA OF MLX

     Set forth below are certain selected historical financial data of MLX. This information should be read in conjunction with the financial statements of MLX and related notes incorporated by reference herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MLX" appearing elsewhere herein. The selected consolidated financial data for, and as of the end of, each of the five years ended December 31 are derived from the audited financial statements of MLX. The selected financial data for, and as of the nine months ended September 30, 1996 and 1997 are derived from the unaudited accounting records of MLX and have been prepared on the same basis as the audited consolidated financial statements and in the opinion of the management of MLX include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.


                                         NINE MONTHS ENDED
                                            SEPTEMBER 30                              YEAR ENDED DECEMBER 31
                                     ------------------------     ------------------------------------------------------------
                                       1997            1996         1996         1995         1994         1993         1992
                                     --------        --------     --------     --------     --------     --------     --------
OPERATING DATA:
  Net sales .....................    $   --          $   --       $   --       $   --       $   --       $   --       $   --
  General and administrative
    expenses ....................      (2,923)(1)        (806)        (997)      (1,015)        (827)      (1,342)      (1,363)
  Interest income ...............       1,397           1,396        1,876        1,074           17           12         --
  Interest expense ..............        --              --           --           (114)        (202)        (366)      (1,313)
  Other (expense) income ........        --              --           --            (18)         (94)          81          327
  Benefit (provisions) for income
    taxes .......................        --              (213)        (317)          18          376          549          799
                                     --------        --------     --------     --------     --------     --------     --------
  Earnings (loss) from continuing
    operations ..................      (1,526)            377          562          (55)        (730)      (1,066)      (1,550)
  Discontinued operations (net of
    income taxes) ...............        --              --           --         20,593        3,477        3,105        2,935
  Extraordinary gain on early
    retirement of debt
     (net of income taxes) ......        --              --           --            272         --          3,627        4,124
                                     --------        --------     --------     --------     --------     --------     --------
  Net earnings (loss) ...........    $ (1,526)       $    377     $    562     $ 20,810     $  2,747     $  5,666     $  5,509
                                     ========        ========     ========     ========     ========     ========     ========
  Earnings (loss) applicable to
  common stock ..................    $ (1,526)       $    377     $    562     $ 20,158     $  1,689     $  4,793     $  5,509
                                     ========        ========     ========     ========     ========     ========     ========
PER SHARE DATA:
  Average outstanding common
    shares and dilutive options .       2,618           2,751        2,755        2,676        2,613        2,620        2,541
  Earnings (loss) per share:
     Continuing operations (net
     of dividends and accretion
     on preferred stock) ........    $  (0.58)       $   0.14     $   0.20     $  (0.26)    $  (0.68)    $  (0.74)    $  (0.73)

                                         NINE MONTHS ENDED
                                            SEPTEMBER 30                              YEAR ENDED DECEMBER 31
                                     ------------------------     ------------------------------------------------------------
                                       1997            1996         1996         1995         1994         1993         1992
                                     --------        --------     --------     --------     --------     --------     --------
OPERATING DATA:
PER SHARE DATA - CONTINUED
  Discontinued operations (net of
  income taxes) .................        --              --           --           7.69         1.33         1.19         1.28
  Extraordinary gain on early
      retirement of debt
     (net of income taxes) ......        --              --           --           0.10         --           1.38         1.62
                                     --------        --------     --------     --------     --------     --------     --------
Total ...........................    $  (0.58)       $   0.14     $   0.20     $   7.53     $   0.65     $   1.83     $   2.17
                                     ========        ========     ========     ========     ========     ========     ========
FINANCIAL POSITION (AT END OF
PERIOD):
  Working capital (deficit) .....    $ 35,757        $ 37,028     $ 37,304     $ 36,445     $    (42)    $ (1,181)    $ (1,224)
  Total assets ..................      38,020          39,214       39,431       38,509       13,874       11,603       15,065
  Long-term liabilities .........       2,030           1,987        1,998        1,957        2,463        2,403       15,158
  Shareholders' equity (deficit)     $ 35,238        $ 36,481     $ 36,764     $ 35,878     $ 10,729     $  7,324     $ (1,844)


(1) Includes $2,225 of Stock Appreciation Rights compensation to the former Chief Executive Officer.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF MLX

BASIS OF PRESENTATION

     MLX Corp. is a publicly traded company currently without active operations. MLX considers its business to be that of seeking to acquire an operating business that meets its financial acquisition criteria.

     On June 30, 1995, MLX completed the sale of all the common stock of its then only subsidiary, S.K. Wellman Limited, Inc. ("Wellman" or "S.K. Wellman") following approval of such divestiture by MLX's shareholders at the 1995 Annual Meeting. The accompanying financial statements report the financial condition and results of operations of the Wellman business as a discontinued operation and, accordingly, the results of operations of Wellman for all the periods presented are excluded from earnings/loss from continuing operations. The gain on the disposal of the Wellman subsidiary is reported as a gain from the disposal of a discontinued business.

     Since the disposal of S.K. Wellman, MLX has had no operating subsidiaries or recurring revenues except investment income. The general and administrative expenses of MLX are incurred for acquisition search, compensation, occupancy, shareholders' costs (such as printing, distribution and stock transfer fees) and legal and professional matters.

     Since the Wellman sale, MLX has invested its cash resources principally in short-term repurchase instruments managed by selected, large commercial banks. At December 31, 1996, MLX's average rate of return on these instruments was approximately 5.42% and at September 30, 1997, the average rate of return was 5.15%. As these investments account for all of MLX's income subsequent to the sale of S.K. Wellman, MLX's financial results are impacted by changes in the short-term interest rates available to MLX.

     MLX is currently registered with the Securities and Exchange Commission under the Securities Act of 1934 and believes that it is not an investment company as defined by the Investment Company Act of 1940 (the "1940 Act"). Given the uncertainty of MLX's status in this regard, MLX prepared and submitted an application in 1996 to the Securities and Exchange Commission (the "Commission") requesting an exemption from certain provisions of the 1940 Act until December 31, 1997. On May 19, 1997, the Commission issued an exemptive order pursuant to Sections 6(c) and 6(e) of the 1940 Act, which exempts MLX from all provisions of the 1940 Act except Sections 9, 17(a) (modified as described in the application), and 36 through 53, through December 31, 1997. MLX and other persons, in their transactions and relations with MLX, are subject to such excepted Sections of the 1940 Act as if MLX were a registered investment company under the 1940 Act. The implementation of the exemptive order did not require MLX to change or modify any of its existing practices or policies. On October 27, 1997, MLX submitted a new application, identical to the existing one, asking for an extension of the exemptive period through December 31, 1998. This new application was prepared and filed as a precautionary measure in case the Morton acquisition is not completed by December 31, 1997.

     If MLX has not completed the proposed transaction with Morton or otherwise has not entered into a binding agreement to acquire an operating business by December 31, 1997, MLX could be required to register under the 1940 Act and would thereafter be subject to regulation thereunder. This action would add complexity to MLX's pursuit of its acquisition strategy, add to the administrative expenses of MLX and fundamentally alter the presentation of MLX's financial statements.

     The discussion below addresses the operations and financial condition of MLX only.

OPERATIONS

     NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997 VERSUS NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1996. General and administrative expenses for the nine month period ended September 30, 1997 amounted to $698,000 versus $806,000 for the nine months ended September 30, 1996, a decrease of 13%. This decrease resulted from lower insurance expenses offset in part by higher acquisition search expenses. The 1997 period includes a charge of $2.2 million pertaining to the payment in satisfaction of MLX's stock option obligation to its former Chief Executive Officer. In February 1997, the MLX board of directors approved the conversion of all such options held by the former Chief Executive Officer to Stock Appreciation Rights ("SARs"). Payment of this obligation occurred in the quarter ended March 31, 1997. No such event occurred in the nine months ended September 30, 1996.

     Interest income in the 1997 nine month period amounted to $1.4 million versus $1.4 million in the 1996 period.

     YEAR ENDED DECEMBER 31, 1996 VERSUS YEAR ENDED DECEMBER 31, 1995. General and administrative expenses in 1996 amounted to $997,000 versus a 1995 level of approximately $1.0 million, a decrease of 2%.

     Interest income in 1996 amounted to $1.9 million compared to $1.1 million in 1995 because the 1995 period included two quarters which preceded the sale of Wellman and the availability of cash proceeds from that sale. Correspondingly, there was no interest expense in 1996 compared to $114,000 in 1995 since the debt obligations of MLX were repaid following the divestiture of the Wellman business.

     There were no dividends and accretion on MLX's Series A preferred stock in 1996 compared to $652,000 in 1995. This decrease resulted from the redemption of such preferred stock at the time of the Wellman transaction.

     In 1996, MLX had net earnings of $562,000 (or $.20 per share) compared to $20.8 million in 1995 (or $7.53 per share net of obligations on the Series A preferred stock). In 1995, earnings from discontinued operations (including the gain on disposal of Wellman) amounted to $7.69 per share and the extraordinary gain on early retirement of debt amounted to $0.10 per share.

     YEAR ENDED DECEMBER 31, 1995 VERSUS YEAR ENDED DECEMBER 31, 1994. On June 30, 1995, MLX completed the sale of the Wellman business. The proceeds of this transaction amounted to $60.0 million, which included certain amounts related to the repayment or assumption of debt and capital leases by the purchaser. After purchase price adjustments and expenses, the transaction resulted in a gain to MLX of $31.4 million. The gain was reduced by $3.3 million for estimated income taxes due and payable as well as $10.0 million for a charge in lieu of Federal income taxes which is not due or payable resulting in a net gain to MLX of $18.1 million. No such sale or gain occurred in 1994.

     General and administrative expenses in 1995 were approximately $1.0 million versus a 1994 level of approximately $827,000, an increase of 23%. Principal components of this increase were higher expenses associated with employee compensation, insurance expenses, shareholder costs and legal and professional matters.

     Interest income in 1995 amounted to $1.1 million compared to a nominal amount in 1994 as a result of the investment of the proceeds of the Wellman transaction. Correspondingly, interest expense of MLX decreased from $202,000 in 1994 to $114,000 in 1995 since the debt obligation of MLX was repaid following the divestiture of the Wellman business.

     A portion of the proceeds of the Wellman transaction were used to repay MLX's Zero Coupon Bonds and Variable Rate Subordinated Notes. These payments resulted in a pre-tax, extraordinary gain on the early retirement of debt of $412,000. No such gain occurred in 1994.

     Dividends and accretion on MLX's Series A preferred stock amounted to $652,000 in 1995 versus $1.1 million in 1994. This decrease resulted from the redemption of such preferred stock at the time of the Wellman transaction.

     In 1995, MLX had net earnings of $20.8 million (or $7.53 per share, net of obligations on the Series A preferred stock) compared to $2.7 million in 1994 (or $0.65 per share). In 1995, the gain on disposal of Wellman amounted to $6.76 per share and the extraordinary gain amounted to $0.10 per share.

PRO FORMA EARNINGS

     MLX is able to offset substantially all of its Federal taxable income with its pre-reorganization tax loss carryforwards and therefore has a Federal tax liability only for Alternate Minimum Tax amounts. Accordingly, the charge in lieu of Federal income taxes included in the statements of income is not accruable or payable. These pro forma charges in 1996, 1995 and 1994 were $299,000, $11.3 million and $1.3 million, respectively. The following table illustrates the effect of this pro forma charge on MLX's earnings and earnings per share.



                                                                 YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------

(in thousands, except per share data)                        1996         1995       1994
                                                          ----------  ----------  ---------
Net earnings                                               $    562     20,810    $  2,747
Less dividends and accretion on preferred stock                   0       (652)     (1,058)
Plus pro forma Federal tax charge not due or payable            299     11,325       1,314
                                                           --------    --------   --------
Total earnings                                             $    861    $31,483    $  3,003
                                                           --------    --------   --------
Total earnings per common share                            $   0.31    $ 11.76    $   1.15
                                                           --------    --------   --------



                                                                 NINE MONTHS PERIOD
                                                                 ENDED SEPTEMBER 30,
                                                              -----------------------

(in thousands, except per share data)                         1997               1996
                                                           --------             -------
Net earnings (loss)                                        $ (1,526)            $   377
Plus pro forma Federal tax charge not due or payable              0                 201
                                                           --------             -------
Total earnings                                             $ (1,526)            $   578
                                                           --------             -------
Total earnings per common share                               (0.58)            $  0.21
                                                           --------             -------

FINANCIAL POSITION AND LIQUIDITY

     Consolidated working capital at September 30, 1997 was $35.8 million compared to $37.3 million at the end of 1996. Working capital at September 30, 1997 consisted principally of cash and short-term investments of $36.5 million and estimated short-term obligations of $752,000 for income taxes, legal and professional expenses and compensation.

     On February 12, 1997, MLX's Board of Directors approved the conversion of all the common stock options held by its former Chief Executive Officer to SARs and those SARs were exercised as of that date. The resulting liability of $2.2 million was disbursed to the former Chief Executive Officer in February 1997. As of June 30, 1997, MLX's employees have outstanding options to purchase 50,000 shares of common stock.

     MLX invests its available funds in short-term repurchase agreements managed by five selected, large commercial banks and collateralized by U.S. Treasury and Federal agency obligations. MLX has issued instructions to each such bank providing guidelines on investments and restrictions on any disbursement of MLX's funds.

     In connection with the sale of Wellman, MLX funded an escrow fund with a cash payment of $4 million to partially collateralize its indemnification obligations in the purchase and sale agreement. MLX's maximum liability under such indemnity provisions was $5 million. On October 1, 1996 the escrow fund balance of $4.3 million was disbursed to MLX. An additional escrow fund amounting to $1,250,000 was established at June 30, 1995 (adjusted to $1,347,000 in August 1995) relating to certain estimated income tax obligations arising from the sale.

     There were no material commitments for capital expenditures outstanding at September 30, 1997.

                     SELECTED HISTORICAL FINANCIAL DATA
                  OF MORTON METALCRAFT CO. AND SUBSIDIARIES

     Set forth below are certain selected historical financial data of Morton Metalcraft Co. and subsidiaries. This information should be read in conjunction with the financial statements of MLX and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Morton." The selected consolidated financial data for, and as of the end of, each of the five fiscal years ended June 30 are derived from the audited financial statements of Morton Metalcraft Co. and subsidiaries.



                                         THREE MONTHS ENDED
                                            SEPTEMBER 30,                      FOR THE FISCAL YEAR ENDED JUNE 30,
                                        ---------------------     ------------------------------------------------------------
MORTON
METALCRAFT:                               1997         1996         1997         1996         1995         1994         1993
                                        --------     --------     --------     --------     --------     --------     --------
                                                                               (IN 000'S EXCEPT FOR PER SHARE DATA)
OPERATING DATA:
    Net sales                           $ 20,222     $ 15,021     $ 80,762     $ 59,006     $ 48,568     $ 39,602     $ 32,774
    Cost of sales                         16,848       13,391      (70,541)     (50,049)     (40,730)     (32,673)     (27,544)
    General and admin
    expenses                               1,918        1,214       (7,003)      (4,900)      (3,951)      (3,806)      (2,949)
    Interest income                           40           15           15            7            9           15           15
    Interest expense                         847          818       (3,266)      (3,297)      (2,434)      (1,172)      (1,434)
    Other income (expense)                  --           --             45          194         (378)          50           26
    (Provision) benefit for
    income taxes                            (259)         140           (5)        (424)        (522)        (878)        (368)
                                        --------     --------     --------     --------     --------     --------     --------
    Net Earnings (Loss)                 $    390     $   (247)    $      7     $    537     $    562     $  1,138     $    520
                                        ========     ========     ========     ========     ========     ========     ========


SUPPLEMENTAL DISCLOSURE:
    "Operating Cash Flow" (1)                                     $  9,141     $  6,513     $  5,415     $  4,973     $  3,911
    "Cash Flows From Operations"                                  $  5,144     $  3,783     $  2,510     $  1,771     $  2,647
    "Cash Flows Used in Investing
       Activities"                                                ($ 5,592)    ($ 2,853)    ($ 4,282)    ($ 1,323)    ($   998)
    "Cash Flows From Financing
       Activities"                                                $    323     ($   726)    $  1,865     ($   530)    ($ 1,830)



(1) "Operating Cash Flow" as shown in the Supplemental Disclosure is defined as EBIT (earnings before interest and taxes) before any non-cash charges including depreciation, amortization and inventory write-downs. The amount for 1997 also excludes $969 in startup costs related to the North Carolina facility which produced no revenues in fiscal 1997 but is expected to produce revenue in fiscal 1998. The Company has presented "Operating Cash Flow" in addition to the other selected financial data of Morton because the Board of Directors of MLX considered Morton's operating cash flow (as defined) as a more accurate measure of Morton's ability to generate cash from its operations than "cash flows from operations" as determined in accordance with generally accepted accounting principles.

      "Operating Cash Flow" is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Company's audited consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles.

                                       THREE MONTHS ENDED
                                          SEPTEMBER 30,                           FOR THE FISCAL YEAR ENDED JUNE 30,
                                    ------------------------      -----------------------------------------------------------------
MORTON
METALCRAFT:                            1997           1996           1997           1996           1995          1994        1993
                                    ---------      ---------      ---------      ---------      ---------     ---------     -------
                                                                              (IN 000'S EXCEPT FOR PER SHARE DATA)
PER SHARE DATA:
    Weighted average
        outstanding
        common shares and
        dilutive options and
        warrants                      359,342        357,460        359,342        357,460        381,781       510,000     510,000
    Earnings (loss)
        per share                   $    0.01      $   (0.01)     $    0.02      $    1.50      $    1.47     $    2.23     $  1.02

FINANCIAL POSITION (AT END
OF PERIOD)
    Working capital                 $     379                     $   2,147      $   4,078      $   4,548     $     528     $   177
    Total assets                       37,426                        34,362         29,576         27,550        23,576      21,209
    Long-term liabilities              27,757                        27,861         27,673         27,456         9,168      10,390
    Stockholders' equity
    (deficit)                       $  (8,709)                    $  (9,099)     $  (9,106)     $  (9,644)    $   2,564     $ 1,426

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF MORTON

     The following discussion should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this Proxy Statement.

GENERAL

     Morton Metalcraft Holding Co. ("Morton"), through its subsidiaries, is a contract manufacturer and supplier of fabricated sheet metal components and subassemblies for U.S. construction, agricultural, and industrial equipment manufacturers. Morton operates four manufacturing facilities in Illinois and North Carolina and has long standing relationships with its two major customers, Caterpillar Inc. ("Caterpillar") and Deere & Co. ("Deere").

OPERATIONS

QUARTER ENDED SEPTEMBER 30, 1997 VERSUS QUARTER ENDED SEPTEMBER 30, 1996

     Morton's net sales for its fiscal quarter ended September 30, 1997 were $20.2 million compared to $15 million in the same quarter in the prior fiscal year, an increase of $5.2 million for 34.7%. Of this increase, $5.0 million reflected growth in sales to Deere, and most of the remaining $200 thousand increase resulted from higher sales of in-store display fixtures. For the quarters ended September 30, 1997 and 1996, Deere and Caterpillar in the aggregate accounted for 88.4% and 87.4%, respectively, of Morton's net sales.

     Morton's gross profit for the quarter ended September 30, 1997 increased by approximately $1.7 million, or 107%, over the gross profit in the same quarter the year before. The gross margin in the September 30, 1997, quarter was 16.7%, compared to 10.9% in the year earlier period. Of the 5.8% difference, 2.0% was attributable to the write-off of certain intangible assets, 1.0% was attributable to the downward revaluation of inventory, and 2.2% reflected costs associated with the start up of manufacturing operations at Morton's North Carolina plant in the 1996 quarter. Absent these adjustments and expenses, Morton's gross margin in the 1996 quarter would have been 16.1%, the 0.6% difference between that percentage and the 16.7% gross margin in the 1997 quarter resulted from the reduction in amortization expense for intangibles, improved productivity and higher material content for certain new products in the 1997 quarter that contributed to lower labor and overhead costs.

     Operating expenses increased as a percentage of net sales from 8.1% in the quarter ended September 30, 1996, to 9.5% in the corresponding quarter of 1997. The primary components of this increase were costs associated with Morton's new North Carolina facility (including costs related to new employees, travel and entertainment, and supplies), the addition of new sales employees and related engineering equipment, and support for Morton's information systems.

     Interest expense remained relatively constant in the two quarters. As a result of its improved gross margin, Morton realized income before taxes and net income in the quarter ended September 30, 1997, compared to a loss in the same quarter a year earlier.

FISCAL YEAR ENDED JUNE 30, 1997 VERSUS FISCAL YEAR ENDED JUNE 30, 1996.

     Revenues for Morton for the fiscal year ended June 30, 1997 were $80.8 million versus $59.0 million for the fiscal year ended June 30, 1996, an increase of $21.8 million or 36.9%. This increase resulted from higher sales to Deere for component packages, enclosures and boxes and feeder housings, as well as higher sales of in-store display fixtures. Year over year, combined sales to Deere and Caterpillar locations decreased slightly as a percent of total revenues from 88.8% to 88.1%.

     The gross margin achieved in the year ended June 30, 1997 was 12.7% compared to 15.2% in the prior year. This decline resulted from expenses associated with the start-up of the North Carolina facility, a write-off of $1.8 million of intangible assets, and a $.9 million downward adjustment of the value of excess inventory. The write-off of intangible assets resulted from a reassessment of their future benefit to Morton in consideration of the company's growth, its continuous design changes to existing products, its continuous factory rearrangements and the opening of the North Carolina facility. The effect of these expenses and adjustments was partly offset by increased productivity at the Peoria and Morton, Illinois facilities, improved labor efficiency and better material utilization stemming from investments in production technology, including laser cutting equipment. New products manufactured for Deere required higher material content and contributed to lower labor and overhead costs.

     Selling and administration expenses for the year ended June 30, 1997 amounted to $7.0 million (or 8.7% of revenues), an increase of $2.1 million or 43% over the year earlier period. The primary component of this increase was a charge of $1.8 million (versus $142,000 in the earlier period) due to increased payments under Morton's employee incentive programs. During the year Morton began making payments under a new incentive compensation program for all of its employees and increased bonuses to management. Morton expects that approximately $1,500,000 of these incentive program expenses will be recurring annually, and if Morton's performance improves these expenses will increase, although at a substantially lower rate than that experienced in the year ended June 30, 1997.

     Interest expense in the year ended June 30, 1997 amounted to $3.3 million representing a nominal decrease from the earlier amount.

     Income taxes for the year ended June 30, 1997 decreased 98.8% from the prior fiscal year reflecting the reduction of Morton's earnings before taxes, primarily as a result of the write-off and adjustments described above. Net earnings decreased by 98.7% from those realized in the prior fiscal year.

FISCAL YEAR ENDED JUNE 30, 1996 VERSUS FISCAL YEAR ENDED JUNE 30, 1995.

     Morton's revenues for the year ended June 30, 1996 amounted to $59.0 million compared to $48.6 million in the year ended June 30, 1995, an increase of $10.4 million or 21.4%. This increase resulted from higher sales of sheet metal component packages, the introduction of the feeder housing product line for Deere and slightly lower sales of display fixtures. Year over year, combined sales to Caterpillar and Deere rose from 84.8% to 88.8%.

     The gross margin achieved in the year ended June 30, 1996 was 15.2% compared to 16.1% in the year earlier period. This decrease resulted from changes in product mix as a result of the commencement of feeder housing production and added indirect labor and other start-up costs associated with the opening of the Peoria facility.

     Selling and administration expenses for the year ended June 30, 1996 amounted to $4.9 million (or 8.3% of revenues) versus $3.9 million in the earlier year (an increase of $949,000 or 24%). This increase resulted primarily from higher compensation charges and insurance expenses. Year over year, selling and administration expenses as a percent of revenues rose from 8.1% to 8.3%.

     Interest expense in the year ended June 30, 1996 amounted to $3.3 million compared to $2.4 million in the earlier year. This increase resulted from higher borrowing stemming from the January 1, 1995 recapitalization of Morton.

     Income taxes for the year ended June 30, 1996, decreased by approximately $0.1 million or 18.9% as a result of reduced earnings before taxes and a decrease in Morton's effective tax rate from 48.2% to 44.1%. Net earnings declined a nominal amount to slightly more than $0.5 million.

FINANCIAL POSITION AND LIQUIDITY

     Morton's consolidated working capital at September 30, 1997 was $379 thousand compared to $2.1 million at June 30, 1997, the Company's prior fiscal year end. The decrease was primarily the result of two factors, including $2.5 million of capital expenditures, principally leasehold improvements and equipment costs for the new North Carolina facility and costs of the addition to the Morton, Illinois facility. (Morton has budgeted an additional $1.5 million of capital expenditures for the remaining three quarters of its current fiscal year.) Working capital was also affected by the scheduled payment of approximately $1.4 million of interest on Morton's long term debt in August 1997.

     Morton finances its operations with cash from operations and the use of a revolving credit facility with a bank. The revolving credit agreement provides for borrowings based on agreed-upon percentages of eligible assets (the "formula") and an interest rate equal to 0.5% above the bank's base rate. At September 30, 1997, Morton's outstanding indebtedness under the revolving credit agreement was approximately $5.8 million with an additional $1.7 million of unused availability under the applicable borrowing base formula.

     The revolving credit agreement contains standard lending covenants which restrict certain activities of Morton including the levels of executive compensation and capital expenditures as well as certain actions including dividend payments and ownership changes.

     On July 11, 1997, the revolving credit agreement was amended to increase the maximum permitted borrowing to $9 million, subject to any limits that might be required by the formula, and to extend the expiration of the agreement to January 1999. Management believes that the existing lending facilities and cash generated from operations provide adequate working capital resources for Morton's anticipated operational needs.

     The $25 million senior notes payable were issued in January 1995 in connection with a recapitalization of Morton. The notes bear interest at 11.5% and are due in varying annual installments from 1998 through 2005. The notes contain standard restrictive covenants limiting certain actions pertaining to lease commitments and added indebtedness.

     Morton believes that its operations and revolving credit agreement will provide the necessary liquidity for its operations until the closing of the Merger, when a new credit facility is expected to become effective.

OTHER CONSIDERATIONS

     Capital expenditures for the year ended June 30, 1997 amounted to $5.7 million. Such expenditures were made primarily to construct leasehold improvements and acquire equipment for the Apex, North Carolina facility, and improve the production flow at the Morton facility. During the year ended June 30, 1996, capital expenditures totaled $2.1 million and included completion of the Peoria fabrication facility and the acquisition of equipment. Anticipated expenditures for the year ending June 30, 1998 amount to $4.1 million and relate in part to the final disbursements to construct leasehold improvements and acquire equipment for the Apex facility.

     The North Carolina facility began operations in July 1997 and is expected to contribute to Morton's revenue growth in the fiscal year ending June 30, 1998, but the costs associated with the start-up and initial operations may have a slightly negative effect on Morton's gross margins for the period.

     Subsequent to June 30, 1997, and before the Merger, Morton intends to pay management bonuses aggregating $4.0 million which are permitted by the Merger Agreement. Until eliminated in July 1997, restrictions in Morton's credit facilities since 1989 limited the compensation that Morton could pay management. The pre-Merger management bonuses are to compensate management for their present and prior contributions to the growth and success of Morton for which they have not been adequately compensated in the past.

                                 MARKET DATA


PRICE RANGE OF MLX COMMON STOCK

     The MLX Common Stock is traded in the over-the-counter market under the symbol "MLXR" and is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The following table sets forth the quarterly high and low bids for the Existing Common Stock as reported by Bloomberg Financial Services for the quarters indicated.




                                                 MLX COMMON STOCK
                                            --------------------------

                                                  HIGH         LOW
                                            --------------------------
1997
  First Quarter........................          $16.75       $13.25
  Second Quarter.......................          $14.875      $14.25
  Third Quarter........................          $16.25       $14.6875
  Fourth Quarter (to December 10, 1997)          $19          $15.8125

1996
  First Quarter........................          $13.125      $ 9.875
  Second Quarter.......................          $15.25       $12.75
  Third Quarter........................          $13.5625     $13
  Fourth Quarter.......................          $13.5        $12.625

1995
  First Quarter........................          $ 4.625      $ 3.5
  Second Quarter.......................          $10.125      $ 4
  Third Quarter........................          $10.625      $ 9.25
  Fourth Quarter.......................          $10.375      $ 9.875


      On October 17, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement, the high sale price for Existing Common Stock was $17.375 per share and the low sale price for Existing Common Stock was $17.00 per share. As of November 21, there were 6,100 holders of record and 8,302 beneficial holders of Existing Common Stock.

      The Morton Common Stock is not publicly traded. There are fewer than 20 holders of record of Morton Common Stock.

DIVIDENDS

      Neither MLX nor Morton has paid dividends on the Existing Common Stock or the Morton Common Stock, respectively, and it is contemplated that upon consummation of




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


the Merger, no such dividends will be paid by the Surviving Company on the Surviving Company Common Stock.

                              BUSINESS OF MLX

      Prior to June 30, 1995, MLX owned and managed businesses in a variety of industries. With the sale of its S.K. Wellman industrial friction materials business on June 30, 1995, MLX no longer has recurring revenues or operating subsidiaries and is engaged in the active search for acquisition opportunities which meet its financial acquisition criteria. These criteria generally focus MLX's search on mid-sized entities which are involved in manufacturing, distribution or assembly of non-consumer products and which offer continuing management.

      Reference is made to the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations of MLX," elsewhere in this Proxy Statement, for a discussion of the development of the business since June 30, 1995.

      MLX is unaware of any litigation that is expected to have a material effect on the results of operations or financial condition of MLX.

                             BUSINESS OF MORTON

GENERAL

      Morton Metalcraft Holding Co. ("Morton"), headquartered in Morton, Illinois, through its subsidiaries is a contract manufacturer and supplier of high-quality fabricated sheet metal components and subassemblies for construction, agricultural, and industrial equipment manufacturers located primarily in the Midwestern and Southeastern United States. Morton provides large original equipment manufacturers ("OEMs") with a wide range of services including design, prototype fabrication, precision tool making, and fabrication of component parts. Additional services provided by Morton include welding, painting, subassembly, packaging, warehousing, and just-in-time delivery to customers' production lines. Morton attempts to distinguish itself from its competition by combining a wide range of services with high-quality, state-of-the-art sheet metal fabrication capabilities, and has developed close relationships with customers such as Caterpillar Inc. ("Caterpillar") and Deere & Co. ("Deere").

      The predecessor of Morton was founded in 1963 in Morton, Illinois, by four individuals who wanted to provide high-quality, fabricated sheet metal products for customers located in Central Illinois. Operations began in early 1964 in a 9,000-square- foot facility, and Morton quickly developed into a custom sheet metal fabricator specializing in fast turnarounds. During its first two decades, Morton developed its fabrication skills while cultivating close relationships with several important customers who continue to buy from Morton today.

      In 1988, the four major stockholders granted an option to William D. Morton (then Executive Vice President and Chief Operating Officer of Morton) to acquire their shares of stock in Morton. In September 1989, Mr. Morton (currently President and Chief Executive Officer) and a group of venture capital investors exercised the option and acquired the other remaining shares of Morton stock in a merger. In January 1995, Morton repurchased the outside investors' equity and repaid their subordinated debt in a recapitalization of the business. Mr. Morton subsequently sold approximately 10% of the stock of Morton to other investors.

      Since the 1995 recapitalization, Mr. Morton and his management team have taken steps to accelerate Morton's growth. Morton has invested heavily in facilities and equipment (including laser steel cutters) to enhance capabilities, improve quality, increase responsiveness, and expand capacity to meet the growing demands of customers. Morton leased and equipped a new 137,500-square-foot facility in Peoria, Illinois in 1995 and expanded its facility in Morton, Illinois by 48,000 square feet in 1997. Morton also began manufacturing products at its new 100,000-square-foot Apex, North Carolina operation in July 1997. This facility, Morton's first in the Southeast, will allow Morton to serve OEMs as they migrate production to the region. Morton has also enhanced its computer aided design (CAD) capabilities, added modern, computerized production equipment, upgraded its management information systems, and added key management personnel. As a result of these investments and continued sales increases, Morton now operates from a total of 580,000 square feet of manufacturing space, had sales of $80.8 million in fiscal 1997 and currently employs approximately 850 people. At October 14, 1997, Morton's backlog was $69,055,000 compared to $47,679,000 on the same date a year earlier. Substantially all of this backlog should be shipped by October 1998.

      Morton has benefited from the trend among U.S. industrial companies of focusing on their core business strengths and outsourcing operations in which subcontractors have superior capabilities. Management has chosen to make the investments necessary to form relationships with industry-leading OEMs and to work closely with them in product development, production scheduling and just-in-time delivery. As these customers have consolidated their suppliers and continued to outsource an increasing amount of their component part and subassembly business, Morton has become a sole source supplier of many of their critical component parts.

      Morton's business objective is to capitalize on the consolidation trend in its industry to become the leading supplier of component part and subassemblies to construction and agricultural equipment OEMs. Morton's strategy is to continue profitable growth by expanding its current lines of business with existing and new customers, and acquiring other businesses that either supply its current customers with complementary products or use production processes in which Morton has competitive strengths. Morton is continually evaluating possible acquisitions. Morton's business strategy also focuses on supplying customers with sophisticated design and engineering capabilities, quality service, and high-quality products. Management believes Morton will benefit from OEMs' continued outsourcing of design and fabrication of component parts and subassemblies.

CUSTOMERS

      Central to Morton's strategy is an emphasis on the development of close relationships with a core group of customers representing the leading construction and agricultural equipment manufacturers, with a particular focus on Caterpillar and Deere. Sales to Caterpillar and Deere accounted for approximately 88% of total revenues in fiscal 1997. Morton has benefited from the continued outsourcing by these customers and other OEMs and has won numerous contracts from Caterpillar and Deere. Management estimates that 95% of fiscal 1997 sales to these two customers were from products for which Morton is the sole supplier.

      Each of Caterpillar and Deere purchases Morton's products at several different manufacturing plants. Purchasing decisions are made separately at each customer plant. Due to the decentralization of purchasing and component part outsourcing decisions at these customers, as well as to the unique and specific services each plant requires, management considers each plant a distinct and separate customer. Counting each plant as a separate customer, including six Caterpillar plants and five Deere plants, Morton had 14 customers in fiscal 1997 that accounted for approximately 97% of total revenues. See "Risk Factors--Concentration of Sales to Top Customers."

      Morton recently opened a facility in Apex, North Carolina to serve one Deere and two Caterpillar plants located in the Southeastern United States. One key customer alone has opened or announced plans to construct up to ten new plants throughout the Southeast. Management believes there are other opportunities to expand in the Southeast and in the Midwest and is currently exploring the possibility of building plants in Tennessee, South Carolina, Georgia and Iowa.

INDUSTRY OVERVIEW

      Morton participates in the fragmented and highly competitive contract sheet metal fabrication industry, primarily supplying construction and agricultural equipment manufacturers with component parts and subassemblies. See "Risk Factors--Seasonality and Cyclicality of Sales" and "--Substantial Competition."


      CONSTRUCTION EQUIPMENT. The U.S. construction equipment industry includes construction, earth moving and forestry equipment, as well as some materials handling equipment, cranes, off-highway trucks and a variety of machines for specialized industrial applications. Primarily due to the growing U.S. economy, low interest rates, increased residential and nonresidential construction, the need to replace outdated machinery and increased spending on highway repairs and reconstruction, sales of construction equipment have increased over the last several years. The international construction equipment industry has also grown due to the urbanization and economic growth of developing nations. Finally, as a result of new technologies, now available in state-of-the-art products and the aging machinery currently in use, replacement sales of industrial and construction equipment have increased. The construction equipment industry is dominated by several manufacturers, Caterpillar and Deere combined accounting for approximately 54% of total unit sales.

      AGRICULTURAL EQUIPMENT. Due to the combination of rising farm incomes, relatively low farm debt levels, a need by farmers to replace and update old equipment and continuing growth in foreign demand, shipments of agricultural equipment increased over the last several years. Large, relatively expensive products such as tractors, combines and other harvesters account for almost two-thirds of the dollar value of total U.S. farm machinery sales. The remaining sales are divided between farmstead (livestock related) equipment, specialty farming equipment and other kinds of agricultural equipment. Deere accounts for approximately 40% of the U.S. Agricultural Equipment market.


      Crop sales and farm profitability affect demand for heavy agricultural machinery as these factors affect farmers' ability to purchase more equipment. Agricultural sales and net cash income have recently rebounded due to relatively low interest rates, a strong economy, increased exports and an increase in acreage planted. Land set-aside programs, in which U.S. farmers were paid to keep farmland idle, were eliminated in 1996, and the return of this idle land to active cultivation has stimulated demand for farm equipment. The lowest farm industry debt levels since the 1960s have also stimulated sales growth as farmers have greater collateral to finance farm machinery loans.


PRODUCTS AND SERVICES

      Morton's management believes that its investments in modern equipment and systems have allowed it to produce a broad line of high-quality products and services. Morton strives to meet customers' combined needs for design engineering, prototype production, component and subassembly fabrication, and just-in-time delivery. In 1995, Morton completed the stringent ISO 9002 registration requirements.

      Morton views its products as falling into seven categories of fabricated steel products and other miscellaneous products. The following describes in greater detail each of these seven product categories.

   o SHEET METAL COMPONENT PACKAGES - includes panels, doors, hoods, brackets, grills, supports and covers produced primarily for construction and agricultural equipment. Component packages have been a core business of Morton since its founding.

   o SHEET METAL ENCLOSURES AND BOXES - includes generator set enclosures, compressor enclosures and electrical and battery boxes developed in response to customers' need for environmentally sound enclosures that are aesthetically attractive and cost competitive.

   o SPECIAL WELDMENTS - includes lift arms, seat modules, guards, platforms and step assemblies. This business developed primarily from concurrent design projects with two major customers.

   o FABRICATED STEEL TANKS - includes fuel, hydraulic and water reservoirs. Morton developed these products in response to customers' needs for flexible designs that facilitate quick response to changes in tank requirements. Tanks are tested for cleanliness and pressure requirements and shipped in efficient custom shipping containers.

   o PROTOTYPE/TOOLING - includes prototype, tooling and preproduction steps in the manufacturing process. Morton's dedicated prototype and tooling departments work with customers throughout development efforts, allowing for a smooth introduction of new products and subassemblies to the focus factories.

   o STORE FIXTURES - includes backframes, lights, and brackets used in store displays. Store fixtures were Morton's core product for many years. Morton's engineering department has worked closely with customers in the development of displays.

   o FEEDER HOUSINGS - includes feeder housings and other harvester components manufactured for agricultural equipment in Morton's Peoria, Illinois facility.

      While these products and services currently represent the core of Morton's business, Morton management is evaluating opportunities for a further broadening of Morton's offerings to customers.

OPERATIONS

      Morton's primary sheet metal fabrication operations include cutting, punching, bending, welding, painting, final assembly, packaging, warehousing and just-in-time delivery. Morton also offers fully integrated ancillary services, including design engineering, tool making and prototype fabrication.

      Morton's facilities are located near its key customers in the Midwest and the Southeast. The Birchwood Street complex in Morton, Illinois houses receiving, tool making, pre-production, first operations, general fabrication and enclosure operations. All non-production personnel, including senior management, purchasing, engineering, sales, production control and accounting are also located at this facility. The Detroit Street plant, located one mile from Birchwood Street, contains the production operations for commodity products such as tanks, seat modules, backhoe lift arms and heavy fabrication operations. Morton produces components for agricultural equipment at its Peoria, Illinois facility, which opened in 1995. Morton's Apex, North Carolina plant serves the operations of nearby customers; Morton began production at this facility in July 1997.

SALES AND ENGINEERING

      To improve communications between disciplines and better meet the demands of its customers, who have begun to involve Morton earlier in the project design process, Morton combined its sales and engineering organizations in 1995. This sales and engineering group has primary responsibility for managing relationships with customers and working with them to design new products. In addition, Morton's President and Chief Executive Officer is also active in developing relationships with senior management of key customers. An account team, led by one of Morton's four account managers and including representatives from all key functional areas of Morton, works closely with each key customer to design products, produce prototypes, schedule production and monitor quality and customer satisfaction.

      At the beginning of each fiscal year, account managers meet with customers to review the previous year's business and to set joint standards and objectives such as anticipated volume, quality, joint cost reductions and prices for the upcoming fiscal year. Throughout the year, account managers approve purchase orders, ensure timely delivery of engineering projects and review quotes. Account managers also lead the new business development process, working with the customer to obtain details of new outsourcing projects, new products currently being designed and existing products which will be redesigned. When a customer has a new project, a team composed of representatives of all functions at Morton evaluates the opportunity and develops a proposal and quote to submit to the customer. The account managers are considered senior members of the management team and receive a salary and bonus based on meeting revenue and margin targets as well as otheragreed upon team objectives. Customer support representatives on the account teams focus on customer needs which require special attention, such as abnormally large orders, orders requiring quick turnarounds and changes to orders already placed.

      Increasingly, customers are relying on Morton for technical support, suggestions on redesigning parts to reduce costs, and involvement early in the design process of new parts. To respond to this increasing customer demand and to enhance the ability of Morton's engineers to work closely with customers' engineers throughout design and production, management has invested heavily in state-of-the-art design systems.

      Morton's CAD capabilities include Anvil 1000/5000, Apollo, Merry Mechanization, and Pro-E. Because of its many useful features, including three dimensional associativity, Pro-E is the preferred system of most customers. Morton has focused its CAD investment on this system for several years, and employees throughout Morton now have access to Pro-E workstations. Morton can download completed and approved designs directly to production equipment in most areas of Morton's plants.

SYSTEMS AND CONTROLS

      Consistent with Morton's emphasis on technology, computer systems and controls are an integral part of Morton's operating strategy. Morton has invested heavily in its management information systems, CAD/CAM capabilities and control functions, particularly during the last several years. Morton also uses computer systems to provide timely performance measurements of shop floor activity, daily actual cost information for each factory, electronic data interchange with major customers, real time dispatching of work orders, integration of purchasing information with production scheduling, capacity management and inventory information.

      Engineering capabilities have become critically important in Morton's industry as OEMs have increasingly emphasized a subcontractor's design services in choosing partners for new projects. Morton uses CAD systems, particularly the Pro-E system favored by most of its customers, in design projects with customers. Morton believes that it was the first supplier to be linked to one major customer's design system and today also uses modems to communicate with customers' systems. The resulting direct interaction between a customer's designers and Morton's engineers facilitates joint development of new components and redesigns of old parts. See "Risk Factors--Dependence on Information Systems."

PURCHASING, RAW MATERIALS AND SUPPLIERS

      The primary materials used to produce Morton's products include steel, fabrications, machined parts, assembly parts, prefabricated bases, bent tubing and paints. These seven commodities accounted for 65.3% of Morton's purchases in fiscal 1997. Morton has relationships with multiple suppliers of its production materials, and management believes that prices it obtains are competitive. In fiscal 1997, Morton purchased from approximately 820 suppliers, with the top 15 suppliers accounting for approximately 52.7% of direct material purchases. Consolidation of suppliers, optimization of steel sheet sizes, utilization of volume discounts and use of nesting software to improve materials utilization have all helped Morton to control materials costs.

      STEEL. Steel accounted for 32.6% of Morton's commodity purchases in fiscal 1997. Morton purchased steel from 19 different suppliers, primarily steel service centers, with the largest supplier accounting for 45.1% of Morton's total steel purchases. Morton sometimes pays higher prices to suppliers who can deliver on a just-in-time basis, thus minimizing Morton's need to carry larger amounts of inventory.

      In an effort to minimize steel costs, Morton also participates in a major customer's steel purchase program. Due to its large direct purchasing volumes, this customer is able to negotiate significant discounts from steel mills. In fiscal 1997, Morton made approximately 26.5% of its total steel purchases through this program. Average steel prices decreased approximately 2.9% in 1996 and another 7.2% in 1997.

      FABRICATIONS. Fabrications, which represented 11.6% of total 1997 purchases, are processed sheet metal or steel plate components that Morton does not have the available capacity or capability to produce. Morton purchased 540 different fabrications from 42 suppliers in 1997, with its largest supplier providing 46.0% of total fabrications purchased.

      MACHINED PARTS. Machined parts are primarily used on weldments and fabrications produced by Morton and accounted for approximately 7.6% of Morton's commodity purchases in fiscal 1997. Morton purchased machine parts from 27 different suppliers in fiscal 1997, with its largest supplier at 22.2% of Morton's total machine parts purchases.

      See "Risk Factors--Dependence on Suppliers of Raw Materials."

COMPETITION

      The metal fabrication industry is fragmented and highly competitive, with no single supplier having significant market share. Many of the companies serving this industry lack the technological resources necessary to provide consistently high quality, just-in-time delivery, advanced design capabilities and responsive customer service. As a result, management believes suppliers with a strong management team, full service capabilities, modernized facilities, and technologically sophisticated equipment like Morton are more likely to benefit from OEMs' increased outsourcing of production than other participants in the industry lacking such assets. However, competitive pressures or other factors could cause Morton's products or services to lose market acceptance or result in significant price erosion. See "Risk Factors--Substantial Competition."

FACILITIES AND EQUIPMENT

      Morton has invested $10.4 million over the past three years in equipment and facilities. Additions to equipment include machines such as laser cutters, robotic welders and a computer controlled powder paint system. Recent additions to facilities include the Peoria, Illinois and Apex, North Carolina plants, built in response to customer demand for sheet metal fabrication at those locations. Morton also expanded its Birchwood Street complex by 48,000 square feet in 1997. These additions increased Morton's manufacturing space to approximately 580,000 square feet.

      The following chart presents summary information regarding these facilities.


                            SUMMARY OF FACILITIES



                                  APPROX.                MONTHLY    EXPIRATION
            LOCATION              SQ. FT.   ACRES      LEASE TERMS     DATE
     --------------------------   ------    -----      -----------  ----------
     1021 West Birchwood Street   270,000     40          Owned        N/A
     Morton, IL

     400 Detroit Street            75,000    N/A         $20,548     08/31/04
     Morton, IL

     Peoria, IL                   137,000    N/A         $20,035     05/31/03

     Apex, NC                     100,000    N/A         $37,580     11/06/06


Morton owns the Birchwood Street facility, which was built in stages between 1963 and 1994. This facility contains Morton's headquarters and a large portion of Morton's production operations, including receiving, first operations, pre-production development, general fabrication, and enclosure operations. The Detroit Street facility, which is leased, contains Morton's heavy fabrications and commodity products operations. Morton also leases both the Peoria and North Carolina facilities, which contain fully integrated sheet metal fabrication operations.

      While Morton owns most of the equipment used in its operations, Morton also uses customer-owned tooling and equipment as well as equipment under operating leases. Management believes its facilities are adequate to satisfy current and reasonably anticipated production requirements.

EMPLOYEES

      As of August 29, 1997, Morton employed approximately 853 employees, of which 670 were hourly, 136 were salaried, 37 were temporary and 10 were part-time or summer help. Morton's employees are not subject to any collective bargaining agreements, and management believes that its relationship with its employees is good. Morton operates three shifts per day, five days per week in most facilities. At the Effective Time of the Merger, the Surviving Company will have employment agreements with two of its executive officers. In addition, four of the senior executives of the Surviving Company's subsidiaries will have employment agreements. See "Risk Factors--Dependence on Key Employees; Need for Additional Employees" and "Related Transactions--New Employment Agreements."

ENVIRONMENTAL REGULATION

      Morton's operations are subject to numerous federal, state and local laws and regulations concerning the containment and disposal of hazardous materials. Morton maintains a policy of complying with all environmental rules and regulations. Management believes that Morton is in substantial compliance with all applicable environmental laws and regulations. Regulations in this area are subject to change and there can be no assurance that future laws or regulations will not have a material adverse affect on Morton. See "Risk Factors--Government and Environmental Regulations."

LEGAL PROCEEDINGS

      Morton is not currently a party to any material legal proceedings that management of Morton believes would have a material adverse effect on Morton's financial condition or results of operations.

INSURANCE

      Morton currently maintains the types and amounts of insurance coverage it considers appropriate for a company in its business. While management believes that Morton's insurance coverage is adequate, if Morton were held liable for amounts exceeding the limits of its insurance coverage or for claims outside of the scope of its insurance coverage, Morton's business and results of operations could be materially and adversely affected.

                       MANAGEMENT OF SURVIVING COMPANY

      The following table sets forth information with respect to the persons who will become members of the Board of Directors and Executive Officers of the Surviving Company upon consummation of the Merger. The Articles of Incorporation, as amended and restated as of the Effective Time, of the Surviving Corporation will provide that directors and officers are:


               NAME           AGE                POSITION
               ----           ---                --------
      William D. Morton        50   Chairman of the Board, President,
                                    Chief Executive Officer and Director

      Daryl R. Lindemann       43   Vice President (Finance), Treasurer
                                    and Secretary

      Fred W. Broling          62   Director

      Mark W. Mealy            40   Director

      Alfred R. Glancy III     59   Director

      Willem F.P. de Vogel     47   Director


      WILLIAM D. MORTON joined Morton in 1988 as an Executive Vice President. Together with other investors, he purchased Morton from Morton's founding owners in 1989 and has served as President and Chief Executive Officer since that date. Mr. Morton's responsibilities include overseeing all strategic, operational, and financial planning as well as the development of key customer accounts and new business opportunities. Mr. Morton received a Bachelors Degree in Mechanical Engineering from the University of Illinois in 1970. He is a member of the Society of Manufacturing Engineers.

      DARYL R. LINDEMANN has been Vice President of Finance, Secretary and Treasurer since he joined Morton in 1990, and his responsibilities include management of accounting, audits, insurance, banking relationships, cash management, human resources, information services and purchasing. Mr. Lindemann is a Certified Public Accountant and received a B.S. in Accounting in 1976 from the University of Illinois. He is a member of the American Certified Public Accountants and the Illinois CPA Society.


      FRED W. BROLING has been a Director of Morton since September 1989. Mr. Broling is the Chief Executive Officer and Chairman of the Board of Plastic Specialties & Technologies, Inc. and has served as its Chairman of the Board and Chief Executive Officer since 1984. Mr. Broling has also served as Chairman and Chief Executive Officer of PureTec Corporation ("PureTec") since July 1995. Plastic Specialties and Technologies, Inc. is a subsidiary of PureTec. PureTec and Plastic Specialties and Technologies, Inc. are vertically integrated manufacturers of specialty plastic products. Prior to such time, from 1981 to 1984, Mr. Broling served as the President of the plastic specialty sector of Dart & Kraft. Mr. Broling is also a director of Harris Chemical Corp.

      MARK W. MEALY serves as head of the Corporate Finance Group at Bowles Hollowell Conner & Co., an investment banking firm, where he has been employed as a Managing Director since 1989. Mr. Mealy has been a Director of Morton since March 1995. Prior to joining Bowles Hollowell Conner & Co., he served as Vice President in Morgan Stanley & Co.'s high yield bond group, and Vice President in the private placement group of Bank of America.

      ALFRED R. GLANCY III is Chairman, President and Chief Executive Officer of MCN Energy Group Inc. (MCN), a diversified global energy holding company with approximately $4 billion of assets and markets and investments throughout North America and in India. Mr. Glancy has been a Director of MLX Corp. since 1985 and Non- executive Chairman of the Board of MLX Corp. since May 1996. Mr. Glancy joined Michigan Consolidated Gas Company, a subsidiary of MCN, in 1962 and has held the position of Chairman since 1984 and Chief Executive Officer from 1984 until September 1992. In 1988, through a corporate reorganization, Michigan Consolidated Gas Company became a subsidiary of MCN. Mr. Glancy has been Chairman, President and Chief Executive Officer since the reorganization.

      WILLEM F.P. DE VOGEL is the President of Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Mr. de Vogel has been a Director of MLX Corp. since 1986. He joined Three Cities Research, Inc. in 1977 and has been the President of Three Cities Research, Inc. since 1982. Mr. de Vogel also serves as a director of Computer Associates International, a computer software company.

                    INFORMATION CONCERNING DIRECTORS AND
                          EXECUTIVE OFFICERS OF MLX

BOARD OF DIRECTORS AND COMMITTEES THEREOF

         The By-Laws of MLX provide for a Board of Directors consisting of from six to ten directors. The By-Laws also provide that the directors, by vote of a majority, have the power, within such limits, to fix the number of directors that shall constitute the whole Board and to fill vacancies for the unexpired term by an affirmative majority vote. The current number of directors is set at six.

         The Board of Directors is responsible for the overall affairs of MLX to assist it in carrying out its duties, the Board has delegated certain authority to standing Audit, Compensation and Funds Management Committees. Members of each standing committee are normally elected by the Board at its organizational meeting following the Annual Meeting of Shareholders. The Board of Directors has no nominating committee or other committee which performs a similar function.

         There were four meetings of the Board of Directors in 1996. In addition to the meetings of the Board of Directors and its committees at which all formal actions are taken, additional time on the part of MLX's directors is required to be expended in the frequent review of MLX matters and documents and in numerous communications with the chairman and other executives during periods between meetings. Mr. Glancy missed one audit committee meeting and one regular board meeting due to international travel commitments.

         The Audit Committee of the Board of Directors, which met one time during 1996, has as its primary responsibilities the selection and recommendation of an independent certified public accounting firm to be appointed by the Board as MLX's independent auditors, to review the scope and results of the audit, and to evaluate the adequacy of and compliance with MLX's internal accounting procedures and controls.
The members of the Audit Committee are:

         W. John Roberts-Chairman * S. Sterling McMillan, III * Alfred R. Glancy III * J. William Uhrig

         The Compensation Committee of the Board of Directors, which did not meet in 1996, has as its primary responsibilities the review of MLX's salary administration program, the review of the salaries of the officers of MLX, and recommendations with respect to such salaries to the full Board, and the review and approval of any recommendations made by management for awards under the MLX Corp. Stock Option and Incentive Award Plan. The members of the Compensation Committee are:

         Alfred R. Glancy III-Chairman * Willem F.P. de Vogel * W. John Roberts

         The Funds Management Committee of the Board of Directors, which met four times during 1996, has as its primary responsibilities the review of MLX's investment policies and practices and consulting with management on investments, investment strategies and approval of certain funds transfers. The members of the Funds Management Committee are:

         W. John Roberts-Chairman * H. Whitney Wagner * J. William Uhrig

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         PRINCIPAL SHAREHOLDERS. The following table lists the shareholders known to MLX to be the beneficial owners of more than five percent of the Existing Common Stock of MLX as of September 30, 1997. The information concerning beneficial ownership was obtained from MLX's records or from filings with the Securities and Exchange Commission on Forms 13D or 13G.




NAME AND ADDRESSES                     AMOUNT AND NATURE OF      PERCENT
OF BENEFICIAL OWNERS                   BENEFICIAL OWNERSHIP     OF CLASS
-------------------------------------------------------------------------


Three Cities Holdings Limited
   c/o Craigmuir Chambers
   P.O. Box 71:  Road Town
   Tortola
   British Virgin Islands                       851,456(1)       32.53%

The Equitable Life Assurance Society of
   the United States
   1285 Avenue of the Americas
   New York, New York  10019                    178,914(2)        6.84%

Quilvest American Equity
   c/o Craigmuir Chambers
   P.O. Box 71:  Road Town
   Tortola
   British Virgin Islands                       136,722(3)        5.22%


----------


(1) Three Cities Holdings Limited has sole and irrevocable power to vote and dispose of 851,456 shares of Existing Common Stock that are owned of record by the following group of investors (the "Investor Group"): Terbem Limited (374,244 shares -- 14.30%), TCRI Offshore Partners CV (248,393 -- 9.49%),
     Bobst Investment Corp. (59,961 shares -- 2.29%), and TCR International Partners, LP (168,858 shares -- 6.45%). Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Common Stock as participants in an equity portfolio fund managed by Three Cities Holding Limited. Three Cities Holdings Limited is the parent company of Three Cities Research, Inc.
     Two of the directors of Quilvest and members of their extended families are significant shareholders of Three Cities Holdings Limited. In addition, one of the directors of Quilvest is the chief executive officer of Three Cities Holdings Limited. Shares owned by Quilvest American Equity are not included in Three Cities Holdings Limited's beneficial ownership since Three Cities Holdings Limited does not have any power to vote and dispose of the shares of Existing Common Stock owned by Quilvest American Equity. Mr. Willem
     F.P. de Vogel, a director of MLX, is President of Three Cities Research, Inc., and Messrs.

      Uhrig and Wagner, directors of MLX, are Managing Directors of Three Cities Research, Inc. See Notes 5 and 6 under "Security Ownership of Certain Beneficial Owners--Directors and Officers."

(2) Included in the Equitable Life Assurance Society of the United States' ("Equitable") beneficial ownership are 107,348 shares owned directly by Equitable and 71,566 shares owned by its wholly-owned subsidiary Equitable Variable Life Insurance Company.


(3) Quilvest American Equity is an indirectly owned investment subsidiary of Quilvest, a Luxembourg holding company whose shares are listed and traded on the Paris and Luxembourg Stock Exchanges.


            DIRECTORS AND OFFICERS. The following information concerning beneficial ownership of the Existing Common Stock of MLX at September 30, 1997 by directors, executive officers and by directors and executive officers as a group was furnished by the respective directors or officers or obtained from the records of MLX.



                                EXERCISABLE                         PERCENT OF
                                  STOCK                               COMMON
         NAME OR GROUP          OPTIONS (1)        OTHER       TOTAL   STOCK
-------------------------------------------------------------------------------
Alfred R. Glancy III                --             4,000(2)   4,000    (7)

S. Sterling McMillan, III           --            14,726(3)  14,726    (7)

W. John Roberts                     --             1,600(4)   1,600    (7)

Willem F.P. de Vogel                --             1,950(5)   1,950    (7)

J. William Uhrig                    --                  (6)      --    (7)

H. Whitney Wagner                   --                  (6)      --    (7)

Thomas C. Waggoner                50,000           5,000     55,000    1.7%

All directors and executive
officers, including those named
above (9 persons)                 50,000          29,700     79,000    2.6%

----------

(1) Includes shares subject to options which are exercisable within sixty days of December __, 1997.

(2) Included in the other amount shown for Mr. Glancy are 3,900 shares in which he has sole voting and investment power and 100 shares owned by his wife in which he has no voting or investment power.

(3) Included in the other amount shown for Mr. McMillan are 7,526 shares in which he has sole voting and investment power, 600 shares which are owned by his wife in which he has no voting or investment power, 1,445 shares which are owned by his children in which he has no voting or investment power, 1,603 shares held by trusts in which Mr. McMillan as trustee has sole or shared voting and investment power, and 3,552 shares held by a trust in which Mr. McMillan is a possible beneficiary over which he has only advisory voting and investment power. Excluded from the table are 40,010 shares for which Mr. McMillan is an investment advisor and/or trustee with discretionary investing and/or voting power in which Mr. McMillan disclaims any beneficial interest.

(4)  The shares indicated for Mr. Roberts are owned jointly with his wife.


(5) Mr. de Vogel is President of Three Cities Research, Inc., a wholly owned subsidiary of Three Cities Holdings Limited and an affiliate of Quilvest, which indirectly owns Quilvest American Equity (see Note 3 under "Security Ownership of Certain Beneficial Owners--Principal Shareholders"). None of the shares beneficially owned by Three Cities Holdings Limited and Quilvest American Equity is included in Mr. de Vogel's beneficial ownership.

(6) Messrs. Uhrig and Wagner are both Managing Directors of Three Cities Research, Inc. None of the shares owned by Three Cities Holdings Limited and Quilvest American Equity is included in the beneficial ownership of Messrs. Uhrig and Wagner.


(7)  Less than 1%.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS


      The following information with respect to business experience has been furnished by the respective officer or director. Each director and executive officer of MLX has been elected or appointed to serve until the later of the next annual Meeting of Shareholders or when his successor is properly elected or appointed and qualified in the manner provided in MLX's Articles of Incorporation and By-Laws.


      Alfred R. Glancy III, age 59.  See "Management of Surviving Corporation."

      S. Sterling McMillan, III, age 59. Vice Chairman of Greenleaf Capital Management, an investment company. Director of MLX since 1985. Mr. McMillan has held his current position since 1986. Prior to joining Greenleaf, Mr. McMillan was employed by Cleveland-Cliffs Inc. as Vice President-Finance (1983-1986).

      W. John Roberts, age 66. Retired Senior Vice President-Finance and Treasurer of the Amerisure Companies, a group of affiliated companies providing property, casualty and life insurance. Director of MLX since 1985. Mr. Roberts joined Michigan Mutual Insurance Company, the parent organization for Amerisure Companies, as Vice President-Finance in 1982 and was Senior Vice President-Finance and Treasurer from 1985 until his retirement in March 1991.

      J. William Uhrig, age 36. Managing Director of Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Mr. Uhrig joined Three Cities in 1984. Prior to December 1991, Mr. Uhrig was the Managing Director of TCR Europe Ltd. Mr. Uhrig, a director since 1993, has been nominated at the behest of the Investor Group pursuant to the terms of a Nomination Agreement between the Investor Group and MLX. See "--Compensation Committee Interlocks and Insider Participation." Mr. Uhrig received his Master of Business Administration from the University of Chicago in 1984, and graduated from Purdue University in 1982. Mr. Uhrig is also a director of Family Bargain Corporation.

      Willem F.P. de Vogel, age 47.  See "Management of Surviving Corporation."

      H. Whitney Wagner, age 41. Managing Director of Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Mr. Wagner joined Three Cities in 1983. Mr. Wagner, a director since 1993, has been nominated at the behest of the Investor Group pursuant to the terms of a Nomination Agreement between the Investor Group and MLX. See "--Compensation Committee Interlocks and Insider Participation." Mr. Wagner was employed as a Corporate Banking Officer with Chemical Bank prior to joining Three Cities (1978-1983). Mr. Wagner is also a director of Garden Ridge Corporation and Family Bargain Corporation.

      Thomas C. Waggoner, age 53. Chief Executive Officer and President of MLX. Mr. Waggoner joined MLX in March 1991 as its Vice President and Chief Financial Officer. He was promoted to President in June 1995 and Chief Executive Officer in May 1996. He continues to serve as the primary financial officer for MLX. He was previously employed by Forstmann & Company from 1986 to 1990 as its Vice President and Chief Financial Officer. Prior to that position, he was employed during 1984 and 1985 by Breneman Company as its Vice President of Finance and Administration. From 1971 to 1983 he was employed by Deloitte, Haskins & Sells.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION SUMMARY

      The following table provides certain summary information concerning compensation paid or accrued by MLX and its subsidiaries for the last three fiscal years of MLX to or on behalf of MLX's President and Chief Executive Officer and the former Chairman and Chief Executive Officer.


                               Summary Compensation Table

                                      Annual Compensation              Long-Term Compensation
                                     ----------------------            -----------------------------
                                                                              Awards         Payouts
                                                                       -------------------   -------

                                                               Other   Restricted
                                                               annual    Stock                LTIP       All other
                                                              compen-   Award(s)   Options   payouts   compensation
Name and Principal Position   Year   Salary ($)   Bonus ($)    sation     ($)        (#)       ($)          ($)
---------------------------   ----   ----------  ----------   -------  ----------  -------   -------   ------------
Thomas C. Waggoner            1996    $145,000   $       0       0         0             0      0            0
  President and               1995     131,508     152,500       0         0        30,000      0            0
  Chief Executive             1994     135,000      70,000       0         0        12,500      0            0
  Officer
Brian R. Esher                1996    $ 12,000   $       0       0         0             0      0            0
  Former Chairman             1995      70,187      37,500       0         0             0      0            0
  and Chief Executive         1994     125,000      75,000       0         0             0      0            0
  Officer


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRESIDENT & CEO COMPENSATION

      Decisions on compensation and bonus for the President and Chief Executive officer are made by the three member Compensation Committee of the Board of Directors, each of whom is a non-employee Director. Mr. Waggoner and MLX have not entered into an employment agreement.

      Mr. Esher's compensation during 1996 was governed by his Employment Agreement with MLX, which was first entered into in 1991. The initial Employment Agreement was amended on February 11, 1992 in light of the decreased size of MLX following the sale of MLX's Refrigeration and Air Conditioning Group and to reflect the responsibilities Mr. Esher acquired as Chief Executive Officer of Pameco Holdings, Inc. The Employment Agreement was again amended, effective January 1, 1994 and January 1, 1995 and January 1, 1996, and extended on terms reflective of MLX's current financial condition and size. Effective with the sale of S.K. Wellman in June 1995, Mr. Esher's salary was decreased from $125,000 per year to $12,000 per year and all incentive compensation for the remainder of 1995 was eliminated. In January 1996 Mr. Esher's Employment Agreement was extended through December 31, 1996 based on a $12,000 annual salary and no incentive compensation.

GENERAL

      MLX's compensation programs have been designed to enable MLX to attract, motivate and retain senior managers and key employees by providing a total compensation opportunity based upon individual and unit performance. MLX's compensation program provides for competitive base salaries, annual incentive bonus opportunities, competitive benefits (health, life, disability, vacation, and defined contribution retirement) with employee contributions and long term stock options. This compensation program aligns the interest of MLX's management and its shareholders to build long term value and improve the return to MLX's shareholders. It is MLX's policy to structure its compensation programs so that all compensation is deductible by MLX pursuant to Section 162(m) of the Internal Revenue Code.

SALARIES

      All officers are employed as employees at will. The salary of the remaining executive officer is determined by the Chairman and Compensation Committee and is based upon salary grades assigned to positions and the relative experience and performance of the individual. Salary grades are reviewed annually and adjusted in accordance with the individual's performance and assigned responsibilities within MLX and the general complexity of MLX's operations. MLX generally attempts to set its salaries near the midpoint of the salary ranges of comparably sized employers.

      Typically, individual executives are reviewed annually and their performance evaluated against their objectives for the period of evaluation. Such objectives include measurements of revenue generation, operating profit, asset management, cash flows, cost improvements, quality in customer service, in each case depending upon the responsibilities of the executive. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. For 1996, these objectives were determined to have been met or exceeded for Mr. Waggoner, resulting in the salary increase reflected in the Summary Compensation Table above.

BONUS COMPENSATION

      All executive officers are granted bonus opportunities under MLX's Senior Management Discretionary Bonus Plan, which defines the administration and goal measurements of each key position. This plan is updated annually and target bonus opportunities assigned to qualifying managers. Payments are granted annually based upon achievement of goals, which are also established annually. For Mr. Waggoner, these goals include profitability, lender matters, common stock and Nasdaq matters, financial reporting and income tax compliance, and mergers and acquisitions. Each goal is assigned a relative weight of 10% to 25%. No bonus was paid to Mr. Waggoner pertaining to 1996.

OPTION GRANTS

      MLX uses grants of stock options under its 1985 Stock Option Plan and its 1995 Stock Option and Incentive Award Plan (the "Old Stock Option Plans") to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its shareholders. MLX's Old Stock Option Plans are administered by the Compensation Committee, which determines the persons eligible, the number of shares subject to each grant, the exercise price thereof and the other terms and conditions of the option. Options granted under the Old Stock Option Plans have an exercise price equal to at least 100% of the market price of the Existing Common Stock on the date that the option is granted, and the term of any option granted is from five (5) to ten (10) years. Option grants typically vest over a three year period, subject to continued employment.

THE COMPENSATION COMMITTEE

     Alfred R. Glancy III, Chairman
     Willem F.P. de Vogel
     W. John Roberts

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      Set forth below is a line graph comparing for the five-year period ended December 31, 1996, the cumulative total shareholder return (stock price increase plus dividends, divided by beginning stock price) on MLX's Existing Common Stock with that of (i) all U.S. companies quoted on Nasdaq and (ii) non-financial companies quoted on Nasdaq. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

           Comparison of Five Year Cumulative Total Return Among
                  MLX, The NASDAQ Stock Market and NASDAQ
                            Non-Financial Stocks

{GRAPH HERE}


                                   12/31/91    12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
MLX Corporation                       100        177.9     186.8     160.1     355.9     471.5

Nasdaq Stock Market (US Companies)    100        116.4     133.6     130.6     184.7     227.2

Nasdaq Non-Financial Stocks           100        109.4     126.3     121.4     169.2     205.6

STC 0100-5999, 7000-999 US & Foreign



OPTION GRANTS

      There were no grants of stock options under MLX's Stock Option Plans during the last fiscal year. See "--Remuneration of Directors and Executive Officers-- Employment Agreements with Executive Officers." No stock appreciation rights were granted during the last fiscal year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following table shows for MLX's Chief Executive Officer and former Chief Executive Officer named in the Summary Compensation Table above the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of MLX's common stock.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES


                                                     Number of unexercised        Value of unexercised in-the-
                         Shares       Value         options at December 31,       money options at December 31,
                       Acquired on   Realized         1996 (No. of shares)                  1996(1)
         NAME          EXERCISE (#)    ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
         ----          ------------  --------    -----------    -------------     -----------    -------------
Thomas C. Waggoner        5,000       55,937       40,000         10,000          $  263,125        $40,000

Brian R. Esher                0            0      190,400(2)           0           1,570,800(2)           0

----------

     (1)  Based on closing price of $13.25 on December 31, 1996.

     (2) These options were converted to SAR's in February 1997 as described under "Employment Agreements with Executive Officers."



DIRECTORS FEES

      Directors who are not employees of MLX receive a quarterly retainer of $2,500 and a meeting fee of $400 per meeting attended.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

      Effective as of February 11, 1991, MLX and Brian R. Esher former Chairman and Chief Executive Officer entered into an employment agreement wherein Mr. Esher agreed to be employed as the Chairman, President and Chief Executive Officer of MLX for a period of three years, subject to earlier termination for cause as provided in the agreement. Mr. Esher's employment agreement was amended as of February 11, 1992, as a result of the substantial change in MLX resulting from the sale of its Refrigeration & Air Conditioning Group (the "RAC group"). The Amendment acknowledged the other duties that Mr. Esher then had as the Chief Executive Officer of the new Refrigeration & Air Conditioning group company, Pameco Holdings, Inc. See "--Compensation Committee Interlocks and Insider Participation."


      Based on a review of Mr. Esher's employment agreement, MLX and Mr. Esher amended his employment agreement effective as of January 1, 1994, 1995 and 1996, in each case to extend the term until the end of the calendar year. Under the terms of the amended agreement, Mr. Esher received a base salary of $12,000 in 1996.

      Under the terms of his original 1991 employment agreement, Mr. Esher received an option to purchase 190,400 shares of Common Stock, at a price of $5.00 per share, exercisable (subject to vesting schedules which have been satisfied) at any time or from time to time prior to February 10, 1998. As described below, these options were converted to SAR's and subsequently exercised by Mr. Esher in February 1997.

      In February 1997, the Board of Directors voted to convert all of Mr. Esher's options to SAR's. All such SAR's were exercised and paid to Mr. Esher in February 1997. The amount paid, as provided for under the agreement, amounted to $2.2 million based on a closing market price of $16.50 on February 12, 1997 and an exercise price of $5.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. de Vogel, Glancy and Roberts served on the Compensation Committee of the Board of Directors for the past fiscal year. None of the members of the committee served as an officer of MLX.

      On March 19, 1992, MLX consummated a sale of its RAC Group and a restructuring of MLX's and its subsidiaries debt obligations to its senior lenders (such sale and debt restructuring are referred to collectively herein as the "1992 Restructuring"). Following its sale of the RAC Group, MLX entered into a Management Services Agreement, dated March 19, 1992 (the "Management Services Agreement"), with Pameco Holdings, Inc., the purchaser of the RAC Group, pursuant to which MLX provided management, operational and administrative services to the RAC Group for a fee of $30,000 per month. In 1993, this agreement was amended to provided for the transfer of certain employees to Pameco Holdings and for MLX to pay a monthly fee of $5,000 to Pameco Holdings for shared expenses, including the lease of common office space and for the services of the transferred employees. This amount was adjusted to $4,500 per month for 1996 and 1997. Under the Management Services Agreement, Pameco Holdings paid MLX $81,500 in fees (net of amounts paid by MLX to Pameco Holdings under the post-amendment version of the Management Services Agreement) during 1993. MLX paid $69,000 to Pameco Holdings under this arrangement during 1994. As an integral part of the 1992 Restructuring, Brian R. Esher and Pameco Holdings entered into an employment agreement providing that in addition to his duties as the Chairman and Chief Executive Officer of MLX, Mr. Esher would perform other duties as the Chairman, President and Chief Executive Officer of Pameco Holdings. Mr. Esher's agreement with Pameco Holdings also required him to acquire an 8.5% equity interest in the common stock of Pameco Holdings and to make certain other investments in Pameco Holdings. See "Employment Agreements with Executive Officers" under the caption "Remuneration of Directors and Executive Officers" above for additional details concerning Mr. Esher's employment arrangements with MLX. Mr. Kallgren, an executive officer of MLX, is also an employee of Pameco Holdings.

      The Investment Group that purchased the assets of the RAC Group was led by Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Willem F.P. de Vogel, a member of the Board since 1986 and a member of MLX's Compensation Committee, is the President of Three Cities Research, Inc. Messrs. Uhrig and Wagner, directors of MLX, are both Managing Directors of Three Cities Research, Inc.

      In connection with the Investor Group's acquisition of MLX's outstanding zero coupon bonds (since repaid) and shares of common stock from certain of MLX's lenders, MLX entered into a Nomination Agreement with the Investor Group, dated December 15, 1992 (the "Nomination Agreement"), whereby the Investor Group may nominate up to three directors to the Board. Messrs. Uhrig and Wagner have previously been nominated by the Investor Group pursuant to the Nomination Agreement.

                     SECTION 16(A) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

      MLX is not aware of any officer, director or ten percent shareholder who failed to file on a timely basis any report required to be filed by Section 16(a) of the Securities Exchange Act of 1934.

                      PROPOSAL 3--1997 STOCK OPTION PLAN

INTRODUCTION

      On October 16, 1997, the Board adopted the MLX Corp. 1997 Stock Option Plan (the "1997 Stock Plan"), subject to (i) the approval of MLX's shareholders,
(ii) the approval of the persons who owned, immediately before the Merger (as described below), more than 75% of the voting power of all outstanding stock of Morton Metalcraft Holding Co. ("Morton"), determined without regard to stock owned or constructively owned by any "disqualified individuals" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) who will be receiving compensation that, absent satisfying certain shareholder approval requirements, would constitute "parachute payments" under Section 280G of the Code, and (iii) consummation of the Merger. The following is a summary of the material features of the 1997 Stock Plan.

PURPOSES

      The purposes of the 1997 Stock Plan are to promote the interests of MLX and its stockholders by (i) attracting and retaining exceptional officers, other key employees, directors and consultants of MLX and its subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of MLX.

ADMINISTRATION/ELIGIBLE PARTICIPANTS

      The 1997 Stock Plan will be administered by a committee (the "Stock Plan Committee") of two or more members of the MLX Board designated by the MLX Board to administer the 1997 Stock Plan, each of whom is expected, but not required, to be a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and an "outside director" (within the meaning of Code Section 162(m)) to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to MLX and the 1997 Stock Plan. If at any time such a committee has not been so designated, the MLX Board shall constitute the Stock Plan Committee.

      Any officer, other key employee, director or consultant of MLX or any of its subsidiaries shall be eligible to be designated a participant under the 1997 Stock Plan.

      As of the Effective Time, the Surviving Company and its subsidiaries will have approximately 6 officers, 40 other key employees, 5 directors and 0 consultants, each of whom will be eligible to be granted awards by the Stock Plan Committee under the 1997 Stock Plan. The Stock Plan Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the 1997 Stock Plan.

NUMBER OF SHARES AUTHORIZED UNDER THE 1997 STOCK PLAN

      The 1997 Stock Plan authorizes the grant of awards to participants with respect to a maximum of 1,166,896 shares of MLX's Class A Common Stock ("Shares"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of
(i) nonqualified stock options, or (ii) stock options intended to qualify as incentive stock options under Section 422 of the Code; PROVIDED that the maximum number of Shares with respect to which stock options may be granted to any participant in the 1997 Stock Plan in any fiscal year may not exceed 615,000. If, after the effective date of the 1997 Stock Plan, any Shares covered by an award granted under the 1997 Stock Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled without consideration for any reason whatsoever (other than by reason of exercise), then the Shares covered by such award shall again be, or shall become, Shares with respect to which awards may be granted under the 1997 Stock Plan.

SUBSTITUTE AWARDS

      Except with respect to the options held by participants prior to the Merger pursuant to a stock option plan adopted by Morton, awards may be made under the 1997 Stock Plan in assumption of, or in substitution for, outstanding awards previously granted by MLX or its affiliates or a company acquired by MLX or with which MLX combines. The number of shares underlying any such assumed or substitute awards shall be counted against the aggregate number of Shares which are available for grant under awards made under the 1997 Stock Plan.

TERMS AND CONDITIONS OF AWARDS UNDER THE 1997 STOCK PLAN

      Non-qualified and incentive stock options granted under the 1997 Stock Plan shall be subject to such terms, including exercise price and conditions and timing of exercise, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; PROVIDED that the exercise price shall not be less than 100% of the fair market value of the Shares on the date of grant and all awards of stock options under the 1997 Stock Plan shall vest ratably over a three-year period, and further provided that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code. Payment in respect of the exercise of an option granted under the 1997 Stock Plan may be made in cash, or its equivalent (or, if so determined by the Stock Plan Committee, with the proceeds of a loan advanced by MLX for the purposes of paying the exercise price), or (i) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months) or (ii) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Stock Plan Committee, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to MLX an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to MLX as of the date of such tender is at least equal to the aggregate exercise price of the option.

TRANSFERABILITY

      Each award, and each right under any award, shall be exercisable only by the participant during the participant's lifetime, or, if permissible under applicable law, by the participant's guardian or legal representative and except as otherwise provided in an applicable award agreement, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against MLX or any affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Stock Plan Committee has the discretion under the 1997 Stock Plan to provide that options granted under the 1997 Stock Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

CHANGE OF CONTROL

      In the event of a "Change of Control" (as defined in the 1997 Stock Plan), any outstanding awards then held by a participant which are unexercisable or otherwise unvested will automatically be deemed vested and exercisable as of immediately prior to such Change of Control.

AMENDMENT

      The MLX Board may amend, alter, suspend, discontinue, or terminate the 1997 Stock Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 1997 Stock Plan and no such action that would adversely affect the rights of any participant with respect to awards previously granted under the 1997 Stock Plan shall not to that extent be effective without the participant's consent.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

      The following summary of the Federal income tax consequences of the grant and exercise of nonqualified and incentive stock options awarded under the 1997 Stock Plan, and the disposition of Shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations.

      No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by MLX for Federal income tax purposes subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code of compensation paid to executives designated in those Sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

      Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. The six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the MLX Board (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified by MLX's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or
(ii) above will be the date of exercise.

      The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to MLX, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to MLX and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to MLX will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

      The Code requires that, for incentive stock option treatment, Shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no Federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an "item of tax preference" which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the Shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to MLX for Federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of Shares acquired through the exercise of an incentive stock option disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by MLX for Federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

ANTICIPATED AWARDS

      It is currently anticipated that on the effective date of the Merger, the Stock Plan Committee will make an initial grant under the 1997 Stock Plan to certain executives (the "Executives") of options representing up to fifteen percent (15%) of the aggregate Surviving Company Class A Common Stock on a fully-diluted basis, with an exercise price equal to the fair market value of the Surviving Company Class A Common Stock on the date of issuance, and subject to each Executive's continued employment with MLX.

      None of these options will be granted to any named executive-officers or current directors of MLX. It is currently anticipated, however, that William Morton will receive options with respect to 612,620 shares of Surviving Company Class A Common Stock, Daryl R. Lindemann will receive options with respect to 32,406 shares of Surviving Company Class A Common Stock, and the remaining Executives will receive options with respect to 138,440 shares of Surviving Company Class A Common Stock coincident with the effective date of the MLX-Morton Merger. These options will be exercisable at the fair market value at the time of grant.

                            SHAREHOLDER PROPOSALS

      Pursuant to the general rules under the Securities Exchange Act of 1934, proposals of Shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by management of MLX at its executive offices on or before December 31, 1997.

                       INDEPENDENT PUBLIC ACCOUNTANTS


      A representative of Ernst & Young, the principal independent accountants for MLX for the current year and for the year ended December 31, 1996, is expected to be present at the MLX Special Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                            AVAILABLE INFORMATION

      All documents filed by MLX pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the MLX Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part of this Proxy Statement from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF MORTON AND MLX


MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited) as of September 30, 1997 and June 30, 1997............................................  F-3

Consolidated Statements of Operations (unaudited) for the three months ended September 30, 1997 and 1996.....................  F-5

Consolidated Statements of Cash Flows (unaudited) for the three months ended September 30, 1997 and 1996.....................  F-6

Notes to Consolidated Interim Financial Statements.................  F-8

Report of Independent Auditors.....................................  F-9

Consolidated Balance Sheets as of June 30, 1996 and 1997........... F-10

Consolidated Statements of Earnings for the years ended
      June 30, 1995, 1996 and 1997................................. F-12

Consolidated Statements of Stockholders' Equity (Deficit)
      for the years ended June 30, 1995, 1996 and 1997............. F-13

Consolidated Statements of Cash Flows for the years ended
      June 30, 1995, 1996 and 1997................................. F-14

Notes to Consolidated Financial Statements......................... F-16

MLX CORP.

Balance Sheets (unaudited) as of September 30, 1997 and
      December 31, 1996............................................ F-25

Statements of Operations (unaudited) for the nine months
      ended September 30, 1997 and 1996............................ F-26

Statements of Cash Flows (unaudited) for the nine
      months ended September 30, 1997 and 1996..................... F-27

Notes to Financial Statements (unaudited).......................... F-28

Report of Independent Auditors..................................... F-30

Consolidated Balance Sheets at December 31, 1996 and 1995.......... F-31

Consolidated Statements of Income for the years ended
      December 31, 1996, 1995 and 1994............................. F-32

Consolidated Statements of Shareholders' Equity for the
      years ended December 31, 1996, 1995 and 1994................. F-33

Consolidated Statements of Cash Flows for the years
      ended December 31, 1996, 1995 and 1994....................... F-34

Notes to Consolidated Financial Statements - December 31, 1996..... F-36

              MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS*
                   SEPTEMBER 30, 1997 AND JUNE 30, 1997

                              (In Thousands)


                                  ASSETS

                                                         SEPTEMBER 30,  JUNE 30,
                                                             1997         1997
                                                             ----         ----
CURRENT ASSETS

Cash                                                         $   110     $   204

 Accounts and notes receivable:

      Trade                                                    7,570       7,818

      Employees and other                                         29          26
                                                             -------     -------

                                                               7,599       7,844

      Less allowance for doubtful accounts                        40          40
                                                             -------     -------

              Net receivables                                  7,559       7,804
                                                             -------     -------

   Inventories                                                 8,846       8,005

   Prepaid expenses and other current assets                   1,283         822

   Refundable income taxes                                       959         912
                                                             -------     -------

              Total current assets                            18,757      17,747
                                                             -------     -------

NOTE RECEIVABLE - STOCKHOLDER                                    263         268
                                                             -------     -------


PROPERTY, PLANT, AND EQUIPMENT
   Cost                                                       25,152      22,506

   Less accumulated depreciation                               8,667       8,170
                                                             -------     -------

               Net property, plant, and equipment             16,485      14,336
                                                             -------     -------

INTANGIBLE ASSETS, at cost, less accumulated
   amortization                                                1,921       2,011
                                                             -------     -------





                                                             $37,426     $34,362
                                                             =======     =======

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                    SEPTEMBER 30,   JUNE 30,
                                                        1997          1997
                                                        ----          ----

CURRENT LIABILITIES
   Note payable to bank                                    $  5,821    $  1,666

   Current installments of obligations under
       capital leases                                           200         196


   Current installments of covenants payable                    189         183

   Accounts payable                                          10,375      10,434

   Accrued salaries and wages                                   595       1,311

   Accrued payroll taxes and withholding                        336         265

   Accrued interest payable                                     479       1,198

   Deferred income taxes                                         47          47

   Other                                                        336         300
                                                           --------    --------

              Total current liabilities                      18,378      15,600


LONG-TERM DEBT, excluding current installments               25,000      25,000


OBLIGATIONS UNDER CAPITAL LEASES,
   excluding current installment                                264         318


COVENANTS PAYABLE, excluding current installments               194         244


DEFERRED INCOME TAXES                                         2,299       2,299
                                                           --------    --------

              Total liabilities                              46,135      43,461
                                                           --------    --------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock of no par value.  Authorized
      1,000,000 shares; issued 558,000 shares;
      150,000 shares reserved                                   510         510

   Retained earnings                                          3,551       3,161

   Treasury stock, 348,000 shares, at cost                  (12,770)    (12,770)
                                                           --------    --------

               Total stockholders' equity (deficit)          (8,709)     (9,099)
                                                           --------    --------

                                                           $ 37,426    $ 34,362
                                                           ========    ========

* - Unaudited except for consolidated June 30, 1997 amounts.

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

              MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                (Unaudited)

                              (In Thousands)


                                                           1997           1996
                                                           ----           ----
NET SALES                                               $  20,222     $  15,021


COST OF SALES                                              16,848        13,391
                                                        ---------     ---------

              Gross profit                                  3,374         1,630
                                                        ---------     ---------

OPERATING EXPENSES

   Selling expenses                                           568           384

   Administrative expenses                                  1,350           830
                                                        ---------     ---------

              Total operating expenses                      1,918         1,214
                                                        ---------     ---------
              Operating income                              1,456           416
                                                        ---------     ---------

OTHER INCOME (EXPENSES)

   Interest expense                                          (847)         (818)

   Miscellaneous                                               40            15
                                                        ---------     ---------

             Total other income (expenses)                   (807)         (803)
                                                        ---------     ---------

             Earnings (loss) before income taxes              649          (387)


INCOME TAXES                                                  259          (140)
                                                        ---------     ---------


NET EARNINGS (LOSS)                                     $     390     $    (247)
                                                        =========     =========


EARNINGS (LOSS) PER SHARE                               $     .01     $    (.01)
                                                        =========     =========


WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES AND EQUIVALENTS OUTSTANDING                     359,342       357,460
                                                        =========     =========

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

              MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                (Unaudited)

                              (In Thousands)


                                                              1997        1996
                                                              ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings (loss)                                     $    390    $   (247)
   Adjustments to reconcile net earnings (loss) to
      net cash used in operating activities:
      Depreciation and amortization of plant and
          equipment                                             497         359
      Other amortization                                         90         238
      Write-off of intangible assets                           --           330
      Interest income capitalized as note receivable -
          stockholder                                          --            (4)
      Decrease in accounts and notes receivable                 245         570
      (Increase) decrease in inventories                       (841)        350
      Increase in prepaid expenses and other current
           assets                                              (461)       (364)
      Increase in refundable income taxes                       (47)        (58)
      Decrease in accounts payable                              (59)     (1,177)
      Decrease in accrued expenses and other current
          liabilities                                        (1,328)     (1,100)
                                                           --------    --------
            Net cash used in operating activities            (1,514)     (1,103)
                                                           --------    --------


CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                      (2,646)       (769)
   Payments received on note receivable - stockholder             5        --
                                                           --------    --------

            Net cash used in investing activities            (2,641)       (769)
                                                           --------    --------


CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of note payable to bank            24,795      17,555
   Principal payments on note payable to bank               (20,640)    (15,508)
   Principal payments under capital lease obligations           (50)        (30)
   Principal payments on covenants payable                      (44)        (40)
                                                           --------    --------

            Net cash provided by financing activities         4,061       1,977
                                                           --------    --------


NET INCREASE (DECREASE) IN CASH                                 (94)        105


CASH AT BEGINNING OF PERIOD                                     204         304
                                                           --------    --------


CASH AT END OF PERIOD                                      $    110    $    409
                                                           ========    ========

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

              MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                (Unaudited)

                              (In Thousands)


                                                                 1997      1996
                                                                 ----      ----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the period for:
      Interest                                               $    1,566   $1,555
                                                             ==========   ======

      Income taxes                                           $      306   $ --
                                                             ==========   ======


NONCASH FINANCING AND INVESTING ACTIVITIES
   Capital lease obligations incurred for machinery and
      equipment                                              $     --     $   77
                                                             ==========   ======


 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1997 AND JUNE 30, 1997


NOTE 1

In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of (a) the consolidated balance sheets at September 30, 1997 and June 30, 1997, (b) the consolidated statements of operations for the three-month periods ended September 30, 1997 and 1996, and (c) the consolidated statements of cash flows for the three-month periods ended September 30, 1997 and 1996 have been made.


NOTE 2

The results for the three-month period ended September 30, 1997 are not necessarily indicative of the results for the entire year 1997.


NOTE 3

The Company has entered into a letter of intent which provides for the merger of the Company into another corporation. The Chairman and Chief Executive Officer of the Company will maintain voting control in the new merged corporation, and the merger will be accounted for as a reverse acquisition.

In the event the merger is approved by the other corporation's shareholders, the Company will incur liabilities of approximately $6,550 which represent one-time, nonrecurring payments for incentive pay, refinance costs, and related reorganization expenses.

                      INDEPENDENT AUDITOR'S REPORT

Board of Directors
Morton Metalcraft Holding Co.
Morton, Illinois

We have audited the accompanying consolidated balance sheets of Morton Metalcraft Holding Co. and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Morton Metalcraft Holding Co. and Subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997, in conformity with generally accepted accounting principles.


CLIFTON GUNDERSON L.L.C.


Peoria, Illinois
October 16, 1997

                MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            JUNE 30, 1997 AND 1996


                                    ASSETS

                                                        1997           1996
                                                        ----           ----

CURRENT ASSETS
    Cash                                              $   203,600    $   304,141
    Accounts and notes receivable:
       Trade (Notes 6 and 12)                           7,817,550      4,933,597
       Employees and other                                 26,764          4,679
                                                      -----------    -----------

                                                        7,844,314      4,938,276

       Less allowance for doubtful accounts                40,000         10,000
                                                      -----------    -----------

          Net receivables                               7,804,314      4,928,276

    Inventories (Notes 2 and 6)                         8,005,356      8,879,448
    Prepaid expenses and other current assets             821,402        974,702
    Refundable income taxes                               912,085           --
                                                      -----------    -----------

          Total current assets                         17,746,757     15,086,567
                                                      -----------    -----------


NOTE RECEIVABLE - STOCKHOLDER (Note 3)                    267,600        252,900
                                                      -----------    -----------


PROPERTY, PLANT, AND EQUIPMENT (Notes 4 and 8)
    Cost                                               22,506,718     16,643,720
    Less accumulated depreciation                       8,170,326      6,642,366

          Net property, plant, and equipment           14,336,392     10,001,354
                                                      -----------    -----------


INTANGIBLE ASSETS, at cost, less accumulated
    amortization (Note 5)                               2,011,026      4,235,420
                                                      -----------    -----------











                                                      $34,361,775    $29,576,241
                                                      ===========    ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                        1997            1996
                                                        ----            ----

CURRENT LIABILITIES
    Note payable to bank (Note 6)                  $  1,665,848    $  1,004,751
    Current installments of obligations under
     capital leases (Note 8)                            195,563         124,164
    Current installments of covenants payable
     (Note 9)                                           183,594         162,931
    Accounts payable                                 10,434,444       7,267,440
    Accrued salaries and wages                        1,311,176         603,925
    Accrued payroll taxes and withholding               264,811         323,777
    Accrued interest payable                          1,197,917       1,215,854
    Income taxes payable                                   --            82,048
    Deferred income taxes (Note 10)                      46,856          62,773
    Other                                               299,644         161,352
                                                   ------------    ------------
            Total current liabilities                15,599,853      11,009,015


LONG-TERM DEBT, excluding current installments
    (Note 7)                                         25,000,000      25,000,000


OBLIGATIONS UNDER CAPITAL LEASES,
    excluding current installment (Note 8)              317,593         274,601


COVENANTS PAYABLE, excluding current
    installments (Note 9)                               243,821         427,415


DEFERRED INCOME TAXES (Note 10)                       2,299,170       1,971,319
                                                   ------------    ------------

            Total liabilities                        43,460,437      38,682,350
                                                   ------------    ------------


STOCKHOLDERS' EQUITY (DEFICIT) (Note 11)
    Common stock of no par value. Authorized
       1,000,000 shares; issued 558,000 shares;
       150,000 shares reserved                          510,000         510,000
    Retained earnings                                 3,161,624       3,154,177
    Treasury stock, 348,000 shares, at cost         (12,770,286)    (12,770,286)
                                                   ------------    ------------

            Total stockholders' equity (deficit)     (9,098,662)     (9,106,109)
                                                   ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 16)

                                                   $ 34,361,775    $ 29,576,241
                                                   ============    ============

   These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED JUNE 30, 1997, 1996, AND 1995


                                           1997            1996         1995
                                           ----            ----         ----

NET SALES (Note 12)                $ 80,762,128    $ 59,006,019    $ 48,568,384


COST OF SALES                        70,540,859      50,049,061      40,729,838
                                   ------------    ------------    ------------

         Gross profit                10,221,269       8,956,958       7,838,546
                                   ------------    ------------    ------------


OPERATING EXPENSES
   Selling expenses                   1,832,390       1,529,429       1,278,377
   Administrative expenses            5,170,835       3,370,528       2,672,413
                                   ------------    ------------    ------------

         Total operating
               expenses               7,003,225       4,899,957       3,950,790
                                   ------------    ------------    ------------

         Operating income             3,218,044       4,057,001       3,887,756
                                   ------------    ------------    ------------


OTHER INCOME (EXPENSES)
   Interest income                       14,700           6,966           9,100
   Interest expense                  (3,265,669)     (3,296,546)     (2,433,606)
   Gain on sale of equipment             18,401         144,735            --
   Miscellaneous                         26,772          48,852         (54,131)
   Forgiveness of note
       receivable from
       stockholder                         --              --          (324,233)
                                   ------------    ------------    ------------

         Total other income
            (expenses)               (3,205,796)     (3,095,993)     (2,802,870)
                                   ------------    ------------    ------------

         Earnings before
            income taxes                 12,248         961,008       1,084,886


INCOME TAXES (Note 10)                    4,801         423,546         522,583
                                   ------------    ------------    ------------


NET EARNINGS                       $      7,447    $    537,462    $    562,303
                                   ============    ============    ============


EARNINGS PER SHARE                 $        .02    $       1.50    $       1.47
                                   ============    ============    ============


WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES AND
     EQUIVALENTS OUTSTANDING            359,342         357,460         381,781
                                   ============    ============    ============



   These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements

                 MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    YEARS ENDED JUNE 30, 1997, 1996, AND 1995



                                    COMMON STOCK
                             ---------------------------
                                  SHARES                     RETAINED      TREASURY
                                  ISSUED        AMOUNT       EARNINGS        STOCK           TOTAL
                             ------------   ------------   ------------   ------------    ------------
BALANCE - JUNE 30, 1994           510,000   $    510,000   $  2,054,412   $       --      $  2,564,412

    Acquisition of 348,000
       common shares                 --             --             --      (12,770,286)    (12,770,286)
    Issuance of common
       shares to certain
       stockholders                48,000           --             --             --              --
    Net earnings                     --             --          562,303           --           562,303
                             ------------   ------------   ------------   ------------    ------------


BALANCE - JUNE 30, 1995           558,000        510,000      2,616,715    (12,770,286)     (9,643,571)

    Net earnings                     --             --          537,462           --           537,462
                             ------------   ------------   ------------   ------------    ------------


BALANCE - JUNE 30, 1996           558,000        510,000      3,154,177    (12,770,286)     (9,106,109)

    Net earnings                     --             --            7,447           --             7,447
                             ------------   ------------   ------------   ------------    ------------


BALANCE - JUNE 30, 1997           558,000   $    510,000   $  3,161,624   $(12,770,286)   $ (9,098,662)
                             ============   ============   ============   ============    ============


    These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements

                 MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 1997, 1996, AND 1995


                                                            1997                 1996                       1995
                                                            ----                 ----                       ----
CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net earnings                                         $     7,447            $   537,462            $   562,303
   Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
      Depreciation and amortization of
          plant and equipment                             1,540,859              1,338,962              1,130,709
      Other amortization                                    370,171                916,613                765,993
      Write-off of intangible assets                      1,854,223                   --                     --
      Forgiveness of note receivable
          from stockholder                                     --                     --                  324,233
      Increase (decrease) in allowance
          for doubtful accounts                              30,000                   --                   (5,000)
      Increase (decrease) in deferred
          income taxes                                      311,934                180,297                (43,095)
      (Gain) loss on sale of equipment                      (18,401)              (144,735)                37,543
      Interest income capitalized as note
          receivable - stockholder                          (14,700)                (2,900)                (7,000)
      (Increase) decrease in accounts and
          notes receivable                               (2,906,038)              (235,566)               142,695
      Decrease (increase) in inventories                    874,092               (348,214)            (1,826,657)
      Decrease (increase) in prepaid
          expenses and other current
          assets                                            153,300                (25,821)              (206,058)
      Increase in refundable income taxes                  (912,085)                  --                     --
      Increase in accounts payable                        3,167,004              1,684,329                889,893
      Increase (decrease) in accrued
          expenses and other current
          liabilities                                       686,592               (117,503)               744,456
                                                        -----------            -----------            -----------

               Net cash provided by
                    operating
                    activities                            5,144,398              3,782,924              2,510,015
                                                        -----------            -----------            -----------


CASH FLOWS FROM INVESTING
   ACTIVITIES
   Capital expenditures                                  (5,707,568)            (2,142,268)            (2,568,037)
   Proceeds from sale of equipment                          135,081                215,000                358,796
   Increase in intangible assets                               --                 (676,085)            (2,047,261)
   Increase in note receivable -
      stockholder                                              --                 (250,000)               (25,000)

                 Net cash used in
                      investing
                      activities                         (5,572,487)            (2,853,353)            (4,281,502)
                                                        -----------            -----------            -----------



                 MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 1997, 1996, AND 1995


                                                           1997             1996               1995
                                                           ----             ----               ----
CASH FLOWS FROM FINANCING
    ACTIVITIES
    Proceeds from issuance of note payable
       to bank                                        $ 79,417,740      $ 58,182,230      $ 51,561,744
    Principal payments on note payable to bank         (78,756,643)      (58,682,571)      (54,042,182)
    Proceeds from issuance of long-term debt                  --                --          25,000,000
    Principal payments on long-term debt                      --                --          (7,705,464)
    Principal payments under capital lease
       obligations                                        (170,618)          (81,098)          (50,171)
    Principal payments on covenants payable               (162,931)         (144,593)         (128,318)
    Purchase of treasury stock                                --                --         (12,770,286)
                                                      ------------      ------------      ------------
       Net cash provided by (used in)
            financing activities                           327,548          (726,032)        1,865,323
                                                      ------------      ------------      ------------


NET INCREASE (DECREASE) IN CASH                           (100,541)          203,539            93,836


CASH AT BEGINNING OF YEAR                                  304,141           100,602             6,766


CASH AT END OF YEAR                                   $    203,600      $    304,141      $    100,602
                                                      ============      ============      ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
       Interest                                       $  3,283,606      $  3,278,608      $  1,199,293
                                                      ============      ============      ============

       Income taxes                                   $    687,000      $    493,022      $    867,699
                                                      ============      ============      ============


NONCASH FINANCING AND INVESTING
    ACTIVITIES
    Capital lease obligations incurred for
       machinery and equipment                        $    285,009      $    479,863      $     93,600
                                                      ============      ============      ============





    These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) DESCRIPTION OF BUSINESS

The Morton Metalcraft Holding Co. holds the stock of its subsidiaries, Morton Metalcraft Co. and Morton Metalcraft Co. of North Carolina. The primary business of the subsidiaries is to fabricate and bend sheet metal in its plants located in Morton and Peoria, Illinois and Apex, North Carolina. Morton Metalcraft Co. of North Carolina began operations in July 1997.

(B) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements as of June 30, 1997 and 1996 and for each of the years in the three-year period ended June 30, 1997 include the financial statements of Morton Metalcraft Holding Co. (Company) and its wholly owned subsidiaries, Morton Metalcraft Co. and Morton Metalcraft Co. of North Carolina. All significant intercompany transactions and balances have been eliminated in consolidation.

(C) USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D) INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method on all inventories.

During 1996, the Company changed its method of determining the cost of inventory from the last-in, first-out (LIFO) method to the FIFO method. This change was not retroactively applied due to the amounts being immaterial. The Company believes the FIFO method results in a closer matching of costs and revenue during periods of fluctuating prices.

(E) PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost less accumulated depreciation. Equipment under capital leases is stated at the lower of the net present value of the minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

Depreciation of plant and equipment is calculated over the estimated useful lives of the respective assets on the straight-line method. The equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES (CONTINUED)

(F) INTANGIBLE ASSETS


Intangible assets are recorded at cost and include acquisition costs, amortized over 20 years, covenants not to compete, amortized over 10 years, and goodwill, amortized over 20 years. Other intangible assets are amortized over their estimated useful lives, typically no more than 5 years. The Company's policy is to continually evaluate whether later events and circumstances have occurred that indicate the remaining useful life of intangibles may warrant revision or that the remaining balance of intangibles may not be recoverable. Such evaluation is based on various analyses including cash flow and profitability projections. If the sum of the expected future undiscounted cash flows is less than the carrying amount, a loss is recognized for the difference between the fair value and carrying amount of the asset.


(G) INCOME TAXES

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years' tax returns. Deferred tax assets are recognized for temporary differences that will be deductible in future years' tax returns and for operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

(H) EARNINGS PER SHARE

Earnings per share is based on the weighted average number of shares outstanding during each year and dilutive common stock equivalents.


NOTE 2 - INVENTORIES

A summary of inventories follows:

                                                               JUNE 30,
                                                     ---------------------------
                                                        1997             1996
                                                        ----             ----
Finished goods                                       $2,339,386       $2,220,150
Work in process                                       2,851,096        4,110,700
Raw materials, purchased parts, and
    manufactured components                           2,814,874        2,548,598
                                                     ----------       ----------

TOTAL INVENTORIES                                    $8,005,356       $8,879,448
                                                     ==========       ==========


NOTE 3 - NOTE RECEIVABLE - STOCKHOLDER

At June 30, 1997 and 1996, the Company had a note receivable from a stockholder in the amount of $267,600 and $252,900, respectively. The note, which is unsecured, is due April 12, 2001 and accrues interest at 5.88 percent.

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 4 - PROPERTY, PLANT, AND EQUIPMENT

A summary of property, plant, and equipment, including assets held under capital leases as described in Note 8 to the consolidated financial statements, is as follows:

                                                        COST AT JUNE 30,
                                                  ------------------------------
                                                       1997              1996
                                                       ----              ----

Land, plant sites                                 $   545,000        $   545,000
Land held for expansion                               121,347            121,347
Land improvements                                     202,455            131,167
Buildings and improvements                          3,082,852          2,507,915
Leasehold improvements                                591,819            326,372
Machinery                                          11,397,623          8,026,078
Tooling                                             4,540,307          3,726,837
Office equipment                                    1,960,925          1,211,995
Automobiles and trucks                                 64,390             47,009
                                                  -----------         ----------

                                                  $22,506,718        $16,643,720
                                                  ===========        ===========


NOTE 5 - INTANGIBLE ASSETS

A summary of intangible assets, at cost, is as follows:

                                                         COST AT JUNE 30,
                                                     ---------------------------
                                                         1997            1996
                                                         ----            ----

Goodwill                                             $1,200,000       $1,200,000
Organization costs                                      374,312          374,312
Covenants not to compete                              2,135,500        2,135,500
Engineering costs                                          --          1,747,702
Specific project start-up costs                            --            854,442
Refinancing costs                                       779,050          779,050
Factory rearrangement                                      --            700,069
                                                     ----------       ----------

                                                      4,488,862        7,791,075

Less accumulated amortization                         2,477,836        3,555,655
                                                     ----------       ----------

NET INTANGIBLES                                      $2,011,026       $4,235,420
                                                     ==========       ==========

During the year ended June 30, 1997, intangible assets with a net value of approximately $1,854,000 were written off due to the determination that these intangible assets no longer had value.

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 6 - NOTE PAYABLE TO BANK

The Company has a revolving credit agreement which provides up to $6,000,000 in revolving credit, limited to 85 percent of qualified accounts receivable and 40-60 percent of eligible inventory (up to a maximum borrowing of $3,000,000 for inventory) and expires January 30, 1998. The interest on the outstanding borrowings is due on the first day of each month at 0.5 percent over the bank's base rate (9.00 percent at June 30, 1997). At June 30, 1997 and 1996, the Company had $1,665,848 and $1,004,751, respectively, of its credit line in use. The revolving credit agreement contains certain restrictive covenants on the Company, including financial restrictions relating to working capital, net worth, and earnings. The restrictions also limit capital expenditures, executive compensation, ownership changes, and prohibit dividend payments and the creation of additional indebtedness.

At June 30, 1997, the Company was not in compliance with certain financial restrictions contained in the revolving credit agreement. Subsequent to June 30, 1997, the Company obtained a waiver from the bank covering all noncompliance.

Subsequent to June 30, 1997, the revolving credit agreement was amended to increase the total credit facility to $9,000,000 and extend the expiration date to January 30, 1999, along with certain other changes to the agreement.


NOTE 7 - LONG-TERM DEBT

A summary of long-term debt follows:

                                                           JUNE 30,
                                                   -----------------------------
                                                       1997            1996
                                                       ----            ----
$25,000,000 senior notes payable with interest at
11.5 percent; due in annual installments of
various amounts beginning January 31, 1999
with the balance due January 31, 2005.             $25,000,000       $25,000,000
                                                   ===========       ===========

On January 25, 1995, the Company entered into a note and warrant purchase agreement, pursuant to which the Company agreed to sell $25,000,000 of the Company's 11.50 percent senior notes in consideration for a promise to repay the principal, including interest, and the issuance of warrants to purchase 72,000 shares of the Company's common stock as discussed at Note 11.

The above-mentioned financing arrangement imposes certain restrictions on the Company, including financial restrictions relating to working capital, lease commitments, and indebtedness. The restrictions also require the Company to maintain key man life insurance on the Company's President.

The interest on the senior notes is payable semi-annually in arrears each January and July.

The aggregate amounts of long-term debt maturities and principal payments for each of the five years subsequent to June 30, 1997 and thereafter are as follows:

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 7 - LONG-TERM DEBT (CONTINUED)

Fiscal year ending:
   1998                                                  $         --
   1999                                                      2,500,000
   2000                                                      3,125,000
   2001                                                      3,750,000
   2002                                                      3,750,000
   Thereafter                                               11,875,000
                                                          ------------

                                                          $ 25,000,000
                                                          ============

NOTE 8 - LEASES

The Company is obligated under various capital leases for certain machinery. At June 30, 1997, the gross amount of equipment and related amortization recorded under capital leases was as follows:

                                                                 1997
                                                                 ----

Machinery                                                    $ 628,560
Less accumulated amortization                                  (91,721)
                                                             ---------

                                                             $ 536,839
                                                             =========

Amortization of assets held under capital leases is included with depreciation expense.

The present value of future minimum capital lease payments at June 30, 1997 was as follows:

Year ending June 30:
   1998                                                      $ 240,924
   1999                                                        183,839
   2000                                                        113,328
   2001                                                         52,632
   2002                                                          4,386
                                                            ----------

          Total minimum lease payments                         595,109

Less amount representing interest (from 9.2 to 10.4 percent)    81,953
                                                             ---------

          Present value of net minimum capital lease payments  513,156

Less current installments of obligations under capital leases  195,563

OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT
     INSTALLMENTS                                            $ 317,593
                                                             =========

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 8 - LEASES (CONTINUED)

The Company also has operating leases for two of its plants, certain warehouse space, and manufacturing and computer equipment. Rental expense for operating leases was $2,060,634, $1,327,898, and $890,664 for the years ended June 30,
1997, 1996, and 1995, respectively.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 1997 are:

Year ending June 30:
   1998                                                   $  2,428,219
   1999                                                      2,398,574
   2000                                                      2,124,932
   2001                                                      1,832,844
   2002                                                      1,697,960
   Thereafter                                                4,118,552
                                                          ------------

TOTAL MINIMUM LEASE PAYMENTS                              $ 14,601,081
                                                          ============


NOTE 9 - COVENANTS PAYABLE

With the acquisition of the outstanding common stock of Morton Metalcraft Co., the Company entered into non-competition agreements which expire August 31, 1999 with two of Morton Metalcraft Co.'s former shareholders and officers in exchange for $3,050,040. Monthly installments of $18,750 through August 15, 1999 will be paid to retire these obligations. The remaining payments have been recorded in the consolidated financial statements at their net present value.


NOTE 10 - INCOME TAXES

Income tax expense (benefit) consists of the following:

                                        CURRENT     DEFERRED     TOTAL
                                        -------     --------     -----
1997:
    Federal                           $ (250,330)   $ 254,237 $    3,907
    State                                (56,803)      57,697        894
                                     ------------  ---------- ----------

                                      $ (307,133)   $ 311,934 $    4,801
                                      ==========    ========= ==========
1996:
    Federal                          $   223,656    $ 146,947  $ 370,603
    State                                 19,593       33,350     52,943
                                     -----------   ---------- ----------

                                     $   243,249    $ 180,297  $ 423,546
                                     ===========    =========  =========
1995:
    Federal                          $   519,968    $ (35,124) $ 484,844
    State                                 45,710       (7,971)    37,739
                                     -----------   ---------- ----------

                                      $  565,678    $ (43,095) $ 522,583
                                      ==========    =========  =========

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 10 - INCOME TAXES (CONTINUED)

Total income tax expense differed from the amounts computed by applying the U.S. Federal corporate income tax rate of 34 percent for all years to earnings before income taxes as a result of the following:

                                           1997       1996       1995
                                           ----       ----       ----

Computed "expected" tax expense           $   4,164     $ 326,743    $ 368,861
State income taxes, net of Federal
    income tax benefit                          590        34,942       24,908
Surtax exemption                             (2,327)         --           --
Amortization of goodwill                     20,400        20,400       20,400
Officer's life insurance                     16,038        14,670        9,898
Forgiveness of note receivable -
     stockholder                               --            --        110,239
Other, net                                  (34,064)       26,791      (11,723)
                                          ---------     ---------    ---------

TOTAL INCOME TAX EXPENSE                  $   4,801     $ 423,546    $ 522,583
                                          =========     =========    =========

EFFECTIVE TAX RATE                             39.2%         44.1%        48.2%
                                          =========     =========    =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1997 and 1996 are presented below:

                                                          1996           1997
                                                          ----           ----
Deferred tax assets:
   Inventories, principally due to additional
     costs inventoried for tax purposes pursuant
     to the Tax Reform Act of 1986                      $    5,891    $   80,387
   Accrued vacation pay                                    125,438       111,584
   Other                                                    15,527          --
                                                        ----------    ----------

         Total deferred tax assets                         146,856       191,971
                                                        ----------    ----------

Deferred tax liabilities:
   Plant and equipment, principally due to
     differences in depreciation                         2,210,783     1,875,668
   Recapture of inventory LIFO valuation for
     tax purposes                                          193,712       254,744
   Excess of tax over book amortization of
     organization costs                                     88,387        95,651

         Total deferred tax liabilities                  2,492,882     2,226,063
                                                        ----------    ----------

NET DEFERRED TAX LIABILITY                              $2,346,026    $2,034,092
                                                        ==========    ==========

             MORTON METALCRAFT HOLDING CO. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 1997, 1996, AND 1995


NOTE 11 - EMPLOYEE STOCK OPTIONS AND WARRANTS

The Company has granted stock options to certain officers and directors. The options may be exercised at any time prior to their expiration dates. The 78,000 shares under option have been reserved. During the year ended June 30, 1995, there were options granted to purchase 9,000 shares at $1 per share and 3,000 shares at $2 per share, and options for 12,000 shares were cancelled. There were no options granted, exercised, or cancelled during the years ended June 30, 1997 and 1996. There was no compensation expense incurred during the years ended June 30, 1997, 1996, and 1995 relative to these stock options. A summary of the stock options follows:

        NUMBER                EXERCISE                 EXPIRATION
      OF SHARES                 PRICE                     DATE
      ---------                 -----                  ----------

       48,000                    $1                  September 1, 1999
        9,000                    $1                  September 1, 2000
        9,000                    $2                    July 13, 2002
        3,000                    $2                  February 15, 2005
        9,000                    $1                  February 15, 2005

The Company has adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Basis Compensation" but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its option plan. If the Company had elected to recognize compensation cost for the plan based on the fair value at the grant dates for awards under the plan consistent with the method prescribed by SFAS No. 123, the effect on net income and earnings per share would not have been significant.

On January 25, 1995, the Board of Directors authorized the issuance of 72,000 warrants, each representing the right to purchase one share of the Company's common stock, as part of the consideration for the purchase of the $25,000,000 senior notes as discussed at Note 7. The warrants may be exercised at any time prior to their expiration date of January 31, 2005 for the exercise price of $0.02 per share. There was no value assigned to the warrants upon issuance. The 72,000 shares under the warrant agreement have been reserved.


NOTE 12 - CONCENTRATION OF SALES

Sales to customers in excess of 10% of total net sales for each of the years ended June 30, 1997, 1996 and 1995 are as follows:


Years Ended June 30,      Customer A         Customer B

1997                          39%                46%

1996                          53%                34%

1995                          63%                20%


Trade accounts receivable with these customers totaled $6,502,471 and $3,964,363 at June 30, 1997 and 1996, respectively.

NOTE 13 - EMPLOYEE PARTICIPATION PLAN

The Morton Metalcraft Co. Employee Participation Plan allows substantially all employees to defer up to 15 percent of their income through payroll deduction of pre-tax contributions under Section 401(k) of the Internal Revenue Code. The Company matches 25 percent of the first 6 percent of pre-tax income contributed by each employee. Employees may also make contributions of after-tax income.

Additionally, the Company may make discretionary contributions to the plan for the benefit of participating employees. The expense charged to operations for Company matching and discretionary contributions was $115,910, $87,343, and $69,856 for the years ended June 30, 1997, 1996, and 1995, respectively.


NOTE 14 - LEASED PROPERTIES

The Company leases certain portions of its office, warehouse, and factory space under operating leases to other companies.

Rental revenue earned under noncancelable operating leases amounted to $22,350, $55,000, and $74,375 for the years ended June 30, 1997, 1996, and 1995, respectively.


NOTE 15 - SELF-INSURANCE

The Company provides health benefits to its employees under the Morton Metalcraft Co. Health Care Payment Plan (Plan). The Plan is a partially self-insured program funded by contributions from the Company and its employees. The Plan has purchased stop-loss insurance coverage for individual claims in excess of $50,000.


NOTE 16 - SUBSEQUENT EVENT

Subsequent to June 30, 1997, the Company has entered into a letter of intent which provides for the merger of the Company into another corporation. The Chairman and Chief Executive Officer of the Company will maintain voting control in the new merged corporation and the merger will be accounted for as a reverse acquisition.














        This information is an integral part of the accompanying
                    consolidated financial statements

MLX CORP.
BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         September 30, 1997   December 31, 1996
                                         ------------------   -----------------
Assets
  Current Assets:
  Cash and cash equivalents                   $ 36,490              $ 37,927
  Prepaid expenses                                  19                    46
                                              --------              --------
Total current assets                            36,509                37,973

Equipment and Other Assets                           2                     4
Tax Escrow Funds                                 1,509                 1,454
                                              --------              --------
Total Assets                                  $ 38,020              $ 39,431
                                              ========              ========

Liabilities and Shareholders' Equity
Current Liabilities:
  Accrued compensation and benefits           $    150              $    103
  Other accrued liabilities and expenses           340                   280
  Accrued taxes                                    262                   286
                                              --------              --------
Total Current Liabilities                          752                   669
Other Long-Term Liabilities                      2,030                 1,998
Shareholders' Equity
Common stock, $.01 par value -
authorized 38,500,000 shares; 2,618,000
shares outstanding                                  26                    26
Capital in excess of par value                  73,165                73,165
Retained Earnings deficit                      (37,953)              (36,427)
                                              --------              --------
Total Shareholders' Equity                      35,238                36,764
                                              --------              --------
Total Liabilities and Shareholders' Equity    $ 38,020              $ 39,431
                                              ========              ========


See notes to financial statements

MLX CORP.
STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                               For the Nine Months Ended
                                                      September 30
                                                 1997              1996
                                                 ----              ----



Net Sales                                       $    --          $    --
       General and administrative expenses         (698)            (806)
       Stock Appreciation Rights Compensation    (2,225)              --
                                                -------          -------

Operating Loss                                   (2,923)            (806)
       Interest Income                            1,397            1,396
                                                -------          -------

Earnings (Loss) Before Income Taxes              (1,526)             590
Provision for Income Taxes:
       Federal income taxes due and payable          --              (12)
       Charge in lieu of federal income taxes        --             (201)
                                                -------          -------

Net Earnings (Loss)                             $(1,526)         $   377
                                                =======          =======
Earnings (Loss) per share                       $ (0.58)            0.14
                                                =======          =======
Average Outstanding Common Shares And
Dilutive Options                                  2,618            2,751
                                                =======          =======



See notes to financial statements

MLX CORP.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                       For the Nine Months Ended
                                                               September 30
                                                            1997           1996


Cash Flows From Operating Activities:
       Net earnings (loss)                                 $ (1,526)   $    377
       Adjustments to reconcile net earnings (loss)
       to net cash (used in) provided by operating
       activities:
       Charge in lieu of federal income taxes:                 --           201
       Change in operating assets and liabilities:
          Prepaid expenses                                       27          62
          Accrued expenses and other                            117         103
                                                           --------    --------
Net cash (used in) provided by operating activities          (1,382)        743
                                                           --------    --------

Cash Flows From Investing Activities:
       Increase in escrow funds for warranties and
       taxes                                                    (55)       (205)
                                                           --------    --------
       Net cash used in investing activities                    (55)       (205)
                                                           --------    --------

Cash Flows From Financing Activities:
       Stock options exercised                                 --            25
                                                           --------    --------
       Net cash provided by financing activities               --            25
                                                           --------    --------

Net (Decrease) Increase in Cash and
Cash Equivalents                                             (1,437)        563
       Cash and Cash equivalents at January 1                37,927      32,903
                                                           --------    --------

Cash and Cash Equivalents at September 30                  $ 36,490    $ 33,466
                                                           ========    ========

Supplemental Cash Flow Disclosure:
       Federal taxes paid on income                        $      2    $     32

See notes to financial statements

MLX CORP.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


The financial statements have been prepared by MLX without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations. These financial statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included herein.

In the opinion of MLX, the accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of MLX as of September 30, 1997 and December 31, 1996 and the results of operations and cash flows for the nine months ended September 30, 1997 and 1996.

Note A - Income Taxes

At January 1, 1997, MLX had available net operating loss carryforwards of approximately $275 million which are available to offset future taxable income for federal income tax purposes. Accordingly, the Company has a federal tax liability only for Alternative Minimum Tax amounts and the charge in lieu of federal income taxes included in the statement of operations for the nine months ended September 30, 1996 is not accruable or payable. The following table illustrates the effect of this pro forma charge on the Company's earnings and earnings per share for the respective periods (in thousands, except per share data).


                                                Nine Months
                                            Ended September 30
                                            1997          1996

        Net Earnings (loss)               $(1,526)       $    377
        Charge in lieu of federal income
        taxes which is not accruable
        or payable                             --             201
                                          -------        --------

        Total Earnings (Loss)             $(1,526)         $  578
                                          =======          ======
        Total Earnings (Loss) per share   $( 0.58)       $   0.21
                                          =======        ========

Note B - Proposed Merger Transaction


On October 20, 1997, MLX ("the Registrant") entered into a definitive agreement to merge with Morton Metalcraft Holding Co. ("Morton"). Morton is headquartered in Morton, Illinois and is a contract manufacturer and supplier of high-quality fabricated sheet metal components and subassemblies for construction, agricultural and industrial equipment manufacturers located primarily in the Midwestern and Southeastern United States.


The proposed merger transaction reflects an enterprise valuation of Morton of approximately $81.1 million, which includes the issuance of 1,332,323 shares of MLX common stock, a cash payment of $20 million to the current holders of Morton common stock and the assumption of Morton's debt. In addition, the transaction contemplates the approval of stock options for 667,677 shares of MLX common stock to members of Morton management.

The merger is subject to approval by a majority of the common shareholders of MLX and certain other customary conditions and will be voted on at a special meeting of the MLX shareholders expected to be held in late December 1997. If the transaction is approved by the MLX shareholders and consummated thereafter, Morton will merge with and into MLX, with MLX being the surviving corporation. The business and operation of the combined companies will be substantially the same as the business and operation of Morton prior to the merger. For accounting and financial reporting purposes, the merger will be treated as a purchase by Morton of MLX.

Note C - Stock Appreciation Rights Compensation


The Registrant's Board of Directors approved the conversion of all the common stock options held by its former Chief Executive Officer to stock appreciation rights (SARs), and all such SARs were exercised as of that date. The resulting liability under this agreement amounted to $2.2 million and was paid in February 1997. The compensation expense from this transaction is reported in the accompanying statement of operations for the nine months ended September 30, 1997. As of September 30, 1997, the Registrant's employees have outstanding options to purchase 50,000 shares of common stock.


Note D - Accounting Policy Not Yet Adopted


In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1998. At that time, the Registrant will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The new standard is not expected to have a material effect on earnings per share.

                     REPORT OF INDEPENDENT AUDITORS


Board of Directors
MLX Corp.



      We have audited the accompanying consolidated balance sheets of MLX Corp. as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of MLX's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MLX Corp. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                    ERNST & YOUNG LLP

February 28, 1997
Atlanta, Georgia

                              MLX Corp.
                     CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                                     DECEMBER 31
                                                               --------       --------
                                                                 1996           1995
                                                               --------       --------
ASSETS
   Current assets:
     Cash and cash equivalents                                 $ 37,927       $ 32,903
     Prepaid expenses                                                46            103

     Escrow funds                                                  --            4,113
                                                               --------       --------
   Total Current Assets                                          37,973         37,119
   Equipment and other assets                                         4              5

   Tax escrow funds                                               1,454          1,385
                                                               --------       --------

     Total assets                                              $ 39,431       $ 38,509
                                                               ========       ========

LIABILITIES
   Current liabilities:
     Accrued compensation and benefits                         $    103       $     75
     Other accrued liabilities and expenses                         280            310

     Accrued taxes                                                  286            289
                                                               --------       --------

        Total current liabilities                                   669            674

   Other long-term liabilities                                    1,998          1,957

   Shareholders' equity:
     Preferred stock, no par value - authorized 1,500,000
        shares; none outstanding                                   --             --
     Preferred stock, Series A, $30 par value -
        authorized 500,000 shares; none outstanding                --             --
     Common stock, $.01 par value -
        authorized 38,500,000 shares; 2,618,000 shares
        outstanding (2,507,000 shares in 1995)                       26             26
     Capital in excess of par value                              73,165         72,841


     Retained earnings deficit                                  (36,427)       (36,989)
                                                               --------       --------


        Total shareholders' equity                               36,764         35,878
                                                               --------       --------


        Total liabilities and shareholders' equity             $ 39,431       $ 38,509
                                                               ========       ========


See accompanying notes.

                                MLX Corp.
                    CONSOLIDATED STATEMENTS OF INCOME
                  (in thousands, except per share data)



                                                                 Year ended December 31
                                                          1996           1995           1994
                                                        --------       --------       --------
Net sales                                               $   --         $   --         $   --

General and administrative expenses                          997          1,015            827
                                                        --------       --------       --------
Operating loss from continuing operations                   (997)        (1,015)          (827)
Interest income                                            1,876          1,074             17
Interest expense                                            --             (114)          (202)

Other expense                                               --              (18)           (94)
                                                        --------       --------       --------
Earnings (loss) before income taxes, discontinued
   operations and extraordinary item                         879            (73)        (1,106)
Provision for income taxes:
    Federal taxes due and payable                             18           --             --

    Charge in lieu of Federal income taxes
      (Federal income tax benefit)                           299            (18)          (376)
                                                        --------       --------       --------
Earnings (loss) from continuing operations before
      extraordinary item                                     562            (55)          (730)

Discontinued operations:
    Earnings from operations (net of income tax of
    $1,928 in 1995 and $2,764 in 1994)                      --            2,507          3,477


    Gain on disposal of business
      (net of income tax of $13,311)                        --           18,086           --
                                                        --------       --------       --------

    Earnings from discontinued operations                   --           20,593          3,477


Extraordinary gain on early retirement of debt
      (net of income taxes of $140)                         --              272           --
                                                        --------       --------       --------

Net earnings                                                 562         20,810          2,747



Dividends and accretion on preferred stock                  --             (652)        (1,058)
                                                        --------       --------       --------


Earnings applicable to common stock                     $    562       $ 20,158       $  1,689
                                                        ========       ========       ========

Earnings per share:
     Earnings (loss) from continuing operations
     (net of dividends and accretion on preferred
     stock)                                             $   0.20       $  (0.26)      $  (0.68)
    Discontinued operations:
      Earnings from operations                              --             0.93           1.33
      Gain on disposal of business                          --             6.76           --
    Extraordinary gain on early retirement of debt          --             0.10           --
                                                        --------       --------       --------
      Net earnings                                      $   0.20           7.53       $   0.65
                                                        ========       ========       ========
Average outstanding common shares and
      dilutive options                                     2,755          2,676          2,613
                                                        ========       ========       ========



See accompanying notes.

                                    MLX Corp.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)



                                                 Series A                   Capital in       Retained        Other
                                                Preferred        Common      Excess of       Earnings        Equity
                                                  Stock           Stock      Par Value      (Deficit)      Adjustments       Total
                                                 --------       --------      --------       --------       --------       --------
Balance at January 1, 1994                       $  6,981       $     25      $ 60,551       $(58,836)      $ (1,397)      $  7,324
  Dividends and accretion on preferred stock          284           --            --           (1,058)          --             (774)
  Foreign currency translation adjustment            --             --            --             --              109            109
  Benefit of pre-reorganization tax
         loss carry forwards                         --             --           1,314           --             --            1,314
  Stock options exercised                            --             --               9           --             --                9

  Net earning                                        --             --            --            2,747           --            2,747
                                                 --------       --------      --------       --------       --------       --------

Balance at December 31, 1994                        7,265             25        61,874        (57,147)        (1,288)        10,729
  Dividends and accretion on preferred stock          117           --            --             (652)          --             (535)
  Foreign currency translation adjustment            --             --            --             --              (77)           (77)
  Benefit of pre-reorganization tax
   loss carry forwards                               --             --          11,325           --             --           11,325
  Stock options exercised                            --                1           180           --             --              181
  Equity adjustment upon sale of
   S.K. Wellman                                      --             --            --             --            1,365          1,365
  Redemption of preferred stock                    (7,382)          --            (538)          --             --           (7,920)
  Net earnings                                       --             --            --           20,810           --           20,810
                                                 --------       --------      --------       --------       --------       --------

Balance at December 31, 1995                         --               26        72,841        (36,989)          --           35,878
  Benefit of pre-reorganization tax
      loss carry forwards                            --             --             299           --             --              299
  Stock options exercised                            --             --              25           --             --               25


  Net earnings                                       --             --            --              562           --              562
                                                 --------       --------      --------       --------       --------       --------

Balance at December 31, 1996                     $   --         $     26      $ 73,165       $(36,427)      $   --         $ 36,764
                                                 ========       ========      ========       ========       ========       ========



See accompanying notes.

                                    MLX Corp.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                                  1996           1995           1994
                                                                                --------       --------       --------
Cash flows from operating activities:
    Earnings (loss) from continuing operations (including
     extraordinary gain on early
     retirement of debt)                                                        $    562       $    217       $   (730)
    Adjustments to reconcile earnings (loss) from
     continuing operations to net cash provided by (used in) operating activities from continuing operations:
     Extraordinary gain on early retirement of debt                                 --             (412)           --
      Charge in lieu of Federal income taxes
     (Federal income tax benefit)                                                    299            122           (376)
      Depreciation and amortization                                                 --             --                8
      Change in operating assets and liabilities of continuing operations:
            Prepaid expense                                                           57           (217)            (1)
            Accounts payable and accrued expenses                                     (5)        (1,655)        (1,195)

            Other                                                                     42            (54)           540
                                                                                --------       --------       --------

    Net cash provided by (used in) operating activities from
      continuing operations                                                          955         (1,999)        (1,754)


    Net cash provided by operating activities from
      discontinued operations                                                       --            3,875          6,817
                                                                                --------       --------       --------

Net cash provided by operating activities                                            955          1,876          5,063

Cash flows from investing activities:
    Proceeds from sale of S.K. Wellman                                              --           49,177           --
    Redemption of Series A Preferred Stock                                          --           (7,920)          --
    Decrease (increase) in escrow funds for warranties and taxes                   4,044         (5,498)          --


    Investing cash flows from discontinued operations                               --           (1,437)        (2,985)
                                                                                --------       --------       --------

Net cash provided by (used in) investing activities                                4,044         34,322         (2,985)

Cash flows from financing activities:
    Payments of dividends on Series A Preferred Stock                               --             (747)        (1,200)
    Repayment of debt                                                               --           (2,076)          --
    Stock options exercised                                                           25            181              9

    Financing cash flows from discontinued operations                               --           (1,740)          (785)
                                                                                --------       --------       --------


Net cash provided by (used in) financing activities                                   25         (4,382)        (1,976)
                                                                                --------       --------       --------

Net increase in cash and cash equivalents                                          5,024         31,816            102

                                  MLX Corp.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)


Cash and cash equivalents at January 1                                            32,903          1,087            985
                                                                                --------       --------       --------
Cash and cash equivalents at December 31
    (including cash of discontinued operations
    of $447 in 1994)                                                            $ 37,927       $ 32,903       $  1,087
                                                                                ========       ========       ========

Supplemental Disclosure of Cash Flow Information:
   Interest Paid                                                                    --         $    127       $    197
                                                                                ========       ========       ========



See accompanying notes.

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    Summary of Significant Accounting Policies

ORGANIZATION AND BASIS OF PRESENTATION


      MLX Corp. (MLX or the Registrant) is a publicly traded company engaged in the active search for acquisition opportunities which have attractive valuations and which meet its financial acquisition criteria.

      During 1995, the Registrant sold its sole remaining operating subsidiary, S.K. Wellman Limited, Inc. (Wellman). Accordingly, the accompanying financial statements and notes have been restated to report the operating results of Wellman as a discontinued operation.


PRINCIPLES OF CONSOLIDATION

      The financial statements include the accounts of MLX and, prior to their sale, its wholly owned subsidiaries. The wholly owned subsidiaries include S.K. Wellman Limited, Inc. and each of its wholly owned subsidiaries -- comprising the Wellman business. Upon consolidation, all significant intercompany accounts and transactions were eliminated.

USE OF ESTIMATES

      The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

CASH EQUIVALENTS


      Cash equivalents consist of investments in short-term asset management accounts with five banking institutions, none of which holds greater than $8 million of these assets. All investments are stated at cost plus accrued interest which approximates market value. At December 31, 1996, the Registrant's average rate of return on these investments was approximately 5.42%. As these investments account for all of the Registrant's income subsequent to the sale of Wellman, the Registrant's future financial results will be impacted by changes in the short-term interest rates available to the Registrant. For purposes of the accompanying Consolidated Statements of Cash Flows, the Registrant considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


FEDERAL INCOME TAXES


      Any tax benefits resulting from the utilization of the Registrant's Federal net operating loss or other carry forwards existing at December 11, 1984, the date of confirmation of the Plan of Reorganization (Confirmation
Date), are excluded from operations and credited to capital in excess of par value in the year such tax benefits are realized.

STOCK OPTIONS

      Proceeds from the sale of stock under options are credited to common stock at par value and the excess of the option price over par value is credited to capital in excess of par value.

EARNINGS PER COMMON SHARE

      Earnings per common share is based on the weighted average number of shares outstanding during each year and dilutive common stock equivalents. Earnings applicable to common stock is determined by adjusting net earnings for dividends and accretion on preferred stock.

RELATIONSHIP WITH PAMECO CORPORATION

      MLX has an arrangement with Pameco Corporation (Pameco) pursuant to which MLX shares certain management, operational and administrative functions. The costs for such services are also shared. MLX paid $52,000 to Pameco under this agreement in 1996 and $60,000 in 1995 and 1994. Such amounts are included as a component of general and administrative expenses in the accompanying Consolidated Statements of Income.

2.    Sale of S.K. Wellman Subsidiary


      On April 10, 1995, the Registrant entered into a stock purchase agreement (the Agreement) with a third party for the sale of all the common stock of Wellman for $60 million, which includes certain amounts related to the repayment or assumption of debt and capital leases by the purchaser. Such sale was approved by the common shareholders of MLX Corp. at the 1995 annual meeting of shareholders and was completed on June 30, 1995. The cash proceeds received by the Registrant pursuant to the transaction, less purchase price adjustments and estimated expenses, amounted to $48.9 million.

      In connection with the sale of the Wellman subsidiary, the Registrant repaid its principal and interest obligations under the Variable Rate Subordinated Notes and Zero Coupon Bonds and redeemed its Series A Preferred Stock along with unpaid dividends. The net proceeds to the Registrant from the transaction after such repayments were $38.5 million.

      A portion of these proceeds was used by the Registrant to fund an escrow account of $4 million to partially collateralize its indemnification obligations in the purchase and sale agreement. The Registrant's maximum liability under such indemnity provisions was $5 million. On October 1, 1996, the escrow fund balance of $4.3 million was disbursed to MLX.


      An additional escrow fund amounting to $1,250,000 was established at June 30, 1995 (adjusted to $1,347,000 in August 1995) relating to certain estimated income tax obligations arising from the sale. This escrow fund has been classified as long-term in the Consolidated Balance Sheets. Other Long-Term Liabilities include taxes related to this escrow fund which are estimated to be payable after one year.

      The transaction resulted in a gain of $31.4 million. Income taxes were provided for this gain as follows (in thousands):


     Federal and state income taxes payable                  $  3,291
     Pro forma charge in lieu of Federal income taxes          10,020
                                                             --------
                                                              $13,311
                                                             ========


The accompanying consolidated financial statements reflect the operating results and cash flows of the discontinued operations separately from continuing operations for all years presented.

The operating results of the discontinued operations were as follows. (The 1995 results include operations through the date of the sale):

                                    Year ended December 31
                                          (IN THOUSANDS)
                                     1995              1994
                                     ----              ----

      Net sales                     $34,916           $60,858
                                    =======           =======
      Earnings from operations
         before income taxes        $ 4,435           $ 6,241
      Income taxes                   (1,928)           (2,764)
                                    -------           -------
      Earnings from discontinued
         operations                 $ 2,507           $ 3,477
                                    =======           =======


      The following table provides supplemental information pertaining to the discontinued operations in the Consolidated Statements of Cash Flows. (The 1995 cash flows include operations through the date of the sale):



                                           Year Ended December 31
                                               (IN THOUSANDS)

                                                  1995                1994
                                                  ----                ----
Cash flows from operating activities:
   Earnings from discontinued                   $2,507              $3,477
   operations.....................
   Adjustments to reconcile earnings
   to net cash provided by
   discontinued operating activities:
      Depreciation and amortization              1,062               2,269
      Charge in lieu of Federal                  1,183               1,690
      income taxes................
      Changes in operating assets
      and liabilities:
         Accounts receivable......              (1,158)             (1,281)
         Inventories and prepaid
         expenses.................                (791)             (1,606)
         Accounts payable and
         accrued expenses.........                 310               2,115
         Other....................                 762                 153

Net cash provided by operating
   activities.....................              $3,875              $6,817
                                                ======              ======

Cash flows from investing activities:
   Purchase of property, plant                $(1,437)            $(2,985)
                                              --------            --------
   equipment......................

Net cash used in investing activities:        $(1,437)            $(2,985)
                                              ========            ========


Cash flows from financing activities:
   Borrowings on long-term debt...              $ 522              $  976
   Repayment of debt..............             (2,262)             (1,761)
                                               -------             -------

Net cash used in financing activities:        $(1,740)            $  (785)
                                              ========            ========



3.    Gain on Early Retirement of Debt


      In connection with the sale of Wellman (see Note 2), the Registrant retired Zero Coupon Bonds and Variable Rate Subordinated Notes with a carrying value of $2.5 million with cash payments totaling $2.1 million. The resulting net gain on early retirement of debt (net of pro forma charge in lieu of Federal income taxes of $140,000) has been reported as an extraordinary item.

      Also on June 30, 1995, the Registrant redeemed all its outstanding shares of Series A Preferred Stock for cash payments totaling $7.9 million, the contractual redemption value. The difference between this redemption amount and the carrying value of $7.4 million was charged to Capital in Excess of Par Value.


4.    Shareholders' Equity and Stock Options


      The Registrant has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB25, because the exercise price of the Registrant's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      The Registrant has two stock option plans. Under the MLX Corp. Stock Option Plan, adopted in 1985, the Registrant granted stock options to certain officers, directors and key employees at prices not less than the market value on the date the option was granted. At December 31, 1996, 20,000 options were outstanding under this Plan (excluding 190,400 issued to the Registrant's former Chief Executive Officer -- see below) with exercise periods extending through December 1999. No new options may be granted under this Plan.


      Under the MLX Corp. Stock Option and Incentive Award Plan (the "1995 Plan"), adopted in 1995, stock-based awards may be issued to key employees (including directors who are also employees) and certain others in a variety of forms. Such awards may include incentive stock options, non-qualified stock options, restricted stock and outright stock awards. A total of 125,000 shares of MLX common stock are reserved under the 1995 Plan. All options granted under the 1995 plan have 5 year terms and vest and become fully exercisable at the end of 3 years of continued employment. The 1995 Plan terminates in June 2005. At December 31, 1996, 30,000 options were outstanding under the 1995 Plan.


      Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Registrant has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. There were no options granted in 1996. The fair value for the options granted in 1995 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.21%; volatility factor of the expected market price of the Registrant's common stock of .817; and a weighted average expected life of the option of 5 years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Registrant's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Registrant's pro forma information follows (in thousands except for earnings per share information):


                                    1996              1995
                                    ----              ----

      Pro forma net earnings        $520              $20,140
      Pro forma earnings per share  $.19              $  7.53

      Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until future years.


      A summary of the Registrant's stock option activity, and related information for the years ended December 31 follows:





                                                 1996                         1995                        1994
                                                 ----                         ----                        ----
                                                      WEIGHTED                     WEIGHTED                     WEIGHTED
                                                      AVERAGE                      AVERAGE                      AVERAGE
                                       OPTIONS     EXERCISE PRICE    OPTIONS    EXERCISE PRICE   OPTIONS     EXERCISE PRICE

Outstanding at beginning of year        60,200       $   6.39        104,467     $   3.04         94,733       $   2.89
     Granted                              --              --          30,000         9.25         14,300           4.00
     Exercised                         (10,200)      $   2.50        (67,834)        2.63         (3,600)          2.50
     Canceled                             --              --          (6,433)        5.01           (966)          4.34
                                        ------                       -------                      -------

Outstanding at end of year              50,000       $   7.19         60,200     $   6.39        104,467       $   3.04
                                        ======                        ======                     =======
At December 31
     Exercisable                        40,000       $   6.67         36,033     $   5.08         91,100       $   2.90
                                        ======                        ======                      ======
     Reserved for future grant          95,000                        95,000                       3,817
                                        ======                        ======                      ======
Weighted average fair value of
options granted during the year           --                          $ 6.40
                                        ======                        ======


      Exercise prices for options outstanding as of December 31, 1996 ranged from $4.00 to $9.25. The weighted average remaining contractual life of those options is 3 years.


      The Registrant's former Chief Executive Officer holds options to acquire 190,400 shares of the Registrant's common stock at $5.00 per share (the market value at date of grant) which are not reflected in the table above. At December 31, 1996, all such options are exercisable and will expire in February 1998. The agreement governing these options contains certain clauses including a clause providing for the conversion, under certain circumstances, of the options to Stock Appreciation Rights (SARs). In February 1997, the MLX Board of Directors approved the conversion of the 190,400 options held by the former Chief Executive Officer to Stock Appreciation Rights and all such SARs were exercised as of February 12, 1997. The resulting liability under this agreement amounted to $2.2 million and was disbursed in February 1997 and will be reported as compensation expense in the quarter ending March 31, 1997.

      The Registrant is authorized to issue up to 500,000 shares designated as Series A Preferred Stock with a par value and liquidation preference of $30 per share. The Series A Preferred Stock is nonvoting. Dividends on shares of Series A Preferred Stock outstanding during 1995 and 1994 were payable in cash on the basis of an increasing rate formula (12.5% at June 30, 1995 and 11% at December 31, 1994). All outstanding shares of Series A Preferred Stock were redeemed by the Registrant with the proceeds from the sale of Wellman.


      An aggregate of 264,000 shares of Series A Preferred Stock was issued to certain holders of Zero Coupon Bonds as of December 1992 and April 1993. The Series A Preferred Stock was initially recorded at its estimated fair value and was being increased to the redemption price of $30 per share during the period from date of issuance until January 1, 1999 (commencement of maximum annual dividend rate). This annual accretion, based on the interest method, was charged to retained earnings and amounted to $117,000 in 1995 and $284,000 in 1994.

      The assets and liabilities of foreign operations of the discontinued operations were translated into U.S. dollars at current exchange rates with the resulting cumulative translation adjustment, $(1,018,000) at December 31, 1994, recorded as a separate component of shareholders' equity. In connection with the sale of Wellman, the cumulative translation adjustment at June 30, 1995 was included in the calculation of the gain on the sale.

5.    Income Taxes


      The Registrant accounts for income taxes in accordance with the liability method as required by FASB Statement No. 109, "Accounting for Income Taxes."


      At December 31, 1996, MLX has net operating loss carry forwards, existing as of the Confirmation Date, of approximately $219.3 million which are available to offset future taxable income for Federal income tax purposes. Such carry forwards expire as of December 31 in each of the years as follows: $144.3 million in 1997, $1.2 million in 1998 and $73.8 million in 1999. Any tax benefit derived from the utilization of these net operating loss carry forwards is excluded from operations and credited to capital in excess of par value in the year such tax benefits are utilized.

      Subsequent to the Confirmation Date, the Registrant has available (for Federal income tax purposes), net operating loss carry forwards of approximately $59.2 million, which expire as of December 31 in each of the years as follows:
$2.7 million in 2000, $2.2 million in 2002, $5.0 million in 2005, $2.0 million in 2006 and $47.3 million in 2007.


      The cumulative net operating loss for financial reporting purposes approximates the tax amount as shown above. The components of the income tax provision are as follows (in thousands):

                                          1996        1995        1994
                                          ----        ----        ----

Charge in lieu of Federal income taxes
  (Federal income tax benefit):
      Continuing operations               $299        $(18)       $(376)
      Extraordinary gain on early
         retirement of                      --         140           --
Federal alternative minimum taxes           18          --           --
                                          ----        ----        ------

      Total                               $317        $122        $(376)
                                          ====        ====        ======


      Income tax expense associated with discontinued operations is set forth in
Note 2.

      The charge in lieu of Federal income taxes (Federal income tax benefit) approximates the statutory rate applied to earnings before income taxes.


      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Registrant's deferred tax assets are as follows (in thousands):


                                                  1996          1995
                                                  ----          ----
      Federal net operating loss carry forward   $ 94,000     $102,000
      State net operating loss carry forward        3,000        3,000
      Reserves and other                            1,000        1,000
                                                 --------     --------

            Total                                $ 98,000     $106,000
      Valuation allowance for deferred tax        (98,000)    (106,000)

      Net deferred tax assets                    $    --      $    --
                                                 ========     ========

      The valuation allowance for deferred tax assets decreased $8 million during 1996.

                                                                 ANNEX A
                                                                 -------


                         ARTICLES OF AMENDMENT

                                   OF

                       ARTICLES OF INCORPORATION

                                   OF

                               MLX CORP.


      MLX CORP., a corporation organized and existing under the laws of the State of Georgia (the "Corporation"), hereby certifies as follows:

      1. The name of the corporation is MLX Corp. The Corporation was incorporated on June 18, 1993.

      2. Each of the amendments contained in these Articles of Amendment was unanimously approved on ___________, 1997, by the Corporation's Board of Directors and was approved by the Corporation's shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code (the "Code") on _________, 1997.

      3. These Articles of Amendment shall become effective at _____ [a.m.] [p.m.] Atlanta, Georgia time on ______________________, 1997 (the "Effective Date"). On and after the Effective Date, each issued and outstanding share of Common Stock, par value $0.01 per share, shall automatically be converted into one share of Class A Common Stock, par value $0.01 per share. Each holder of record of shares of Common Stock shall be entitled upon presentation and surrender to the Corporation of the certificate representing such shares held by such holder prior to the Effective Date to receive in exchange therefor a certificate representing the same number of shares of Class A Common Stock. Notwithstanding that the certificates evidencing any shares of Common Stock issued and outstanding prior to the Effective Date shall not have been surrendered, all such unsurrendered certificates shall represent one share of Class A Common Stock per each share of Common Stock that they represented prior to the Effective Date.

      4. The Articles of Incorporation are hereby amended as follows:

            (A) Article II of the Articles of Incorporation is hereby deleted in its entirety, and the following is substituted in lieu thereof:

      2.1 CAPITALIZATION. (A) The Corporation shall have authority to issue 20,200,000 shares of common stock, of which 20,000,000 shares shall be Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 200,000 shares shall be Class B Common Stock, par value $0.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), and 2,000,000 shares of preferred stock no par value per share (the "Preferred Stock"). Except as otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and preferences, all dividends declared and all assets of the Corporation upon dissolution, subject to the rights and preferences, if any, of the holders of the Preferred Stock to such dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock.

      (B) The Board of Directors is hereby expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more series. The number of shares within any such series shall be designated by the Board of Directors in one or more resolutions, and the shares of each series so designated shall, except as set forth below, have such preferences with respect to the Common Stock and other series of Preferred Stock, and such other rights, qualifications, restrictions or limitations with respect to voting, dividends, conversion, exchange, redemption and any other matters, as may be set forth in one or more resolutions adopted by the Board of Directors. If and to the extent required by law, Articles of Amendment setting forth any such designations, preferences, rights, qualifications, restrictions or limitations shall be filed with the Georgia Secretary of State prior to the issuance of any shares of such series. All shares of Preferred Stock shall be identical, except the Board of Directors may, with respect to the establishment of each series of Preferred Stock, vary the following matters between series:

          (i) the distinctive designation of that series and the number of shares constituting that series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then outstanding) from time to time;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; provided, however, that no share of Preferred Stock may have more than one vote;

          (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

      (C) The Board of Directors shall not create a sinking fund for the redemption or purchase of shares of any series of Preferred Stock unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of Preferred Stock shall either then exist or be created at the same time.

      2.2 VOTING RIGHTS. (A) Except as otherwise provided in this SECTION 2.2 or in SECTION 11.2 or as otherwise required by law, the holders of Class A Common Stock shall be entitled to one vote per share on all matters permitted or required to be voted on by the Corporation's shareholders, and the holders of Class B Common Stock shall be entitled to such number of votes per share on all matters permitted or required to be voted on by the Corporation's shareholders as provided in SECTION 2.2(B), as adjusted pursuant to SECTION 2.2(C). Except as otherwise required by law, the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters presented for a vote of the shareholders of the Corporation. The Class A Common Stock and Class B Common Stock shall not have cumulative voting rights (whether voting as separate voting groups or as a single voting group). The holders of the Preferred Stock shall have voting rights only to the extent, if any, provided by the Board of Directors pursuant to SECTION 2.1(B) or as otherwise required by law.

      (B) At all times prior to the Final Class B Date (as defined in SECTION 2.2(E)), the number of votes per share of Class B Common Stock at any particular meeting of the Corporation's shareholders shall be determined by the Board of Directors as of the record date for such meeting, and, subject to adjustment as provided in SECTION 2.2(C), at each such meeting the Class B Common Stock will be entitled to a number of votes per share sufficient to permit each Affiliated Group (as defined below) to cast 24 percent of the votes eligible to be cast at such meeting when the shares of Class B Common Stock owned by such Affiliated Group as of such record date are aggregated with the number of Designated Shares (as defined below) owned by such Affiliated Group as of such record date.

      (C) If any member of an Affiliated Group transfers any shares of Class B Common Stock to any Person in a transaction which causes such shares of Class B Common Stock to convert to Class A Common Stock, then on each subsequent occasion that the number for such Affiliated Group of votes per share of Class B Common Stock is determined pursuant to SECTION 2.2(B), the calculation shall be made by substituting for 24 percent the product of (i) 24 percent, multiplied by
(ii) a fraction the numerator of which is the total number of shares of Class B Common Stock owned by such Affiliated Group on such record date, and the denominator of which is the total number of shares of Class B Common Stock owned by such Affiliated Group on the Effective Date. The denominator shall be adjusted proportionately to account for any stock splits, stock dividends or combinations between the Effective Date and the date of such calculation.

      (D) In order to determine the number of votes attributable to the shares of Class B Common Stock with respect to any matter to be voted on by the shareholders of the Corporation, the Corporation will, at least ten days prior to the record date for such meeting, solicit from each Affiliated Group a certificate stating the number of shares of Class A Common Stock and Class B Common Stock owned by such group, and the Board of Directors will establish as of such record date, in accordance with such certificates, the number of votes per share to be allocated to the Class B Common Stock held by each Affiliated Group. If a requested certificate is not received by the Corporation from an Affiliated Group prior to the record date established by the Board of Directors, the votes of each share of Class B Common Stock owned by such group will be determined based on the records of the Corporation, provided that if such Affiliated Group which fails to deliver a certificate includes an officer of the Corporation, then each share of Class B Common Stock owned by such group will be deemed to have one vote per share at the shareholders' meeting to which such record date relates.

      (E) If all issued and outstanding shares of the Class B Common Stock are converted into shares of the Class A Common Stock in accordance with the provisions of SECTION 2.3 or otherwise cease to be outstanding (the effective date of the conversion, retirement or other event resulting in the last share of Class B Common Stock ceasing to be outstanding shall be referred to herein as the "Final Class B Date"), such that there shall not be any issued and outstanding shares of Class B Common Stock, then with respect to each matter submitted to a vote of the Corporation's shareholders after the Final Class B Date, the holders of the Class A Common Stock voting as a class shall be entitled to determine such matter, with each issued and outstanding share of Class A Common Stock entitled to one vote.

      (F) For purposes of this Article II, the following terms shall have the meanings specified with respect thereto below:

            "Affiliated Group" means, separately, (i) the group consisting of [each TCR entity receiving the original issuance of Class B Common Stock] and
(ii) the group consisting of William Morton and any entity which is wholly owned by William Morton and/or members of his immediate family.

            "Designated Shares" means the number of shares of Class A Common Stock owned by an Affiliated Group as of an applicable record date; provided any such shares of Class A Common Stock in excess of the Designated Share Number for such Affiliated Group as of such record date shall not be deemed Designated Shares for purposes of determining the votes attributable to the Class B Common Stock as of such record date.

            "Designated Share Number" means, for an Affiliated Group as of an applicable record date, 888,000 reduced (but not below zero) by the excess, if any, of (i) the largest number of Long Term Held Shares owned by such Affiliated Group at any time from and after the Effective Time to and including such record date, over (ii) the number of shares of Class A Common Stock owned by such Affiliated Group as of such record date.

            "Long Term Held Shares" mean shares of Class A Common Stock owned by an Affiliated Group for more than two years (taking into account for this purpose the time of ownership of stock which was exchanged in one or more tax-free reorganizations of Class A Common Stock). All the shares of Class A Common Stock owned by, or issued to, each Affiliated Group at the time of the initial issuance of shares of Class B Common Stock to such Affiliated Group are Long Term Held Shares.

            "owned" means record ownership by, or ownership by a nominee on the sole behalf of, a member of an Affiliated Group.

            For purposes of all of the preceding definitions, all the numbers (including the number 888,000 in the definition of Designated Share Number) shall be adjusted proportionately for any stock splits, stock dividends or combinations between the Effective Date and the applicable record date.

      2.3 CONVERSION. (A) The Class A Common Stock shall not be convertible into shares of Class B Common Stock or any other securities of the Corporation.

      (B) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one (1) fully paid and non-assessable share of Class A Common Stock.

      (C) Each share of Class B Common Stock shall convert automatically and without further action into one (1) fully paid and non-assessable share of Class A Common Stock upon the earlier of (i) the transfer of such share, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except in the case of a transfer of Class B Common Stock to another member of the holder's Affiliated Group, or (ii) ten years after the Effective Date. Upon any transfer to another member of the Affiliated Group, such transferee shall notify the Corporation and provide the Corporation with such information as the Corporation may reasonably request to enable it to determine whether the transferee is a member of the Affiliated Group. In the event of any dispute as to the status of the transferee, a majority of the entire Board of Directors shall, in good faith, decide such status and such decision shall be final.

      (D) The conversion rights, if any, of shares of the Preferred Stock shall be as provided by the Board of Directors pursuant to SECTION 2.1(B).

      (E) The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion, such number of shares of Class A Common Stock (or other securities) as may be issuable upon the conversion of all outstanding shares of Class B Common Stock and Preferred Stock, if applicable.

      2.4 CONVERSION PROCEDURE. (A) (i) Each voluntary conversion of shares of Class B Common Stock or Preferred Stock, if applicable, into shares of Class A Common Stock pursuant to SECTION 2.3(B), shall be effected by the surrender of the certificate or certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or, at the Corporation's election, at the office of the Corporation's designated transfer agent at any time during normal business hours, together with a written notice by the holder thereof stating that such holder desires to convert such shares, or a stated number of shares, represented by such certificate or certificates into Class A Common Stock.

          (ii) Such conversion shall be deemed to have been effected on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock or Preferred Stock, if applicable, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock or Preferred Stock, if applicable, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

      (B) (i) Promptly upon the occurrence of an event causing the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to SECTION 2.3(C), the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation, at such office: (a) stating that the shares are being converted pursuant to SECTION 2.3(C), (b) specifying the event giving rise to such conversion, (c) identifying the number of shares of Class B Common Stock being converted, and (d) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock shall obligate the Corporation to issue such shares of Class A Common Stock, subject to SECTION 2.3(C). Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of such shares of Class B Common Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

          (ii) To the extent permitted by law, conversion pursuant to an event giving rise to automatic conversion of shares of Class B Common Stock pursuant to SECTION 2.3(C) shall be deemed to have been effected as of the date on which such event occurred (such time being referred to herein as the "Conversion Time"). The Person (as defined below) entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the right of such Person as the holder of shares of Class B Common Stock shall cease and terminate as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by SECTION 2.4(B)(I). For purposes of these Articles of Incorporation, the term "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

      (C) The issuance of certificates for shares of Class A Common Stock upon voluntary or automatic conversion pursuant to SECTION 2.3 shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

      (D) The Corporation shall not close its books against the transfer of Class B Common Stock or Preferred Stock, if applicable, or of Class A Common Stock issued or issuable upon conversion of Class B Common Stock in any manner which would interfere with the timely conversion thereof.

      2.5 DIVIDENDS; DISTRIBUTIONS. (A) Holders of the Common Stock shall be entitled to share ratably as a single class (i.e., an equal amount of cash or property for each share of Common Stock) in all dividends and other distributions of cash, property or shares of capital stock of the Corporation (other than stock dividends of Common Stock), other securities of the Corporation or any other Person or any other right or property as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

      (B) Dividends or other distributions payable in capital stock of the Corporation, including distributions pursuant to stock splits or divisions of capital stock of the Corporation, may be paid in shares of Common Stock, but shares of Class A Common Stock may be paid only to holders of Class A Common Stock, and shares of Class B Common Stock may be paid only to holders of Class B Common Stock, and the same number of such shares shall be paid in respect of each outstanding share of Common Stock.

      (C) If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided, combined or reclassified so that the number of shares of each of the classes of Common Stock outstanding immediately following such subdivision, combination or reclassification shall bear the same relationship to the number of shares of such classes outstanding immediately prior to such combination, subdivision or reclassification.

      2.6 CONSIDERATION ON MERGER, CONSOLIDATION, ETC. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

      2.7 LIQUIDATION; DISSOLUTION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation which has a liquidation preference over the Common Stock, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock as a single class (I.E., an equal amount of assets for each share of Common Stock).

            B. A new Article XI, as set forth below in full, shall be added immediately following Article X of the Corporation's Articles of
      Incorporation:

                                   XI

      11.1 RIGHT TO AMEND ARTICLES OF INCORPORATION. Except as provided in
Section 11.2, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the Code, and all rights conferred upon the shareholders herein are granted subject to this reservation.

      11.2 CLASS A AND CLASS B VOTING POWER. Neither the Articles of Incorporation nor the Bylaws of the Corporation shall hereafter be amended to change, modify or limit the voting provisions with respect to Class A Common Stock or Class B Common Stock in any manner that would adversely affect the voting rights of the holders of Class A Common Stock or Class B Common Stock set forth in SECTION 2.2, without the consent of a majority of the holders of the potentially affected class of Common Stock voting as a single voting group with each such share entitled to one vote; provided, however, that upon the occurrence of the Final Class B Date, these provisions shall be deemed to be automatically eliminated.

      11.3 RIGHT TO AMEND BYLAWS. Except as otherwise provided in Section 11.2, the Bylaws of the Corporation may be adopted, amended or repealed in the manner now or hereafter prescribed by the Code.

      IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed as of this _____ day of __________, 1997.


                                    MLX CORPORATION


                                    By:_________________________________
                                         Name:___________________________
                                         Title:____________________________

                                                                         ANNEX B

================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                     between

                                    MLX CORP.

                                       and

                          MORTON METALCRAFT HOLDING CO.

                               ------------------

                                October 20, 1997

                               ------------------








================================================================================

                            TABLE OF CONTENTS

                                                                    Page

ARTICLE 1

      THE MERGER.......................................................1
      1.1   The Merger.................................................1
      1.2   Effective Time.............................................2
      1.3   Certificate of Incorporation...............................2
      1.4   By-Laws....................................................2
      1.5   Directors and Officers.....................................2
      1.6   Meeting of MLX Stockholders................................2
      1.7   Proxy Statement............................................3
      1.8   Additional Actions.........................................3

ARTICLE 2

      CONVERSION OF SECURITIES.........................................4
      2.1   MLX Common Stock...........................................4
      2.2   Company Common Stock.......................................4
      2.3   Effect on Company Options..................................4
      2.4   Treasury Shares............................................5
      2.5   Shares to William D. Morton................................5

ARTICLE 3

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................5
      3.1   Organization and Qualification.............................5
      3.2   Corporate Power and Authority..............................6
      3.3   Legally Enforceable Agreement..............................7
      3.4   Capital Structure..........................................7
      3.5   Corporate Names............................................8
      3.6   Title to Properties; Priority of Liens.....................8
      3.7   Financial Statements.......................................8
      3.8   Full Disclosure............................................9
      3.9   Taxes......................................................9
      3.10  Patents, Trademarks, Copyrights and Licenses..............10
      3.11  Governmental Approvals....................................10
      3.12  Compliance with Laws......................................10
      3.13  Restrictions..............................................11
      3.14  Litigation................................................11
      3.15  Pension Plans.............................................12

      3.16  Trade Relations...........................................12
      3.17  Labor Relations...........................................13
      3.18  Products and Inventories..................................13
      3.19  Proxy Statement...........................................13
      3.20  Finders and Investment Bankers............................13
      3.21  Affiliate Transactions....................................14
      3.22  Liabilities...............................................14
      3.23  Environmental Protection..................................15
      3.24  Contracts.................................................15

ARTICLE 4

      REPRESENTATIONS AND WARRANTIES

      OF MLX..........................................................16
      4.1   Organization and Good Standing............................16
      4.2   Corporate Power and Authority.............................16
      4.3   Legally Enforceable Agreement.............................17
      4.4   Capital Structure.........................................17
      4.5   Corporate Names...........................................18
      4.6   Title to Properties; Priority of Liens....................18
      4.7   Proxy Statement...........................................18
      4.8   SEC.......................................................19
      4.9   Financial Statements......................................20
      4.10  Full Disclosure...........................................20
      4.11  Taxes.....................................................20
      4.12  Patents, Trademarks, Copyrights and Licenses..............21
      4.13  Governmental Approvals....................................21
      4.14  Compliance with Laws......................................22
      4.15  Restrictions..............................................22
      4.16  Litigation................................................22
      4.17  Pension Plans.............................................23
      4.18  Finders and Investment Bankers............................23
      4.19  Affiliate Transactions....................................23
      4.20  Liabilities...............................................23
      4.21  Environmental Protection..................................24
      4.22  Contracts.................................................24
      4.23  Available Cash............................................25
      4.24  Investment Company Act....................................25

ARTICLE 5

      COVENANTS.......................................................25
      5.1   Conduct of Business of the Company and MLX................25
      5.2   Notification of Certain Matters...........................28
      5.3   Access and Information....................................29
      5.4   Stockholder Approval......................................31
      5.5   Reasonable Best Efforts...................................32
      5.6   Public Announcements......................................33
      5.7   Exchange Act, Securities Act and Investment
             Company Act Compliance...................................33
      5.8   No Inconsistent Activities................................33
      5.9   Company Recapitalization..................................34
      5.10  MLX Recapitalization......................................34
      5.11  Costs and Expenses........................................34

ARTICLE 6

      CONDITIONS......................................................34
      6.1   Conditions to Each Party's Obligations....................34
            6.1.1 Stockholder Approval................................34
            6.1.2 No Injunction.......................................35
            6.1.3 Governmental Approvals..............................35
            6.1.4 Required Consents...................................35
            6.1.5 Line of Credit......................................35
      6.2   Conditions to Obligations of MLX..........................36
            6.2.1 Company Obligations Performed.......................36
            6.2.2 Representations and Warranties......................36
            6.2.3 Certificates Delivered..............................36
            6.2.4 Ancillary Agreements................................37
      6.3   Conditions to Obligations of the Company..................37
            6.3.1 MLX Obligations Performed...........................37
            6.3.2 Representations and Warranties......................37
            6.3.3 Ancillary Agreements................................38
            6.3.4 Certificate.........................................38
            6.3.5 Investment Company Act Opinion......................38

ARTICLE 7

      CLOSING.........................................................38
      7.1   Time and Place; Filing of Certificates of Merger..........38
      7.2   Filing of Certificates of Merger, Etc.....................39

ARTICLE 8

      TERMINATION AND ABANDONMENT.....................................39
      8.1   Termination...............................................39
      8.2   Procedure and Effect of Termination.......................41

ARTICLE 9

      MISCELLANEOUS...................................................41
      9.1   Amendment and Modification................................41
      9.2   Waiver of Compliance; Consents............................42
      9.3   Survival of Representations and Warranties................42
      9.4   Notices...................................................42
      9.5   Assignment................................................44
      9.6   Expenses..................................................44
      9.7   Governing Law.............................................44
      9.8   Counterparts..............................................44
      9.9   Interpretation............................................44
      9.10  Entire Agreement..........................................45

Schedule 1.5      Directors and Officers of the Surviving Corporation

Schedule 3.1      Organization and Qualification

Schedule 3.2      Defaults

Schedule 3.4      Capitalization

Schedule 3.5      Corporate Names

Schedule 3.6      Title to Properties

Schedule 3.7(a)   Financial Statements

Schedule 3.7(b)   Material Adverse Change

Schedule 3.9(a)   Tax Identification Numbers of Subsidiaries

Schedule 3.9(b)   Taxes

Schedule 3.10     Patents, Trademarks, Copyrights and Licenses

Schedule 3.13     Restrictions

Schedule 3.14     Litigation

Schedule 3.15     Pension Plans

Schedule 3.17     Labor Relations

Schedule 3.18     Obsolete Inventory

Schedule 3.21     Affiliate Transactions

Schedule 3.22(a)  Liabilities

Schedule 3.22(b)  Material Liabilities

Schedule 3.23     Environmental

Schedule 3.24(a)  Material Contracts or Agreements

Schedule 3.24(b)  Necessary Consents

Schedule 4.1      Organization and Qualification

Schedule 4.4(a)   Outstanding Obligations to Issue MLX Capital Stock

Schedule 4.4(b)   Capital Stock Issuances

Schedule 4.5      Corporate Names

Schedule 4.6      Title to Property

Schedule 4.12     Patents, Trademarks, Copyrights and Licenses

Schedule 4.15     Restrictions

Schedule 4.16     Litigation

Schedule 4.17     Benefit Plans

Schedule 4.19     Affiliate Transactions

Schedule 4.20(a)  Liabilities

Schedule 4.20(b)  Material Obligations

Schedule 4.21     Environmental Matters

Schedule 4.22(a)  Contracts

Schedule 4.22(b)  Required Consents

                      AGREEMENT AND PLAN OF MERGER
                      ----------------------------

            AGREEMENT AND PLAN OF MERGER, dated as of October 20, 1997 (the "Agreement"), between MORTON METALCRAFT HOLDING CO., a Delaware corporation (the "Company"), and MLX CORP., a Georgia corporation ("MLX").

            WHEREAS, the Board of Directors of MLX and the Board of Directors and Shareholders of the Company have approved the merger of the Company into MLX (the "Merger") upon the terms and subject to the conditions of this Agreement;

            WHEREAS, it is the express intention of the Company and MLX and their respective stockholders and holders of options and warrants that the Merger constitute a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

            Accordingly, the parties hereto agree as follows:

                                ARTICLE 1

                               THE MERGER

            1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "DGCL") and the Georgia Business Corporation Code (the "GBCC") on the date and at the time specified in Section 7.1. At the Effective Time (as hereafter defined), upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into MLX in accordance with the

DGCL and the GBCC and the separate existence of the Company shall thereupon cease, and MLX, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Georgia.

            1.2 EFFECTIVE TIME. The Merger shall become effective at the date and time of filing of certificates of merger with the Secretary of State of Delaware in accordance with the provisions of the DGCL and the GBCC (the "Delaware Certificate of Merger" and the "Georgia Certificate of Merger," and collectively, the "Certificates of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

            1.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of MLX shall be the Certificate of Incorporation of the Surviving Corporation as amended by the Georgia Certificate of Merger until thereafter amended as provided by law.

            1.4 BY-LAWS. The By-Laws of MLX shall be the By-Laws of the Surviving Corporation until thereafter amended.

            1.5 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Corporation at the Effective Time shall be as set forth on Schedule 1.5, each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation.

            1.6 MEETING OF MLX STOCKHOLDERS. MLX hereby covenants and agrees that it shall, as promptly as practicable, take all necessary action in accordance with applicable law to convene a meeting of its stockholders and shall use its reasonable best efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon this Agreement and the transactions contemplated hereby (including, without limitation, the Merger and the amendments to MLX's Certificate of Incorporation to effect the recapitalization of MLX contemplated by Section 5.11 hereof) and adoption of the 1997 Stock Option Plan, the terms of which are to be agreed upon by the parties to this Agreement prior to the filing of the Proxy Statement (as defined below). The Board of Directors of MLX has approved the Merger and the transactions contemplated by this Agreement and has recommended that MLX stockholders vote in favor of the Merger and the transactions contemplated hereby.

            1.7 PROXY STATEMENT. As soon as practicable, MLX shall file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use its best efforts to have cleared by the SEC, a proxy statement (the "Proxy Statement"), with respect to the meeting of MLX's stockholders referred to in Section 1.6.

            1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                ARTICLE 2

                        CONVERSION OF SECURITIES

            2.1 MLX COMMON STOCK. Each share of common stock of MLX issued and outstanding immediately prior to the Effective Time shall remain outstanding.

            2.2 COMPANY COMMON STOCK. Except for the securities of the Company held by MLX at the Effective Time, which shall be canceled by virtue of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without necessity of any action on the part of the holder thereof, be converted into the right to receive one share of the same class of common stock of MLX.

            2.3 EFFECT ON COMPANY OPTIONS. Except for options of the Company held by MLX, at the Effective Time, which shall be canceled by virtue of the Merger, at the Effective Time, each holder of an issued and outstanding option exercisable for shares of Company Class A Common Stock ("Company Options") will receive, by virtue of the Merger and without any action on the part of the holder thereof, options exercisable for an equal number of shares of MLX Class A Common Stock with the same terms and conditions as Company Options, as amended, immediately prior to the Effective Time.

            2.4 TREASURY SHARES. Each share of Company Class A Common Stock held in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

            2.5 SHARES TO WILLIAM D. MORTON. The board of directors of MLX has approved this Agreement with the understanding that William D. Morton, President of the Company, may receive as many as 1,218,990 shares of MLX Class A Common Stock and 100,000 shares of MLX Class B Common Stock, which amounts are in excess of the number of shares allowed to be transferred to a transferee under
Article X of the MLX Articles of Incorporation without the prior written approval of the MLX board of directors. Written approval signed by the MLX board of directors shall be delivered at Closing.

                                ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to MLX as follows:

            3.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries (the "Subsidiaries") is a corporation duly organized, validly existing and
in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 3.1 hereto and in all other states and jurisdictions in which the failure of the Company or any of its Subsidiaries to be so qualified would have a Company Material Adverse Effect (as defined in Section 9.9).

            3.2 CORPORATE POWER AND AUTHORITY. The Company is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2, do not and will not (i) contravene the Company's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (ii) violate, or cause the Company or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to the Company or any of its Subsidiaries; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned by the Company or any of its Subsidiaries.

            3.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

            3.4 CAPITAL STRUCTURE. Schedule 3.4 hereto states (i) the correct name of each of the Subsidiaries of the Company, its jurisdiction of incorporation and the percentage of its voting stock owned by the Company, (ii) the name of each of the Company's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding securities of the Company and each Subsidiary of the Company and
(iv) the number of authorized, issued and treasury shares of the Company and each Subsidiary of the Company as of the date hereof. Immediately prior to the Effective Time, the authorized capital stock of the Company will consist of 4,000,000 shares of Class A Common Stock ("Company Class A Common Stock") of which 1,844,444 shares will be issued and outstanding and 1,388,889 shares of which will be reserved for issuance upon exercise of Company Stock Options, and 100,000 shares of Class B Common Stock ("Company Class B Common Stock") of which 100,000 shares will be issued and outstanding. The Company has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth in Schedule 3.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of the Company or any of its Subsidiaries. Except as set forth in

Schedule 3.4, there are no outstanding agreements or instruments binding upon any of the Company or Subsidiaries shareholders relating to the ownership of its shares of capital stock.

            3.5 CORPORATE NAMES. Neither the Company nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 3.5 hereto. Except as set forth on Schedule 3.5, neither the Company nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            3.6 TITLE TO PROPERTIES; PRIORITY OF LIENS. Except as set forth on
Schedule 3.6, each of the Company and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real property, and good title to all of its other property, in each case, free and clear of all liens. The Company and Subsidiaries have paid or discharged all lawful claims which, if unpaid, might become a lien against any of the Company's or Subsidiaries' properties.

            3.7 FINANCIAL STATEMENTS. The consolidated balance sheets of the Company and such other persons described therein (including the accounts of all Subsidiaries of the Company for the respective periods during which a subsidiary relationship existed) as of June 30, 1995, June 30, 1996 and June 30, 1997 and as of September 30, 1997, and the related statements of earnings, stockholders' equity (deficit), and cash flows for the periods ended on such dates, have been prepared in accordance with generally accepted accounting principles, except as set forth on

Schedule 3.7(a), and present fairly the financial positions of the Company and such persons at such dates and the results of the Company's operations for such periods. Since September 30, 1997, there has been no material adverse change in the condition, financial or otherwise, of the Company and such other persons as shown on the consolidated balance sheet as of such date and no change in the aggregate value of equipment and real property owned by the Company or such other persons, except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect, except as set forth on Schedule 3.7(b).

            3.8 FULL DISCLOSURE. The financial statements referred to in Section
3.7 hereof do not, nor does this Agreement or any other written statement by or on behalf of the Company to MLX, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has failed to disclose to MLX in writing which has had or could reasonably be expected to have a Company Material Adverse Effect or which materially affects adversely the ability of the Company to perform this Agreement.

            3.9 TAXES. The Company's federal tax identification number is 37-0843616. The federal tax identification number of each of the Company's Subsidiaries is shown on Schedule 3.9(a) hereto. The Company and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and the Company maintains reasonable reserves on its books therefor. The provision for taxes on the books of the Company and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year, except as set forth on
Schedule 3.9(b).

            3.10 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of the Company and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 3.10 hereto.

            3.11 GOVERNMENTAL APPROVALS. No consent, approval or authorization of or declaration or filing with any governmental agency or regulatory authority on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificates of Merger in lieu thereof) with the Secretaries of State of Delaware and Georgia in accordance with the DGCL and the GBCC, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws and (iv) federal, state or local regulatory approvals and consents.

            3.12 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to the Company or such Subsidiary, as applicable, its properties or the conduct of its business and in the last five years there have been no material citations, notices or orders of noncompliance issued to the Company or any of its Subsidiaries under any such law, rule or regulation.

            3.13 RESTRICTIONS. Except as set forth in Schedule 3.13, neither the Company nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its properties. Neither the Company nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to consummate the transactions as contemplated hereby, other than as set forth on Schedule 3.13 hereto, none of which prohibits the execution of or compliance with this Agreement by the Company or any of its Subsidiaries, as applicable.

            3.14 LITIGATION. Except as set forth on Schedule 3.14 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of the Company's executive officers, threatened, against or, which could reasonably be expected to (i) involve $50,000 individually or $100,000 in the aggregate, affecting the Company, its directors or any of its Subsidiaries, or the business, operations, properties, prospects, profits or condition of the Company or any of its Subsidiaries or (ii) prevent the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            3.15 PENSION PLANS. Except as disclosed on Schedule 3.15 hereto, neither the Company nor any of its Subsidiaries has any employee benefit plans or arrangements (the "Company Benefit Plans"). The Company and each of its Subsidiaries is in full compliance, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations promulgated thereunder with respect to each Company Benefit Plan. No fact or situation that could result in a material adverse change in the financial condition of the Company or any of its Subsidiaries exists in connection with any Company Benefit Plan. Neither the Company nor any of its Subsidiaries has any withdrawal liability in connection with a multiemployer plan.

            3.16 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Company or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Company or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely the Company or any of its Subsidiaries or prevent the Company or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            3.17 LABOR RELATIONS. Except as described on Schedule 3.17 hereto, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of the Company's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            3.18 PRODUCTS AND INVENTORIES. The values of the inventories of the Company reflected on the Company's financial statements referred to in Section
3.7 and carried on the books of account of the Company reflect the normal inventory valuation policies of the Company and are carried in accordance with generally accepted accounting principles, consistently applied. Except as set forth on Schedule 3.18, such inventories do not include any material amount of obsolete or defective goods or any material amount of excess stock items (assuming the continuation of operations as currently conducted at their current levels).

            3.19 PROXY STATEMENT. None of the information relating to the Company or its Subsidiaries supplied by the Company for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            3.20 FINDERS AND INVESTMENT BANKERS. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except for fees in the amount of $1,000,000 to be paid to Bowles Hollowell Conner & Co.

            3.21 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.21, at the Effective Time, there will be no contracts, arrangements, agreements or understandings between the Company, on the one hand, and any directors, officers, employees or affiliates of the Company, on the other hand.

            3.22 LIABILITIES. Except as set forth on Schedule 3.22(a), as reflected in the financial statements referred to in Section 3.7, Company does not have any direct or indirect material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since September 30, 1997 in the ordinary course of business. Except as set forth on Schedule 3.22(b), the Company does not have material (i) obligations in respect of borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases", (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any obligations of any other person.

            3.23 ENVIRONMENTAL PROTECTION. Except as set forth in Schedule 3.23,
(i) the Company is in material compliance with all applicable Environmental Laws (as hereafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to its knowledge, threatened against the Company pursuant to Environmental Laws which would reasonably be expected to result in a material fine, penalty or other obligation, cost or expense and (iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to material liability under, Environmental Laws. As used herein the term "Environmental Laws" shall mean federal, state, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

            3.24 CONTRACTS. Schedule 3.24(a) sets forth each material contract and other material agreement to which the Company is a party or by or to which the Company or its assets or properties are bound or subject. Except as set forth in Schedule 3.24(b), (i) no approval or consent of any person is needed in order that any such contract or other agreement shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement and (ii) the Company is not in violation or breach of, or in default under, any such contract or other agreement; nor is any other party in material violation or breach of, or in default under, any such contract or other agreement.

                                ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES
                                 OF MLX

            MLX represents and warrants to the Company as follows:

            4.1 ORGANIZATION AND GOOD STANDING. MLX is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. MLX is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 4.1 hereto and in all other states and jurisdictions in which the failure of MLX to be so qualified would have an MLX Material Adverse Effect (as defined in Section 9.9). MLX has no subsidiaries.

            4.2 CORPORATE POWER AND AUTHORITY. MLX is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (i) contravene MLX's charter, articles or certificate of incorporation or by-laws; (ii) violate, or cause MLX to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to MLX; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which MLX is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned by MLX.

            4.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding obligation of MLX enforceable against it in accordance with its terms.

            4.4 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of MLX consists of 38,500,000 shares of Common Stock ("MLX Common Stock"), and (a) 2,617,584 shares of MLX Common Stock are outstanding, (b) 50,000 shares of MLX Common Stock are reserved for issuance upon exercise of options, and 500,000 shares of Series A Preferred Stock, none of which are issued and outstanding. Immediately prior to the Effective Time, the authorized capital stock of MLX will consist of 38,500,000 shares of Class A Common Stock ("MLX Class A Common Stock"), and (a) 2,517,584 shares will be issued and outstanding,
(b) 50,000 shares of MLX Class A Common Stock will be reserved for issuance upon exercise of options, and 200,000 shares of Class B Common Stock ("MLX Class B Common Stock") of which 100,000 shares will be issued and outstanding, and 500,000 shares of Series A Preferred Stock, none of which will be issued and outstanding. No other capital stock of MLX is authorized or issued. All issued and outstanding shares of capital stock of MLX are validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth on Schedule 4.4(a), at the date hereof there are not, and at the Effective Time there will not be any outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from MLX any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of MLX, and there is no outstanding security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on Schedule 4.4(b), since December 31, 1996, MLX has not (i) issued any shares of capital stock, except pursuant to the exercise of then outstanding options or warrants in accordance with their terms or (ii) repurchased any shares of MLX Common Stock.

            4.5 CORPORATE NAMES. MLX has not been known as or used any corporate, fictitious or trade names except those listed on Schedule 4.5 hereto. Except as set forth on Schedule 4.5, neither the Company nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            4.6 TITLE TO PROPERTIES; PRIORITY OF LIENS. Except as set forth on
Schedule 4.6, MLX has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real property, and good title to all of its other property, in each case, free and clear of all liens. MLX has paid or discharged all lawful claims which, if unpaid, might become a lien against any of the MLX's properties.

            4.7 PROXY STATEMENT. None of the information relating to MLX included in the Proxy Statement will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by the Company in writing for inclusion therein, as to which no representation is made, the Proxy Statement and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act, as the case may be, and in each case the rules and regulations thereunder.

            4.8 SEC. MLX has delivered to the Company true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996, as filed with the SEC, (ii) proxy statements relating to all of MLX's meetings of stockholders (whether annual or special) since December 31, 1994, as filed with the SEC and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by MLX with the SEC since December 31, 1994 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "SEC Filings"). As of their respective dates, none of the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the SEC Filings complies in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder. As of the date hereof there are no claims, actions, proceedings or, to the best knowledge of MLX, investigations pending or threatened against MLX or any properties or rights of MLX, before any court, administrative, governmental or regulatory authority or body which is required to be described in any SEC Filing that is not so described which have or will have an MLX Material Adverse Effect.

            4.9 FINANCIAL STATEMENTS. The consolidated balance sheets of MLX as of December 31, 1994, 1995 and 1996 and as of June 30, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with generally accepted accounting principles, and present fairly the financial position of MLX and the results of MLX's operations for such periods. Since June 30, 1997, there has been no material change in the condition, financial or otherwise, of MLX and no change in the aggregate value of equipment and real property owned by MLX, except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have an MLX Material Adverse Effect.

            4.10 FULL DISCLOSURE. The financial statements referred to in
Section 4.9 hereof do not, nor does this Agreement or any other written statement by or on behalf of MLX to the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which MLX has failed to disclose to the Company in writing which has had or could reasonably be expected to have an MLX Material Adverse Effect or which materially affects adversely the ability of MLX to perform this Agreement.

            4.11 TAXES. MLX's federal tax identification number is 38-0811650. MLX has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and MLX maintains reasonable reserves on its books therefor. The provision for taxes on the books of MLX is adequate for all years not closed by applicable statutes, and for its current fiscal year. The net operating loss carryforwards ("NOLs") of MLX for federal income tax purposes and the years in which such NOLs expire are set forth on Schedule 4.11.

            4.12 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. MLX owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 4.12 hereto.

            4.13 GOVERNMENTAL APPROVALS. No consent, approval or authorization of or declaration or filing with any governmental agency or regulatory authority on the part of MLX is required in connection with the execution or delivery by MLX of this Agreement or the consummation by MLX of the transactions contemplated hereby other than (i) the filing of this Agreement (or the Certificates of Merger in lieu thereof) with the Secretaries of State of Delaware and Georgia in accordance with the DGCL and the GBCC, (ii) filings with the SEC and any applicable national securities exchange, (iii) filings under state securities or "Blue Sky" laws and (iv) federal, state or local regulatory approvals and consents.

            4.14 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.21 hereto, MLX has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to MLX, its properties or the conduct of its business and in the last five years there have been no material citations, notices or orders of noncompliance issued to MLX under any such law, rule or regulation.

            4.15 RESTRICTIONS. Except as set forth in Schedule 4.15, MLX is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its properties. MLX is not a party or subject to any contract or agreement which restricts its right or ability to consummate the transactions as contemplated hereby, other than as set forth on Schedule 4.15 hereto, none of which prohibits the execution of or compliance with this Agreement by MLX, as applicable.

            4.16 LITIGATION. Except as set forth on Schedule 4.16 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of MLX's executive officers, threatened, against or, which could reasonably be expected to involve (i) $50,000 individually or $100,000 in the aggregate, affecting MLX or its directors, or the business, operations, properties, prospects, profits or condition of MLX or (ii) prevent the consummation of the transactions contemplated by this Agreement. MLX is not in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            4.17 PENSION PLANS. Except as set forth in Schedule 4.17, MLX has no benefit plan. MLX is in full compliance, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of MLX exists in connection with any plan. MLX does not have any withdrawal liability in connection with a multiemployer plan.

            4.18 FINDERS AND INVESTMENT BANKERS. Neither MLX nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            4.19 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 4.19, at the Effective Time, there will be no contracts, arrangements, agreements or understandings between MLX on the one hand, and any directors, officers, employees or affiliates of MLX, on the other hand.

            4.20 LIABILITIES. Except as set forth on Schedule 4.20(a), as reflected in the financial statements referred to in Section 4.9, MLX does not have any direct or indirect material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than Liabilities incurred since June 30, 1997 in the ordinary course of business. Except as set forth on Schedule 4.20(b), MLX does not have material (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases", (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any obligations of any other person.

            4.21 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 4.21,
(i) MLX is in material compliance with all applicable Environmental Laws (as hereafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to its knowledge, threatened against MLX pursuant to Environmental Laws which would reasonably be expected to result in a material fine, penalty or other obligation, cost or expense and
(iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to material liability under, Environmental Laws.

            4.22 CONTRACTS. Schedule 4.22(a) sets forth each material contract and other material agreement to which MLX is a party or by or to which MLX or its assets or properties are bound or subject. Except as set forth in Schedule 4.22(b), (i) no approval or consent of any person is needed in order that any such contract or other agreement shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement and (ii) MLX is not in violation or breach of, or in default under, any such contract or other agreement; nor is any other party in material violation or breach of, or in default under, any such contract or other agreement.

            4.23 AVAILABLE CASH. MLX has cash and cash equivalents of at least $36,000,000, which will be unencumbered and which will be available to MLX to enable MLX to consummate the transactions contemplated by this Agreement.

            4.24 INVESTMENT COMPANY ACT. MLX is not and, upon consummation of the transactions contemplated in this Agreement, will not be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); PROVIDED that the transactions are consummated by December 31, 1997.

                                ARTICLE 5

                                COVENANTS

            5.1 CONDUCT OF BUSINESS OF THE COMPANY AND MLX. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of the Company and MLX shall, and the Company shall cause its subsidiaries to, conduct its or their businesses in the ordinary course and consistent with past practice, and each of the Company and MLX shall, and the Company shall cause its subsidiaries to, use its or their best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither (a) the Company nor any or its subsidiaries will, without the prior written consent of MLX nor (b) MLX will, without the prior written consent of the Company:

            (i) except as contemplated by Sections 5.9 and 5.10 hereof, amend or propose to amend its Articles of Incorporation or By-Laws (or comparable governing instruments);

            (ii) except as contemplated by Sections 5.9 and 5.10 hereof, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of the Company or MLX, as the case may be, or any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its subsidiaries, or MLX, as the case may be, except for the issuance of shares of Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date hereof in accordance with their present terms;

            (iii) except as contemplated by Sections 5.9 and 5.10 hereof, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its subsidiaries;

            (iv) (a) except in the case of the Company, for debt (including obligations in respect of capital leases) not in excess of $3,000,000 in the aggregate, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, con tingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of the Company, in the ordinary course of business consistent with past practice; (c) make any loans, advances or capital con tributions to, or investments in, any other person (other than customary travel or business advances to employees or subsidiaries made in the ordinary course of business consistent with past practice and currently committed capital expenditures); or (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and consistent with past practice;

                (v) except with respect to annual bonuses made in the ordinary course of business consistent with past practice and except as contemplated by this Agreement, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its subsidiaries (in each case, except with respect to employees in the ordinary course of business consistent with past practice); PROVIDED that the Company may set aside funds in the aggregate amount of $4,000,000, for bonus payments to certain of the Company's executives and pay such bonuses and PROVIDED that MLX may set aside funds in the aggregate amount of $350,000, for payments to an MLX executive and pay such amount;

               (vi) except in the ordinary course of business consistent with past practice, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any assets or properties, real, personal or mixed; or

              (vii) agree, commit or arrange to do any of the foregoing; PROVIDED that the Parties may arrange for a single line of credit or similar credit arrangement for an aggregate of up to $50,000,000 to be available to the Surviving Corporation at the Effective Time.

            5.2 NOTIFICATION OF CERTAIN MATTERS. Each of the Company and MLX shall give prompt notice to the other party of: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company and its subsidiaries, taken as a whole, or of MLX, as the case may be, to which the Company or any of its subsidiaries or MLX, as the case may be, is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger; (iii) any notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (iv) any material adverse change in the business, assets, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or of MLX, as the case may be, or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; and (v) any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting the Company or any of its subsidiaries or MLX, as the case may be, or any of their property or assets, or, to the best of its knowledge, any employee, consultant, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries or MLX, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the Merger.

            5.3 ACCESS AND INFORMATION. (i) Between the date of this Agreement and the Effective Time, the Company will give MLX and its authorized representatives and MLX will give to the Company and its authorized representatives (including in each case their financial advisors, accountants and legal counsel) at all reasonable times access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of it and its subsidiaries (except to the extent any such agreements or contracts by their terms restrict access to third parties), will permit MLX or the Company, as the case may be, to make such inspections as it may require and will cause its officers and those of its subsidiaries promptly to furnish MLX or the Company, as the case may be, with (a) such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries or MLX, as the case may be, as the other party may from time to time request, and (b) a copy of each report, schedule and other document filed or received by the Company or any of its subsidiaries pursuant to the requirements of federal or state securities laws or any national securities exchange.

               (ii) Each of MLX and the Company will hold and will each cause its respective affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party hereto and its subsidiaries and affiliates furnished to MLX or the Company in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by MLX or the Company, as the case may be, or any affiliate of either of them, (b) in the public domain through no fault of the MLX or the Company, as the case may be, or any of their affiliates, or (c) later lawfully acquired from other sources unless MLX or the Company, as the case may be, knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by MLX or the Company, as the case may be, of the confidential nature of such information and shall be directed by MLX or the Company, as the case may be, to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under requirements of law or through no fault of MLX or the Company, as the case may be, or any of their affiliates and, if requested by the other party hereto, MLX and the Company will destroy or return to the other party all copies of written information furnished by the Company or MLX, as the case may be, or their respective affiliates, agents, representatives or advisors. If either party hereto shall be required to make disclosure of any such information by operation of law, such party shall give the other party prior notice of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such disclosures.

            5.4 STOCKHOLDER APPROVAL. As soon as practicable, MLX will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including filing with the SEC and mailing to its stockholders the Proxy Statement) for the purpose of adopting and approving this Agreement and the Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of MLX (i) will not change its recommendation to its stockholders that they adopt and approve this Agreement and the transactions contemplated hereby and (ii) will use its reasonable best efforts to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

            5.5 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use any and all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein. MLX and the Company will each consult with counsel for the other as to, and will permit such counsel to participate in, at the other's expense, any lawsuits or proceedings referred to in clause (i) above brought against one but not both of MLX and the Company. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take all such necessary action.

            5.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, MLX and the Company shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of the other party, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which securities of MLX are listed or traded.

            5.7 EXCHANGE ACT, SECURITIES ACT AND INVESTMENT COMPANY ACT COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, MLX and the Company shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder. MLX shall comply in all material respects with the provisions of the Investment Company Act and the rules and regulations thereunder.

            5.8 NO INCONSISTENT ACTIVITIES. Between the signing of this Agreement and the Effective Date, MLX and the Company will not, and will direct their officers, directors and other representatives not to, directly or indirectly, solicit, encourage, or participate in any way in discussions or negotiations with, or provide any information or assistance to, any third party (other than the Company or MLX, respectively) concerning any acquisition of shares of capital stock of MLX or the Company or any significant portion of the total assets of MLX or the Company or any subsidiary or division of MLX or the Company (in either case whether by merger, consolidation, purchase of assets, tender offer or otherwise). The Company will promptly communicate to MLX, and MLX will promptly communicate to the

Company, the terms of any proposal or contact it may receive in respect of any such transaction. MLX and the Company each agrees not to release any third party from any confidentiality or standstill agreements to which MLX or the Company is a party.

            5.9 COMPANY RECAPITALIZATION. Prior to the Effective Time the Company shall be recapitalized as contemplated by Section 3.4 hereof.

            5.10 MLX RECAPITALIZATION. Prior to the Effective Time MLX shall use its best efforts to cause it to be recapitalized as contemplated by Section 4.4.

            5.11 COSTS AND EXPENSES. Each of the Company and MLX hereby agree that in connection with the execution and delivery of this Agreement and the other agreements referred to herein or contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, it will incur costs and expenses (other than amounts payable as required by such agreements or as permitted by Section 5.1(v)) of not more than an aggregate of $600,000 in the case of MLX and not more than an aggregate of $2,300,000 in the case of the Company.

                                ARTICLE 6

                               CONDITIONS

            6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  6.1.1 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of MLX in accordance with applicable law.

                  6.1.2 NO INJUNCTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the Merger. MLX and the Company shall use their reasonable best efforts to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated.

                  6.1.3 GOVERNMENTAL APPROVALS. All approvals, authorizations, waivers and consents of any domestic or foreign governmental department, commission, board, bureau, agency or instrumentality (collectively, "Governmental Authorities") required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by final order.

                  6.1.4 REQUIRED CONSENTS. Any required consents or approvals of any person to the Merger or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure to obtain will not have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole.

                  6.1.5 LINE OF CREDIT. A line of credit of $50,000,000 shall be available to the Surviving Corporation at the Effective Time, PROVIDED that this Section 6.1.5 shall not be a condition which may be asserted by a party hereto which has failed to use its reasonable best efforts to assist in the arrangement of such line of credit.

            6.2 CONDITIONS TO OBLIGATIONS OF MLX. The obligation of MLX to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by MLX:

                  6.2.1 COMPANY OBLIGATIONS PERFORMED. The Company shall have performed in all material respects its obligations under this Agreement which are required to be performed at or prior to the Effective Time.

                  6.2.2 REPRESENTATIONS AND WARRANTIES. As of the Effective Time as if made as of the Effective Time, each of the representations and warranties contained in Article IV of this Agreement which are modified by "materiality" or "Material Adverse Effect" (a "Company Modified Representation") shall be true and correct in all respects and each representation and warranty contained in Article III which is not so modified (a "Company Non-Modified Representation") shall be true and correct in all material respects (except in each case for such changes that are caused by the Company's compliance with the terms of this Agreement and are contemplated hereby).

                  6.2.3 CERTIFICATES DELIVERED. The Company shall have delivered to MLX a certificate executed on its behalf by William D. Morton, President and Chief Executive Officer, and Daryl R. Lindemann, Vice

      President, Finance, in their corporate capacity to the effect that the conditions set forth in subsections 6.2.1 and 6.2.2 have been satisfied.

                  6.2.4 ANCILLARY AGREEMENTS. Each of the Limited Indemnification Agreement (the "Indemnification Agreement"), attached hereto as Exhibit A, and the Securities Purchase Agreement, attached hereto as Exhibit B, shall be effective and binding against the parties thereto in accordance with their respective terms. The Shareholder Agreement shall be in the form attached hereto as Exhibit C (the "Shareholder Agreement") and shall be duly executed and delivered by all parties thereto.

            6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by the Company:

                  6.3.1 MLX OBLIGATIONS PERFORMED. MLX shall have performed in all material respects its obligations under this Agreement which are required to be performed at or prior to the Effective Time.

                  6.3.2 REPRESENTATIONS AND WARRANTIES. As of the Effective Time as if made as of the Effective Time, each of the representations and warranties contained in Article IV of this Agreement which are modified by "materiality" or "Material Adverse Effect" (a "MLX Modified Representation") shall be true and correct in all respects and each representation and warranty contained in Article IV which is not so modified (a "MLX Non-Modified Representation") shall be true and correct in all material respects (except in each case for such changes that are caused by MLX's compliance with the terms of this Agreement and are contemplated hereby).

                  6.3.3 ANCILLARY AGREEMENTS. Each of the Indemnification Agreement and the Securities Purchase Agreement shall be effective and binding against the parties thereto in accordance with their respective terms. The Shareholder Agreement shall be in the form attached hereto as Exhibit C and shall be duly executed and delivered by all parties thereto.

                  6.3.4 CERTIFICATE. MLX shall have delivered to the Company a certificate executed on its behalf by a duly authorized officer in his or her corporate capacity of MLX to the effect that the conditions set forth in subsections 6.3.1 and 6.3.2 have been satisfied.

                  6.3.5 INVESTMENT COMPANY ACT OPINION. MLX shall have delivered to the Company an opinion of counsel reasonably experienced in Investment Company Act matters to the effect that the consummation of the transactions will not result in the Surviving Corporation being required to be registered under the Investment Company Act.

                                ARTICLE 7

                                 CLOSING

            7.1 TIME AND PLACE; FILING OF CERTIFICATES OF MERGER. The closing of the Merger (the "Closing") shall take place at such place as MLX and the Company may mutually agree, on the day in which the later of the following occurs:

                (i) the Merger is approved and adopted by the stockholders of the Company pursuant to Section 5.4; or

               (ii) each of the conditions set forth in Article VI have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other time, or on such other date as MLX and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

            7.2 FILING OF CERTIFICATES OF MERGER, ETC. At the Closing, (i) MLX and the Company shall cause the Certificates of Merger to be executed and filed with the Secretaries of State of Delaware and Georgia as provided in the DGCL and the GBCC and (ii) MLX and the Company shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

                                ARTICLE 8

                       TERMINATION AND ABANDONMENT

            8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of MLX.

                (i) by mutual action of MLX and the Company; (ii) by MLX or the
               Company if the Merger shall not have been

      consummated on or before December 31, 1997 (or such later date as may be agreed to by MLX or the Company) (the "Termination Date"); PROVIDED that, neither party may terminate this Agreement under this Section 8.1(ii) if the failure to consummate the Merger has been caused by such party's material breach of this Agreement; PROVIDED further that, the Termination Date may be extended by either party by notice to the other party to a date no later than January 30, 1998; PROVIDED further that, MLX may only deliver such notice to Morton if such notice is accompanied by written evidence reasonably satisfactory to Morton that MLX will, in making such extension, on the extended Closing Date, be able to satisfy the representation set forth in Section 4.24 (without regard to the proviso) and the condition set forth in Section 6.3.5.

            (iii) by MLX if (x) there are any inaccuracies, misrepresentations or breaches of any Company Modified Representations, (y) there are any material inaccuracies, misrepresentations or breaches of any Company Non-Modified Representations or (z) the Company has breached or failed to perform any of its material covenants or agreements contained herein;

            (iv) by the Company if (x) there are any inaccuracies, misrepresentations or breaches of any MLX Modified Representations, (y) there are any material inaccuracies, misrepresentations or breaches of any MLX Non-Modified Representations or (z) MLX has breached or failed to perform any of its material covenants or agreements contained herein;

                (v) by MLX or the Company if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the

      Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (vi) by the Company for a period of 10 business days (the "Environmental Examination Period") following the signing of this Agreement, if during the Environmental Examination Period the Company determines acting in good faith that in its sole discretion MLX's representations and warranties as set forth in Section 4.21 of this Agreement are not true and correct;

            8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger by MLX or by the Company pursuant to Section 8.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except for willful breach by any party hereto and except as stated in Sections 5.3(ii) and 9.6.

                                ARTICLE 9

                              MISCELLANEOUS

            9.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement between MLX and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after this Agreement is adopted by MLX's stockholders pursuant to Section 5.4, no such amendment or modification shall (a) alter or change the amount or kind of the consideration to be delivered to the stockholders of MLX (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of MLX.

            9.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of MLX, on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or MLX, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

            9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of MLX and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and, except as provided in the Indemnification Agreement, shall terminate at the Effective Time.

            9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or telegram or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice);

                (i)  if to MLX, to

                        MLX Corp.
                        1000 Center Place
                        Norcross, Georgia
                        Attention:  Thomas C. Waggoner
                        Telecopy:  (770) 798-0633

              with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY  10019-6064
                        Attention:  Robert M. Hirsh, Esq.
                        Telecopy:  (212) 757-3990

               and

               (ii)  if to the Company, to

                        Morton Metalcraft Holding Co.
                        1021 West Birchwood
                        Morton, Illinois  61550
                        Attention:  William D. Morton
                        Telecopy:  (309) 263-1841

              with a copy to

                        Husch & Eppenberger
                        101 S.W. Adams Street, Suite 800
                        Peoria, Illinois  61602-1335
                        Attention:  Gene Petersen
                        Telecopy:  (309) 637-4928

            9.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

            9.6 EXPENSES. Except as set forth in Section 5.11 of this Agreement, if the Merger is consummated, the Surviving Corporation shall pay all costs and expenses (including, without limitation, legal, accounting and investment banking expenses) incurred by MLX and the Company in connection with this Agreement and the transactions contemplated hereby. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

            9.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, except where required by the laws of the State of Georgia.

            9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.9 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this

Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; (iii) the term "MLX Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of MLX or the Surviving Corporation and its subsidiaries, taken as a whole; (iv) the term "Company Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operation of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole; and (v) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

            9.10 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the Company and MLX have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.

                        MORTON METALCRAFT HOLDING CO.

                        By /s/ William D. Morton
                           ---------------------------
                           Name: William D. Morton
                           Title: President & Chief Executive Officer

                        MLX CORP.

                        By /s/ Thomas C. Waggoner
                           ---------------------------
                           Name: Thomas C. Waggoner
                           Title: President & Chief Executive Officer

                              SCHEDULE 1.5

                         Directors and Officers

I.     Directors

               William D. Morton
               Fred W. Broling
               Mark W. Mealy
               Alfred R. Glancy III
               Willem F.P. de Vogel

II.    Officers

       William D. Morton   Chairman of the Board, President & Chief Executive
                           Officer

       Daryl R. Lindemann  Vice President (Finance), Treasurer & Secretary

                              SCHEDULE 3.1

                     Organization and Qualification

       1.      Morton Metalcraft Holding Co., a Delaware corporation.

       2.      Morton Metalcraft Co., an Illinois corporation.

       3. Morton Metalcraft Co. of North Carolina, a North Carolina corporation.

       None of the above is qualified to do business in any other state.

                              SCHEDULE 3.2

                                Defaults

       1. Note and Warrant Purchase Agreements dated January 25, 1995, by and among Morton Metalcraft Co., Morton Metalcraft Holding Co., Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P., as amended July 11, 1997, adding Morton Metalcraft Co. of North Carolina.

       2. Loan and Security Agreement dated as of January 31, 1995, between Morton Metalcraft Co. and Barclays Business Credit, Inc., as amended by the First Amendment dated December 15, 1995, and as further amended by the Second Amendment dated July 11, 1997, noting Fleet Capital Corporation as successor-in-interest to Barclays and adding Morton Metalcraft Co. of North Carolina.

       3. Warrant Agreement dated January 25, 1995, between Morton Metalcraft Holding Co., and Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P., as amended July 11, 1997, for 72,000 shares of common stock.

       4. Shareholders' Agreement dated as of March 20, 1995, among Morton Metalcraft Holding Co., Morton Metalcraft Co., William D. Morton and listed Purchasers.

       5. Shareholders' Agreement dated as of January 25, 1995, among Morton Metalcraft Holding Co., Morton Metalcraft Co., Connecticut General Life Insurance Company, Cigna Mezzanine Partners III, L.P., as amended July 11, 1997.

       6. Master Lease Agreement dated as of August 7, 1997, between General Electric Capital Corporation and Morton Metalcraft Co.

It is anticipated that items 1-5 will be terminated prior to or at closing of the transactions contemplated by this Agreement. It is contemplated that a waiver will be obtained for item 6.

                              SCHEDULE 3.4

(i)    Capital Structure

       Morton Metalcraft Co., an Illinois corporation, has 1,000 common shares authorized, and 1,000 shares issued and outstanding. There are no treasury shares.

All outstanding shares are owned by the Company.

       Morton Metalcraft Co. of North Carolina, a North Carolina corporation, 100,000 common shares authorized, 1,000 shares issued and outstanding. There are no treasury shares. All outstanding shares are owned by the Company.

(ii)   Affiliates

       None

(iii)  Company's Outstanding Securities

       Morton Metalcraft Holding Co., a Delaware corporation, has 1,000,000 common shares authorized, $.01 par value, and 210,000 shares outstanding. There are 348,000 treasury shares. Outstanding shares are held as follows:

        PERSON                                   SHARES OWNED
        ------                                   ------------
William D. Morton                                  174,000
Mark W. Mealy                                        6,840
Nancy B. Conner                                      2,160
Charles H. Conner, Jr.                               2,160
Charles H. Conner, Jr., as custodian
  for Lindsay A. Conner                              2,160
Charles H. Conner, Jr., as custodian
  for Bryan B. Conner                                2,160
Reid G. Leggett                                      5,760
Frederic H. Garner                                   1,200
Katherine D. Garner                                  1,200
Edward P. Imbrogno                                   1,800
Thomas L. Temple                                     1,800
Stephen E. Cummings                                  1,200
John T. Johnston III                                 1,200
Robert G. Calton III                                 1,200
Kelly L. Katterhagen                                 1,200
William A. Morrisett                                 1,200
Matthew S. Rankowitz                                 1,200
John  H. Grigg                                         960
Shannon G. Smith                                       600

Total                                              210,000

                     Outstanding Options to Purchase

       1. Warrant Agreement dated January 25, 1995, between Morton Metalcraft Holding Co. and Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P., as amended July 11, 1997, for 72,000 shares of common stock.

       2. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and William D. Morton dated February 15, 1995, as amended on October 8, 1997, for 7,000 shares of the Company.

       3. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Brian L. Geiger dated August 31, 1989, as amended on February 15, 1995, for 9,000 shares of the Company.

       4. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Daryl R. Lindemann dated September 7, 1990, as amended on February 15, 1995, for 9,000 shares of the Company.

       5. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Brian R. Doolittle dated July 13, 1992, as amended on February 15, 1995, for 9,000 shares of the Company.

       6. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and David M. Stratton dated August 31, 1989, as amended on February 15, 1995, for 9,000 shares of the Company.

       7. Executive Stock Option Agreement between Morton Metalcraft Holding Co., William D. Morton and Robert J. Janeczko dated May 8, 1995, as amended on October 8, 1997, for 5,000 shares of the Company.

       8. Amended and Restated Director Option Agreement dated February 15, 1995, between Morton Metalcraft Holding Co., William D. Morton and Fred W. Broling for 30,000 shares of the Company.

                    Outstanding Shareholder Agreement

       1. Shareholders' Agreement dated as of March 20, 1995, among Morton Metalcraft Holding Co., Morton Metalcraft Co., William D. Morton and listed Purchasers.

       2. Shareholders' Agreement dated as of January 25, 1995, among Morton Metalcraft Holding Co., Morton Metalcraft Co., Connecticut General Life Insurance Company, Cigna Mezzanine Partners III, L.P., as amended July 11, 1997.

                              SCHEDULE 3.5

                             Corporate Names

       1.      Morton Metalcraft Holding Co., a Delaware corporation

       2.      Morton Metalcraft Co., an Illinois corporation

       3. Morton Metalcraft Co. of North Carolina, a North Carolina corporation

                          Surviving Corporation

       1. Morton Metalcraft Co. was the surviving corporation from a merger with MMG Acquisition Company, an Illinois corporation, on September 6, 1989.

       2. Morton Metalcraft Co. was the surviving corporation from a merger with Techni-Tool, Inc., an Illinois corporation, on September 25, 1989.

       3. Morton Metalcraft Holding Co., a Delaware corporation, was the surviving corporation from a merger with Morton Metalcraft Holding Co., an Illinois corporation, on March 12, 1990.

                              SCHEDULE 3.6

                           Title to Properties

       1. Consensual liens and numerous financing statement filings pursuant to the Loan and Security Agreement as amended in favor of Fleet Capital Corporation.

       2. Various financing statements in favor of lessors under equipment leases.

       3. Liens securing taxes, assessments or governmental charges or levies or, to the extent incurred in good faith and in the ordinary course of business of the Company and Subsidiaries, the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons.

       4. Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws.

       5. Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other similar title exceptions or encumbrances affecting real property.

Items 1-5 do not materially affect the business of the Company and Subsidiaries.

                             SCHEDULE 3.7(A)

                          Financial Statements

       The interim, unaudited consolidated balance sheet of the Company and the other persons described therein as at September 30, 1997, and the related unaudited consolidated statements of earnings, stockholders' equity (deficit), and cash flows for the three months then ended do not comply with GAAP in that normal recurring year-end adjustments have not been made and there is an absence of notes.

                             SCHEDULE 3.7(B)

       1. The Company and/or its Subsidiaries are scheduled to pay $4 million in bonuses to its management personnel pursuant to the terms of the Agreement and Plan of Merger.

       2. The Company has agreed to pay Bowles Hollowell Conner & Co. a fee of $1 million in connection with the transactions contemplated by this Agreement. The Company has also incurred significant legal and accounting fees in connection with the transactions contemplated by this Agreement.

       3. Morton Metalcraft Co. will be obligated to pay Fleet a $90,000.00 termination fee.

       4. It is anticipated that the new revolving credit facility fee will be $400,000.00 to Harris Trust & Savings Bank.

       5. The Company and its Subsidiaries has restated its financial statements ending June 30, 1997, to write down the value of their inventory $900,000.00 and to write off the value of intangibles $1,854,000.00. In addition, the Company has undertaken a review of the value of its inventory and, depending on the results of such review, may effect an adjustment of the value of certain inventory items during the first or second quarter of its fiscal year 1998. The Company and its Subsidiaries believe that there is support for their actions.

       6. The Company will be obligated to pay CIGNA a $250,000.00 termination fee.

                             SCHEDULE 3.9(A)

         Federal Tax Identification Numbers of the Subsidiaries

       1.      Morton Metalcraft Co.:  37-0843616

       2.      Morton Metalcraft Co. of North Carolina:  56-2000199

                             SCHEDULE 3.9(B)

       1. As a result of adjustments agreed to in settlement of United States Tax Court Proceedings involving the June 30, 1990 and June 30, 1991 fiscal years of the Company, there may be additional related adjustments in subsequent years.

       2. No representation or warranty is being given with respect to the tax consequences of the transactions contemplated by this Agreement.

                              SCHEDULE 3.10

               Patents, Trademarks, Copyrights & Licenses

       1. Federal Patent Registration Number 4,694,818 dated August 7, 1987, for Fireplace Grate owned by Morton Metalcraft Co.

       2. Unregistered trademark.

                              SCHEDULE 3.13

                              Restrictions

       1.      Those documents and agreements identified on Schedule 3.2.

                              SCHEDULE 3.14

                               Litigation

                                  None

                              SCHEDULE 3.15

                              Pension Plans

       1.      The Morton Metalcraft Co. 401(k) Saving and Retirement Plan and
Trust.

       2.      The Morton Metalcraft Co. Health Care Payment Plan.

       3. The Morton Metalcraft Co. Flexible Spending Plan, being a cafeteria plan.

       4.      Morton Metalcraft Co. Vacation Plan.

       5.      Morton Metalcraft Co. Weekly Disability Plan.

       6.      Employee Variable Incentive Compensation Plan ("VIP").

       7.      Executive Incentive Compensation Plan.

       8.      Long Term Disability Plan.

       9.      Employee Assistance Plan.

       10.     Vision Care Plan.

       11. HMO for St. Francis (Morton) or Kaiser Permanente Health Care Group (North Carolina).

       12. New Executive Incentive Compensation Plan anticipated to be adopted January 1, 1998.

                              SCHEDULE 3.17

                             Labor Relations

                                  None

                              SCHEDULE 3.18

                           Obsolete Inventory

       1.      There is no material obsolete inventory.

       2. See item 5 of Schedule 3.7(b).

                              SCHEDULE 3.21

                         Affiliate Transactions

       1.      Those plans listed on Schedule 3.15.

       2. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and William D. Morton dated February 15, 1995, as amended on October 8, 1997, for 7,000 shares of the Company.

       3. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Brian L. Geiger dated August 31, 1989, as amended on February 15, 1995, for 9,000 shares of the Company.

       4. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Daryl R. Lindemann dated September 7, 1990, as amended on February 15, 1995, for 9,000 shares of the Company.

       5. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and Brian R. Doolittle dated July 13, 1992, as amended on February 15, 1995, for 9,000 shares of the Company.

       6. Executive Stock Option Agreement between Morton Metalcraft Holding Co. and David M. Stratton dated August 31, 1989, as amended on February 15, 1995, for 9,000 shares of the Company.

       7. Executive Stock Option Agreement between Morton Metalcraft Holding Co., William D. Morton and Robert J. Janeczko dated May 8, 1995, as amended on October 8, 1997, for 5,000 shares of the Company.

       8. Amended and Restated Director Option Agreement dated February 15, 1995, between Morton Metalcraft Holding Co., William D. Morton and Fred W. Broling for 30,000 shares of the Company.

       9. The Company has engaged Bowles Hollowell, Connor & Co. to provide investment banking services in connection with the transactions contemplated by this Agreement. Mark W. Mealy, who serves as a director of the Company, also serves as managing Director of Bowles Hollowell Conner & Co.

       10. There is a note receivable from stockholder in the principal amount of $250,000 due on April 12, 2001. It is an unsecured note with interest accruing at 5.88%. The accrued interest will be paid current on or before December 31, 1997.

       11. Split Dollar Agreements and Death Benefit Agreements listed on
Schedule 3.24(a).

                            SCHEDULE 3.22(A)

                               Liabilities

       See Schedule 3.7(b)

                            SCHEDULE 3.22(B)

                          Material Liabilities

(i)    BORROWED MONEY

       A. $25 million senior notes payable with interest at 11.5% (interest payable semi-annually in arrears each January and June); due in annual installments of various amounts beginning January 31, 1999 with the balance due January 31, 2005 (CIGNA notes), reflected in footnote 7 of the Company's audited 6/30/97 financial statements.

       B. $9 million revolving credit line expiring January 30, 1999, reflected in footnote 6 of the Company's audited 6/30/97 financial statements.

(ii)   BONDS

       A.      See indebtedness for borrowed money, SUPRA.

       B. Obligations pursuant to covenants not to compete, reflected in footnote 9 of the Company's audited 6/30/97 financial statements.

       C. Obligations evidenced by the real property and operating equipment leases, reflected in footnote 8 of the Company's audited 6/30/97 financial statements.

(iii)  CAPITAL LEASES

       Capital lease obligations reflected in footnote 8 of the Company's audited 6/30/97 financial statements.

(iv)   DEFERRED PURCHASE PRICE

       Various Purchase Orders (14) providing for deferred purchase price payment with Trumpf, Inc. totaling $5,658,000.00.

(v)    GUARANTIES

       1. Guaranty dated as of July 11, 1997, by Morton Metalcraft Holding Co. in favor of Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P. ("Noteholders").

       2. Guaranty dated as of July 11, 1997, by Morton Metalcraft Co. of North Carolina in favor of Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P. ("Noteholders").

       3. Continuing Guaranty Agreement (Limited Amount) by Morton Metalcraft Holding Co. in favor of Fleet Capital Corporation dated July 11, 1997.

       4. Corporate Guaranty dated August 7, 1996, from Morton Metalcraft Holding Co. in favor of General Electric Capital Corporation.

                              SCHEDULE 3.23

                              Environmental

       1. IN THE MATTER OF TRIEM STEEL AND PROCESSING, INC., SITE EPA 9430 HAZ. On June 4, 1991, Morton Metalcraft Co. received a notice pursuant to Section 4(q) of the Illinois Environmental Protection Act as to a potentially responsible party for environmental cleanup costs at the Triem Steel and Processing, Inc. site in Cook County, Illinois. On July 3, 1991, Morton Metalcraft Co. responded to the Illinois Environmental Protection Agency ("IEPA") stating that Morton Metalcraft Co. had no available records evidencing any connection between it and the Site. IEPA responded on June 30, 1992. On September 18, 1992, Morton Metalcraft Co. responded again detailing the lack of evidence linking Morton Metalcraft Co. to the Site and stating that it was not a responsible party. No further correspondence has been received from IEPA.

       2. On December 15, 1988, two underground storage tanks were removed from the Birchwood facility. A release had incurred from one UST and contamination was present. During 1994, Morton Metalcraft Co. employed an environmental consulting firm to investigate and provide recommendations regarding possible remediation strategies. Morton Metalcraft Co. is still evaluating the recommendations provided.

                            SCHEDULE 3.24(A)

                    Material Contracts or Agreements

1. Guaranty dated as of July 11, 1997, by Morton Metalcraft Holding Co. in favor of Connecticut General Life Insurance company and Cigna Mezzanine Partners III, L.P. ("Noteholders").

2. Guaranty dated as of July 11, 1997, by Morton Metalcraft Co. of North Carolina in favor of Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P. ("Noteholders").

3. 11.50% Senior Notes due January 31, 2005 issued by Morton Metalcraft Co. in the aggregate amount of $25,000,000.00.

4. Note and Warrant Purchase Agreements dated January 25, 1995, by and among Morton Metalcraft Co., Morton Metalcraft Holding Co., Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P., as amended July 11, 1997, adding Morton Metalcraft Co. of North Carolina.

5. Loan and Security Agreement dated as of January 31, 1995, between Morton Metalcraft Co. and Barclays Business Credit, Inc., as amended by the First Amendment dated December 15, 1995, and as further amended by the Second Amendment dated July 11, 1997, noting Fleet Capital Corporation as successor-in-interest to Barclays and adding Morton Metalcraft Co. of North Carolina.

6. Continuing Guaranty Agreement (Limited Amount) by Morton Metalcraft Holding Co. in favor of Fleet Capital Corporation dated July 11, 1997.

7. Lease between Agracel, Inc. ("Lessor") and Morton Metalcraft Co. dated November 6, 1996, for property located at Highway 55, Apex, North Carolina.

8. Security Agreement by Morton Metalcraft Co. in favor of Trumpf, Inc. dated November 21, 1994.

9. Lease dated June 9, 1995, between Caterpillar, Inc. ("Lessor") and Morton Metalcraft Co. ("Lessee") for property commonly known as 8201 N. University Street, Peoria, Illinois.

10. Master Lease Agreement dated as of August 7, 1996, between General Electric Capital Corporation and Morton Metalcraft Co.

11. Corporate Guaranty dated August 7, 1996, from Morton Metalcraft Holding Co. in favor of General Electric Capital Corporation.

12. Master Lease Agreement between USL Capital Corporation ("Lessor") and Morton Metalcraft Co., dated June 19, 1995.

13. Contract between Advanced Technology Services, Inc. and Morton Metalcraft Co. dated July 18, 1997.

14. License Agreement between Morton Metalcraft Holding Co. and Computer Associates International, Inc. dated April 14, 1997.

15. Affiliates agreement listed Schedule 3.21.

16. Product Supply Agreement between GenEx, Ltd. ("Seller") and Morton Metalcraft Co. dated December 6, 1995.

17. Supply Agreement between Morton Metalcraft Co. and Deere & Company dated December 15, 1992.

18. Industrial Building Lease dated September 1, 1994, as amended May 15, 1995, between Morton Welding Co., Inc. ("Lessor") and Morton Metalcraft Co. ("Tenant") for the property at 400 Detroit Street, Morton, Illinois.

19. Real Estate Lease Agreement dated May 10, 1994 between Lee Hinnen and Roland Linder (collectively "Landlords") and Morton Metalcraft Co. ("Tenant") for property located at 703 Smith Drive, Mackinaw, Illinois (This Lease terminates on November 1, 1997).

20. Program Products License Agreement between Herbert Freeman & Associates, Inc. ("Licensor") and Morton Metalcraft Co. ("Licensee") for software dated September 1, 1992.

21. Equipment Lease between Allied Handling Equipment Co. ("Lessor") and Morton Metalcraft Co. ("Lessee") for one Raymond Reach truck, one Deka industrial battery, one Hobart charger dated December 20, 1992.

22. Equipment Lease between Allied Handling Equipment Co. ("Lessor"), and Morton Metalcraft Co. ("Lessee") for one Raymond Pacer, model 60-C40TT, dated December 25, 1992.

23. Equipment Lease between American Technologies Credit, Inc. ("Lessor") and Morton Metalcraft Co. ("Lessee") for software dated October 25, 1993.

24. Lease Agreement between IBM Credit Corporation ("Lessor") and Morton Metalcraft Co. ("Lessee") for computer hardware dated August 24, 1992.

25. Credit Agreement between AT & T Credit Corporation ("Lessor") and Morton Metalcraft Co. ("Lessee") for office equipment dated September 28, 1993.

26. Non-competition Agreement between Morton Metalcraft Co. and Lee Hinnen dated July 14, 1989, as amended July 20, 1990.

27. Non-competition Agreement between Morton Metalcraft Co. and Roland Linder dated July 14, 1989, as amended July 20, 1990.

28. Split Dollar Insurance Agreement between Morton Metalcraft Co. and William
D. Morton dated October 10, 1993.

29. Death Benefit Agreement between Morton Metalcraft Co. and William D. Morton dated October 10, 1993.

30. Split Dollar Insurance Agreement between Morton Metalcraft Co. and Daryl R. Lindemann dated October 10, 1993.

31. Death Benefit Agreement between Morton Metalcraft Co. and Daryl R. Lindemann dated October 10, 1993.

32. Split Dollar Insurance Agreement between Morton Metalcraft Co. and Brian L. Geiger dated October 10, 1993.

33. Death Benefit Agreement between Morton Metalcraft Co. and Brian L. Geiger dated October 10, 1993.

34. Split Dollar Insurance Agreement between Morton Metalcraft Co. and Brian R. Doolittle dated October 10, 1993.

35. Death Benefit Agreement between Morton Metalcraft Co. and Brian R. Doolittle dated October 10, 1993.

36. Split Dollar Insurance Agreement between Morton Metalcraft Co. and David M. Stratton February 1, 1997.

37. Death Benefit Agreement between Morton Metalcraft Co. and David M. Stratton dated February 1, 1997.

38. Death Benefit Agreement between Morton Metalcraft Co. and Robert J. Janeczko dated May 24, 1995.

39. Split Dollar Insurance Agreement between Morton Metalcraft Co. and Robert J. Janeczko dated May 24, 1995.

40. Motor Grader Contract with Caterpillar, Inc. commencing March 1995.

41. John Deere-Dubuque Supply Contract for landing deck and hand rails dated April 1, 1986, as amended February 28, 1997.

42. John Deere-Dubuque Supply Contract for feederhouse shell dated August 7, 1995, as amended February 28, 1997.

43. John Deere-Dubuque Supply Contract for CTS module dated September 10, 1991, as amended February 28, 1997.

44. Sheet Metal and Plate Components for John Deere Dubuque Works Plant dated July 2, 1996.

45. Lease between AT&T and Morton Metalcraft Co. of North Carolina for telephone system in North Carolina dated July 31, 1997.

46. Lease between LeaseTec Systems Credit and Morton Metalcraft Co. for personal computers dated July 2, 1996.

47. Lease between LeaseTec Systems Credit and Morton Metalcraft Co. for pro-engineering software dated August 25, 1996.

48. Lease between General Car & Truck Leasing Systems and Morton Metalcraft Co. dated February 24, 1997, for 1993 Navistar semi-tractor.

49. Various Deferred Purchase Price Purchase Orders between Trumpf, Inc. totaling $5,658,000.00.

50. Lease between Software 2000 Incorporated and Morton Metalcraft Co. dated October 1, 1996, for financial software.

51. Lease Agreement between GMAC ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1995 Chevy 22' Van dated September 28, 1995.

52. Lease Agreement between GMAC ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1997 Pontiac Bonneville dated October 9, 1996.

53. Lease Agreement between GMAC ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1997 Pontiac Bonneville dated February 6, 1997.

54. Lease Agreement between GMAC ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1996 Pontiac Bonneville dated December 22, 1995.

55. Lease Agreement between GMAC ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1997 Pontiac Bonneville dated February 7, 1997.

56. Lease Agreement between Ford Credit ("Lessor") and Morton Metalcraft Co. ("Lessee") for 1997 Lincoln Continental dated December 16, 1996.

                            SCHEDULE 3.24(B)

                           Necessary Consents

1.     Those documents listed on Schedule 3.2.

                              SCHEDULE 4.1

                    Organizational and Qualification

            MLX is qualified to do business in no state other than Georgia.

                            SCHEDULE 4.4(A)

           Outstanding Obligations to Issue MLX Capital Stock

            Granted and exercisable options under (1985) MLX Corp. Stock Option Plan - 20,000 shares

            Granted and exercisable options under (1995) MLX Corp. Stock Option and Incentive Award Plan - 30,000 shares

                             SCHEDULE 4.4(B)

                         Capital Stock Issuances

            Since January 1, 1996, MLX Corp. has issued the following shares of common stock:

            June 1996 - A total of 10,200 shares issued to six individuals pursuant to exercise of then outstanding common stock options in accordance with their terms.

                              SCHEDULE 4.5

                             Corporate Names

            Prior to December 11, 1984, MLX Corp. was known as McLouth Steel Corporation.

                              SCHEDULE 4.6

                            Title to Property

            MLX Corp. has no liens or undischarged claims against any of its real or personal property.

                              SCHEDULE 4.11

               Federal Income Tax NOL Expiration Schedule

            An expiration schedule for federal NOLs is attached.

            An expiration schedule for federal AMT NOLs is attached.

MLX CORP.
EIN:  38-0811650

FOR YEAR ENDED:  DECEMBER 31, 1996

FILENAME:  C:/FILES/XLDATA/MLXTAX/1996/96NOL

DETAILS OF AMT NOL CARRYFORWARD
----------------

                                                                            NOT UTILIZED for ALT MIN
                                                                     ---------------------------------------
                                                                                                                NOL TO BE
                                           Deferred       Alt Min     Carryover    AMT Taxable      NOL        UTILIZED IN
                                            Minimum         NOL          Year        Income       Utilized    FUTURE YEARS
Year Created  Year Expires     Amount         Tax                                                              FOR ALT MIN
------------  ------------   -----------  ------------  ------------  ---------  --------------  -----------  ------------
1980              1995       $33,379,358        11,369    33,367,989     1988         9,615,811    8,654,230
                                                                         1989           114,931      103,438
                                                                         1990                      6,334,019
                                                                         1993         4,473,302    4,025,972
                                                                         1994         4,574,617    4,117,155
                                                                         1995        11,259,083   10,133,175
1981              1996        41,266,819       542,300    40,724,519     1995        18,567,447   16,710,702
                                                                         1996         1,030,776      927,698    23,086,119
1982              1997       144,285,411         3,763   144,281,648                                           144,281,648
1983              1998         1,219,234             0     1,219,234                                             1,219,234
1984              1999        73,774,436             0    73,774,436                                            73,774,436
1985              2000         2,696,072             0     2,696,072                                             2,696,072
1986              2001            44,036             0        44,036                                                44,036
1987              2002         1,824,211             0     1,824,211                                             1,824,211
1990              2005         5,966,990             0     5,966,990                                             5,966,990
1991              2006         1,953,793             0     1,953,793                                             1,953,793
1992              2007        52,553,994             0    52,553,994                               5,434,950    47,119,044
                             -----------  ------------  ------------             --------------  -----------  ------------
                            $358,964,354      $557,432  $358,406,922                $49,635,967  $56,441,339  $301,965,583
                             -----------  ------------  ------------             --------------  -----------  ------------

MLX CORP.
EIN:  38-0811650

FOR YEAR ENDED:  DECEMBER 31, 1996

FILENAME:  C:/FILES/XLDATA/MLXTAX/1996/96NOL

DETAILS OF NOL CARRYFORWARD
----------------

                                                NOT UTILIZED for ALT MIN
                                          --------------------------------------
                                          Carryover     Taxable         NOL         NOL TO BE
                                             Year        Income       Utilized     UTILIZED IN
Year Created  Year Expires     Amount                                             FUTURE YEARS
------------  ------------   -----------  ---------  ---------------  -----------  ------------
1980              1995       $33,379,358     1988          9,230,624    9,230,624
                                             1993          4,270,251    4,270,251
                                             1994          4,319,900    4,319,900
                                             1995         15,558,583   15,558,583
1981              1996        41,266,819     1995         15,513,837   15,513,837
                                             1996          1,030,776    1,030,776    24,722,208
1982              1997       144,285,411                                            144,285,411
1983              1998         1,219,234                                              1,219,234
1984              1999        73,774,436                                             73,774,436
1985              2000         2,696,072                                              2,696,072
1986              2001            45,053                                                 45,053
1987              2002         2,179,344                                              2,179,344
1989              2004             8,138                                                  8,138
1990              2005         5,918,658     1990                         921,142     4,997,518
1991              2006         2,027,315                                              2,027,315
1992              2007        52,785,844     1992                       5,434,950    47,350,894
                             -----------             ---------------  -----------  ------------
                            $359,585,682       '          49,923,971   50,845,113   303,305,619
                             -----------             ---------------  -----------  ------------

                              SCHEDULE 4.12

              Patents, Trademarks, Copyrights and Licenses

                                  None.

                              SCHEDULE 4.15

                              Restrictions

                                  None.

                              SCHEDULE 4.16

                               Litigation

                                  None.

                              SCHEDULE 4.17

                              Benefit Plans

                                  None.

                              SCHEDULE 4.19

                         Affiliate Transactions

            MLX has agreed to allow Thomas C. Waggoner the continued use of his current office for one year from the consummation of the transactions contemplated by the Merger Agreement.

                            SCHEDULE 4.20(A)

                               Liabilities

                                  None.

                            SCHEDULE 4.20(B)

                          Material Obligations

                                  None.

                              SCHEDULE 4.21

                          Environmental Matters

            On July 15, 1996, MLX was sent a request for information from Ohio EPA regarding its prior ownership and operation of property in New Boston, Ohio. The property had been used by New Boston Coke Corporation, a wholly-owned subsidiary of McLouth Steel Corporation, from November 1980 to March 1982 as a coke production site.

            MLX responded to the request for information on September 4, 1996. There has been further correspondence or communication by Ohio EPA with MLX on this matter.

                            SCHEDULE 4.22(A)

                                Contracts

                                  None.

                            SCHEDULE 4.22(B)

                            Required Consents

                                  None.

                                                                 ANNEX C
                                                                 -------






                               MLX CORP.

                         1997 STOCK OPTION PLAN


            SECTION 1. PURPOSE. The purposes of this MLX Corp. 1997 Stock Option Plan are to promote the interests of MLX Corp. (the "Company") and its shareholders by (i) attracting and retaining exceptional officers, other key employees, directors and consultants of the Company and its Subsidiaries and
(ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

            SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

            "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

            "Board" shall mean the Board of Directors of the Company.

            "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Permitted Holders, (ii) any person or group, other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; PROVIDED that the consummation of the Morton Merger shall not constitute a "Change of Control."

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is expected, but not required, to be a "Non-Employee Director" (within the meaning of Rule 16b-3) and an "outside director" (within the meaning of Code section 162(m)) to the extent Rule 16b-3 and Code section 162(m)), respectively, are applicable to the Company and the Plan. If any time such a committee has not been so designated, the Board shall constitute the Committee.

            "Company" shall mean MLX Corp., together with any successor thereto.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or
(ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

            "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            "Morton Merger" shall mean the consummation of the Merger, pursuant to and as defined in that certain Agreement and Plan of Merger, dated as of October __, 1997, between Morton Metalcraft Holding Co. and the Company.

            "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

            "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "Participant" shall mean any officer, other key employee, director or consultant of the Company or its Subsidiaries eligible for an Option under
Section 5 of the Plan and selected by the Committee to receive an award under the Plan.

            "Permitted Holders" shall mean any and all of (i) Three Cities Research, Inc. and any of its affiliates and any entity controlled by any of them, (ii) any of William Morton, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the "Morton Group"), and (iii) any trust established and maintained primarily for the benefit of any member of the Morton Group and any entity controlled by the Morton Group.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

            "Plan" shall mean this MLX Corp. 1997 Stock Option Plan.

            "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

            "Shares" shall mean the Class A Common Stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

            "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

            "Substitute Options" shall have the meaning specified in
Section 4(c).

            SECTION 3. ADMINISTRATION. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options; (iv) determine the terms and conditions of any Option;
(v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

            (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

            (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

            SECTION 4.  SHARES AVAILABLE FOR OPTIONS.

            (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Options may be granted under the Plan shall be 1,166,896; and the maximum number of Shares with respect to which Options may be granted to any Participant in any fiscal year shall be 615,000. If, after the effective date of the Plan, any Shares covered by an Option granted under the Plan, or to which such an Option relates, are forfeited, or if an Option has expired, terminated or been canceled without consideration for any reason whatsoever (other than by reason of exercise), then the Shares covered by such Option shall again be, or shall become, Shares with respect to which Options may be granted hereunder.

            (b)  ADJUSTMENTS.

                  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Options over the aggregate exercise price of such Option.

            (c) SUBSTITUTE OPTIONS. Options may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Options"); PROVIDED any options granted by Morton Metalcraft Holding Co. or its affiliates prior to the Morton Merger which are assumed by or are otherwise adjusted to represent options to acquire Shares of the Company or any of its Affiliates shall not be deemed to be Options under the Plan and shall not constitute Substitute Options. The number of Shares underlying any Substitute Options shall be counted against the aggregate number of Shares available for Options under the Plan.

            (d) SOURCES OF SHARES DELIVERABLE UNDER OPTIONS. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

            SECTION 5. ELIGIBILITY. Any officer, other key employee, director or consultant of the Company or any of its Subsidiaries (including any prospective officer, other key employee, director or consultant) shall be eligible to be designated a Participant.

            SECTION 6.  STOCK OPTIONS.

            (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

            (b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall not be less than 100% of the Fair Market Value per Share as of the date of grant and which shall be set forth in the applicable Award Agreement.

            (c) VESTING AND EXERCISE. (i) Subject to a Participant's continued employment with the Company and compliance with the provisions of Section 9(i), each Option shall vest and become exercisable with respect to thirty-three and thirty-three hundredths percent (33.33%) of the Shares initially covered by the Option on each of the first and second anniversaries of the date of grant, and with respect to the balance of the Shares covered by the Option on the third anniversary of the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

            (ii) Once vested, Options may be exercised by a Participant at any time prior to the earliest to occur of (a) the tenth anniversary of the date of grant of the Option, (b) one month following the date the Participant is no longer employed by the Company or any of its Subsidiaries for any reason and (c) the date of the Participant's breach of any of the provisions of Section 9(i).

            (d)  PAYMENT.

                  (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or
(x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months), (y) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (z) with the consent of the Committee in its sole discretion, by the promissory note and agreement of a Participant providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any therefor) as the Committee may determine, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

                  (ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

            SECTION 7.  AMENDMENT AND TERMINATION.

            (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, and PROVIDED that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

            (b) AMENDMENTS TO OPTIONS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

            (c) ADJUSTMENT OF OPTIONS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            SECTION 8. CHANGE OF CONTROL. In the event of a Change of Control after the date of the adoption of this Plan, any outstanding Options then held by Participants, which are unexercisable or otherwise unvested, shall automatically be deemed vested and exercisable as of immediately prior to such Change of Control.

            SECTION 9.  GENERAL PROVISIONS.

            (a)  NONTRANSFERABILITY.

                  (i) Each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (ii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Options may be transferred by the Participant to whom such Option was granted (the "Grantee") without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

                  (A) the Grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                  (B) a trust solely for the benefit of the Grantee and his or her Immediate Family; or

                  (C) a partnership or limited liability company whose only partners or shareholders are the Grantee and his or her Immediate Family members;

            (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); PROVIDED that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.

            The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred

            Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee's employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

            (b) NO RIGHTS TO OPTIONS. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

            (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (d)  WITHHOLDING.

                  (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                  (ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

                  (iii) Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to

Section 9(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

            (e) AWARD AGREEMENTS. Each Option hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto, including but not limited to the effect on such Option of the death, disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

            (f) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

            (g) NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (h) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

            (i) RESTRICTIVE COVENANTS. The continued effectiveness of any Option granted to a Participant under the Plan shall be subject to such Participant's continuing compliance with the provisions of this Section 9(i) and any provisions in any employment agreement that may be in effect between the Participant and the Company or its Affiliates relating to confidential information, inventions and patents, non-competition, non-solicitation or related matters (the "Agreement Restrictive Covenants"). Any Option held by a Participant, whether or not vested, shall be canceled without consideration in the event of a breach of any of the provisions of this Section 9(i). Any breach of the Agreement Restrictive Covenants shall be deemed to constitute a breach of this Section 9(i) for purposes of the Plan.

                  (A) CONFIDENTIAL INFORMATION. Participants may, in the course of their employment with the Company or any of its Subsidiaries, obtain information, observations and data concerning the business or affairs of the Company and its Affiliates which are the property of the Company. No Participant shall disclose to any unauthorized person or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of a Participant's acts or omissions to act. Participants will be required to deliver to the Company at the time of termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its Affiliates which the Participant may then possess or have under his control.

                  (B) INVENTIONS AND PATENTS. Options granted under the Plan are conditioned upon each Participant agreeing that all innovations or improvements in the Company's method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not), conceived or made by such Participant during his employment period belong to the Company. A Participant will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

                  (C) OTHER BUSINESSES. Options granted under the Plan are conditioned upon each Participant agreeing that for the duration of his employment period, he will not, except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company and its affiliates.

                  (D) NON-COMPETE.

                         (i) NON-COMPETITION. During the term of a Participant's
employment with the Company and its Subsidiaries and for the six (6) month period following the date of termination of a Participant's employment, unless a longer period is provided for non-competition in any employment agreement a Participant may have with the Company and its Subsidiaries, a Participant may not directly or indirectly (whether as employee, director, owner, stockholder, consultant, partner (limited, general or otherwise)) engage in any business in which the Company or any of its Affiliates is then engaged or have any interest, directly or indirectly, in any such businesses, in any jurisdiction in which the Company or any of its Affiliates then carries on such business.

                         (ii) NON-SOLICITATION. During the term of a
Participant's employment with the Company and its Subsidiaries and for the six
(6) month period following the date of termination of a Participant's employment, unless a longer period is provided for non-solicitation in any employment agreement a Participant may have with the Company and its Subsidiaries, a Participant may not, during the term of his non-solicitation obligation pursuant to this section, either for himself or for any other person or entity call on, solicit, or take away past, present or prospective customers or employees of the Company and its Affiliates.

                         (iii) CONSTRUCTION. If, at the time of enforcement of
any provision of paragraph (D)(i) or (D)(ii) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the Company and the Participant agree that the maximum period, scope or geographical area reasonable under the circumstances will be substituted for the stated period, scope or area.

            (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the state of incorporation of the Company.

            (k) SEVERABILITY. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

            (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and any other applicable securities laws.

            (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (n) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (o) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 10.  TERM OF THE PLAN.

            (a) EFFECTIVE DATE. The Plan has been adopted by the Board subject to, and shall become effective only upon, (i) the consummation of the Morton Merger; (ii) the approval by the shareholders of the Company; and (iii) the approval of the persons who owned, immediately before the Morton Merger, more than 75% of the voting power of all outstanding stock of Morton, determined without regard to stock owned or constructively owned by any "disqualified individuals" (as defined in Section 280G of the Internal Revenue Code (the "Code")) who will be receiving compensation that, absent satisfying certain shareholder approval requirements, would constitute "parachute payments" under
Section 280G of the Code.

            (b) EXPIRATION DATE. No Option shall be granted under the Plan after December 31, 2007. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after December 31, 2007.

                                                                         ANNEX D



                            [FORM OF TAX OPINION OF
                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON]



(212) 373-3000




MLX Corp.
1000 Center Place
Norcross, Georgia  30093



Ladies and Gentlemen:

            We have acted as counsel to MLX Corp, a Georgia corporation (the "Company"), in connection with the transactions described in the Company's Proxy Statement (the "Proxy Statement"). Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Proxy Statement. This opinion is being furnished to you pursuant to the Proxy Statement.

            In rendering the opinions expressed herein, we have examined the following documents, each dated as of October 20, 1997 unless otherwise specified (collectively, the "Transaction Agreements"): (i) the Merger Agreement; (ii) the Securities Purchase Agreement; (iii) the Shareholder's Agreement; (iv) the Indemnification Agreement; and (v) the 1997 Stock Option Plan.

            In addition, we have examined the Articles of Incorporation of the Company and any such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein.

            In our examination of documents, we have assumed, without independent investigation, that (i) all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) all such documents have been duly executed and each document represents the entire agreement (including amendments) among the parties with respect to the subject matter thereto; (iii) all representations and statements set forth in such documents are true and correct; (iv) any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vii) all transactions contemplated by such documents will be consummated in accordance with the terms of such documents.

            We have additionally relied upon representations made by the management of the Company that the principal purpose of the Merger is to enable the Company, which has disposed of the assets and operations of its prior business, to utilize its cash resources to acquire and provide working capital for a new business venture for the benefit of its public shareholders.

            Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

            1. The Merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            2. The Merger should not result in an ownership change of the Company within the meaning of section 382(g) of the Code, because the shares owned by the TCR Affiliated Group that are subject to the Shareholder's Agreement should not be treated as owned by William D. Morton for purposes of section 382 of the Code.

            3. The Merger should not be treated as an acquisition of control of the Company by any person or persons within the meaning of section 269(a)(1) of the Code, because the shares owned by the TCR Affiliated Group that are subject to the Shareholder's Agreement should not be treated as owned by William D. Morton for purposes of section 269 of the Code.

            This opinion is given as of the date hereof and is based on various Code provisions, Treasury Regulations promulgated under the Code and interpretations thereof by the IRS and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. There is no controlling interpretive authority the issues addressed herein, and it is possible that the IRS will take the position that all shares subject to the Shareholder's Agreement should be treated as owned by William D. Morton for purposes of applying the tests set forth in sections 269 and 382 of Code. Further, any variation or difference in the facts from those set forth in the Transaction Documents may affect the conclusions stated herein.

            We express no opinion as to any federal income tax issue or other matter except that set forth above.

            This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Proxy Statement, and may not, without our prior written consent, be circulated to, or relied upon by, any other person.

                                Very truly yours,



                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                               MLX CORP.
                           1000 CENTER PLACE
                        NORCROSS, GEORGIA 30093


            ------------------------------------------------

               PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

            ------------------------------------------------


                           December __, 1997


            The undersigned hereby appoints Thomas C. Waggoner, Alfred R. Glancy III and W. John Roberts, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1997 Special Meeting of Shareholders (the "MLX Special Meeting") of MLX Corp., a Georgia corporation ("MLX"), to be held at the offices of Kilpatrick Stockton LLP, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia on December __, 1997, at 11:00 a.m., local time, and at any adjournment or postponement of the MLX Special Meeting, all of the shares of Common Stock ($.01 par value) of MLX standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MLX CORP. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    (Continued and to be signed on the reverse side) SEE REVERSE SIDE

[X]   Please mark your votes as in this example.

            This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR approval of the amendment to MLX's Articles of Incorporation ("Recapitalization Proposal") as set forth in Item 1 below, FOR the proposal to approve and adopt the Agreement and Plan of Merger between MLX and Morton Metalcraft Holding Co. ("Merger Proposal") as set forth in Item 2 below, and FOR the proposal to approve and adopt the MLX Corp. 1997 Stock Option Plan ("1997 Stock Plan") as set forth in Item 3.

            The Board of Directors recommends a vote FOR each of the Items below.


                                          FOR         AGAINST      ABSTAIN

1.    Recapitalization Proposal           [ ]           [ ]          [ ]

2.    Merger Proposal                     [ ]           [ ]          [ ]

3.    1997 Stock Plan                     [ ]           [ ]          [ ]

4.    In their discretion, the
      proxies are authorized to vote
      upon such other business as may
      properly come before the MLX
      Special Meeting that is
      incidental to the conduct
      thereof and any adjournment or
      postponement thereof; hereby
      revoking any proxy or proxies
      heretofore given by the
      undersigned.                        [ ]           [ ]          [ ]


            All of the proposals have been proposed by MLX. The Recapitalization Proposal and the Merger Proposal are each contingent upon the approval of the other.

            Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and sign authorized officer's name and title. If a partnership, please sign in partnership name and sign authorized person's name and title.

            The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the MLX Special Meeting and any adjournment or postponements therefor.


-----------------------------------------------------

-----------------------------------------------------

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SIGNATURE(S)                           DATE